PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 4, 1998)
--------------------------------------------------------------------------------

                                  $175,951,000
                       Wilshire Mortgage Loan Trust 1998-3

            $88,066,000          Variable Rate        Class A-1 Certificates
            $25,517,000             6.140%            Class A-2 Certificates
            $25,805,000             6.655%            Class A-3 Certificates
            $17,013,000          Variable Rate        Class A-4 Certificates
            $ 7,997,000             6.645%            Class M-1 Certificates
            $ 6,221,000             6.985%            Class M-2 Certificates
            $ 5,332,000             8.280%            Class M-3 Certificates

                Mortgage Pass-Through Certificates, Series 1998-3

                         Wilshire Servicing Corporation
                                    Servicer
               Prudential Securities Secured Financing Corporation
                                    Depositor

--------------------------------------------------------------------------------

      The Wilshire Mortgage Loan Trust 1998-3, Mortgage Pass-Through Certificates, Series 1998-3 (the "Certificates") will consist of (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates (collectively, the "Class A Certificates" or the "Senior Certificates"), (ii) the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates (collectively, the "Mezzanine Certificates"), (iii) the Class B Certificates (the "Class B Certificates" and together with the Mezzanine Certificates, the "Subordinate Certificates") and (iv) the Class R Certificates (the "Class R Certificates"). Only the Class A Certificates and the Mezzanine Certificates (collectively, the "Offered Certificates") are offered hereby.

      For a discussion of significant matters affecting investment in the Offered Certificates, see "Risk Factors" beginning on page S-20 herein and beginning on page 12 in the Prospectus.

      The Certificates will represent undivided beneficial ownership interests in a trust fund (the "Trust Fund") consisting of two pools, (each, a "Loan Group") of fixed- and adjustable-rate, closed-end, monthly pay, generally fully amortizing mortgage loans (the "Mortgage Loans") secured by first or second lien mortgages or deeds of trust (the "Mortgages") on one- to four-family residential properties (the "Mortgaged Properties") held by Wilshire Mortgage Loan Trust 1998-3 (the "Trust"). The Trust will be created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among Wilshire Servicing Corporation, in its capacity as servicer of the Mortgage Loans (the "Servicer"), WMFC 1997-2 Inc., in its capacity as unaffiliated seller of the Mortgage Loans (the "Unaffiliated Seller"), Prudential Securities Secured Financing Corporation, in its capacity as depositor of the Mortgage Loans (the "Depositor"), and Bankers Trust Company of California, N.A., in its capacity as trustee (the "Trustee") and in its capacity as backup servicer (the "Backup Servicer"). The obligations of the Depositor, the Unaffiliated Seller, the Trustee, the Backup Servicer and the Servicer with respect to the Certificates will be limited to their respective contractual obligations under the Pooling and Servicing Agreement.

                                                  (Cover continued on next page)

--------------------------------------------------------------------------------

THE OFFERED CERTIFICATES WILL REPRESENT BENEFICIAL INTERESTS IN THE TRUST FUND ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE UNAFFILIATED SELLER, THE SERVICER, THE BACKUP SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

                                   ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

      The Offered Certificates will be purchased by Prudential Securities Incorporated and First Union Capital Markets, a division of Wheat First Securities Corp. (together, the "Underwriters") from the Depositor and will be offered by the Underwriters from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately $175,501,000 before deducting expenses payable by the Depositor estimated to be $350,000 in the aggregate, and before adding accrued interest. See "Underwriting" herein.

      The Offered Certificates are offered subject to prior sale, when, as, and if accepted by the Underwriters and subject to the approval of certain legal matters. It is expected that delivery of the Offered Certificates in book-entry form will be made on or about September 29, 1998 only through the facilities of DTC, CEDEL and Euroclear (each as defined herein).

Prudential Securities Incorporated                   First Union Capital Markets

          The date of this Prospectus Supplement is September 25, 1998

      Distributions on the Mezzanine Certificates and the Class B Certificates are subordinate to distributions on the Class A Certificates to the extent described herein. Distributions on the Class B Certificates and the Class R Certificates are subordinate to distributions on the Class A Certificates and the Mezzanine Certificates to the extent described herein. Distributions of principal and interest payable to each Class of the Offered Certificates will be made on the 5th day of each month or, if the 5th day is not a business day, the first business day thereafter (each, a "Distribution Date"), beginning October 5, 1998.

      One or more elections will be made to treat certain assets of the Trust as a real estate mortgage investment conduit (each a "REMIC") for federal income tax purposes. As described more fully herein, each Class of Offered Certificates will constitute "regular interests" in a REMIC. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences --REMIC Certificates" in the Prospectus.

      Prior to their issuance there has been no market for the Offered Certificates nor can there be any assurance that one will develop, or if it does develop, that it will provide the Owners of the Offered Certificates with liquidity or will continue. The Underwriters intend, but are not obligated, to make a market in the Offered Certificates.

      The Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated September 4, 1998 of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                                   ----------

      CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE OFFERED CERTIFICATES, INCLUDING PURCHASES OF OFFERED CERTIFICATES TO STABILIZE THE MARKET PRICE AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES SEE "UNDERWRITING" IN THIS PROSPECTUS SUPPLEMENT.

      UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                   ----------

                              AVAILABLE INFORMATION

      The Depositor has filed a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Offered Certificates. This Prospectus Supplement and Prospectus contain a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and any amendments thereof and to the exhibits thereto. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at 7 World Trade Center, Ste. 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 400, Chicago, Illinois 60661-2511 or electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's web site at http://www.sec.gov.

                                REPORTS TO OWNERS

      In connection with each distribution and annually, Certificateholders will be furnished with statements containing information with respect to principal and interest payments and the related Trust Fund, as described herein and in the applicable Prospectus Supplement for such Series. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. See "Servicing of the Mortgage Loans and Contracts -- Reports to Certificateholders." The Servicer for each Series relating to Mortgage Loans will furnish periodic statements setting forth certain specified information to the related Trustee and, in addition, annually will furnish such Trustee with a statement from a firm of independent public accounts with respect to the examination of certain documents and records relating to the servicing of the Mortgage Loans in the related Trust Fund. See "Servicing of the Mortgage Loans and Contracts -- Reports to the Trustee" and "Evidence as to Compliance" in the Prospectus. Copies of the monthly and annual statements provided by the Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, Attention: Evan Mitnick (212) 778-7469.

--------------------------------------------------------------------------------

                                    SUMMARY

      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the "Index of Significant
Prospectus Supplement Definitions" herein and the "Index of Significant Definitions" in the Prospectus for the definitions of certain capitalized terms.

Trust:                              Wilshire  Mortgage  Loan Trust  1998-3  (the
                                    "Trust").

The Certificates:                   The  Mortgage   Pass-Through   Certificates,
                                    Series  1998-3  (the   "Certificates")  will
                                    consist  of the  Offered  Certificates,  the
                                    Class   B   Certificates   (the   "Class   B
                                    Certificates"), and the Class R Certificates
                                    (the   "Class  R   Certificates"),   each  a
                                    "Class".  The  Certificates  will be  issued
                                    pursuant   to  a   Pooling   and   Servicing
                                    Agreement   (the   "Pooling  and   Servicing
                                    Agreement")  to be  dated  as of  August  1,
                                    1998,  among the Servicer,  the Unaffiliated
                                    Seller,  the Depositor,  the Backup Servicer
                                    and   the   Trustee.    Only   the   Offered
                                    Certificates are offered hereby.

                                    The Certificates  will represent  beneficial
                                    undivided  ownership  interests  in a  trust
                                    fund (the "Trust  Fund")  consisting  of two
                                    pools  (each such pool,  a "Loan  Group") of
                                    fixed-  and   adjustable-rate,   closed-end,
                                    monthly  pay,   generally  fully  amortizing
                                    mortgage   loans  (the   "Mortgage   Loans")
                                    secured by first or second lien mortgages or
                                    deeds of trust (the  "Mortgages") on one- to
                                    four-family   residential   properties  (the
                                    "Mortgaged Properties") to be conveyed to the Trust on the Closing Date.

Certificates Offered:               The "Class A Certificates", which consist of
                                    the  Class A-1  Certificates,  the Class A-2
                                    Certificates, the Class A-3 Certificates and
                                    the   Class   A-4   Certificates,   and  the
                                    "Mezzanine Certificates", which consist of the Class M-1 Certificates, the Class M-2
                                    Certificates and the Class M-3 Certificates, are offered hereby.

Certain Designations:               The Class A  Certificates  and the Mezzanine
                                    Certificates  are herein  referred to as the
                                    "Offered    Certificates."   The   Mezzanine
                                    Certificates  and the  Class B  Certificates
                                    are  referred to herein as the  "Subordinate
                                    Certificates."   The  Class  A  Certificates
                                    (other than the Class A-4 Certificates), the
                                    Mezzanine   Certificates  and  the  Class  B
                                    Certificates are collectively referred to as the "Fixed Rate Loan Group

--------------------------------------------------------------------------------

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                                    Certificates"  because the funds used to pay
                                    these Classes will derive primarily from the
                                    fixed  rate  Loan  Group  and the  Class A-4
                                    Certificates   are   referred   to  as   the
                                    "Adjustable  Rate Loan  Group  Certificates"
                                    because  the  funds  used to pay this  Class
                                    will derive  primarily  from the  adjustable
                                    rate Loan Group. The Class A-2 Certificates,
                                    the Class A-3  Certificates,  the  Mezzanine
                                    Certificates  and the  Class B  Certificates
                                    are  collectively  referred to herein as the
                                    "Fixed  Rate   Certificates"   because  such
                                    Classes   accrue   interest   at   a   fixed
                                    pass-through    rate.    The    Class    A-1
                                    Certificates  and the Class A-4 Certificates
                                    are  collectively  referred to herein as the
                                    "Variable  Rate  Certificates"  because such
                                    Classes   accrue   interest  at  a  variable
                                    pass-through rate.

Pass-Through Rates
and Balances:                       Each Class of Offered Certificates will have
                                    an original Certificate Principal Balance and will accrue interest at a rate (the
                                    "Pass-Through Rate") as follows:

                                            Pass-Through          Original
                       Class                   Rate          Certificate Balance
                       -----                   ----          -------------------
               Class A-1 Certificates    Variable Rate  (1)      $88,066,000
               Class A-2 Certificates    6.140%         (2)      $25,517,000
               Class A-3 Certificates    6.655%         (2)      $25,805,000
               Class A-4 Certificates    Variable Rate  (3)      $17,013,000
               Class M-1 Certificates    6.645%         (2)      $7,997,000
               Class M-2 Certificates    6.985%         (2)      $6,221,000
               Class M-3 Certificates    8.280%         (2)      $5,332,000

                                    (1) On any Distribution Date, the "Class A-1
                                    Pass-Through  Rate"  will be a rate equal to
                                    the lesser of (x) the sum of one-month LIBOR
                                    plus   0.24%   per   annum   prior   to  the
                                    Termination Step Up Date (as defined herein)
                                    or  0.48%   per   annum  on  or  after   the
                                    Termination  Step Up Date and (y) the  Fixed
                                    Rate Group Available Funds Cap Rate.

                                    (2) The  Pass-Through  Rate with  respect to
                                    the  Class A-2  Certificates,  the Class A-3
                                    Certificates,  the Class  M-1  Certificates,
                                    the Class M-2 Certificates and the Class M-3
                                    Certificates,  will on any Distribution Date
                                    be equal to the  lesser  of (x)  either  the
                                    Pass-Through  Rate for such  Class set forth
                                    above prior to the Termination  Step Up Date
                                    or the Pass-Through  Rate for such Class set
                                    forth  above  plus  0.75%  (other  than  the
                                    Mezzanine  Certificates)  on  or  after  the
                                    Termination  Step Up Date and (y) the  Fixed
                                    Rate   Group   Available   Funds   Cap  Rate
                                    applicable to such Distribution Date.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    (3) On each  Distribution  Date,  the "Class
                                    A-4 Pass-Through  Rate" will be equal to the
                                    lesser of (x) one-month LIBOR plus 0.30% per
                                    annum prior to the Termination  Step Up Date
                                    or  0.60%   per   annum  on  or  after   the
                                    Termination  Step Up Date  (the  "Class  A-4
                                    Formula  Pass-Through  Rate")  and  (y)  the
                                    Adjustable  Rate Group  Available  Funds Cap
                                    Rate applicable to such Distribution Date.

                                    The excess,  if any, of (x) the interest due
                                    on  the  Class  A-4   Certificates   on  any
                                    Distribution  Date  calculated  at the Class
                                    A-4 Formula  Pass-Through  Rate over (y) the
                                    interest  due on the Class A-4  Certificates
                                    calculated  at  the  Adjustable  Rate  Group
                                    Available  Funds Cap Rate applicable to such
                                    Distribution  Date is the  "LIBOR  Shortfall
                                    Amount"   applicable   to  the   Class   A-4
                                    Certificates for such Distribution Date.

                                    If,  on any  Distribution  Date,  there is a
                                    LIBOR  Shortfall  Amount,   certain  amounts
                                    otherwise  distributable with respect to the
                                    Class  R   Certificates   will   instead  be
                                    allocated to payment of the LIBOR  Shortfall
                                    Amount.  If the  full  amount  of the  LIBOR
                                    Shortfall   Amount   is   not   paid   on  a
                                    Distribution  Date,  then the unpaid  amount
                                    will  be  paid  out of the  Excess  Cashflow
                                    Amount (as defined herein).  If the Servicer
                                    exercises   its   right   to   an   Optional
                                    Termination (as defined  herein),  the LIBOR
                                    Shortfall  Amount  may not be paid in  full.
                                    The ratings of the Class A-4 Certificates do not address the likelihood of the payment of any LIBOR Shortfall Amount.

                                    The "Fixed  Rate Group  Available  Funds Cap
                                    Rate," as of any  Distribution  Date,  is an
                                    amount, expressed as a per annum rate on the
                                    principal  amount  of the Fixed  Rate  Group
                                    Certificates,  equal  to  the  net  weighted
                                    average of the Mortgage  Rates on all of the
                                    Mortgage  Loans in the Fixed Rate Loan Group
                                    and  all  of  the  Mortgage   Loans  in  the
                                    Adjustable  Rate Loan Group for the  related
                                    Remittance Period with, for purposes of this computation, the net weighted average of the Mortgage Rates of the Mortgage Loans in the Adjustable Rate Loan Group first reduced by the Class A-4 Pass-Through Rate.

                                    The  "Adjustable  Rate Group Available Funds
                                    Cap Rate" as of any Distribution Date, is an amount, expressed as a per annum rate on the aggregate amount of principal of the Class A-4 Certificates, equal to the sum of (x) the excess of

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    (A) the aggregate amount of interest due and
                                    collected   (or  advanced)  on  all  of  the
                                    Mortgage Loans in the  Adjustable  Rate Loan
                                    Group for the related Remittance Period over
                                    (B) the  aggregate of the  Servicing Fee and
                                    the Trustee  Fee,  in each case  relating to
                                    the  Adjustable  Rate  Loan  Group,  on such
                                    Distribution  Date and (y) the excess of (A)
                                    the  aggregate  amount of  interest  due and
                                    collected   (or  advanced)  on  all  of  the
                                    Mortgage  Loans in the Fixed Rate Loan Group
                                    for the related  Remittance  Period over (B)
                                    the  aggregate of the  Servicing Fee and the
                                    Trustee  Fee,  in each case  relating to the
                                    Fixed Rate Loan Group and such  Distribution
                                    Date and the Current  Interest  with respect
                                    to the  Certificates  (other  than the Class
                                    A-4   Certificates)  for  such  Distribution
                                    Date.

Depositor:                          Prudential   Securities   Secured  Financing
                                    Corporation  (the  "Depositor").   See  "The
                                    Depositor" in the Prospectus.

Unaffiliated Seller:                WMFC  1997-2  Inc.,  a Delaware  corporation
                                    (the "Unaffiliated Seller").

Servicer:                           Wilshire Servicing  Corporation,  a Delaware
                                    corporation  ("WSC" or the "Servicer").  The
                                    Servicer's  principal  executive offices are
                                    located   at  1776  S.W.   Madison   Street,
                                    Portland, Oregon 97205, and its phone number
                                    is  (503)  223-5600.   The  portion  of  the
                                    Mortgage Loans purchased indirectly from PNC
                                    (as defined  herein) will be serviced by PNC
                                    pursuant to a  sub-servicing  agreement (the
                                    "PNC Sub-Servicing  Agreement")  between the
                                    Servicer  and  PNC.  The  remainder  of  the
                                    Mortgage  Loans will be serviced by Wilshire
                                    Credit   Corporation   (as  defined  herein)
                                    pursuant   to  a   sub-servicing   agreement
                                    between the  Servicer  and  Wilshire  Credit
                                    Corporation    (the    "WCC    Sub-Servicing
                                    Agreement",    together    with    the   PNC
                                    Sub-Servicing  Agreement, the "Sub-Servicing
                                    Agreements").

Sub-Servicers:                      PNC Mortgage  Securities  Corp.,  a Delaware
                                    corporation  ("PNC")  will service a portion
                                    of  the  Mortgage  Loans.   PNC's  principal
                                    executive  offices  are  located at 75 North
                                    Fairway Drive, Vernon Hills, Illinois 60061 and its phone number is (897)549-6500.

                                    Wilshire   Credit   Corporation,   a  Nevada
                                    corporation  ("WCC")  will  sub-service  the
                                    remainder  of  the  Mortgage  Loans.   WCC's
                                    principal  executive  offices are located at
                                    1776 S.W. Madison Street,  Portland,  Oregon
                                    97205,   and  its  phone   number  is  (503)
                                    223-5600.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Trustee and Backup Servicer:        Bankers Trust Company of California, N.A., a
                                    national  banking  association  will  act as
                                    Trustee (in such  capacity,  the  "Trustee")
                                    and as Backup  Servicer  (in such  capacity,
                                    the  "Backup   Servicer").   The   Trustee's
                                    principal executive offices are located at 3
                                    Park Plaza, 16th Floor,  Irvine,  California
                                    92614.

Originators:                        Any  entity  from  which  the   Unaffiliated
                                    Seller,  on or  prior to the  Closing  Date,
                                    acquires  Mortgage Loans  (excluding WCC) is
                                    an  "Originator"  of  the  related  Mortgage
                                    Loans  for   purposes  of  this   Prospectus
                                    Supplement.  A  substantial  portion  of the
                                    Mortgage  Loans were  purchased in September
                                    by Wilshire  Financial  Services  Group Inc.
                                    ("WFSG")  as a pool (the  "Purchased  Pool")
                                    indirectly  from  PNC  Mortgage   Securities
                                    Corp. ("PNC") and subsequently purchased by the Unaffiliated Seller and the remainder were originated by, and purchased from, the Unaffiliated Seller's correspondents. On the
                                    Closing Date, the Unaffiliated Seller will sell the Mortgage Loans to the Depositor and the Depositor will deposit the Mortgage
                                    Loans into the Trust.

Cut-Off Date:                       The close of  business on July 31, 1998 (the
                                    "Cut-Off Date").

Closing Date:                       On or about  September  29, 1998 (such date,
                                    the "Closing Date").

Final Scheduled Distribution
Dates: The Final Scheduled Distribution Date for the Offered Certificates is as follows:

                                                                Final Scheduled
                                            Class              Distribution Date
                                            -----              -----------------
                                    Class A-1 Certificates:      June 5, 2019
                                    Class A-2 Certificates:      June 5, 2022
                                    Class A-3 Certificates:      October 5, 2029
                                    Class A-4 Certificates:      October 5, 2029
                                    Class M-1 Certificates:      October 5, 2029
                                    Class M-2 Certificates:      October 5, 2029
                                    Class M-3 Certificates:      October 5, 2029

                                    Each  such  date  has  been   calculated  as
                                    described   under   "Prepayment   and  Yield
                                    Considerations."  It is  expected  that  the
                                    actual last Distribution Date for each Class
                                    of  Certificates  will  occur  significantly
                                    earlier    than   such    Final

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Scheduled     Distribution     Dates.    See
                                    "Prepayment   and   Yield    Considerations"
                                    herein.

Denominations:                      The  Offered  Certificates  are  issuable in
                                    book entry form in minimum denominations of original principal amounts of $1,000 and integral multiples thereof.

The Mortgage Loans:                 Unless   otherwise  noted,  all  statistical
                                    percentages  in this  Prospectus  Supplement
                                    are  approximate  and  are  measured  by the
                                    aggregate scheduled unpaid principal balance
                                    of the Mortgage Loans as of the Cut-Off Date
                                    (the    "Original     Aggregate    Principal
                                    Balance").   See  "Additional   Information"
                                    herein.

                                    General.  The Original  Aggregate  Principal
                                    Balance of the Mortgage Loans to be conveyed
                                    to  the  Trust  on  the   Closing   Date  is
                                    $177,729,958.10.  The Mortgage Loans consist
                                    of closed-end,  monthly pay, generally fully
                                    amortizing  mortgage  loans  (the  "Mortgage
                                    Loans")  secured  by  first or  second  lien
                                    mortgages    or   deeds   of   trust    (the
                                    "Mortgages")    on   one-   to   four-family
                                    residential   properties   (the   "Mortgaged
                                    Properties").

                                    The Mortgage  Loans will be divided into two
                                    pools (each,  a "Loan Group") of loans.  One
                                    pool  will   consist   of  only   fixed-rate
                                    Mortgage Loans (the "Fixed Rate Loan Group")
                                    and the  other  pool  will  consist  of only
                                    adjustable-rate    Mortgage    Loans    (the
                                    "Adjustable Rate Loan Group").

                                    The  Mortgage  Loans are not insured by pool
                                    mortgage insurance  policies.  Some Mortgage
                                    Loans  are   insured  by  primary   mortgage
                                    insurance  policies.  The Mortgage Loans are
                                    not   guaranteed   by  the   Servicer,   any
                                    Sub-Servicer,  the Unaffiliated  Seller, the
                                    Trustee,  the  Depositor,  any Originator or
                                    any of their  respective  affiliates  or any
                                    other   person.   The  Mortgage   Loans  are
                                    required to be  serviced by the  Servicer in
                                    accordance with the terms of the Pooling and
                                    Servicing   Agreement  and  with  reasonable
                                    care,   using  that   degree  of  skill  and
                                    attention that the Servicer exercises with respect to comparable mortgage loans that it services for itself and others. See "The Pooling and Servicing Agreement" herein.

                                    Fixed Rate Loan Group. The Mortgage Loans to be included in the Fixed Rate Loan Group consist of 1,390 fixed-rate Mortgage Loans secured by Mortgages on single-family homes (which may be condominiums,

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                                      S-6
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                                    manufactured   homes,  one-  to  four-family
                                    residences  or planned  unit  developments),
                                    including  investment  properties.   35.43%,
                                    11.82%  and 10.34% by  principal  balance of
                                    Mortgage  Loans in the Fixed Rate Loan Group
                                    as of the  Cut-Off  Date are  located in the
                                    states  of  California,  New  York  and  New
                                    Jersey,    respectively.    The   fixed-rate
                                    Mortgage  Loans to be  included in the Fixed
                                    Rate Loan Group are secured by  Mortgages of
                                    which   95.12%  by   principal   balance  of
                                    Mortgage  Loans in the Fixed Rate Loan Group
                                    as  of  the  Cut-Off  Date  are  first  lien
                                    mortgages  or deeds of  trust  and  4.88% by
                                    principal  balance of Mortgage  Loans in the
                                    Fixed Rate Loan Group as of the Cut-Off Date
                                    are  secured  by second  lien  mortgages  or
                                    deeds of trust.  As of the Cut-Off Date, the
                                    Mortgage  Loans in the Fixed Rate Loan Group
                                    had  an  aggregate   principal   balance  of
                                    $160,716,722.14.

                                    57.99%  by  principal  balance  of  Mortgage
                                    Loans in the Fixed Rate Loan Group as of the
                                    Cut-Off Date were  purchased  indirectly  by
                                    the Unaffiliated  Seller from PNC. 42.01% by
                                    principal  balance of Mortgage  Loans in the
                                    Fixed Rate Loan Group as of the Cut-Off Date
                                    were    mortgage    loans    originated   by
                                    correspondents    under   the   Unaffiliated
                                    Seller's    mortgage   loan   program   (the
                                    "Seller's Program") and purchased by the Unaffiliated Seller through an affiliate.

                                    The Combined Loan-to-Value Ratio ("CLTV") of a Mortgage Loan is equal to the ratio (expressed as a percentage) of (x) the sum of the (i) principal balance of the Mortgage Loan as of the Cut-Off Date and (ii) the outstanding principal balances of any senior mortgage loans (computed at the date of origination of the Mortgage Loan or, if available, the current principal balance) to
                                    (y) the  appraised  value  of the  Mortgaged
                                    Property at the time of origination of the Mortgage Loan or a more recent broker price opinion, if available.

                                    The  weighted  average  CLTV of the Mortgage
                                    Loans  in the  Fixed  Rate  Loan  Group  was
                                    78.56%.   99.93%  by  principal  balance  of
                                    Mortgage  Loans in the Fixed Rate Loan Group
                                    as  of  the  Cut-Off  Date  require  monthly
                                    payments  of   principal   that  will  fully
                                    amortize   the   Mortgage   Loans  by  their
                                    respective   maturity  date,  and  0.07%  by
                                    principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date are Balloon Loans (as defined herein). The weighted average remaining term to stated maturity was 299 months, with a range from 42 months to 360 months.

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                                      S-7
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                                    The average current principal balance of the
                                    Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date was $115,623.54, with a range from $4,971.75 to $1,036,883.63.

                                    All of the Mortgage  Loans in the Fixed Rate
                                    Loan  Group  have  interest  rates  (each  a
                                    "Mortgage  Rate") that are fixed (the "Fixed
                                    Rate Mortgage Loans"). The Mortgage Rates of
                                    the Fixed Rate  Mortgage  Loans  ranged from
                                    7.12% to 21.00% per  annum,  with a weighted
                                    average Mortgage Rate of 9.37% per annum. As
                                    of the  Cut-Off  Date,  0.46%  by  principal
                                    balance of Mortgage  Loans in the Fixed Rate
                                    Loan Group have  Mortgage  Rates which "step
                                    up"  after  an  initial   period   following
                                    origination. These Mortgage Loans have fixed
                                    Mortgage Rates which are increased by a weighted average margin of 6.00%.

                                    Adjustable  Rate Loan  Group.  The  Mortgage
                                    Loans to be included in the Adjustable  Rate
                                    Loan Group  consist  of 126  adjustable-rate
                                    Mortgage  Loans,  secured  by  Mortgages  on
                                    single-family    homes    (which    may   be
                                    condominiums,  manufactured homes or one- to
                                    four-family      residences),      including
                                    investment  properties.  25.62%,  14.65% and
                                    12.61%  by  principal  balance  of  Mortgage
                                    Loans in the  Adjustable  Rate Loan Group as
                                    of  the  Cut-Off  Date  are  located  in the
                                    states of  California,  Colorado and Nevada,
                                    respectively.  All of the Mortgage  Loans to
                                    be  included  in the  Adjustable  Rate  Loan
                                    Group are  secured  by  Mortgages  which are
                                    first lien  mortgages or deeds of trust.  As
                                    of the Cut-Off Date,  the Mortgage  Loans in
                                    the  Adjustable   Rate  Loan  Group  had  an
                                    aggregate      principal      balance     of
                                    $17,013,235.96.

                                    None of the Mortgage Loans in the Adjustable
                                    Rate Loan Group as of the Cut-Off Date were purchased indirectly by the Unaffiliated Seller from PNC. All of the Mortgage Loans in the Adjustable Rate Loan Group as of the Cut-Off Date were mortgage loans originated by the Unaffiliated Seller's correspondents and purchased by the Unaffiliated Seller through an affiliate.

                                    The  weighted  average  CLTV of the Mortgage
                                    Loans in the  Adjustable  Rate Loan Group as
                                    of the Cut-Off  Date was 81.92%.  All of the
                                    Mortgage Loans require  monthly  payments of
                                    principal   that  will  fully  amortize  the
                                    Mortgage Loans by their respective maturity date. The weighted average remaining term to stated maturity as of the Cut-Off

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                                      S-8

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                                    Date was 354  months,  with a range from 348
                                    months to 360 months.  The  average  current
                                    balance  of  the   Mortgage   Loans  in  the
                                    Adjustable Rate Loan Group as of the Cut-Off
                                    Date was $135,025.68, with a range from $27,567.16 to $538,665.61.

                                    All of the Mortgage  Loans in the Adjustable
                                    Rate Loan Group have Mortgage Rates that are
                                    adjustable  (the  "Adjustable  Rate Mortgage
                                    Loans").   The   Mortgage   Rates   on   the
                                    Adjustable  Rate Mortgage  Loans ranged from
                                    6.50% to 11.25% per  annum,  with a weighted
                                    average  Mortgage  Rate of 8.07% per  annum.
                                    The Adjustable Rate Mortgage Loans had gross
                                    margins ranging from 1.50% to 7.00%,  with a
                                    weighted  average  gross  margin  of  4.36%;
                                    lifetime  rate caps,  ranging from 12.25% to
                                    15.75%,  with a  weighted  average  lifetime
                                    rate cap of 13.67% (for the Adjustable  Rate
                                    Mortgage   Loans  which  have   caps);   and
                                    lifetime rate floors ranging from 5.00% to 9.75%, with a weighted average lifetime rate floor of 7.66% (where the gross margin was used for Adjustable Rate Mortgage Loans without floors).

Distributions, Generally:           Distributions  on the  Certificates  will be
                                    made  on  the  fifth  day of  each  calendar
                                    month, or if such day is not a business day,
                                    the next  succeeding  business day (each,  a
                                    "Distribution  Date") commencing  October 5,
                                    1998,   to  the   Owners  of   record.   See
                                    "Description of the Offered  Certificates --
                                    General" herein.  The Owners of record shall
                                    be such  Owners as of the  fifteenth  day of
                                    the calendar month immediately preceding the
                                    calendar  month in which  such  Distribution
                                    Date  occurs,  (except  in the  case  of the
                                    October 1998  Distribution  Date which shall
                                    be such  Owners as of the close of  business
                                    on the Closing Date) whether or not such day
                                    is a  business  day (each a "Record  Date").
                                    Distributions to an Owner will be made in an
                                    amount  equal to the product of such Owner's
                                    Percentage  Interest (as defined herein) and
                                    the  amount  distributed  in respect of such
                                    Owner's  Class  of   Certificates   on  such
                                    Distribution Date.

                                    The "Percentage Interest" represented by any
                                    Certificate  will be equal to the percentage
                                    obtained    by   dividing    the    original
                                    Certificate   Principal   Balance   of  such
                                    Certificate  by  the  original   Certificate
                                    Principal Balance of all Certificates of the
                                    same  Class.  The   "Certificate   Principal
                                    Balance" of any Certificate is equal to the principal balance of such Certificate on the date of issuance less any amounts

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                                      S-9

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                                    actually  distributed  to the  Owner of such
                                    Certificate   on  account  of  principal  or
                                    allocated to such Certificate on account of Realized Losses (as defined herein).

Distributions of Interest:          For each Distribution Date, the interest due
                                    with respect to the Fixed Rate  Certificates
                                    will  be  the  interest  which  has  accrued
                                    thereon  at the  related  Pass-Through  Rate
                                    during  the   calendar   month   immediately
                                    preceding    the    month   in   which   the
                                    Distribution  Date  occurs and the  interest
                                    due  with  respect  to  the  Variable   Rate
                                    Certificates will be the interest which has accrued thereon at the related Pass-Through
                                    Rate during the period from the 5th day of the month immediately preceding the month in which such Distribution Date occurs (or the Closing Date with respect to the October
                                    1998 Distribution Date) to the 4th day of the month in which such Distribution Date occurs. Each period referred to in the prior sentence relating to the accrual of interest is the "Accrual Period" for the Offered
                                    Certificates.

                                    On each Distribution  Date, to the extent of
                                    funds  available for interest  distributions
                                    as described  herein under  "Description  of
                                    the   Offered   Certificates   --   Interest
                                    Distributions," interest will be distributed
                                    with   respect  to  each  Class  of  Offered
                                    Certificates  in  an  amount  equal  to  the
                                    interest   accrued  on  the  related   Class
                                    Certificate   Principal   Balance   for  the
                                    related   Accrual   Period  at  the  related
                                    Pass-Through Rate (such amount, the "Current
                                    Interest").

                                    All  calculations of interest on the Offered
                                    Certificates  (other than the Variable  Rate
                                    Certificates) will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. All calculations of interest on the Variable Rate Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days.

Distributions of Principal:         On each Distribution  Date, to the extent of
                                    funds available for principal  distributions
                                    as described  herein under  "Description  of
                                    the  Offered   Certificates   --   Principal
                                    Distributions,"     principal     will    be
                                    distributed  with  respect  to each Class of
                                    Offered   Certificates   then   entitled  to
                                    receive distributions of principal in an aggregate amount for all such Classes equal to the Principal Distribution Amount for such Distribution Date.

                                    The "Principal  Distribution Amount" for any
                                    Distribution Date will equal the sum of (i) the Aggregate Collected

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                                      S-10
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                                    Principal  Amount  (and with  respect to any
                                    Distribution  Date on which a Trigger  Event
                                    is    not    in     effect,     less     the
                                    Overcollateralization  Reduction  Amount, if
                                    any)   and   (ii)   the   Extra    Principal
                                    Distribution   Amount,   if  any,  for  such
                                    Distribution  Date.  As to any  Distribution
                                    Date,  the  "Aggregate  Collected  Principal
                                    Amount" will equal the aggregate of the Collected Principal Amounts with respect to each of the Loan Groups for the related Remittance Period.

                                    The  "Collected  Principal  Amount"  for any
                                    Distribution Date and Loan Group will equal the sum of the following amounts (without duplication):

                                        (a)  the   principal   portion   of  all
                                        scheduled  and  unscheduled  (other than
                                        the  principal  portion  of any  prepaid
                                        installments)  monthly  payments  on the
                                        Mortgage  Loans in such  Loan  Group due
                                        during the related Remittance Period, to
                                        the  extent  actually  received  by  the
                                        Trustee  on  or  prior  to  the  related
                                        Remittance   Date   or  to  the   extent
                                        actually advanced by the Servicer on or prior to the related Remittance Date including the principal portion of all full and partial principal prepayments made by the respective Mortgagors during the related Remittance Period;

                                        (b) the scheduled  principal  balance of
                                        each  Mortgage  Loan in such Loan  Group
                                        that  either  was   repurchased  by  the
                                        Unaffiliated Seller or purchased by the Servicer on the related Remittance Date, to the extent such scheduled principal balance is actually received by the Trustee on or prior to the related Remittance Date;

                                        (c) any Substitution  Amounts  delivered
                                        by  the   Unaffiliated   Seller  on  the
                                        related  Remittance  Date in  connection
                                        with a  substitution  of a Mortgage Loan
                                        in such Loan Group (to the  extent  such
                                        Substitution     Amounts    relate    to
                                        principal),    to   the   extent    such
                                        Substitution    Amounts   are   actually
                                        received by the Trustee on or prior to the related Remittance Date;

                                        (d) Net Liquidation Proceeds (as defined herein) to the extent received by the Trustee on or prior to the related Remittance Date for each Mortgage

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                                      S-11

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                                        Loan in such Loan Group  which  became a
                                        Liquidated   Mortgage  Loan  during  the
                                        related Remittance Period; and

                                        (e) the proceeds received by the Trustee
                                        of any  termination of the Trust (to the
                                        extent   such    proceeds    relate   to
                                        principal).

                                    A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Servicer has determined in its reasonable judgment that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

                                    As   to   any    Distribution    Date,   the
                                    "Overcollateralization  Reduction Amount" is
                                    an  amount  equal to the  lesser  of (x) the
                                    excess,     if     any,     of    (i)    the
                                    Overcollateralization    Amount   for   such
                                    Distribution Date (assuming that 100% of the
                                    Aggregate   Collected  Principal  Amount  is
                                    distributed  as  principal  on  the  Offered
                                    Certificates on such Distribution Date) over
                                    (ii)  the   Required   Overcollateralization
                                    Amount for such Distribution Date and (y) the Aggregate Collected Principal Amount for such Distribution Date.

                                    The "Extra Principal Distribution Amount" with respect to any Distribution Date is an amount equal to the lesser of (i) the Overcollaterization Deficiency Amount for such Distribution Date and (ii) the Excess Interest Amount for such Distribution Date.

Credit Enhancement:                 The  credit  enhancement  provided  for  the
                                    benefit  of  the   Owners  of  the   Offered
                                    Certificates  consists of (x)  subordination
                                    of the  Subordinate  Certificates,  (y)  the
                                    application of the Excess Interest Amount to
                                    fund    Realized    Losses   and   (z)   the
                                    overcollateralization     mechanics    which
                                    utilize the internal cash flows of the Trust.

                                    Subordination     of     the     Subordinate
                                    Certificates.  The  rights of the  Owners of
                                    the Subordinate Certificates and the Class R
                                    Certificates to receive  distributions  with
                                    respect  to  the  Mortgage   Loans  will  be
                                    subordinated,   to  the   extent   described
                                    herein,  to the  rights of the Owners of the
                                    Class A Certificates.  This subordination is
                                    intended  to  enhance  the   likelihood   of
                                    regular receipt by the Owners of the Class A
                                    Certificates of the full amount of their monthly payments of

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                                      S-12

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                                    interest  and  principal  and to afford such
                                    Owners protection against Realized Losses on Liquidated Mortgage Loans.

                                    In addition, the rights of the Owners of the
                                    Class  M-2   Certificates,   the  Class  M-3
                                    Certificates,  the Class B Certificates  and
                                    the Class R Certificates  are  subordinated,
                                    to  the  extent  described  herein,  to  the
                                    rights   of  the   Owners  of  the  Class  A
                                    Certificates and the Class M-1 Certificates.
                                    The  rights  of the  Owners of the Class M-3
                                    Certificates,  the Class B Certificates  and
                                    the Class R Certificates  are  subordinated,
                                    to  the  extent  described  herein,  to  the
                                    rights   of  the   Owners  of  the  Class  A
                                    Certificates  and the Class M-1 Certificates
                                    and the Class M-2  Certificates.  The rights
                                    of the  Owners of the  Class B  Certificates
                                    and   the   Class   R    Certificates    are
                                    subordinated,   to  the   extent   described
                                    herein,  to the  rights of the Owners of the
                                    Class  A  Certificates   and  the  Mezzanine
                                    Certificates.

                                    Application  of  Realized  Losses.   To  the
                                    extent  that  the Net  Liquidation  Proceeds
                                    with respect to any Liquidated Mortgage Loan
                                    are less than 100% of the principal  balance
                                    thereof,   such  shortfall  is  a  "Realized
                                    Loss".  "Net  Liquidation  Proceeds" are any
                                    amounts   (including  the  proceeds  of  any
                                    Insurance  Policy) recovered by the Servicer
                                    in connection with a Liquidated Loan, net of
                                    expenses  which are incurred by the Servicer
                                    in connection  with the  liquidation and net
                                    of    unreimbursed    Servicing    Advances,
                                    unreimbursed    Delinquency   Advances   and
                                    accrued  and  unpaid   Servicing  Fees.  The
                                    Collected  Principal Amount includes the Net
                                    Liquidation Proceeds in respect of principal
                                    received  upon  liquidation  of a Liquidated
                                    Mortgage  Loan.  If  such  Net   Liquidation
                                    Proceeds are less than the unpaid principal balance of such Mortgage Loan, the Pool Balance will decline more than the aggregate Class Certificate Principal Balance of the Offered Certificates. If such difference is not covered by the application of the Excess Interest Amount or the Overcollateralization Amount, the Class of Class M Certificates or Class B Certificates then outstanding with the lowest priority Class designation will bear such loss.

                                    If,   following  the   distributions   on  a
                                    Distribution Date, the aggregate Certificate
                                    Principal    Balance    of    the    Offered
                                    Certificates exceeds the Pool Balance, i.e., the Certificates are undercollateralized, the Class Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the lowest priority Class designation will

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                                      S-13

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                                    be reduced by the amount of such excess. Any
                                    such reduction  will  constitute an "Applied
                                    Realized Loss" for the applicable Class. The
                                    amount that any Class is reduced as a result
                                    of an Applied  Realized Loss will not accrue
                                    interest.  Such amount, however, may be paid
                                    on a future  Distribution Date to the extent
                                    funds are  available  therefor  as  provided
                                    herein  under  "Description  of the  Offered
                                    Certificates--Interest   Distributions"  and
                                    "--Credit Enhancement."

                                    Overcollateralization.  In  addition  to the
                                    credit    enhancement    provided   by   the
                                    Subordinate   Certificates  and  the  Excess
                                    Interest  Amount,   the  provisions  of  the
                                    Pooling  and  Servicing   Agreement   afford
                                    additional     credit     enhancement     by
                                    accelerating the amortization of the Offered
                                    Certificates relative to the amortization of
                                    the     Mortgage      Loans     until     an
                                    overcollateralization  target  is  met.  The
                                    accelerated  amortization is achieved by the
                                    application  of certain  excess  interest to
                                    the  payment  of  principal  on the  Offered
                                    Certificates   then   entitled   to  receive
                                    principal  distributions.  This acceleration
                                    feature creates  overcollateralization which
                                    results  from the  excess  of the  aggregate
                                    scheduled principal balances of the Mortgage
                                    Loans   over   the   aggregate   Certificate
                                    Principal    Balances    of   the    Offered
                                    Certificates  and the Class B  Certificates.
                                    Once     the      required      level     of
                                    overcollateralization    is   reached,   and
                                    subject to the provisions described in the next paragraph, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

                                    The Pooling and Servicing Agreement provides
                                    that,  subject to certain  floors,  caps and
                                    triggers,     the    required    level    of
                                    overcollateralization    may   increase   or
                                    decrease over time. An increase would result
                                    from  a  temporary   period  of  accelerated
                                    amortization of the Offered  Certificates to
                                    increase     the     actual     level     of
                                    overcollateralization to its required level;
                                    a decrease would result from a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level.

                                    See "Description of the Offered Certificates
                                    -- Overcollateralization Provisions" herein.

Delinquency Advances
and Compensating Interest:          The  Servicer  will  be  obligated  to  make
                                    advances (each a "Delinquency Advance") with respect to delinquent payments of interest
                                    (calculated  at the  related  Mortgage

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                                      S-14
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                                    Rate  less  the  sum  of  the  rate  of  the
                                    Servicing  Fee (as defined  herein)) and the
                                    Trustee  Fee  (the  sum of such  rates,  the
                                    "Administrative   Rate")  on  each  Mortgage
                                    Loan;   provided,   however,   that  if  the
                                    Overcollateralization  Amount is then  equal
                                    to   or    greater    than   the    Required
                                    Overcollateralization  Amount, the aggregate
                                    amount of such Delinquency Advances shall be
                                    payable only to the extent (i)  necessary to
                                    pay any  shortfall  in the Current  Interest
                                    for the Offered Certificates arising because
                                    of the  insufficiency of Available Funds and
                                    (ii) that such Delinquency Advances, in good
                                    faith  and  in  the  Servicer's   reasonable
                                    judgment,  are recoverable  from the related
                                    Mortgage  Loan.   Delinquency  Advances  are
                                    reimbursable from (i) future  collections on
                                    the  Mortgage  Loan  which  gave rise to the
                                    Delinquency   Advance,    (ii)   Liquidation
                                    Proceeds   (as  defined   herein)  for  such
                                    Mortgage  Loan and  (iii)  from  amounts  on
                                    deposit  in  the   Principal   and  Interest
                                    Account once such Delinquency Advance is deemed "nonrecoverable".

                                    In  addition,  the  Servicer  also  will  be
                                    required  to deposit  Compensating  Interest
                                    (as defined herein) into the account holding
                                    collections   on  the  Mortgage  Loans  (the
                                    "Principal  and  Interest  Account"),   with
                                    respect to any full Prepayment received on a
                                    Mortgage Loan during the related  Remittance
                                    Period,  out of its own  funds  without  any
                                    right     of     reimbursement     therefor.
                                    "Compensating  Interest"  is  equal  to  the
                                    difference  between (x) 30 days' interest at
                                    such Mortgage Loan's Mortgage Rate (less the
                                    Administrative   Rate)   on  the   principal
                                    balance  of  such  Mortgage  Loan  as of the
                                    first day of the related  Remittance  Period
                                    and  (y)  to  the  extent   not   previously
                                    advanced,   the  interest  (less  an  amount
                                    calculated at the Administrative  Rate) paid
                                    by  the  Mortgagor   with  respect  to  such
                                    Mortgage Loan during such Remittance Period;
                                    provided,  however,  that the Servicer:  (i)
                                    will pay  Compensating  Interest only to the
                                    extent  that  there  is a  shortfall  in the
                                    amount of Available  Funds  necessary to pay
                                    the   Current   Interest   for  the  Offered
                                    Certificates,  if the  Overcollateralization
                                    Amount is then equal to or greater  than the
                                    Required  Overcollateralization Amount, (ii)
                                    will  not be  required  to pay  Compensating
                                    Interest  with  respect  to  any  Remittance
                                    Period   in  an  amount  in  excess  of  the
                                    aggregate  Servicing  Fee  received  by  the
                                    Servicer  for  such  Remittance  Period  and
                                    (iii)   will  not  be   required   to  cover
                                    shortfalls in collections of interest due to
                                    curtailments  or  partial  prepayments.  Any
                                    excess   of   the   full   amount   of   the
                                    Compensating  Interest  due over the related
                                    Servicing  Fee

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    may  result  in  a  shortfall   of  interest
                                    payable to the Offered Certificates or the Subordinate Certificates.

                                    Any failure by the  Servicer to remit to the
                                    Trustee    a    Delinquency    Advance    or
                                    Compensating Interest to the extent required
                                    under the  Pooling and  Servicing  Agreement
                                    will  constitute  an event of default  under
                                    the Pooling and Servicing Agreement (each, a
                                    "Servicer Event of Default"), in which case,
                                    upon  the  removal  of  the  Servicer,   the
                                    Trustee or the  successor  servicer  will be
                                    obligated   to   make   such   advances   in
                                    accordance with the terms of the Pooling and Servicing Agreement. See "Servicing of the Mortgage Loans and Contracts --Advances and Limitations Thereon" in the Prospectus.

Book-Entry Registration of the
Offered Certificates:               The Offered  Certificates  initially will be
                                    issued in book-entry form. Persons acquiring
                                    beneficial   ownership   interests  in  such
                                    Offered Certificates  ("Beneficial  Owners")
                                    may elect to hold  their  interests  through
                                    The Depository Trust Company ("DTC"), in the
                                    United  States,   or  Cedel  Bank,   societe
                                    anonyme  ("CEDEL") or The  Euroclear  System
                                    ("Euroclear"),  in Europe.  Transfers within
                                    DTC, CEDEL or Euroclear, as the case may be,
                                    will be in  accordance  with the usual rules
                                    and  operating  procedures  of the  relevant
                                    system. So long as the Offered  Certificates
                                    are  Book-Entry   Certificates  (as  defined
                                    herein), such Certificates will be evidenced
                                    by one or more  Certificates  registered  in
                                    the  name  of  Cede & Co.  ("Cede"),  as the
                                    nominee  of  DTC,  or one  of  the  European
                                    Depositaries     (as     defined     below).
                                    Cross-market   transfers   between   persons
                                    holding directly or indirectly  through DTC,
                                    on the one hand, and counterparties  holding
                                    directly  or  indirectly  through  CEDEL  or
                                    Euroclear, on the other, will be effected in
                                    DTC through  Citibank N.A.  ("Citibank")  or
                                    The  Chase   Manhattan  Bank  ("Chase,"  and
                                    together   with   Citibank,   the  "European
                                    Depositaries"), the relevant depositaries of
                                    CEDEL and Euroclear,  respectively, and each
                                    a  participating  member of DTC. The Offered
                                    Certificates initially will be registered in
                                    the  name  of  Cede.  The  interests  of the
                                    Owners   of   such   Certificates   will  be
                                    represented by book-entries on the records of DTC and participating members thereof. No
                                    Beneficial Owner will be entitled to receive a Definitive Certificate (as defined herein) representing such person's interest, except in the event that Definitive Certificates are issued under the limited circumstances described herein. All references in

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    this  Prospectus  Supplement  to any Offered
                                    Certificates    reflect    the   rights   of
                                    Beneficial Owners only as such rights may be
                                    exercised  through DTC and its participating
                                    organizations  for so long  as such  Offered
                                    Certificates    are   held   by   DTC.   See
                                    "Description       of      the       Offered
                                    Certificates--Book-Entry Registration of the
                                    Offered Certificates" herein and in Annex I hereto.

Monthly Servicing Fee
and Trustee's Fee:                  Wilshire Servicing Corporation, as Servicer,
                                    will retain a fee,  payable on each Servicer
                                    Remittance  Date (as  defined  herein),  and
                                    equal to the sum of (1) 0.08% per annum with
                                    respect to the Purchased  Pool and (2) 0.40%
                                    with respect to the  remainder (a portion of
                                    which  shall  be   allocable  to  WCC)  (the
                                    "Master Servicing Fee"),  payable monthly at
                                    one-twelfth   the   annual   rate,   of  the
                                    aggregate  outstanding  principal balance of
                                    all  Mortgage  Loans as of the  first day of
                                    the related  Remittance Period. In addition,
                                    PNC will  retain a fee from  collections  on
                                    each   of   the   Mortgage   Loans   it   is
                                    sub-servicing,   the   amount  of  which  is
                                    determined  on  a  loan-by-loan  basis  (the
                                    "Sub-Servicing  Fee"). The Sub-Servicing Fee
                                    does not exceed  1.314% per Mortgage Loan in
                                    the Purchased Pool. The Master Servicing Fee
                                    and  the   Sub-Servicing  Fee  are  together
                                    referred to as the "Servicing Fee".

                                    On  each  Servicer   Remittance   Date,  the
                                    Trustee   will  be  entitled  to  receive  a
                                    "Trustee  Fee"  equal to the  product of (x)
                                    one-twelfth  of 0.015% and (y) the aggregate
                                    outstanding   principal   balance   of   all
                                    Mortgage Loans as of the first day of the related Remittance Period.

Optional Termination:               The Pooling and Servicing Agreement provides
                                    that the  Servicer,  or an  affiliate of the
                                    Servicer,  at its option, acting directly or
                                    through a permitted designee,  will have the
                                    right, in certain circumstances, to purchase
                                    from the Trust all the  Mortgage  Loans then
                                    held  by the  Trust,  at a  price  at  least
                                    sufficient  to cause the  payment in full of
                                    the amounts then  outstanding on the Class A
                                    Certificates, the Mezzanine Certificates and
                                    the Class B  Certificates  on any Remittance
                                    Date  on or  after  the  Remittance  Date on
                                    which   the    then-outstanding    aggregate
                                    principal balance of the Mortgage Loans in the Trust has declined to 10% or less of the Original Aggregate Principal Balance (the
                                    "Optional Termination Date").

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    The Pooling and Servicing Agreement requires
                                    that,  within 90 days following the Optional
                                    Termination  Date,  if the  Servicer,  or an
                                    affiliate of the Servicer, has not exercised
                                    its optional termination right by such date,
                                    the  Trustee  shall  solicit  bids  for  the
                                    purchase   (the   "Auction   Sale")  of  all
                                    Mortgage  Loans  remaining in the Trust.  In
                                    the  event   that   satisfactory   bids  are
                                    received  as  described  in the  Pooling and
                                    Servicing  Agreement,  the net sale proceeds
                                    will be  distributed  to the  Owners  of the
                                    Certificates,  in the same order of priority
                                    as  collections  received  in respect of the
                                    Mortgage Loans. If satisfactory bids are not
                                    received,  the Trustee shall decline to sell
                                    the  Mortgage  Loans  and shall not be under
                                    any  obligation  to solicit any further bids
                                    or otherwise  negotiate  any further sale of
                                    the  Mortgage  Loans.  If the Servicer or an
                                    affiliate of the Servicer has not  exercised
                                    its  optional   termination   right  or  the
                                    Trustee has received no satisfactory bids as
                                    a result of such  Auction Sale by the fourth
                                    Distribution  Date  following  the  Optional
                                    Termination    Date    (such    date,    the
                                    "Termination  Step Up Date"  ), the  Class A
                                    Certificates  shall  bear  interest  at  the
                                    applicable increased Pass-Through Rate. Such
                                    sale and consequent termination of the Trust
                                    must constitute a "qualified liquidation" of
                                    the REMIC  established  by the  Trust  under
                                    Section 860F of the Internal Revenue Code of
                                    1986,   as   amended,   including,   without
                                    limitation,   the   requirement   that   the
                                    qualified liquidation takes place over a period not to exceed 90 days. See "The Pooling and Servicing Agreement -- Optional Termination" herein.

Optional Repurchase of
Defaulted Mortgage Loans:           The Servicer or its designee has the option,
                                    but is not  obligated,  to purchase from the
                                    Trust Fund any  Mortgage  Loan which is more
                                    than  60  days  delinquent,  up  to  20%  by
                                    aggregate  original Principal Balance of the
                                    Original Aggregate  Principal Balance of all
                                    Mortgage Loans, at a purchase price equal to
                                    the outstanding Principal Balance thereof as
                                    of the date of  purchase,  plus all  accrued
                                    and  unpaid   interest  on  such   Principal
                                    Balance,  computed at the  related  Mortgage
                                    Interest Rate (net of the related  Servicing
                                    Fee)  plus the  amount  of any  unreimbursed
                                    Servicing  Advances  (without   duplication)
                                    made by the  Servicer  with  respect to such
                                    Mortgage   Loan  in   accordance   with  the
                                    provisions specified in the Pooling and Servicing Agreement.

Federal Income Tax Aspects:         For federal income tax purposes, one or more
                                    elections will be made to treat the Trust as a "real estate mortgage

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    investment  conduit"  (the  "REMIC").   Each
                                    Class of Offered  Certificates and the Class
                                    B   Certificates   will  be   designated  as
                                    "regular interests" in the REMIC and will be
                                    treated as debt instruments of the Trust for
                                    federal income tax purposes.  The REMIC will
                                    issue the Class R  Certificates,  which will
                                    be designated as the sole class of "residual
                                    interests"   in  the  REMIC.   See  "Certain
                                    Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations:               As discussed  under  "ERISA  Considerations"
                                    herein,  the  acquisition  by  Benefit  Plan
                                    Investors   (as   defined   herein)  of  the
                                    Certificates   could  result  in  prohibited
                                    transactions under ERISA and Section 4975 of the Code. Accordingly, the Certificates may not be purchased by Benefit Plan Investors.

Legal Investment
Considerations:                     The Offered Certificates will not constitute
                                    "mortgage  related  securities" for purposes
                                    of the Secondary Mortgage Market Enhancement
                                    Act of  1984  ("SMMEA").  Accordingly,  many
                                    institutions  with legal authority to invest
                                    in  comparably  rated  securities  based  on
                                    first lien mortgage loans may not be legally
                                    authorized   to   invest   in  the   Offered
                                    Certificates.

Certain Legal Matters:              Certain  legal   matters   relating  to  the
                                    validity of the issuance of the Certificates
                                    will be  passed  upon  for the  Unaffiliated
                                    Seller and the  Servicer by  Proskauer  Rose
                                    LLP,  New  York,   New  York,  and  for  the
                                    Depositor  and  the  Underwriters  by  Dewey
                                    Ballantine LLP, New York, New York.

Ratings: It is a condition of the original issuance of the Offered Certificates that the Class A Certificates receive ratings of Aaa by Moody's Investors Service, Inc. ("Moody's") and AAA by Fitch IBCA, Inc. ("Fitch" and together with Moody's, the "Rating Agencies") and that the Class M-1 Certificates receive ratings of Aa2 from Moody's and AA from Fitch, the Class M-2 Certificates receive ratings of A2 from Moody's and A from Fitch and the Class M-3 Certificates receive ratings of Baa2 from Moody's and BBB from Fitch. A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. See "Ratings" herein.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      Prospective investors in the Offered Certificates should consider the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Offered Certificates.

Prepayment and Maturity Considerations

      Borrowers may prepay their loans at any time and generally are not required to pay a prepayment fee. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic, social and other factors, including state and federal income tax policies, interest rates and the availability of alternative financing. Therefore, no assurance can be given as to the level of prepayments that the Trust will experience.

      A number of factors, in addition to prepayment fees, may impact the prepayment behavior of a pool of loans such as the Mortgage Loans. One such factor is the principal balance of the Mortgage Loans. A small principal balance may be easier for a borrower to prepay than a large balance and therefore may have a higher prepayment rate. In addition, in order to refinance a first priority mortgage loan, the borrower generally must repay any subordinate mortgage loans. However, a small principal balance may make refinancing a Mortgage Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate include general economic conditions and the general interest rate environment, possible future changes affecting the deductibility for federal income tax purposes of interest payments on mortgage loans, the amounts of, and interest rates on, the underlying senior mortgage loans, and the tendency of borrowers to use first priority mortgage loans as long-term financing for home purchase and second mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles.

      Prepayments   may  result  from  voluntary  early  payments  by  borrowers
(including payments in connection with refinancings of the related senior mortgage loan or loans), sales of Mortgaged Properties subject to "due-on-sale" clauses and liquidations due to default, as well as the receipt of proceeds from physical damage. In addition, repurchases from the Trust of Mortgage Loans required to be made by the Unaffiliated Seller under the Pooling and Servicing Agreement will have the same effect on the Owners of the Offered Certificates as a prepayment of the related Mortgage Loans. Prepayments and such repurchases also will accelerate the Final Scheduled Distribution Date of the Offered Certificates. All of the Mortgage Loans contain "due-on-sale" provisions, and the Servicer generally will enforce such provisions to the extent permitted by applicable law. In addition, if the Unaffiliated Seller is unable to cure documentation defects or provide a replacement Mortgage Loan for the affected Mortgage Loans, affected Mortgage Loans will be repurchased, and the Owners of the Offered Certificates then entitled to receive principal distributions will experience a principal prepayment. See "Certain Legal Aspects of the Mortgage Loans" herein.

      In general, if prevailing interest rates fall significantly below the interest rates for similar loans at the time of origination, fixed rate mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such Mortgage Loans were originated. Should prepayments on the Mortgage Loans increase because of such interest rate reductions, the average life and final maturity of the Offered Certificates (other than the Class A-4 Certificates) may be shortened. See "Prepayment and Yield Considerations."

      The weighted average life of a pool of loans is the average amount of time that will elapse from the date such pool is formed until each dollar of principal is scheduled to be repaid to the investors in such pool. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average life of the Offered Certificates is expected to vary substantially from the weighted average remaining term to stated maturity of the Mortgage Loans as set forth herein under "The Mortgage Pool -- General." Certain information, based on specified prepayment assumptions, as to the possible weighted average life of the Offered Certificates is set forth herein under "Prepayment and Yield Considerations."

      The Unaffiliated Seller has only limited records of the historical prepayment experience of its portfolio of loans which the Unaffiliated Seller believes does not provide meaningful information with respect to the Mortgage Loans. In any event, no assurance can be given that prepayments on the Mortgage Loans will conform to any historical experience and no prediction can be made as to the actual prepayment experience on the Mortgage Loans.

Limited Protection Afforded by Subordination

      The rights of the Owners of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the Owners of the Class A Certificates, and the rights of the Owners of each Class of Subordinate Certificates to receive such distributions will be further subordinated to such rights of the Owners of the Class or Classes of Subordinate Certificates with higher priority Class designations, in each case, to the extent described herein. The subordination described above is intended to increase the likelihood of regular receipt by the Owners of Certificates with a higher payment priority, of the full amount of monthly distributions allocable to them and to afford such Owners protection against losses. As a result, the yield on each Class of Offered Certificates, in order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the Mortgage Loans and other shortfalls in Available Funds. Investors in the Offered Certificates, and particularly the Subordinate Certificates, should carefully consider the related risks, including the risk that such investors may suffer a loss on their investments.

      The Subordinate Certificates will not be entitled to any principal distributions until the Stepdown Date, at the earliest. In addition, the Subordinate Certificates also are subject to limitations on distributions of principal upon the occurrence of certain delinquency and loss trigger events. Consequently, the weighted average lives of the Subordinate Certificates will be longer than would be the case if distributions of principal were to be allocated on a pro rata basis among the Class A Certificates and the Subordinate Certificates. As a result of the longer weighted average lives of the Subordinate Certificates, the Owners of such Certificates have a greater risk of suffering a loss on their investments.

The Purchased Pool, Limited Information

      As of the Cut-Off Date, 52.44% by current aggregate Principal Balance of the Mortgage Loans were purchased by the Unaffiliated Seller from PNC. Only limited information was available concerning the origination and servicing of the Mortgage Loans prior to such purchase, and none of the Servicer, the Unaffiliated Seller or the Depositor were able independently to verify such information as has been obtained and included herein. A majority of the Mortgaged Properties securing the Mortgage Loans in the Purchased Pool are located in the states of New Jersey, New York and California. As described below under "Geographic Concentration", the losses on the Purchased Pool may be higher than if such Mortgage Loans were more geographically diversified. In addition, a majority of the Mortgage Loans in the Purchased Pool were originated in 1988 through 1990 and thus are well seasoned. Since the time of origination of the Purchased Pool, property values in the states of New Jersey, New York and California generally have declined. Thus, the loan-to-value ratios of the Mortgage Loans in the Purchased Pool may have risen since the time of origination.

      None of the Servicer, the Unaffiliated Seller or the Depositor have been able to obtain historical loss and delinquency statistics with respect to loans originated and serviced by PNC which they consider reliable and, accordingly, no such statistics are included herein. The Unaffiliated Seller is making certain representations and warranties regarding the Mortgage Loans and is obligated to repurchase such Mortgage Loans as to which there is a breach of such representations or warranties which materially adversely affects the value of, or interest of the Trust in, such Mortgage Loan. However, there is no assurance that such remedies will cure all problems that may arise by reason of the limited information or documentation available with respect to the Mortgage Loans and their origination and prior servicing. Such problems could include failure of the Mortgage Loans to have been originated in compliance with applicable law, industry standards, underwriting standards, or failure of the Mortgage Loans to have been serviced by PNC in accordance with such laws and standards, as well as problems which, because of the limited information available, currently cannot be determined.

Underwriting Guidelines, Limited Operating History and Potential Delinquencies

      As of the Cut-Off Date, 47.56% by current aggregate Principal Balance of the Mortgage Loans were purchased by the Unaffiliated Seller through an affiliate from third party correspondents under the Unaffiliated Seller's Program. Substantially all of these Mortgage Loans were purchased by the Unaffiliated Seller pursuant to the Mortgage Loan underwriting guidelines of its origination program (the "Seller's Program"), which began in December 1995. Due to the limited operating history of the Unaffiliated Seller as a purchaser of newly originated Mortgage Loans, no assurance can be given concerning the performance of the Mortgage Loans purchased by the Unaffiliated Seller under the Seller's Program. The Unaffiliated Seller markets loans, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources such as commercial banks. To the extent that such loans may be considered to be of a riskier nature than loans made by traditional sources of financing, the Owners of the Certificates may be deemed to be at greater risk than if the Mortgage Loans were made to other types of borrowers.

      As described herein, the Unaffiliated Seller's underwriting standards generally reflect the guidelines of the Federal Home Loan Mortgage Corporation ("FHLMC") except with regard to certain features, like CLTV's and borrower down-payments and in certain other respects. As a result of these differences, the Mortgage Loans in the Mortgage Loan Pool may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the FNMA and FHLMC guidelines.

Geographic Concentration

      Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on loans generally. Any concentration of the Mortgage Loans in such a region may present risks in addition to those generally present for similar mortgage backed securities without such concentration. In particular, approximately 34.49%, 10.94%, 9.43% and 5.00% of the Mortgage Loans by current aggregate Principal Balance are secured by Mortgaged Properties located in the states of California, New York, New Jersey and Oregon, respectively. Because of the relative geographic concentration of the Mortgage Loans within California, New York, New Jersey and Oregon, losses on the Mortgage Loans may be higher than would be the case if the Mortgage Loans were more geographically diversified. For example, certain of the Mortgaged Properties may be more susceptible to certain types of special hazards, such as natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of California, New York, New Jersey and Oregon may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. Property values of residential real estate in California, New York, New Jersey and Oregon have experienced declines in the past. If the California, New York, New Jersey and Oregon residential real estate markets experience an overall decline, then the rates of delinquencies, foreclosures and losses on the Mortgage Loans may be expected to increase and such increase may be substantial.

Nature of Collateral; Second Lien Mortgage Loans

      As of the Cut-Off Date, approximately 4.42% by current aggregate Principal Balance of the Mortgage Loans are secured by second liens which are subordinate to the rights of the mortgagee under related senior mortgages. See "The Mortgage Pool." As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of such a second lien Mortgage Loan only to the extent that the claims, if any, of the first mortgagee are satisfied in full, including any related foreclosure costs. In addition, a mortgagee of a second mortgage may not foreclose on the Mortgaged Property securing such mortgage unless it forecloses subject to the related first mortgage, in which case it must either pay the entire amount of the first mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on the first mortgage in the event of default thereunder. In servicing second lien loans in its portfolio, it is the Servicer's practice to satisfy or reinstate each such senior mortgage at or prior to the foreclosure sale only to the extent that it determines any amount so paid will be recoverable from future payments and collections on the related loans or otherwise. The Trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

      General economic conditions have an impact on the ability of borrowers to repay loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of bankruptcy of a mortgagor, it is possible that the Trust could experience a loss with respect to such mortgagor's Mortgage Loan. In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to the Trust, any remaining balance on such Mortgage Loan may not be recoverable.

      An overall decline in the residential real estate market could adversely affect the values of the Mortgaged Properties such that the outstanding principal balances, together with the primary senior financing thereon, equals or exceeds the value of the Mortgaged Properties. Such a decline would adversely affect the position of a second mortgagee before having such an effect on that of the related first mortgagee. A rise in interest rates over a period of time and the general condition of the Mortgaged Property as well as other factors may have the effect of reducing the value of the Mortgaged Property from the appraised value at the time the Mortgage Loan was originated. If there is a reduction in value of the Mortgaged Property, the ratio of the amount of the Mortgage Loan to the value of the Mortgaged Property may increase over what it was at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Mortgage Loan after satisfaction of any senior liens.

      Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Owners of the Offered Certificates. An action to foreclose on the Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Mortgaged Property or to obtain proceeds on such a sale ("Liquidation Proceeds") sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Servicer will be entitled to deduct from collections received during the preceding Remittance Period all expenses reasonably incurred in attempting to recover amounts due on Liquidated Mortgage Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses, thereby reducing collections available to the Owners of the Offered Certificates. See "Description of the Offered Certificates" herein.

      Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance. If the average outstanding principal balance of the Mortgage Loans is relatively small, Net Liquidation Proceeds (as defined herein) on Liquidated Mortgage Loans may be small as a percentage of the principal balance of a Mortgage Loan.

Payments on the Mortgage Loans

      The scheduled monthly payment dates with respect to the Mortgage Loans occur throughout a month. When a Prepayment in full is made on a Mortgage Loan, the Mortgagor is charged interest only up to the date of such Prepayment, instead of for a full month. However, such principal receipts will only be passed through to the Owners of the Offered Certificates once a month, on the Distribution Date in the second calendar month following the month which such
Prepayment was received by the Servicer. The Servicer is obligated to pay, without any right of reimbursement, those shortfalls in interest collections payable on the Offered Certificates that are attributable to the difference between the interest paid by a Mortgagor in connection with a prepayment in full and 30 days' interest (such payment being "Compensating Interest"); provided, however, that the Servicer will pay such Compensating Interest only to the extent that there is a shortfall in the amount of Available Funds necessary to pay the Current Interest for the Offered Certificates, if the Overcollateralization Amount is then equal to or greater than the Required Overcollateralization Amount, and the Servicer will not be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Servicer for such Remittance Period or to cover shortfalls in collections of interest due to curtailments or partial prepayments. Any excess of the full amount of the Compensating Interest due over the related Servicing Fee may result in a reduction of the amount of interest payable to the Subordinate Certificates and to the extent of any excess remaining to the Class A Certificates.

Legal Considerations

      Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and may require licensing of the Originators. In addition, many states have other laws, such as consumer protection laws, unfair and deceptive practices acts and debt collection practices acts which may apply to the origination or collection of the Mortgage Loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Trust to damages and administrative enforcement. See "Certain Legal Aspects of the Mortgage Loans and Contracts" in the Prospectus.

      The Mortgage Loans are also subject to federal laws, including: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder as to the Mortgage Loans, which require certain disclosures to the borrowers regarding the terms of such Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder as to the Mortgage Loans, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act as to the

Mortgage Loans, which regulates the use and reporting of information related to the borrower's credit experience.

      Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Trust to damages and administrative enforcement. In addition, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Civil Relief Act"), or similar state legislation, the interest charged and the ability of the Servicer to foreclose on loans to certain Mortgagors may be limited. Generally, under the Civil Relief Act, a mortgagor who enters military service after the origination of such mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), shall not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Civil Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Civil Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Civil Relief Act. Application of the Civil Relief Act would adversely affect, for an indeterminate period of time until cessation of active duty status, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans to which it applies, if any. Any shortfall (such shortfall, a "Civil Relief Act Interest Shortfall") in interest collections on any Mortgage Loan resulting from the application of the Civil Relief Act will result in a reduction of the amounts distributable to the Owners of the Subordinate Certificates and potentially to the Owners of the Mezzanine Certificates and the Class A Certificates. The Servicer is not obligated to offset any of the Servicing Fee against, or to provide any other funds to cover, any Civil Relief Act Interest Shortfall. In addition, the Civil Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status and, under certain circumstances, during an additional period thereafter. See "Certain Legal Aspects of the Mortgage Loans" herein.

      It is possible that some of the Mortgage Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to the Truth in Lending Act which additions are reflected in Regulation Z, the implementing regulation of the Truth in Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to certain non-purchase money mortgage loans with high interest rates or high upfront fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates 10 percentage points over the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. These provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

Risk of Unaffiliated Seller or Depositor Insolvency

      The Unaffiliated Seller believes that the transfer of the Mortgage Loans by the Unaffiliated Seller to the Depositor and by the Depositor to the Trust constitutes a sale by the Unaffiliated Seller to the Depositor and by the Depositor to the Trust and, accordingly, that such Mortgage Loans will not be part of the assets of the Unaffiliated Seller or the Depositor in the event of the insolvency of the Unaffiliated Seller or the Depositor, as the case may be, and will not be available to the creditors of the Unaffiliated Seller or the Depositor, as the case may be. However, in the event of an insolvency of the Unaffiliated Seller or the Depositor, it is possible that a bankruptcy trustee or a creditor of the Unaffiliated Seller or the Depositor may argue that the transaction between the Unaffiliated Seller and the Depositor or between the Depositor and the Trust was a pledge of such Mortgage Loans in connection with a borrowing by the Depositor or the Trust, as the case may be, rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Certificates.

      On the Closing Date, the Trustee, the Unaffiliated Seller, the Depositor and the Rating Agencies will have received an opinion of Dewey Ballantine LLP, special counsel to the Depositor, with respect to the true sale of the Mortgage Loans by the Unaffiliated Seller to the Depositor and by the Depositor to the Trust, in form and substance satisfactory to the Rating Agencies.

Purchased Mortgage Loans

      Approximately half of the Mortgage Loans were purchased by the Unaffiliated Seller from a single third-party originator. As described herein, the Unaffiliated Seller will make certain representations and warranties regarding all of the Mortgage Loans and, in the event of a breach of any such representation or warranty that materially and adversely affects the value of such Mortgage Loans, the Unaffiliated Seller will be required either to cure such breach or substitute or repurchase the related Mortgage Loan or Mortgage Loans. Upon the purchase of mortgage loans from third-party originators, the servicing must be transferred from the third-party originator or current servicer to the Servicer. During the time of such transfer, it is possible that delays in the receipt of collections on such mortgage loans could occur resulting in a higher level of delinquencies during such period.

                             THE MORTGAGE LOAN POOL

General

      Unless otherwise noted, all references to statistical percentages in this Prospectus Supplement appearing "as of the Cut-Off Date," together with all dollar amount references herein to aggregate unpaid principal balances appearing "as of the Cut-Off Date" have been calculated using the aggregate scheduled unpaid principal balances of the Mortgage Loans as of the close of business on the Cut-Off Date (the "Original Aggregate Principal Balance") and are approximate.

Fixed Rate Loan Group

      This subsection describes generally certain characteristics of the pool of Mortgage Loans in the Fixed Rate Loan Group. The Fixed Rate Loan Group consists of 1,390 fixed-rate

Mortgage Loans evidenced by promissory notes (the "Notes") secured by deeds of trust, security deeds or mortgages on the Mortgaged Properties. 35.43%, 11.82% and 10.34% by current principal balance of Mortgage Loans in the Fixed Rate Loan Group are located in the states of California, New York and New Jersey, respectively. The Mortgaged Properties securing the Mortgage Loans in the Fixed Rate Loan Group consist of single-family residences (which may be condominiums, manufactured homes, one- to four-family residences or planned unit developments) and multifamily properties, including investment properties. The Mortgaged Properties may be owner-occupied (which includes vacation homes), second homes or non-owner occupied investment properties. 95.12% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date are secured by first lien mortgages on the related Mortgaged Properties and 4.88% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date are secured by second liens on the related Mortgaged Properties.

      None of the Mortgage Loans in the Fixed Rate Loan Group were more than 60 days delinquent as of the Cut-Off Date.

      99.93% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date require monthly payments of principal that will fully amortize the Mortgage Loans by their respective stated maturity dates, and 0.07% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date are Balloon Loans. As of the Cut-Off Date, 0.46% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date have "step-up" Mortgage Rates. These Mortgage Loans have fixed Mortgage Rates which are increased by a weighted average margin of 6.00%.

      As of the Cut-Off Date, the Fixed Rate Mortgage Loans had Mortgage Rates ranging from 7.12% to 21.00% per annum, with a weighted average Mortgage Rate of 9.37% per annum.

      As of the Cut-Off Date, the Mortgage Loans in the Fixed Rate Loan Group had original terms to stated maturity ranging from 120 months to 360 months; had remaining terms to stated maturity of 42 months to 360 months; had a weighted average original term to stated maturity of 346 months; and had a weighted average remaining term to stated maturity of 299 months.

      As of the Cut-Off Date, the Mortgage Loans in the Fixed Rate Loan Group had CLTV's ranging from 8.02% to 307.39%; the weighted average CLTV of the Mortgage Loans was 78.56%.

      The following tables describe the Mortgage Loans in the Fixed Rate Loan Group and the related Mortgaged Properties as of the Cut-Off Date. Some of the aggregate percentages in the following tables may not total 100% due to rounding.

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES
                             Fixed Rate Loan Group

                                                        Aggregate        % of Aggregate
                                      Number of          Unpaid              Unpaid
Geographic Distribution            Mortgage Loans   Principal Balance   Principal Balance
-----------------------            --------------   -----------------   -----------------

Alabama ........................           2       $        58,322.58         0.04%
Arizona ........................          64             4,204,681.01         2.62
California .....................         319            56,947,861.18        35.43
Colorado .......................          43             2,410,574.65         1.50
Connecticut ....................          58             6,349,469.41         3.95
Delaware .......................          10               837,314.83         0.52
District of Columbia ...........           5               499,995.33         0.31
Florida ........................         100             6,810,797.57         4.24
Georgia ........................          14             1,733,701.17         1.08
Hawaii .........................           1               245,295.61         0.15
Idaho ..........................           6               261,779.50         0.16
Illinois .......................          19             2,038,988.11         1.27
Indiana ........................           4               261,679.23         0.16
Iowa ...........................           5               195,376.36         0.12
Kansas .........................           2                28,992.13         0.02
Kentucky .......................          14               394,031.49         0.25
Louisiana ......................           2               150,500.00         0.09
Maine ..........................           5               210,228.33         0.13
Maryland .......................          48             6,432,460.34         4.00
Massachusetts ..................          14             1,907,415.48         1.19
Michigan .......................           2                34,900.64         0.02
Minnesota ......................          10             1,088,493.50         0.68
Missouri .......................           6               390,420.84         0.24
Nevada .........................          24             1,996,153.97         1.24
New Hampshire ..................           4               183,242.10         0.11
New Jersey .....................         128            16,624,749.48        10.34
New York .......................         138            18,993,088.51        11.82
North Carolina .................          25             1,043,837.02         0.65
Ohio ...........................           6               560,408.54         0.35
Oklahoma .......................          12               889,650.96         0.55
Oregon .........................         100             7,728,888.64         4.81
Pennsylvania ...................          44             3,659,085.16         2.28
Rhode Island ...................           7               699,307.80         0.44
South Carolina .................           7               406,868.43         0.25
Tennessee ......................          10             1,040,064.86         0.65
Texas ..........................          26             2,320,623.27         1.44
Utah ...........................           8               550,856.99         0.34
Vermont ........................           3               294,166.51         0.18
Virginia .......................          58             7,339,709.84         4.57
Washington .....................          36             2,844,815.65         1.77
Wisconsin ......................           1                47,925.12         0.03
                                       -----       ------------------       ------
         Total .................       1,390       $   160,716,722.14       100.00%
                                       =====       ==================       ======

               DISTRIBUTION OF ORIGINAL TERMS TO STATED MATURITY
                             Fixed Rate Loan Group

           Range of Months                            Aggregate        % of Aggregate
          From Origination         Number of           Unpaid              Unpaid
         to Stated Maturity      Mortgage Loans   Principal Balance   Principal Balance
         ------------------      --------------   -----------------   -----------------
108 < Orig. Term <=  120......           1         $     58,155.49            0.04%
168 < Orig. Term <=  180......         350           12,746,710.15            7.93
228 < Orig. Term <=  240......           2               93,298.99            0.06
288 < Orig. Term <=  300......           2               97,417.14            0.06
348 < Orig. Term <=  360......       1,035          147,721,140.37           91.91
                                     -----         ---------------          ------

 Total........................       1,390         $160,716,722.14          100.00%
                                     =====         ===============          ======

               DISTRIBUTION OF REMAINING TERMS TO STATED MATURITY
                             Fixed Rate Loan Group

           Range of Months                            Aggregate        % of Aggregate
            Remaining to           Number of           Unpaid              Unpaid
           Stated Maturity       Mortgage Loans   Principal Balance   Principal Balance
           ---------------       --------------   -----------------   -----------------
 36 < Rem. Term <= 48.........           5         $    535,725.75           0.33%
 96 < Rem. Term <=108.........          24            3,820,318.08           2.38
108 < Rem. Term <=120.........           2              364,795.57           0.23
156 < Rem. Term <=168.........           7              129,457.07           0.08
168 < Rem. Term <=180.........         313            7,954,569.17           4.95
204 < Rem. Term <=216.........           1              224,688.12           0.14
216 < Rem. Term <=228                    2              573,959.23           0.36
228 < Rem. Term <=240                   12              964,470.08           0.60
240 < Rem. Term <=252                    5              875,682.21           0.54
252 < Rem. Term <=264                    2              593,987.75           0.37
264 < Rem. Term <=276                    3              304,304.78           0.19
276 < Rem. Term <=288                  374           74,538,248.04          46.38
288 < Rem. Term <=300                   45           10,659,377.57           6.63
336 < Rem. Term <=348                   12            1,190,121.77           0.74
348 < Rem. Term <=360                  583           57,987,016.95          36.08
                                     -----         ---------------         ------
   Total......................       1,390         $160,716,722.14         100.00%
                                     =====         ===============         ======

                                   SEASONING
                             Fixed Rate Loan Group

                                                      Aggregate        % of Aggregate
                                   Number of           Unpaid              Unpaid
  Range of Seasoning (Months)    Mortgage Loans   Principal Balance   Principal Balance
                                 --------------   -----------------   -----------------
      Age  =   0............           42          $   3,393,726.84           2.11%
  0 < Age <=  12............          869             63,640,682.51          39.60
 12 < Age <=  24............            9                475,627.23           0.30
 60 < Age <=  72............           87             22,019,513.39          13.70
 72 < Age <=  84............          358             67,511,958.02          42.01
 96 < Age <= 108............            2                593,987.75           0.37
108 < Age <= 120............            6                959,028.20           0.60
120 < Age <= 132............           10                833,896.75           0.52
132 < Age <= 144............            6              1,063,613.33           0.66
144 < Age <= 156............            1                224,688.12           0.14
                                    -----          ----------------         ------
   Total....................        1,390          $ 160,716,722.14         100.00%
                                    =====          ================         ======

                  DISTRIBUTION OF ORIGINAL PRINCIPAL BALANCES
                             Fixed Rate Loan Group

                                         Number of        Aggregate           % of Aggregate
            Range of                      Mortgage          Unpaid                Unpaid
 Original Principal Balances ($)           Loans       Principal Balance     Principal Balance
 -------------------------------           -----       -----------------     -----------------

      0 < Balance <=   5,000......            1         $      4,971.75              0.00%
  5,000 < Balance <=  10,000......           27              228,585.16              0.14
 10,000 < Balance <=  15,000......           60              742,610.65              0.46
 15,000 < Balance <=  20,000......           75            1,311,105.30              0.82
 20,000 < Balance <=  25,000......           58            1,296,390.42              0.81
 25,000 < Balance <=  30,000......           54            1,491,095.79              0.93
 30,000 < Balance <=  35,000......           47            1,533,036.10              0.95
 35,000 < Balance <=  40,000......           49            1,822,970.83              1.13
 40,000 < Balance <=  45,000......           46            1,947,753.87              1.21
 45,000 < Balance <=  50,000......           52            2,436,318.31              1.52
 50,000 < Balance <=  55,000......           38            1,965,998.59              1.22
 55,000 < Balance <=  60,000......           30            1,685,459.03              1.05
 60,000 < Balance <=  65,000......           34            2,118,370.81              1.32
 65,000 < Balance <=  70,000......           32            2,132,307.77              1.33
 70,000 < Balance <=  75,000......           31            2,221,776.43              1.38
 75,000 < Balance <=  80,000......           30            2,311,091.38              1.44
 80,000 < Balance <=  85,000......           29            2,262,822.88              1.41
 85,000 < Balance <=  90,000......           19            1,638,821.18              1.02
 90,000 < Balance <=  95,000......           35            3,177,140.61              1.98
 95,000 < Balance <= 100,000......           26            2,471,032.47              1.54
100,000 < Balance <= 105,000......           22            2,194,739.43              1.37
105,000 < Balance <= 110,000......           25            2,596,310.95              1.62
110,000 < Balance <= 115,000......           24            2,622,862.59              1.63
115,000 < Balance <= 120,000......           22            2,569,542.12              1.60
120,000 < Balance <= 125,000......           25            2,987,599.62              1.86
125,000 < Balance <= 130,000......           18            2,247,149.42              1.40
130,000 < Balance <= 135,000......           17            2,227,506.57              1.39
135,000 < Balance <= 140,000......           18            2,358,146.01              1.47
140,000 < Balance <= 145,000......            8            1,122,579.89              0.70
145,000 < Balance <= 150,000......           15            2,176,360.17              1.35
150,000 < Balance <= 200,000......           85           14,056,139.36              8.75
200,000 < Balance <= 250,000......          147           30,706,265.09             19.11
250,000 < Balance <= 300,000......           83           20,281,995.75             12.62
300,000 < Balance <= 350,000......           56           17,150,755.07             10.67
350,000 < Balance <= 400,000......           22            6,700,046.58              4.17
400,000 < Balance <= 450,000......           13            4,831,138.69              3.01
450,000 < Balance <= 500,000......            6            2,523,570.55              1.57
500,000 < Balance <= 550,000......            3            1,570,370.45              0.98
550,000 < Balance <= 600,000......            7            3,957,100.87              2.46
750,000 < Balance ................            1            1,036,883.63              0.65
                                          -----         ---------------            ------
   Total..........................        1,390         $160,716,722.14            100.00%
                                          =====         ===============            ======

                   DISTRIBUTION OF CURRENT PRINCIPAL BALANCES
                             Fixed Rate Loan Group

                                         Number of        Aggregate           % of Aggregate
             Range of                     Mortgage          Unpaid                Unpaid
  Current Principal Balances ($)           Loans       Principal Balance     Principal Balance
  ------------------------------           -----       -----------------     -----------------

      0 < Balance <=   5,000......            1         $      4,971.75              0.00%
  5,000 < Balance <=  10,000......           28              238,479.77              0.15
 10,000 < Balance <=  15,000......           59              732,716.04              0.46
 15,000 < Balance <=  20,000......           78            1,370,914.67              0.85
 20,000 < Balance <=  25,000......           57            1,286,032.24              0.80
 25,000 < Balance <=  30,000......           53            1,471,333.59              0.92
 30,000 < Balance <=  35,000......           51            1,672,164.22              1.04
 35,000 < Balance <=  40,000......           49            1,836,162.75              1.14
 40,000 < Balance <=  45,000......           55            2,341,691.56              1.46
 45,000 < Balance <=  50,000......           47            2,233,594.27              1.39
 50,000 < Balance <=  55,000......           38            1,987,465.60              1.24
 55,000 < Balance <=  60,000......           32            1,841,573.02              1.15
 60,000 < Balance <=  65,000......           36            2,253,528.11              1.40
 65,000 < Balance <=  70,000......           35            2,379,740.77              1.48
 70,000 < Balance <=  75,000......           32            2,328,913.79              1.45
 75,000 < Balance <=  80,000......           29            2,260,524.24              1.41
 80,000 < Balance <=  85,000......           31            2,556,893.06              1.59
 85,000 < Balance <=  90,000......           25            2,198,528.23              1.37
 90,000 < Balance <=  95,000......           35            3,257,638.95              2.03
 95,000 < Balance <= 100,000......           26            2,536,882.73              1.58
100,000 < Balance <= 105,000......           20            2,054,575.36              1.28
105,000 < Balance <= 110,000......           24            2,566,914.37              1.60
110,000 < Balance <= 115,000......           22            2,482,994.42              1.54
115,000 < Balance <= 120,000......           27            3,183,814.75              1.98
120,000 < Balance <= 125,000......           20            2,442,828.95              1.52
125,000 < Balance <= 130,000......           17            2,175,320.71              1.35
130,000 < Balance <= 135,000......           16            2,116,592.96              1.32
135,000 < Balance <= 140,000......           16            2,206,322.44              1.37
140,000 < Balance <= 145,000......           10            1,425,102.84              0.89
145,000 < Balance <= 150,000......           13            1,913,663.07              1.19
150,000 < Balance <= 200,000......          118           20,710,739.40             12.89
200,000 < Balance <= 250,000......          143           31,904,473.21             19.85
250,000 < Balance <= 300,000......           69           18,893,642.94             11.76
300,000 < Balance <= 350,000......           43           13,773,393.49              8.57
350,000 < Balance <= 400,000......           16            6,000,788.32              3.73
400,000 < Balance <= 450,000......            5            2,111,187.55              1.31
450,000 < Balance <= 500,000......            3            1,400,263.05              0.87
500,000 < Balance <= 550,000......            4            2,098,258.03              1.31
550,000 < Balance <= 600,000......            6            3,429,213.29              2.13
750,000 < Balance.................            1            1,036,883.63              0.65
                                          -----         ---------------            ------
   Total..........................        1,390         $160,716,722.14            100.00%
                                          =====         ===============            ======

                      DISTRIBUTION OF GROSS MORTGAGE RATES
                             Fixed Rate Loan Group

                                         Number of        Aggregate           % of Aggregate
          Range of                        Mortgage          Unpaid                Unpaid
  Gross Mortgage Rates (%)                 Loans       Principal Balance     Principal Balance
  ------------------------                 -----       -----------------     -----------------
 7.00 < Rate <=  7.50..............          36         $  5,812,304.10              3.62%
 7.50 < Rate <=  7.75..............           3              461,771.31              0.29
 7.75 < Rate <=  8.00..............          45            3,971,016.25              2.47
 8.00 < Rate <=  8.25..............          21            4,404,437.45              2.74
 8.25 < Rate <=  8.50..............         124           19,732,064.98             12.28
 8.50 < Rate <=  8.75..............          98           21,267,229.50             13.23
 8.75 < Rate <=  9.00..............         159           29,886,372.91             18.60
 9.00 < Rate <=  9.25..............          97           15,549,740.63              9.68
 9.25 < Rate <=  9.50..............         118           16,491,167.31             10.26
 9.50 < Rate <=  9.75..............          72            9,021,079.47              5.61
 9.75 < Rate <= 10.00..............         120           11,211,382.95              6.98
10.00 < Rate <= 10.25 .............          45            4,387,608.44              2.73
10.25 < Rate <= 10.50 .............          38            3,005,483.23              1.87
10.50 < Rate <= 10.75 .............          31            2,724,824.35              1.70
10.75 < Rate <= 11.00 .............          19            1,418,134.37              0.88
11.00 < Rate <= 11.25 .............           9              624,469.64              0.39
11.25 < Rate <= 11.50 .............          15            1,073,043.49              0.67
11.50 < Rate <= 11.75 .............          16            1,573,360.85              0.98
11.75 < Rate <= 12.00 .............          33              997,131.61              0.62
12.00 < Rate <= 12.25 .............           3              198,712.73              0.12
12.25 < Rate <= 12.50 .............           1               39,946.22              0.02
12.50 < Rate <= 12.75 .............           5              237,885.11              0.15
12.75 < Rate <= 13.00 .............           3               34,960.98              0.02
13.25 < Rate <= 13.50 .............          26              635,189.30              0.40
13.50 < Rate <= 13.75 .............         169            4,234,391.33              2.63
13.75 < Rate <= 14.00 .............           1               11,768.67              0.01
14.25 < Rate <= 14.50 .............           6              110,292.77              0.07
14.75 < Rate <= 15.00 .............          17              348,502.59              0.22
15.75 < Rate <= 16.00 .............           1                7,411.64              0.00
16.00 < Rate <= 16.25 .............           1               15,448.71              0.01
16.75 < Rate <= 17.00 .............           1                6,741.74              0.00
17.50 < Rate <= 18.00 .............          55            1,197,280.02              0.74
19.00 < Rate <= 19.50 .............           1               13,062.23              0.01
20.50 < Rate <= 21.00 .............           1               12,505.26              0.01
                                          -----         ---------------            ------
    Total..........................       1,390         $160,716,722.14            100.00%
                                          =====         ===============            ======

                             DISTRIBUTION OF CLTV'S
                             Fixed Rate Loan Group

                                         Number of        Aggregate           % of Aggregate
                                          Mortgage          Unpaid                Unpaid
       Range of CLTV's (%)                 Loans       Principal Balance     Principal Balance
       -------------------                 -----       -----------------     -----------------
  5.00 < CLTV <=  10.00.........              2         $     80,434.27              0.05%
 10.00 < CLTV <=  15.00.........              3              205,996.55              0.13
 15.00 < CLTV <=  20.00.........              9            1,032,412.55              0.64
 20.00 < CLTV <=  25.00.........              1              163,233.32              0.10
 25.00 < CLTV <=  30.00.........             11            1,835,911.54              1.14
 30.00 < CLTV <=  35.00.........             10            1,239,528.96              0.77
 35.00 < CLTV <=  40.00.........             11            1,447,255.26              0.90
 40.00 < CLTV <=  45.00.........             13            2,530,781.68              1.57
 45.00 < CLTV <=  50.00.........             23            4,402,670.77              2.74
 50.00 < CLTV <=  55.00.........             22            3,802,388.79              2.37
 55.00 < CLTV <=  60.00.........             30            5,907,889.38              3.68
 60.00 < CLTV <=  65.00.........             49            8,641,951.65              5.38
 65.00 < CLTV <=  70.00.........             66           11,237,951.02              6.99
 70.00 < CLTV <=  75.00.........             88           15,630,655.14              9.73
 75.00 < CLTV <=  80.00.........            369           39,860,505.56             24.80
 80.00 < CLTV <=  85.00.........             51            8,121,258.90              5.05
 85.00 < CLTV <=  90.00.........             96           13,645,710.82              8.49
 90.00 < CLTV <=  95.00.........            107            8,210,731.89              5.11
 95.00 < CLTV <= 100.00.........            381           24,472,456.58             15.23
100.00 < CLTV <= 105.00.........             16            3,002,400.82              1.87
105.00 < CLTV <= 110.00.........              8            1,511,982.09              0.94
110.00 < CLTV <= 115.00.........              8            1,440,186.62              0.90
115.00 < CLTV <= 120.00.........              8            1,426,519.57              0.89
125.00 < CLTV <= 130.00.........              3              388,986.99              0.24
140.00 < CLTV <= 145.00.........              2              106,781.44              0.07
CLTV   > 155.00.................              3              370,139.98              0.23
                                          -----         ---------------            ------
  Total.........................          1,390         $160,716,722.14            100.00%
                                          =====         ===============            ======

      The CLTV's shown above were calculated based upon the appraised values of the Mortgaged Properties at the time of origination or a more recent broker price opinion, if available (the "Appraised Values"), the principal balance of the Mortgage Loan as of the Cut-Off Date and the senior liens, if any, at the time of origination or, if available, the current senior lien. No assurance can be given that such Appraised Values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If property values decline such that the outstanding balances of the Mortgage Loans, together with the outstanding balances of any senior Mortgage Loans, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those heretofore experienced by the Servicer and by the mortgage lending industry in general.

                         FICO SCORES OF MORTGAGE LOANS
                             Fixed Rate Loan Group

                                         Number of        Aggregate           % of Aggregate
       FICO                               Mortgage          Unpaid                Unpaid
      Score                                Loans       Principal Balance     Principal Balance
      -----                                -----       -----------------     -----------------
No FICO available                             88        $ 16,883,412.38             10.51%
475 < FICO <=500................               2             288,540.21              0.18
500 < FICO <=525................              16           1,101,899.33              0.69
525 < FICO <=550................              57           4,043,953.82              2.52
550 < FICO <=575................             107           6,628,559.10              4.12
575 < FICO <=600................             117           7,988,499.98              4.97
600 < FICO <=625................             188          14,961,489.55              9.31
625 < FICO <=650................             133          12,897,160.68              8.02
650 < FICO <=675................             164          18,428,577.26             11.47
675 < FICO <=700................             115          13,752,458.53              8.56
700 < FICO <=725................             100          14,132,425.71              8.79
725 < FICO <=750................             126          17,564,624.83             10.93
750 < FICO <=800................             164          30,003,653.94             18.67
800 < FICO <=850................              13           2,041,466.82              1.27
                                           -----        ---------------            ------
Total...........................           1,390        $160,716,722.14            100.00%
                                           =====        ===============            ======

      The weighted average FICO score of the Mortgage Loans in the Fixed Rate Loan Group is 683.

                         DISTRIBUTION OF PROPERTY TYPES
                             Fixed Rate Loan Group


                                         Number of        Aggregate           % of Aggregate
                                          Mortgage          Unpaid                Unpaid
           Property Type                   Loans       Principal Balance     Principal Balance
           -------------                   -----       -----------------     -----------------
1st Lien Loans:

Residential Condo....................         75        $  6,587,080.50             4.10%
1-4 Family...........................        420          46,296,892.46            28.81
PUD..................................         46           5,690,406.95             3.54
Townhouse............................          3             129,151.35             0.08
Single Family Detached...............        442          89,052,855.86            55.41
2 Family.............................          1             283,207.53             0.18
Mobile Home Single Wide..............         22           1,013,920.56             0.63
Mobile Home Double Wide..............         61           3,764,311.65             2.34
Mobile Home Without Land.............          1              51,876.71             0.03

2nd Lien Loans:

Residential Condo....................         11             164,106.56             0.10
1-4 Family...........................        218           5,891,558.97             3.67
PUD..................................         39           1,053,823.64             0.66
Townhouse............................          4              80,871.71             0.05
Mobile Home Single Wide..............         17             183,204.55             0.11
Mobile Home Double Wide..............         30             473,453.14             0.29
                                           -----        ---------------           ------
     Total...........................      1,390        $160,716,722.14           100.00%
                                           =====        ===============           ======

                        DISTRIBUTION OF OCCUPANCY STATUS
                             Fixed Rate Loan Group


                                         Number of        Aggregate           % of Aggregate
                                          Mortgage          Unpaid                Unpaid
        Occupancy Status                   Loans       Principal Balance     Principal Balance
        ----------------                   -----       -----------------     -----------------
Owner Occupied/Prim. Resid...........      1,348        $158,619,094.97            98.69%
Vacation/Second Home.................          6             555,357.73             0.35
Non-Owner Occupied/Investor..........         36           1,542,269.44             0.96
                                           -----        ---------------           ------
    Total............................      1,390        $160,716,722.14           100.00%
                                           =====        ===============           ======

Adjustable Rate Loan Group

      This subsection describes generally certain characteristics of the pool of Mortgage Loans in the Adjustable Rate Loan Group. The Adjustable Rate Loan Group consists of 126 adjustable-rate loans evidenced by Notes secured by Mortgages on the Mortgaged Properties. 25.62%, 14.65% and 12.61% by principal balance of Mortgage Loans in the Adjustable Rate Loan Group as of the Cut-Off Date are located in the states of California, Colorado and Nevada, respectively. The Mortgaged Properties securing the Mortgage Loans in the Adjustable Rate Loan Group consist of single-family residences (which may be condominiums, manufactured homes or one- to four-family residences) and multifamily properties, including investment properties. The Mortgaged Properties may be owner-occupied (which includes vacation homes), second homes or non-owner occupied investment properties. All of the Mortgage Loans in the Adjustable Rate Loan Group are secured by first lien mortgages on the related Mortgaged Properties.

      None of the Mortgage Loans in the Adjustable Rate Loan Group were more than 60 days delinquent as of the Cut-Off Date.

      As of the Cut-Off Date, the Adjustable Rate Mortgage Loans had Mortgage Rates ranging from 6.50% to 11.25% per annum, with a weighted average Mortgage Rate of 8.07% per annum. The Adjustable Rate Mortgage Loans had gross margins ranging from 1.50% to 7.00%, with a weighted average gross margin of 4.36%; lifetime rate caps, ranging from 12.25% to 15.75%, with a weighted average lifetime rate cap of 13.67% (for the Adjustable Rate Mortgage Loans which have caps); and lifetime rate floors ranging from 5.00% to 9.75%, with a weighted average lifetime rate floor of 7.66% (where the gross margin was used for Adjustable Rate Mortgage Loans without floors).

      As of the Cut-Off Date, the Mortgage Loans in the Adjustable Rate Loan Group had original terms to stated maturity of 360 months; had remaining terms to stated maturity ranging from 348 months to 360 months; had a weighted average original term to stated maturity of 360 months; and had a weighted average remaining term to stated maturity of 354 months.

      As of the Cut-Off Date, the Mortgage Loans in the Adjustable Rate Loan Group had CLTV's ranging from 51.16% to 94.65% and the weighted average CLTV of the Mortgage Loans was 81.92%.

      The following tables describe the Mortgage Loans in the Adjustable Rate Loan Group and the related Mortgaged Properties as of the Cut-Off Date. Some of the aggregate percentages in the following tables may not total 100% due to rounding.

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES
                           Adjustable Rate Loan Group

                                         Number of        Aggregate           % of Aggregate
                                          Mortgage          Unpaid                Unpaid
              State                        Loans       Principal Balance     Principal Balance
              -----                        -----       -----------------     -----------------
Arizona.......................                7         $   779,154.16              4.58%
California....................               24           4,359,060.45             25.62
Colorado......................               16           2,492,191.00             14.65
Florida.......................               17           1,859,014.30             10.93
Illinois......................                4             371,934.80              2.19
Indiana.......................                1              54,583.67              0.32
Kansas........................                1             101,036.77              0.59
Kentucky......................                4             331,534.79              1.95
Maryland......................                1             110,817.49              0.65
Michigan......................                1              42,368.53              0.25
Missouri......................                2             189,956.81              1.12
Nevada........................               15           2,144,929.90             12.61
New Jersey....................                1             133,473.00              0.78
New York......................                3             445,695.20              2.62
North Carolina................                1              31,795.58              0.19
Oregon........................                8           1,154,950.76              6.79
Pennsylvania..................                6             567,492.97              3.34
Texas.........................                4             379,512.11              2.23
Utah..........................                1             198,851.54              1.17
Virginia......................                4             593,832.53              3.49
Washington....................                5             671,049.60              3.94
                                            ---         --------------            ------
   Total......................              126         $17,013,235.96            100.00%
                                            ===         ==============            ======

               DISTRIBUTION OF ORIGINAL TERMS TO STATED MATURITY
                           Adjustable Rate Loan Group

        Range of Months                   Number of        Aggregate           % of Aggregate
       From Origination                    Mortgage          Unpaid                Unpaid
      To Stated Maturity                    Loans       Principal Balance     Principal Balance
      ------------------                    -----       -----------------     -----------------
348 < Orig. Term <= 360.......               126        $  17,013,235.96            100.00%
                                             ---        ----------------            -------
   Total......................               126        $  17,013,235.96            100.00%
                                             ===        ================            =======

               DISTRIBUTION OF REMAINING TERMS TO STATED MATURITY
                           Adjustable Rate Loan Group

      Range of Months                    Number of        Aggregate           % of Aggregate
       Remaining To                       Mortgage          Unpaid                Unpaid
      Stated Maturity                      Loans       Principal Balance     Principal Balance
      ---------------                      -----       -----------------     -----------------
336 < Rem. Term <= 348........                1         $    63,433.91              0.37%
348 < Rem. Term <= 360........              125          16,949,802.05             99.63
                                            ---         --------------            ------
   Total......................              126         $17,013,235.96            100.00%
                                            ===         ==============            =======

                                   SEASONING
                           Adjustable Rate Loan Group

                                         Number of        Aggregate           % of Aggregate
                                          Mortgage          Unpaid                Unpaid
   Range of Seasoning (Months)             Loans       Principal Balance     Principal Balance
   ---------------------------             -----       -----------------     -----------------
    Age  =  0 ...................             3         $   520,720.00              3.06%
0 < Age <= 12....................           123          16,492,515.96             96.94
                                            ---         --------------            ------

 Total...........................           126         $17,013,235.96            100.00%
                                            ===         ==============            ======

                  DISTRIBUTION OF ORIGINAL PRINCIPAL BALANCES
                           Adjustable Rate Loan Group

                                         Number of        Aggregate           % of Aggregate
            Range of                      Mortgage          Unpaid                Unpaid
   Original Principal Balances ($)         Loans       Principal Balance     Principal Balance
   -------------------------------         -----       -----------------     -----------------
 25,000 < Balance <=  30,000.........         1         $    27,567.16              0.16%
 30,000 < Balance <=  35,000.........         1              31,795.58              0.19
 35,000 < Balance <=  40,000.........         1              39,800.39              0.23
 40,000 < Balance <=  45,000.........         3             130,054.69              0.76
 45,000 < Balance <=  50,000.........         1              48,139.38              0.28
 50,000 < Balance <=  55,000.........         2             105,318.13              0.62
 55,000 < Balance <=  60,000.........         3             172,108.61              1.01
 60,000 < Balance <=  65,000.........         7             444,128.06              2.61
 65,000 < Balance <=  70,000.........         4             266,642.53              1.57
 70,000 < Balance <=  75,000.........         2             142,393.80              0.84
 75,000 < Balance <=  80,000.........         3             227,481.09              1.34
 80,000 < Balance <=  85,000.........         3             244,372.06              1.44
 85,000 < Balance <=  90,000.........         5             437,433.67              2.57
 90,000 < Balance <=  95,000.........         5             461,393.26              2.71
 95,000 < Balance <= 100,000.........         2             192,308.75              1.13
100,000 < Balance <= 105,000.........         4             407,237.26              2.39
105,000 < Balance <= 110,000.........         5             538,654.46              3.17
110,000 < Balance <= 115,000.........         5             551,904.59              3.24
115,000 < Balance <= 120,000.........         6             711,458.32              4.18
120,000 < Balance <= 125,000.........         3             367,391.18              2.16
125,000 < Balance <= 130,000.........         1             127,683.39              0.75
130,000 < Balance <= 135,000.........         8           1,052,176.23              6.18
135,000 < Balance <= 140,000.........         1             134,243.06              0.79
140,000 < Balance <= 145,000.........         5             704,657.74              4.14
145,000 < Balance <= 150,000.........         2             290,796.65              1.71
150,000 < Balance <= 200,000.........        29           4,907,753.67             28.85
200,000 < Balance <= 250,000.........         8           1,821,561.34             10.71
300,000 < Balance <= 350,000.........         2             610,680.46              3.59
350,000 < Balance <= 400,000.........         1             372,914.75              2.19
400,000 < Balance <= 450,000.........         1             407,648.72              2.40
450,000 < Balance <= 500,000.........         1             496,871.37              2.92
500,000 < Balance <= 550,000.........         1             538,665.61              3.17
                                            ---         --------------            ------
   Total.............................       126         $17,013,235.96            100.00%
                                            ===         ==============            ======

                   DISTRIBUTION OF CURRENT PRINCIPAL BALANCES
                           Adjustable Rate Loan Group

                                         Number of        Aggregate           % of Aggregate
                 Range of                 Mortgage          Unpaid                Unpaid
      Current Principal Balances ($)       Loans       Principal Balance     Principal Balance
      ------------------------------       -----       -----------------     -----------------
 25,000 < Balance <=   30,000                1          $    27,567.16              0.16%
 30,000 < Balance <=   35,000                1               31,795.58              0.19
 35,000 < Balance <=   40,000                1               39,800.39              0.23
 40,000 < Balance <=   45,000                3              130,054.69              0.76
 45,000 < Balance <=   50,000                1               48,139.38              0.28
 50,000 < Balance <=   55,000                2              105,318.13              0.62
 55,000 < Balance <=   60,000                3              172,108.61              1.01
 60,000 < Balance <=   65,000                7              444,128.06              2.61
 65,000 < Balance <=   70,000                4              266,642.53              1.57
 70,000 < Balance <=   75,000                2              142,393.80              0.84
 75,000 < Balance <=   80,000                3              227,481.09              1.34
 80,000 < Balance <=   85,000                3              244,372.06              1.44
 85,000 < Balance <=   90,000                5              437,433.67              2.57
 90,000 < Balance <=   95,000                5              461,393.26              2.71
 95,000 < Balance <=  100,000                2              192,308.75              1.13
100,000 < Balance <=  105,000                4              407,237.26              2.39
105,000 < Balance <=  110,000                7              757,982.30              4.46
110,000 < Balance <=  115,000                3              332,576.75              1.95
115,000 < Balance <=  120,000                6              711,458.32              4.18
120,000 < Balance <=  125,000                3              367,391.18              2.16
125,000 < Balance <=  130,000                2              257,630.56              1.51
130,000 < Balance <=  135,000                8            1,056,472.12              6.21
135,000 < Balance <=  140,000                1              138,765.68              0.82
140,000 < Balance <=  145,000                4              565,892.06              3.33
145,000 < Balance <=  150,000                3              440,764.28              2.59
150,000 < Balance <=  200,000               28            4,757,786.04             27.97
200,000 < Balance <=  250,000                8            1,821,561.34             10.71
300,000 < Balance <=  350,000                2              610,680.46              3.59
350,000 < Balance <=  400,000                1              372,914.75              2.19
400,000 < Balance <=  450,000                1              407,648.72              2.40
450,000 < Balance <=  500,000                1              496,871.37              2.92
500,000 < Balance <=  550,000                1              538,665.61              3.17
                                           ---          --------------            ------
 Total............................         126          $17,013,235.96            100.00%
                                           ===          ==============            ======

                      DISTRIBUTION OF GROSS MORTGAGE RATES
                           Adjustable Rate Loan Group

                                         Number of        Aggregate           % of Aggregate
             Range of                    Mortgage          Unpaid                Unpaid
      Gross Mortgage Rates (%)             Loans       Principal Balance     Principal Balance
      ------------------------             -----       -----------------     -----------------
 6.00%  < Gross Coupon <=  6.50%.....        4          $   550,238.08              3.23%
 6.50%  < Gross Coupon <=  7.00%.....       18            2,745,954.29             16.14
 7.00%  < Gross Coupon <=  7.50%.....       13            1,426,062.21              8.38
 7.50%  < Gross Coupon <=  7.75%.....        4              972,951.91              5.72
 7.75%  < Gross Coupon <=  8.00%.....       15            2,065,273.83             12.14
 8.00%  < Gross Coupon <=  8.25%.....        9            1,150,817.05              6.76
 8.25%  < Gross Coupon <=  8.50%.....       37            4,926,533.18             28.96
 8.50%  < Gross Coupon <=  8.75%.....        8            1,012,971.54              5.95
 8.75%  < Gross Coupon <=  9.00%.....       10            1,405,103.44              8.26
 9.00%  < Gross Coupon <=  9.25%.....        1               70,700.24              0.42
 9.25%  < Gross Coupon <=  9.50%.....        2              220,949.12              1.30
 9.50%  < Gross Coupon <=  9.75%.....        1               83,002.71              0.49
 9.75%  < Gross Coupon <= 10.00%.....        1               63,433.91              0.37
11.00% < Gross Coupon <=  11.25%.....        3              319,244.45              1.88
                                            ---         --------------            ------
Total................................       126         $17,013,235.96            100.00%
                                            ===         ==============            ======

                         DISTRIBUTION OF GROSS MARGINS
                           Adjustable Rate Loan Group

                                         Number of        Aggregate           % of Aggregate
                                          Mortgage          Unpaid                Unpaid
   Range of Gross Margins (%)              Loans       Principal Balance     Principal Balance
   --------------------------              -----       -----------------     -----------------
1.0 < Margin <=  1.5.............            1          $    58,870.81              0.35%
2.5 < Margin <=  3.0.............            2              572,424.93              3.36
3.0 < Margin <=  3.5.............           51            7,599,759.92             44.67
3.5 < Margin <=  4.0.............           15            2,299,340.20             13.52
4.0 < Margin <=  4.5.............            3              353,684.88              2.08
4.5 < Margin <=  5.0.............           16            1,904,924.38             11.20
5.0 < Margin <=  5.5.............            5              950,128.08              5.58
5.5 < Margin <=  6.0.............           17            1,685,245.53              9.91
6.0 < Margin <=  6.5.............           10            1,018,962.03              5.99
6.5 < Margin <=  7.0.............            6              569,895.20              3.35
                                            ---         --------------            ------
Total............................           126         $17,013,235.96            100.00%
                                            ===         ==============            ======

                       DISTRIBUTION OF LIFETIME RATE CAPS
                           Adjustable Rate Loan Group


                                         Number of        Aggregate           % of Aggregate
          Range of                        Mortgage          Unpaid                Unpaid
    Lifetime Rate Caps (%)                 Loans       Principal Balance     Principal Balance
    ----------------------                 -----       -----------------     -----------------
12.000 < Life Cap <= 12.500......            12         $ 1,757,363.21             10.33%
12.500 < Life Cap <= 13.000......            36           5,041,456.85             29.63
14.000 < Life Cap <= 14.500......            30           3,962,295.91             23.29
13.000 < Life Cap <= 13.500......            18           1,617,672.96              9.51
13.500 < Life Cap <= 14.000......            14           2,424,964.48             14.25
14.500 < Life Cap <= 15.000......            11           1,736,535.15             10.21
15.000 < Life Cap <= 15.500......             1              70,700.24              0.42
15.500 < Life Cap <= 16.000......             4             402,247.16              2.36
                                            ---         --------------            ------
Total............................           126         $17,013,235.96            100.00%
                                            ===         ==============            ======

                     DISTRIBUTION OF LIFETIME RATE FLOORS*
                           Adjustable Rate Loan Group

                                         Number of        Aggregate           % of Aggregate
           Range of                       Mortgage          Unpaid                Unpaid
     Lifetime Rate Floor (%)               Loans       Principal Balance     Principal Balance
     -----------------------               -----       -----------------     -----------------
4.500 < Life Floor <=  5.000......            3         $   256,440.28              1.51%
5.500 < Life Floor <=  6.000......            1              92,691.58              0.54
6.000 < Life Floor <=  6.500......           10           1,320,449.28              7.76
6.500 < Life Floor <=  7.000......           34           4,980,295.58             29.27
7.000 < Life Floor <=  7.500......           18           1,766,616.30             10.38
7.500 < Life Floor <=  8.000......           14           2,424,964.48             14.25
8.000 < Life Floor <=  8.500......           30           3,962,295.91             23.29
8.500 < Life Floor <=  9.000......           11           1,736,535.15             10.21
9.000 < Life Floor <=  9.500......            1              70,700.24              0.42
9.500 < Life Floor <= 10.000......            4             402,247.16              2.36
                                            ---         --------------            ------
Total.............................          126         $17,013,235.96            100.00%
                                            ===         ==============            ======

*Mortgage Loans without floors were assumed to have floors equal to the related gross margin.

                             DISTRIBUTION OF CLTV'S
                           Adjustable Rate Loan Group

                                         Number of        Aggregate           % of Aggregate
                                          Mortgage          Unpaid                Unpaid
        Range of CLTV's (%)                Loans       Principal Balance     Principal Balance
        -------------------                -----       -----------------     -----------------
50.000 < Comb LTV <=  55.000......            1         $   199,510.18               1.17%
60.000 < Comb LTV <=  65.000......            1             110,817.49               0.65
65.000 < Comb LTV <=  70.000......            4             532,549.17               3.13
70.000 < Comb LTV < = 75.000......            6           1,050,098.37               6.17
75.000 < Comb LTV <=  80.000......           70           8,934,643.63              52.52
85.000 < Comb LTV <=  90.000......           26           3,602,237.61              21.17
90.000 < Comb LTV <=  95.000......           18           2,583,379.51              15.18
                                            ---         --------------             ------
Total.............................          126         $17,013,235.96             100.00%
                                            ===         ==============             ======

      The CLTV's shown above were calculated based upon the appraised values of the Mortgaged Properties at the time of origination or a more recent broker price opinion, if available (the "Appraised Values"), the principal balance of the Mortgage Loan as of the Cut-Off Date and the senior liens, if any, at the time of origination or, if available, the current senior lien. No assurance can be given that such Appraised Values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If property values decline such that the outstanding balances of the Mortgage Loans, together with the outstanding balances of any senior Mortgage Loans, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those heretofore experienced by the Servicer and by the mortgage lending industry in general.

                         FICO SCORES OF MORTGAGE LOANS
                           Adjustable Rate Loan Group

                                         Number of        Aggregate           % of Aggregate
              FICO                        Mortgage          Unpaid                Unpaid
              Score                        Loans       Principal Balance     Principal Balance
              -----                        -----       -----------------     -----------------
No FICO available                             1         $   141,120.24              0.83%
500 <  FICO <=  525.................          1             101,965.19              0.60
525 <  FICO <=  550.................         11             891,570.18              5.24
550 <  FICO <=  575.................         16           1,764,729.56             10.37
575 <  FICO <=  600.................         12           1,693,005.21              9.95
600 <  FICO <=  625.................         11           1,315,178.12              7.73
625 <  FICO <=  650.................         10           1,335,985.13              7.85
650 <  FICO <=  675.................         11           1,645,473.37              9.67
675 <  FICO <=  700.................          9           1,387,271.14              8.15
700 <  FICO <=  725.................         19           2,599,557.84             15.28
725 <  FICO <=  750.................         16           2,832,470.19             16.65
750 <  FICO <=  800.................          9           1,304,909.79              7.67
                                            ---         --------------            ------
Total...............................        126         $17,013,235.96            100.00%
                                            ===         ==============            ======

      The weighted average FICO score of the Mortgage Loans in the Adjustable Rate Loan Group is 663.

                         DISTRIBUTION OF PROPERTY TYPES
                           Adjustable Rate Loan Group

                                         Number of        Aggregate           % of Aggregate
                                          Mortgage          Unpaid                Unpaid
             Property Type                 Loans       Principal Balance     Principal Balance
             -------------                 -----       -----------------     -----------------
1-4 Family......................             85         $11,798,638.77             69.35%
Land............................              1             199,510.18              1.17
Mobile Home Double Wide.........              2             158,492.47              0.93
Mobile Home Single Wide.........              2             140,313.30              0.82
PUD.............................             32           4,371,561.80             25.70
Residential Condo...............              4             344,719.44              2.03
                                            ---         --------------            ------
Total...........................            126         $17,013,235.96            100.00%
                                            ===         ==============            ======

                        DISTRIBUTION OF OCCUPANCY STATUS
                           Adjustable Rate Loan Group

                                         Number of        Aggregate           % of Aggregate
                                          Mortgage          Unpaid                Unpaid
           Occupancy Status                Loans       Principal Balance     Principal Balance
           ----------------                -----       -----------------     -----------------
Multi-family........................          1         $    199,510.18             1.17%
Non-Owner Occupied/Investor.........          1               27,567.16             0.16
Owner Occupied/Primary Residence....        124           16,786,158.62            98.67
                                            ---         ---------------           ------

Total...............................        126         $ 17,013,235.96           100.00%
                                            ===         ===============           ======

Interest Payments on the Mortgage Loans

      The Mortgage Loans in the Trust are Actuarial Loans. An "Actuarial Loan" provides for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment consists of an amount of interest equal to 1/12 of the coupon of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. Scheduled monthly payments made by obligors on Actuarial Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

                            THE UNAFFILIATED SELLER

      WMFC 1997-2 Inc., a Delaware corporation, is an indirect wholly owned subsidiary of Wilshire Financial Services Group Inc. Wilshire Financial Services Group Inc., a Delaware corporation ("WFSG"), is a publicly traded company primarily engaged in the acquisition of pools of performing, sub-performing and non-performing residential and commercial mortgage loans, as well as foreclosed real estate. WFSG also acquires mortgage-backed securities, purchases newly originated loans conforming to its guidelines and services loans for third parties. At June 30, 1998, WFSG and its subsidiaries had total assets of approximately $ 1.9 billion.

      The Unaffiliated Seller was organized as a limited purpose company to acquire residential mortgage loans and manufactured housing loans under guidelines established by it, to acquire other mortgage loans from time to time as opportunities arise, to finance such acquisitions under a loan warehousing agreement with Prudential Securities Credit Corporation, an affiliate of Prudential Securities Incorporated and to hold such loans as investments or transfer or sell such loans through securitizations or otherwise. The Unaffiliated Seller has acquired the Mortgage Loans in the Purchased Pool from Wilshire Funding Corporation, a subsidiary of WFSG which acquired such Mortgage Loans from PNC. See "Underwriting." The Unaffiliated Seller's principal executive offices are located at 1776 S.W. Madison Street, Portland, Oregon 97205. Its telephone number is (503) 223-5600.

      The only obligations, if any, of the Unaffiliated Seller with respect to the Certificates will be pursuant to certain representations and warranties with respect to the Mortgage Loans.

                                  THE SERVICER

      The information set forth in this section has been provided by Wilshire Servicing Corporation, and none of the Unaffiliated Seller, the Depositor or the Underwriters make any representations or warranties as to the accuracy or completeness of such information.

      Wilshire Servicing Corporation, a Delaware corporation (the "Servicer"), is a wholly owned subsidiary of WFSG and is principally engaged in the loan servicing business. Currently, the Servicer retains Wilshire Credit Corporation, an affiliate through common ownership ("WCC"), to sub-service portfolios of loans and other assets as to which it has the servicing rights. Currently, the Servicer retains PNC ("PNC"), to sub-service portfolios of loans and other assets as to which it has the servicing rights. The Servicer will retain PNC to act as its sub-servicer with respect to certain of the Mortgage Loans underlying the Certificates.

      WFSG has formed a "Year 2000 review team" to (i) assess the risks in WFSG's computer systems as the calendar rolls over into the next century, (ii) develop a company-wide Year 2000 plan and (iii) implement the company-wide Year 2000 plan. WFSG is currently in the advanced stages of testing critical systems for Year 2000 compliance. Management believes the project will be completed prior to the turn of the century. It is currently anticipated that the cost of implementing the Year 2000 plan will be approximately $500,000. As a contingency plan, WFSG has identified, and is in contact with vendors capable of providing back-up to critical systems in the event of non-compliance.

Wilshire Credit Corporation

      Wilshire Credit Corporation, a Nevada corporation ("WCC"), is a privately held corporation based in Portland, Oregon. Wilshire Credit Corporation's principal executive offices are located at 1776 S.W. Madison Street, Portland, Oregon 97205. The telephone number of such offices is (503) 223-5600.

Seller's Program Underwriting Guidelines

      As more fully described below under "Qualifications of Originators," there are various types of Originators that may participate in the Unaffiliated Seller's Program. Under the

Unaffiliated Seller's Program, the . purchased the Mortgage Loans pursuant to standard underwriting guidelines contained in the Unaffiliated Seller's originator guide, as modified from time to time, used by the Unaffiliated Seller and unaffiliated third party correspondents (the "the Unaffiliated Seller's Guidelines"). The underwriting guidelines are described below.

      The Unaffiliated Seller's Guidelines. The Unaffiliated Seller's Guidelines may be revised based on opportunities and prevailing conditions in the nonconforming credit residential mortgage market, as well as the expected market for any Certificates backed by such loans.

      Substantially all loans originated or purchased by the Unaffiliated Seller are subject to such Guidelines. The underwriting process is intended to assess the prospective borrower's creditworthiness, capacity to repay and collateral. The fixed-rate and adjustable-rate loans are generally fully amortized over a fifteen or thirty year schedule. The properties securing the loans are primarily single family, owner occupied residences. Occasionally, loans are originated or acquired on condominiums, townhouses or a pre-fabricated manufactured unit affixed to a permanent foundation. No land loans are acquired.

      Under the Guidelines, the weighted average CLTV of the Unaffiliated Seller's loans will not exceed 100% at the time of origination. The CLTV is defined as the ratio, expressed as a percentage, of the sum of the principal balance of a Mortgage Loan as of the Cut-Off Date and the principal balance at the time of origination or, if available, the current principal balance, of such Mortgage Loan of any mortgage loan which has a prior lien against the Mortgaged Property (a "Senior Mortgage Loan"), regardless of any lesser amount actually outstanding (computed at the time of the origination of the Mortgage Loan or, if available, the current principal balance) to the appraised value of the related Mortgaged Property at the time of origination of the Mortgage Loan or, with respect the Purchased Loans, a more recent broker price opinion, if available. Complete documentation for any senior deeds of trust are reviewed and approved by the Unaffiliated Seller's underwriting staff. Negative amortization on underlying loans will disqualify a borrower's loan application.

      Generally, the borrower is required to have an acceptable credit history given the amount of equity available, the strength of the employment history and income stability. Employment and deed of trust status are verified for each applicant by telephone and/or written inquiry, examination of tax returns, pay check stubs, court supported documents or bank statements. Self-employed applicants provide tax returns for two years on their businesses and personal and business financial statements.

      The value of each property proposed as security for a mortgage loan is determined by a full appraisal. Such appraisals are completed by an appraiser licensed or certified by the state where the property is located. The results of an appraisal are documented on FNMA-approved forms and include a diagram of the dwelling, the calculation of square footage, a location map, and photos of the front and rear of the property as well as a street view of the property. The appraisal documentation is supplemented with appropriate clarifying comments regarding such matters as market influences and property condition.

      Certain laws protect loan applicants by offering them a timeframe after loan documents are signed, termed the rescission period, during which the applicant has the right to cancel the loan. The rescission period must have expired prior to funding a loan and may not be waived by the applicant except as permitted by law.

      The Unaffiliated Seller's Guidelines require title insurance coverage issued by an approved American Land Title Association or California Land Title Association title insurance company on each loan the Unaffiliated Seller purchases. The Unaffiliated Seller, the related Originator and their assignees are generally named as the insureds. Title insurance policies indicate the lien position of the mortgage loan and protect the insured against loss if the title or lien position is not as indicated.

      The applicant is required to secure hazard insurance in an amount sufficient to cover the new loan and any prior mortgage. The Unaffiliated Seller or its designee is required to ensure that its name and address is properly added to the "Mortgagee Clause" of the insurance policy. In the event the Unaffiliated Seller or the related Originator's name is added to a "Loss Payee Clause" and the policy does not provide for written notice of policy changes of cancellation, an endorsement adding such provision is required.

      Approved Guidelines. The Unaffiliated Seller may acquire Mortgage Loans underwritten pursuant to underwriting guidelines that may differ from the Unaffiliated Seller's Guidelines (such guidelines, the "Approved Guidelines"). Certain of the Mortgage Loans have been acquired in negotiated transactions, and such negotiated transactions are governed by agreements ("Master Loan Transfer Agreements") relating to ongoing acquisitions of Mortgage Loans by the Unaffiliated Seller from Originators who will represent that the Mortgage Loans have been originated in accordance with underwriting guidelines agreed to by the Unaffiliated Seller; the Unaffiliated Seller will review or cause to be reviewed all of the Mortgage Loans in any delivery of Mortgage Loans from the related Originator for conformity with the Approved Guidelines.

      The underwriting standards utilized in negotiated transactions and Master Loan Transfer Agreements may vary from the Unaffiliated Seller's Guidelines. The Approved Guidelines are designed to provide an underwriter with information to evaluate either the security for the related Mortgage Loan, which security consists primarily of the borrower's repayment ability, or the adequacy of the Mortgaged Property as collateral, or a combination of both. Moreover, there can be no assurance that every Mortgage Loan was originated in conformity with the applicable Approved Guidelines in all material respects, or that the quality or performance of Mortgage Loans underwritten pursuant to varying guidelines as described above will be equivalent under all circumstances.

      Quality Control. The Unaffiliated Seller generally reviews loan files originated or purchased. Loan files are reviewed prior to approval for completeness, accuracy, and compliance with the Unaffiliated Seller's underwriting criteria and applicable regulations.

      Qualifications of Originators. Each Originator from which a Mortgage Loan is acquired has been accepted by the Unaffiliated Seller for participation in the Unaffiliated Seller's Program. Originators that enter into Master Loan Transfer Agreements and which meet the following qualifications are hereinafter referred to as "Participating Originators." As of the date of approval, each Participating Originator is generally required to have a specified minimum level of experience in originating mortgage loans.

      The Unaffiliated Seller may waive or modify any of the foregoing requirements for Participating Originators. Among unaffiliated Originators, only Participating Originators may enter into Master Loan Transfer Agreements with the Unaffiliated Seller. The Unaffiliated Seller will assign any representations and warranties made by any unaffiliated Originator with respect to the Mortgage Loans originated by it and acquired by the Trust.

      All affiliated and unaffiliated Originators are required to originate mortgage loans in accordance with the applicable underwriting standards.
However, with respect to any Originator, some of the generally applicable underwriting standards described herein and in the Unaffiliated Seller's Guidelines may be modified or waived with respect to certain Mortgage Loans originated by such Originators.

      Representations by Originators. Each Originator has made representations and warranties in respect of the Mortgage Loans sold by such Originator. Such representations and warranties include, among other things, that at the time of the sale by the Originator of each Mortgage Loan to the Unaffiliated Seller: (i) the information with respect to each Mortgage Loan is true and correct as of the related date of sale; (ii) each Mortgage Loan was underwritten in accordance with the Unaffiliated Seller's Guide; (iii) each Mortgage Loan has, at the date of sale, either a title insurance policy or a title insurance binder or certificate and, if necessary, an applicable assignment endorsement; (iv) each Mortgage Loan is secured by a valid and subsisting lien of record on the Mortgaged Property having the priority agreed upon; (v) each Originator held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by such Originator; and (vi) each Mortgage Loan was originated in accordance with law and is the valid, legal and binding obligation of the related Mortgagor.

      The Unaffiliated Seller will assign to the Trustee for the benefit of the Owners of the Certificates all of its right, title and interest in the Loan Purchase Agreements insofar as any such agreement relates to the representations and warranties made by an Originator in respect of such Mortgage Loan and any remedies provided for breach of such representations and warranties. If the Unaffiliated Seller cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Owners of the Certificates in such Mortgage Loan within a time period specified in the Pooling and Servicing Agreement, the Unaffiliated Seller will be obligated to purchase from the Trust such Mortgage Loan at the Repurchase Price.

Servicing

      Delinquency and Foreclosure Statistics. No information is provided herein with respect to WCC's mortgage loan servicing portfolio. WCC's servicing portfolio was acquired from, and originated by, a variety of institutions. WCC does not believe that the information regarding the delinquency, loss and foreclosure experience of its servicing portfolio is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the Mortgage Loans. For example, the delinquency and loss experience of WCC's servicing portfolio may include (i) loans and financial assets acquired from entities other than those by which the Mortgage Loans were originated, (ii) loans and financial assets from the same or different entities originated pursuant to different underwriting standards and (iii) loans and financial assets having a geographic distribution that varies from the geographic distribution of the Mortgage Loans. In addition, WCC's consolidated servicing portfolio includes loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans.

                                USE OF PROCEEDS

      The Unaffiliated Seller will sell the Mortgage Loans to the Depositor and the Depositor will sell the Mortgage Loans to the Trust concurrently with the delivery of the Certificates. Net proceeds from the sale of the Offered Certificates will be applied by the Trust to the purchase of the Mortgage Loans from the Depositor. Such net proceeds will represent the purchase price to be paid by the Depositor to the Unaffiliated Seller for the Mortgage Loans.

                      PREPAYMENT AND YIELD CONSIDERATIONS

      The weighted average life of, and, if purchased at other than par (disregarding, for purposes of this discussion, the effects on a Certificate Owner's yield resulting from the timing of the settlement date and those considerations discussed below under "Payment Delay Feature of the Certificates"), the yield to maturity on an Offered Certificate will be directly related to the rate of payment of principal of the Mortgage Loans, including for this purpose voluntary payment in full of Mortgage Loans prior to stated maturity (a "Prepayment"), liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans by the Unaffiliated Seller. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

      The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. Neither the Unaffiliated Seller nor the Depositor makes any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

Projected Prepayments and Yields for Offered Certificates

      If purchased at other than par, the yield to maturity on an Offered Certificate will be affected by the rate of payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases an Offered Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases an Offered Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

      As of the Cut-Off Date, 90.43% by current aggregate principal balance of the Mortgage Loans are Fixed Rate Mortgage Loans. The rate of prepayments with respect to fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

      The Final Scheduled Distribution Date for each Class of the Offered Certificates is as follows:

                                                Final Scheduled
                         Class                 Distribution Date
                         -----                 -----------------

                 Class A-1 Certificates:        June 5, 2019
                 Class A-2 Certificates:        June 5, 2022
                 Class A-3 Certificates:        October 5, 2029
                 Class A-4 Certificates:        October 5, 2029
                 Class M-1 Certificates:        October 5, 2029
                 Class M-2 Certificates:        October 5, 2029
                 Class M-3 Certificates:        October 5, 2029

      The Final Scheduled Distribution Date for the Class A-1 Certificates and the Class A-2 Certificates is calculated as of the date on which the related original Certificate Principal Balance, as set forth under the Modeling Assumptions described below, less all amounts previously distributed as principal, would be reduced to zero, plus 13 months, assuming that no Prepayments are received on the Mortgage Loans, that scheduled payments of principal and interest on each Mortgage Loan are timely received, that no Realized Losses occur on the Mortgage Loans, that the Pass-Through Rate for each Certificate is as listed under the Modeling Assumptions, and that there is no optional termination by the Servicer. The weighted average life of each Class of Offered Certificates is likely to be shorter, and the actual final Distribution Date with respect to each Class of Offered Certificates could occur significantly earlier than the Final Scheduled Distribution Date because (i) Prepayments are likely to occur which shall be applied to the payment of the Certificate Principal Balance of the Offered Certificates and (ii) the Servicer may cause a termination of the Trust when the aggregate outstanding principal balance of the Mortgage Loans in the Trust has declined to 10% or less of the Original Aggregate Principal Balance and if the Servicer does not exercise such right, the Trustee shall offer the Mortgage Loans in an auction sale.

      The Final Scheduled Distribution Date for the other Classes of Offered Certificates is October 5, 2029.

      Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. This Prospectus Supplement uses one model for prepayment assumptions (the "Prepayment Assumption").

      The model for the Certificates is the "Constant Prepayment Rate" or "CPR" which represents an assumed annualized rate of prepayment relative to the then-outstanding principal balance on a pool of new mortgage loans. As used in the table below, 100% Prepayment Assumption assumes prepayment rates equal to 27% CPR for the Fixed Rate Mortgage Loans and 30% CPR for the Adjustable Rate Mortgage Loans, having the characteristics described below.

      The Prepayment Assumptions do not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related Mortgage Loans.

      The tables entitled "Weighted Average Lives" have been prepared on the basis of the following assumptions (collectively, the "Modeling Assumptions"):
(i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Assumption; (ii) distributions on the Offered Certificates are received, in cash, on the 5th day of each month; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur;
(iv) scheduled payments are assumed to be received on the first day of each month commencing in October 1998 and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in September, 1998 and include 30 days' interest thereon; (v) the Offered Certificates are purchased on September 29, 1998; (vi) the original Certificate Principal Balance and Pass-Through Rate of the Offered Certificates are as described herein; the original Certificate Principal Balance and Pass Through Rate of the Class B Certificates are as described in the offering document describing such Class B Certificates; (vii) one-month LIBOR is equal to 5.38672% per annum and remains constant thereafter; (viii) the index for the Adjustable Rate Mortgage Loans is six-month LIBOR, which is assumed to be 5.40630% per annum and remains constant thereafter (ix) the Trustee's Fee is equal to 0.02% per annum and (x) the Trust Fund consists of Mortgage Loans having the following characteristics:

                                                             Weighted
                                               Weighted      Average
                                               Average      Remaining   Weighted
                                Weighted       Mortgage      Term to     Average
        Pool     Principal       Average      Rate Net of    Maturity  Seasoning
 Type  Number     Balance     Mortgage Rate  Servicing Fee   (months)   (months)
 ----  ------     -------     -------------  -------------   --------   --------

  ARM    1      8,471,112.95     7.8810%        7.4810%        355          5
  ARM    2      8,542,123.01     8.2660%        7.8660%        353          7
FIXED    3     67,510,036.58     9.8930%        9.4930%        333          5
FIXED    4     93,206,685.56     8.9960%        8.3450%        274         77

                             Weighted                                          Rate and
                  Weighted   Average    Weighted        Weighted      Next      Payment
                  Average      Net     Average Net  Average Interest  Rate       Reset
          Pool     Gross     Lifetime   Lifetime    Rate Adjustment   Reset    Frequency
  Type   Number    Margin      Cap       Floor            Cap        (months)  (months)     Index Code
  ----   ------    ------      ---       -----            ---        --------  --------     ----------
  ARM      1       5.2050%   12.2160%    6.1420%         1.4670%        3          6        6-Mo LIBOR
  ARM      2       3.5160%   13.3250%    7.3660%         2.8810%        46         6        6-Mo LIBOR

      "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a Certificate until each dollar of principal of such Certificate will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments on the Mortgage Loans are paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, liquidations due to default or early termination of the Trust). The weighted average lives of the Certificates also will be influenced by the overcollateralization of the Certificates because collections payable to the Subordinate Certificates as principal are limited by the Pooling and Servicing Agreement and are applied as principal prepayments to the Class A Certificates then entitled to receive principal distributions until the outstanding aggregate principal balance of the Certificates is less than the aggregate outstanding principal balance of the Mortgage Loans by the Required Overcollateralization Amount. These prepayments have the effect of accelerating the amortization of the Offered Certificates, thereby shortening their respective weighted average lives.

      Based on the foregoing Modeling Assumptions, the tables below indicate the weighted average life of each Class of the Offered Certificates, assuming that the Mortgage Loans prepay according to the indicated percentages of the related Prepayment Assumption:

                            Prepayment Assumptions*


Base Case               Assumption I  Assumption II  Assumption III  Assumption IV  Assumption V
---------               ------------  -------------  --------------  -------------  ------------
CPR: 27% (Fixed)            100%           75%            90%            125%           150%
CPR: 30% (Adjustable)       100%           75%            90%            125%           150%

----------
*As a percentage of the specified base case.

                             Weighted Average Lives
                         and Earliest Retirement Dates

                                   Class A-1

                                          Weighted
               Prepayment                Average Life           Earliest
               Assumption                 (Years)(1)        Retirement Date(1)
               ----------                ------------       ------------------

      I..............................        1.00               02/05/2001
      II.............................        1.38               02/05/2002
      III............................        1.13               06/05/2001
      IV.............................        0.77               08/05/2000
      V..............................        0.61               03/05/2000

(1) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance of the Mortgage Loans.

                                   Class A-2

                                          Weighted
               Prepayment                Average Life           Earliest
               Assumption                 (Years)(1)        Retirement Date(1)
               ----------                ------------       ------------------

      I..............................        3.09               12/05/2002
      II.............................        4.60               12/05/2004
      III............................        3.59               08/05/2003
      IV.............................        2.29               08/05/2001
      V..............................        1.82               01/05/2001

(1) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance of the Mortgage Loans.

                                   Class A-3

                                          Weighted
               Prepayment                Average Life           Earliest
               Assumption                 (Years)(1)        Retirement Date(1)
               ----------                ------------       ------------------
      I..............................        5.92               08/05/2005
      II.............................        8.33               02/05/2008
      III............................        6.74               06/05/2006
      IV.............................        4.31               02/05/2004
      V..............................        3.16               01/05/2003


(1) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance of the Mortgage Loans.

                                   Class A-4

                                          Weighted
               Prepayment                Average Life           Earliest
               Assumption                 (Years)(1)        Retirement Date(1)
               ----------                ------------       ------------------

      I..............................        2.29               08/05/2005
      II.............................        3.26               02/05/2008
      III............................        2.62               06/05/2006
      IV.............................        1.70               02/05/2004
      V..............................        1.30               01/05/2003

(1) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance of the Mortgage Loans.

                                   Class M-1

                                          Weighted
               Prepayment                Average Life           Earliest
               Assumption                 (Years)(1)        Retirement Date(1)
               ----------                ------------       ------------------

      I..............................        5.15               08/05/2005
      II.............................        6.18               02/05/2008
      III............................        5.50               06/05/2006
      IV.............................        4.47               02/05/2004
      V..............................        3.92               01/05/2003


(1) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance of the Mortgage Loans.

                                   Class M-2

                                          Weighted
               Prepayment                Average Life           Earliest
               Assumption                 (Years)(1)        Retirement Date(1)
               ----------                ------------       ------------------
      I..............................        5.15               08/05/2005
      II.............................        6.18               02/05/2008
      III............................        5.50               06/05/2006
      IV.............................        4.47               02/05/2004
      V..............................        3.92               01/05/2003

(1) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance of the Mortgage Loans.

                                   Class M-3

                                          Weighted
               Prepayment                Average Life           Earliest
               Assumption                 (Years)(1)        Retirement Date(1)
               ----------                ------------       ------------------

      I..............................        5.15               08/05/2005
      II.............................        6.18               02/05/2008
      III............................        5.50               06/05/2006
      IV.............................        4.47               02/05/2004
      V..............................        3.92               01/05/2003

(1) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance of the Mortgage Loans.

      There is no assurance that prepayments will occur, or, if they do occur, that they will occur at any constant percentage or in accordance with any of the aforementioned Prepayment Assumptions.

Payment Delay Feature of Offered Certificates

      The effective yield to the Owners of the Offered Certificates (other than the Variable Rate Certificates) will be lower than the yield otherwise produced by the related Pass-Through Rate and the purchase price of such Certificates because principal and interest distributions will not be payable to such holders until at least the 5th day of the month following the month of accrual (without any additional distributions of interest or earnings thereon in respect of such delay).

                             ADDITIONAL INFORMATION

      A current report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed and incorporated by reference to the Registration Statement, together with the Pooling and Servicing Agreement with the Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the mortgage pool, such removal or addition will be noted in the current report on Form 8-K. Also, the Depositor intends to file certain additional yield tables and other computational materials with respect to the Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

General

      The Certificates will consist of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class B Certificates and the Class R Certificates. The Certificates will be issued by Wilshire Mortgage Loan Trust 1998-3, a trust to be organized under the laws of the State of New York. Only the Offered Certificates are offered hereby. The Class B Certificates and the Class R Certificates are not being offered hereby. The Offered Certificates together with the Class B Certificates and the Class R Certificates are herein referred to as the "Certificates."

      Persons in whose name a Certificate is registered in the register maintained by the Trustee are the "Owners" of the Certificates. For so long as the Offered Certificates are in book-entry form with DTC, the only "Owner" of the Offered Certificates as the term "Owner" is used in the Pooling and Servicing Agreement will be Cede. No Beneficial Owner will be entitled to receive a definitive certificate representing such person's interest in the Trust, except in the event that physical Certificates are issued under limited circumstances set forth in the Pooling and Servicing Agreement. All references herein to the Owners of Offered Certificates shall mean and include the rights of beneficial owners of Offered Certificates held through DTC, as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the Pooling and Servicing Agreement.

Distribution Dates

      The Pooling and Servicing Agreement will require that the Trustee create and maintain a Certificate Account (the "Certificate Account"). All funds in the Certificate Account shall be invested and reinvested by the Trustee at the direction of and for the benefit of the Servicer, in investments permitted under the Pooling and Servicing Agreement ("Eligible Investments").

      The Business Day prior to the related Distribution Date (the "Remittance Date") the Servicer is required to withdraw from the Principal and Interest Account and remit to the Trustee, for deposit in the Certificate Account, the Monthly Remittance Amount. The "Monthly Remittance Amount" is equal to (a) the sum of (i) the balance on deposit in the Principal and Interest Account as of the close of business on the related Determination Date, (ii) all Delinquency Advances and Compensating Interest (collectively, the "Advances") and (iii) certain amounts required to be deposited by the Servicer in the Certificate Account, including Loan

Purchase Prices and amounts necessary to remedy the shortfall in principal balance of any replacement Mortgage Loan ("Substitution Amounts"), reduced by
(b) the sum of (i) scheduled payments on the Mortgage Loans collected but due after the related Due Date, (ii) reinvestment income on amounts in the Principal and Interest Account, (iii) all amounts reimbursable to the Servicer, and (iv) the Servicing Fee. The "Due Dates" occur throughout the month with respect to any Distribution Date. The "Determination Date" is the second Business Day following the 25th calendar day in the month immediately preceding the Distribution Date. "Remittance Period" means the calendar month preceding the month in which the related Determination Date occurs, for example, collections on the Mortgage Loans in September shall be distributed in November. See "The Pooling and Servicing Agreement --Payments on Mortgage Loans and Contracts" in the Prospectus.

      The Servicer will be obligated to apply amounts otherwise payable to it as servicing compensation in any month to cover any shortfalls in collections (such payment, "Compensating Interest") of one full month's interest at the applicable net Mortgage Rate resulting from principal prepayments in full; provided, however, that the Servicer will pay Compensating Interest only to the extent that there is a shortfall in the amount of Available Funds necessary to pay the Current Interest for the Offered Certificates, if the Overcollateralization Amount is then equal to or greater than the Required Overcollateralization Amount, and the Servicer will not be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Servicer for such Remittance Period. The Servicer is not obligated to cover any shortfalls in collections of interest for prepayments in part. Such prepayments in part are applied to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month of prepayment.

Distributions

      Distributions on the Certificates will be made on each Distribution Date to Owners of record of the Certificates as of the immediately preceding Record Date in an amount equal to the product of such Owner's Percentage Interest and the amount distributed in respect of such Owner's Class of such Certificates on such Distribution Date. The "Percentage Interest" represented by any Offered Certificate will be equal to the percentage obtained by dividing the Original Certificate Principal Balance of such Offered Certificate by the Original Certificate Principal Balance of all Certificates of the same Class.

Interest Distributions

      On each Distribution Date, the Trustee will withdraw the Interest Remittance Amount for each Loan Group from amounts on deposit in the Certificate Account and apply such amounts in the following order of priority, in each case, to the extent of the funds remaining therefor:

      (a) The Interest Remittance Amount shall be applied as follows:

            (i) to the Trustee, the Trustee Fee for each Loan Group and Distribution Date;

            (ii) to the Class A Certificates, the related Class Current Interest for such Distribution Date on a pro rata basis among such Classes;

            (iii) any remaining amounts shall be applied in the following order of priority:

                  (A)   to  the  Class  M-1  Certificates  the  related  Current
                        Interest;

                  (B)   to  the  Class  M-2  Certificates  the  related  Current
                        Interest;

                  (C)   to  the  Class  M-3  Certificates  the  related  Current
                        Interest;

                  (D)   to  the  Class  B  Certificates   the  related   Current
                        Interest;

      (b) any remaining interest amounts shall constitute the "Excess Interest Amount" for such Distribution Date and shall be allocated as described herein under "--Credit Enhancement."

      The foregoing discussion contained defined terms which are described herein under "--Definitions."

Principal Distributions

      On each Distribution Date, the Trustee will withdraw the Aggregate Collected Principal Amount from amounts on deposit in the Certificate Account and apply such amount together with any Extra Principal Distribution Amount in the following order of priority, in each case, to the extent of the funds remaining therefor:

      (a) Amounts up to the Principal Distribution Amount as follows:

            (i) from the Class A Principal  Distribution  Amount,  concurrently,
      (x) to the Class A-4 Certificates, the Class A-4 Principal Distribution Amount, until the Class Certificate Principal Balance thereof has been reduced to zero, and (y) to the Class A Certificates (other than the Class A-4 Certificates, unless they are the only remaining Class A Certificates outstanding), the Fixed Rate Loan Group Principal Allocation, allocated in the following order of priority:

                  sequentially, to the Class A-1, Class A-2, Class A-3 and Class
            A-4, in that order, until the respective Class Certificate Principal Balances thereof have been reduced to zero;

            (ii) from any amount remaining, to the Class M-1, Class M-2, Class M-3 and Class B Certificates on a pro rata basis; and

      (b) Any remaining principal amounts shall be included in the Excess Interest Amount and shall be allocated as described herein under "--Credit Enhancement"; provided, however, that if a Cumulative Loss Trigger Event is in effect, such amount shall be distributed sequentially, to the Class B, Class M-3, Class M-2 and Class M-1 Certificates, in that order, until the respective Class Certificate Principal Balances thereof have been reduced to zero.

      Notwithstanding the priority set forth in clause (i) above, if the aggregate Class Certificate Principal Balance of the Class M Certificates and the Class B Certificates is reduced to zero, the Class A Principal Distribution Amount will be distributed concurrently to each Class of Senior Certificates on a pro rata basis in accordance with their respective Class Certificate Principal Balances.

      The foregoing discussion contained defined terms which are described herein under "--Definitions."

Credit Enhancement

      General. The credit enhancement provided for the benefit of the Owners of the Offered Certificates consists of (x) subordination of the Subordinate Certificates, (y) the application of the Excess Interest Amount to fund Realized Losses and (z) the overcollateralization mechanics which utilize the internal cash flows of the Trust as described below.

      Subordination of the Subordinate Certificates. The rights of the Owners of the Mezzanine Certificates, the Class B Certificates and the Class R Certificates to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described herein, to the rights of the Owners of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the Class A Certificates of the full amount of their monthly payments of interest and principal and to afford such Owners protection against Realized Losses on Liquidated Mortgage Loans.

      In addition, the rights of the Owners of the Class M-2 Certificates, the Class M-3 Certificates, the Class B Certificates and the Class R Certificates are subordinated, to the extent described herein, to the rights of the Owners of the Class A Certificates and the Class M-1 Certificates. The rights of the Owners of the Class M-3 Certificates and the Class B Certificates and the Class R Certificates are subordinated, to the extent described herein, to the rights of the Owners of the Class A Certificates and the Class M-1 Certificates and the Class M-2 Certificates.

      The rights of the Owners of the Class B Certificates and the Class R Certificates are subordinated, to the extent described herein, to the rights of the Owners of the Class A Certificates and the Mezzanine Certificates.

      Allocation of Realized Losses. To the extent that the Net Liquidation Proceeds with respect to any Liquidated Mortgage Loan are less than 100% of the outstanding principal balance thereof, such shortfall is a "Realized Loss". "Net Liquidation Proceeds" are any amounts (including the proceeds of any Insurance Policy) recovered by the Servicer in connection with a Liquidated Loan, net of expenses which are incurred by the Servicer in connection with the liquidation and net of unreimbursed Servicing Advances, unreimbursed Delinquency Advances and accrued and unpaid Servicing Fees. The Collected Principal Amount includes the Net Liquidation Proceeds in respect of principal received upon liquidation of a Liquidated Mortgage Loan. If such Net Liquidation Proceeds are less than the unpaid principal balance of such Mortgage Loan, the Pool Balance will decline more than the aggregate Class Certificate Principal Balance of the Offered Certificates. If such difference is not covered by the Overcollateralization Amount or the application of the Excess Interest Amount, the Class of Subordinate Certificates then outstanding with the lowest priority Class designation will bear such loss.

      If, following the distributions on a Distribution Date, the aggregate Certificate Principal Balance of the Offered Certificates exceeds the Pool Balance, i.e., the Certificates are undercollateralized, the Class Certificate Principal Balance of the Class of Mezzanine Certificates or the Class B Certificates then outstanding with the lowest priority Class designation will be reduced by the amount of such excess. Any such reduction will constitute an Applied Realized Loss Amount for the applicable Class and interest will not accrue on such amount. Such amount, however, may be paid on a future Distribution Date to the extent funds are available therefor as provided herein under "Description of the Offered Certificates--Interest Distributions and --Credit Enhancement."

      Overcollateralization Provisions. The weighted average Mortgage Rate, net of the Servicing Fee and the Trustee Fee, for the Mortgage Loans generally is expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Offered Certificates. The Pooling and Servicing Agreement provides that this excess interest be applied, to the extent available, to make accelerated payments of principal (i.e. the Extra Principal Distribution Amount) to the Class or Classes then entitled to receive distributions of principal. Such application will cause the aggregate Class Certificate Balance to amortize more rapidly than the Mortgage Loans, resulting in overcollateralization. This excess interest for a Remittance Period, together with interest on the Overcollateralization Amount itself, is the "Excess Interest Amount."

      The target level of overcollateralization for any Distribution Date is the Required Overcollateralization Amount. The Required Overcollateralization Amount is initially (i.e., prior to the Stepdown Date) $1,777,299.58. Since the actual level of the Overcollateralization Amount is essentially zero as of the Closing Date, in the early months of the transaction, subject to the availability of the Excess Interest Amounts, Extra Principal Distribution Amounts will be paid, with the result that the Overcollateralization Amount is expected to increase to the level of the Required Overcollateralization Amount.

      If, once the Required Overcollateralization Amount has been reached, Realized Losses not accounted for by an application of the Excess Interest Amount occur, such Realized Losses will result in an Overcollateralization Deficiency (since it will reduce the Pool Balance without giving rise to a corresponding reduction of the aggregate Class Certificate Balance). The cashflow priorities of the Trust Fund require that, in this situation, an Extra Principal Distribution Amount be paid (subject to the availability of any Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Required Overcollateralization Amount.

      On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Required Overcollateralization Amount may be permitted to decrease or "step-down." If the Required Overcollateralization Amount is permitted to "step-down" on a Distribution Date, the Pooling and Servicing Agreement permits a portion of the Aggregate Collected Principal Amount for such Distribution Date not to be passed through as a distribution of principal on such Distribution
Date. This has the effect of decelerating the amortization of the Offered Certificates relative to the Pool Balance, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Required Overcollateralization Amount. This portion of the

Aggregate Collected Principal Amount not distributed as principal on the Offered Certificates therefore releases overcollateralization from the Trust Fund. The amounts of such releases are the "Overcollateralization Reduction Amounts."

      On any Distribution Date, the sum of the Excess Interest Amount and the Overcollateralization Reduction Amount is the "Excess Cashflow Amount," which is required to be applied in the following order of priority on such Distribution
Date:

      (a) to the Owners of the Class A-4 Certificates, to fund any LIBOR Shortfall Amount;

      (b) to fund the Extra Principal Distribution Amount of such Distribution Date;

      (c) to fund the Class M-1 Realized Loss Amortization Amount for such Distribution Date;

      (d) to fund the Class M-2 Realized Loss Amortization Amount for such Distribution Date;

      (e) to fund the Class M-3 Realized Loss Amortization Amount for such Distribution Date;

      (f) to fund the Class B Realized Loss Amortization Amount for such Distribution Date; and

      (g) any amounts remaining thereafter shall be distributed to the Owners of the Class R Certificates.

Definitions

      For purposes of the foregoing, the following terms have the respective meanings set forth below:

      Accrual Period: For each Distribution Date with respect to the Fixed Rate Certificates, the calendar month immediately preceding the month in which the Distribution Date occurs. For each Distribution Date with respect to the Variable Rate Certificates, the period from the 5th day of the month immediately preceding the month in which such Distribution Date occurs (or the Closing Date with respect to the October 1998 Distribution Date) to the 4th day of the month in which such Distribution Date occurs.

      Adjustable Rate Group Available Funds Cap Rate: As to any Distribution Date, is an amount, expressed as a per annum rate on the aggregate amount of principal of the Class A-4 Certificates, equal to the sum of (x) the excess of
(A) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the Adjustable Rate Loan Group for the related Remittance Period over (B) the aggregate of the Servicing Fee and the Trustee Fee, in each case relating to the Adjustable Rate Loan Group, on such Distribution Date and
(y) the excess of (A) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the Fixed Rate Loan Group for the related Remittance Period over (B) the aggregate of the Servicing Fee and the Trustee Fee, in each case relating to the Fixed Rate Loan Group and such Distribution Date and the Current Interest with respect to the Certificates (other than the Class A-4 Certificates) for such Distribution Date.

      Aggregate Collected Principal Amount: As to any Distribution Date, the sum of the respective Collected Principal Amounts for each Loan Group.

      Applied Realized Loss Amount: As to any Distribution Date, the excess, if any, of the aggregate Certificate Principal Balance of each Class of Certificates then outstanding (after application of all distributions for such Distribution Date) over the Pool Balance for both Loan Groups.

      Available Funds: As to any Distribution Date, the sum, without duplication, of the following amounts with respect to the Mortgage Loans: (i) the Aggregate Collected Principal Amount for the related Remittance Period, (ii) scheduled payments of interest on the Mortgage Loans received by the Servicer prior to the Determination Date (net of amounts representing the Servicing Fee with respect to each Mortgage Loan and reimbursement for Delinquency Advances and Servicing Advances); (iii) payments from the Servicer in connection with (a) Delinquency Advances and (b) Compensating Interest and (iv) amounts received by the Trustee in respect of interest in connection with the termination of the Trust with respect to the Mortgage Loans as provided in the Agreement

      Class A Principal Distribution Amount: As to any Distribution Date, (A) for each Distribution Date before the Stepdown Date or after the Stepdown Date with respect to which Distribution Date a Trigger Event has occurred and is continuing, 100% of the Principal Distribution Amount or (ii) for each Distribution Date after the Stepdown Date with respect to which no Trigger Event has occurred and is continuing, the product of (x) the Principal Distribution Amount for such Distribution Date and (y) a fraction, the numerator of which is the Class A Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of all Certificates.

      Class A-4 Principal Distribution Amount: As to any Distribution Date, the lesser of: (A) the greater of (i) the product of (x) the Class A Principal Distribution Amount for such Distribution Date and (y) a fraction, the numerator of which is the Class Certificate Principal Balance of the Class A-4 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Principal Balance of all of the Class A Certificates immediately prior to such Distribution Date, and (ii) the excess, if any, of (x) the Class Certificate Principal Balance of the Class A-4 Certificates immediately prior to such Distribution Date over (y) the Principal Balance of the Adjustable Rate Loan Group as of the last day of the related Due Period; or (B) the Class Certificate Principal Balance of the Class A-4 Certificates immediately prior to such Distribution Date.

      Class B Applied Realized Loss Amount: As to the Class B Certificates and as of any Distribution Date, the lesser of (x) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B Applied Realized Loss Amount, if any, on such Distribution Date) and
(y) the Applied Realized Loss Amount as of such Distribution Date.

      Class B Realized Loss Amortization Amount: As to the Class B Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount with respect to the Class B Certificates as of such Distribution Date and
(y) the excess of (i) the Excess Cashflow Amount over (ii) the sum of the Extra Principal Distribution Amount, the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-3 Realized Loss Amortization Amount, in each case for such Distribution Date.

      Class M-1 Applied Realized Loss Amount: As to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution date over (ii) the sum of the Class M-2 Applied Realized Loss Amount, the Class M-3 Applied Realized Loss Amount and the Class B Applied Realized Loss Amount, in each case as of such Distribution Date.

      Class M-1 Realized Loss Amortization Amount: As to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount with respect to the Class M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Excess Cashflow Amount over (ii) the Extra Principal Distribution Amount, in each case for such Distribution Date.

      Class M-2 Applied Realized Loss Amount: As to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the Class M-3 Applied Realized Loss Amount and the Class B Applied Realized Loss Amount, in each case as of such Distribution Date.

      Class M-2 Realized Loss Amortization Amount: As to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount with respect to the Class M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Excess Cashflow Amount over (ii) the sum of the Extra Principal Distribution Amount and the Class M-1 Realized Loss Amortization Amount, in each case for such Distribution Date.

      Class M-3 Applied Realized Loss Amount: As to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-3 Applied Realized Loss Amount, if any on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the Class B Applied Realized Loss Amount, in each case as of such Distribution Date.

      Class M-3 Realized Loss Amortization Amount: As to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount with respect to the Class M-3 Certificates as of such Distribution Date and (y) the excess of (i) the Excess Cashflow Amount over (ii) the sum of the Extra Principal Distribution Amount, the Class M-1 Realized

Loss Amortization Amount and the Class M-2 Realized Loss Amortization, in each case for such Distribution Date.

      Collected Principal Amount: For any Distribution Date and Loan Group, the sum of the following amounts (without duplication):

            (a) the principal portion of all scheduled and unscheduled monthly payments on the Mortgage Loans due during the related Remittance Period, to the extent actually received by the Trustee on or prior to the related Remittance Date or to the extent actually advanced by the Servicer on or prior to the related Remittance Date including the principal portion of all full and partial principal prepayments made by the respective Mortgagors during the related Remittance Period;

            (b) the scheduled principal balance of each Mortgage Loan that either was repurchased by the Unaffiliated Seller or purchased by the Servicer on the related Remittance Date, to the extent such scheduled principal balance is actually received by the Trustee on or prior to the related Remittance Date;

            (c) any Substitution Amounts delivered by the Unaffiliated Seller on the related Remittance Date in connection with a substitution of a Mortgage Loan (to the extent such Substitution Amounts relate to principal), to the extent such Substitution Amounts are actually received by the Trustee on or prior to the related Remittance Date;

            (d) Net Liquidation Proceeds to the extent received by the Trustee on or prior to the related Remittance Date for each Mortgage Loan which became a Liquidated Mortgage Loan during the related Remittance Period; and

            (e) the proceeds received by the Trustee of any termination of the Trust (to the extent such proceeds relate to principal).

      Cumulative Loss Percentage: The percentage of all Realized Losses as a percentage of the Original Aggregate Principal Balance of the Mortgage Loans.

      Cumulative Loss Trigger Event: A Cumulative Loss Trigger Event has occurred if (i) the Cumulative Loss Percentage for a specified period exceeds the applicable percentage set forth below and (ii) the 60+ Delinquency Percentage exceeds two times the original (prior to the Stepdown Date) percentage used to determine the Required Overcollateralization Amount:

      Distribution Dates                               Loss Percentages
      ------------------                               ----------------
      October 1998-September 2001...................         1.20
      October 2001-September 2003...................         2.10
      October 2003-September 2004...................         2.55
      October 2004-September 2005...................         2.85
      October 2005-September 2006...................         3.15
      October 2006 and thereafter...................         3.30

      Current Interest: As to any Distribution Date and Class of Certificates, interest for the related Accrual Period at the related Certificate Rate on the related Class Certificate Principal Balance.

      Excess Interest Amount: As to any Distribution Date, the excess of (x) the Interest Remittance Amount for both Loan Groups over (y) the sum of (i) the aggregate of the Class Current Interest for the Class A Certificates, (ii) the Current Interest for the Mezzanine Certificates and Class B Certificates and
(ii) the Trustee Fee for both Loan Groups.

      Extra Principal Distribution Amount: As to any Distribution Date, the lesser of (x) the Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

      Fixed Rate Loan Group Principal Allocation: As to any Distribution Date, the excess of (i) the Class A Principal Distribution Amount for such Distribution Date over (ii) the Class A-4 Principal Distribution Amount for such Distribution Date.

      Interest Remittance Amount: As to either Loan Group and any Distribution Date, the portion of the Available Funds for such Loan Group that constitutes amounts in respect of interest.

      Liquidated Mortgage Loan: As to any Distribution Date, a Mortgage Loan with respect to which the Servicer has determined, in accordance with the servicing procedures specified in the Agreement, as of the end of the preceding Due Period, that all Liquidation Proceeds which it expects to recover with respect to such Mortgage Loan (including the disposition of the related REO) have been received (other than amounts recoverable through deficiency judgments).

      Original Credit Support Percentage: As to any Class of Senior Certificates or Subordinate Certificates, the applicable percentage set forth below:

                        Senior              12.00%
                        Class M-1            7.50%
                        Class M-2            4.00%
                        Class M-3            1.00%
                        Class B              0.00%

      Overcollateralization Amount: As to any Distribution Date, the excess, if any, of (i) the Pool Balance as of the end of the related Remittance Period over
(ii) the aggregate Class Certificate Principal Balance of the Certificates after giving effect to the distribution of the Aggregate Collected Principal Amount on such Distribution Date.

      Overcollateralization Deficiency Amount: As to any Distribution Date, the excess, if any, of (x) the Required Overcollateralization Amount for such
Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Class Certificate Balances of all Classes of Offered Certificates resulting from the distribution of the Aggregate Collected Principal Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

      Overcollateralization Reduction Amount: As to any Distribution Date, the lesser of (i) the Aggregate Collected Principal Amount for such Distribution Date and (ii) the excess, if any, of (x) the Overcollateralization Amount (assuming 100% of the Aggregate Collected Principal Amount is distributed on the Offered Certificates) over (y) the Required Overcollateralization Amount.

      Pool Balance: With respect to any date, the aggregate of the Principal Balances of all Mortgage Loans in both Loan Groups as of such date.

      Principal Balance: As to any Mortgage Loan and any day, other than a Liquidated Mortgage Loan, the Principal Balance as of the Cut-Off Date, minus all collections credited against the Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan immediately prior to the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.

      Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Aggregate Collected Principal Amount (and with respect to any Distribution Date on which a Trigger Event is not in effect, less the Overcollateralization Reduction Amount, if any) and (ii) the Extra Principal Distribution Amount.

      Remittance Period: As to any Distribution Date, the calendar month preceding the related Determination Date.

      Required OC Percentage:  As of any date of  determination,  the percentage
then   applicable  in  clause  (b)(i)  of  the   calculation   of  the  Required
Overcollateralization Amount.

      Required Overcollateralization Amount: As to any Distribution Date (a) prior to the Stepdown Date, the product of 1.00% and the Original Aggregate Principal Balance of the Mortgage Loans; (b) on and after the Stepdown Date, (i) if no Trigger Event is in effect, the greater of (I) $888,649.79 and (II) the lesser of (A) 2.00% of the Pool Balance as of the end of the related Remittance Period and (B) 1.00% of the Original Aggregate Principal Balance of the Mortgage Loans or (ii) if a Trigger Event or a Cumulative Loss Trigger Event is in effect, the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the Distribution Date immediately preceding the date on which the Trigger Event first occurred.

      Senior Enhancement Percentage: As to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (i) the aggregate Class Certificate Principal Balance of the Class A, Class M and Class B Certificates minus the Certificate Principal Balance of the Class with the highest priority and (ii) the Overcollateralization Amount, in each case after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date, and the denominator of which is the Pool Balance as of the last day of the related Due Period.

      60+ Delinquency Percentage: A fraction expressed as a percentage, the numerator of which is (i) with respect to any Distribution Date prior to the October 2002 Distribution Date, 100% of the aggregate Principal Balance of the Mortgage Loans that are more than 60 days delinquent; (ii) with respect to the October 2002 Distribution Date and the Distribution Dates prior to the October 2004 Distribution Date, 75% of the aggregate Principal Balance of the Mortgage Loans that are more than 60 days delinquent; and (iii) with respect to the October 2004 Distribution Date and all the Distribution Dates thereafter, 50% of the aggregate Principal Balance of the Mortgage Loans that are more than 60 days delinquent and the denominator of which is the Pool Balance, in each case as determined as of the last day of the related Remittance Period.

      Stepdown Date: The later to occur of (x) the Distribution Date in October 2001, and (y) the first Distribution Date on which the Senior Enhancement Percentage (assuming 100% of the Aggregate Collected Principal Amount is distributed on the Offered Certificates) is at least equal to two times the sum of (i) the Original Credit Support Percentage for the Senior Certificates and
(ii) the initial Required OC Percentage (which is 1.00%).

      Stepped Up Percentage: 100% minus the percentage equivalent of a fraction, the numerator of which is two times the Delinquency Amount and the denominator of which is the Pool Balance as of the last day of the related Due Period; provided that the Stepped Up Percentage will not be less than 0.

      Trigger Event: A Trigger Event shall have occurred and be continuing, if at any time, (x) the percentage equivalent of a fraction, the numerator of which is the aggregate Principal Balance of all Mortgage Loans that are more than 60 days delinquent, including REO properties and Mortgage Loans in foreclosure and the denominator of which is the Pool Balance as of the last day of the related Due Period exceeds (y) 40% of the Senior Enhancement Percentage.

      Unpaid Realized Loss Amount: For any Class of Mezzanine Certificates or the Class B Certificates and as to any Distribution Date, the excess of (x) the aggregate cumulative amount of related Applied Realized Loss Amounts with respect to such Class for all prior Distribution Dates over (y) the aggregate, cumulative amount of related Realized Loss Amortization Amounts with respect to such Class for all prior Distribution Dates.

Calculation of LIBOR

      With respect to each Distribution Date, 1-Month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to (i) the Closing Date with respect to the October 1998 Distribution Date or (ii) the first day of the related Accrual Period with respect to all other Distribution Dates. "Telerate Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Servicer) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Class Certificate Principal Balance of the Variable Rate Certificates. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Class Certificate Principal Balance of the Variable Rate Certificates. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

Report to Owners of Certificates

      Pursuant to the Pooling and Servicing Agreement, on each Distribution Date the Trustee will deliver to the Servicer, each Owner of a Certificate and the
Depositor a written report containing information, including, without limitation, the amount of the distribution on such Distribution Date, the amount of such distribution allocable to principal and allocable to interest, the aggregate Certificate Principal Balance of the Offered Certificates as of such Distribution Date and such other information as required by the Pooling and Servicing Agreement.

Book Entry Registration of the Offered Certificates

      The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Beneficial Owners may elect to hold their Book-Entry Certificates directly through DTC in the United States, or CEDEL or Euroclear
(in Europe) if they are participants of such systems ("Participants"), or indirectly through organizations which are Participants. The Book-Entry Certificates will be issued in one or more certificates per class of Offered Certificates which in the aggregate equal the principal balance of such Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1,000 and in integral multiples in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Owner" of such Book-Entry Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Owners as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

      The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of CEDEL or Euroclear, as appropriate).

      Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC
Participants. While such Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interests.

      Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

      Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Taxation of Certain Foreign Investors" and "--Backup Withholding" in the

Prospectus   and   "Global   Clearance,   Settlement   and   Tax   Documentation
Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

      CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium, office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is a branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

      Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the Trust provided by the Servicer to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

      DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Owner under the Pooling and Servicing Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

      None of the Depositor, the Unaffiliated Seller, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Definitive Certificates will be issued to Beneficial Owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Unaffiliated Seller advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Unaffiliated Seller or the Trustee is unable to locate a qualified successor,
(b) the Unaffiliated Seller, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Owners representing a majority of the outstanding Percentage Interests of the Offered Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Beneficial Owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Owners under the Pooling and Servicing Agreement.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Certain Activities

      The Trust has not and will not: (i) issue securities (except for the Certificates); (ii) borrow money; (iii) make loans; (iv) invest in securities for the purpose of exercising control; (v) underwrite securities; (vi) except as provided in the Pooling and Servicing Agreement, engage in the purchase and sale (or turnover) of investments; (vii) offer securities in exchange for property (except Certificates for the Mortgage Loans); or (viii) repurchase or otherwise reacquire its securities. See "Servicing of the Mortgage Loans and Contracts --Reports To Certificateholders" in the Prospectus for information regarding reports to the Owners.

                      THE POOLING AND SERVICING AGREEMENT

      In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in this Prospectus Supplement, there is set forth below a summary of certain other provisions of the Pooling and Servicing Agreement.

Formation of the Trust

      On the Closing Date, the Trust will be created and established pursuant to the Pooling and Servicing Agreement. On such date, the Unaffiliated Seller will sell without recourse the Mortgage Loans to the Depositor, the Depositor will sell without recourse the Mortgage Loans to the Trust and the Trust will issue the Certificates to the Owners thereof pursuant to the Pooling and Servicing Agreement.

      The property of the Trust shall include all money, instruments and other property to the extent such money, instruments and other property are subject or intended to be held in trust for the benefit of the Owners, and all proceeds thereof, including, without limitation, (i) the Mortgage Loans, (ii) such amounts, including Eligible Investments, as from time to time may be held by the Trustee in the Certificate Account and by the Servicer in the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement), to be created pursuant to the Pooling and Servicing Agreement, (iii) any property, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any insurance policies relating to the Mortgage Loans and any rights of the Unaffiliated Seller under any insurance policies, (v) Net Liquidation Proceeds with respect to any Liquidated Mortgage Loan, and (vi) the rights of the Unaffiliated Seller against any Originator pursuant to the related Master Loan Transfer Agreement (collectively, the "Trust Fund").

      The Offered Certificates will not represent an interest in, or an obligation of, nor will the Mortgage Loans be guaranteed by, any Originator, the Unaffiliated Seller, the Depositor, the Servicer or the Trustee.

Assignment of the Loans; Representations and Warranties

      On the Closing Date, the Depositor will sell, transfer, convey and assign the Loans to the Trustee, without recourse, together with (i) all rights to any payments received in respect of any of the Mortgage Loans after the Cut-Off Date other than late receipts of scheduled monthly payments on the Actuarial Loans that were due prior to the Cut-Off Date and (ii) all scheduled monthly payments in respect of the Actuarial Loans that were due on or after the Cut-Off Date but received prior to the Cut-Off Date. The Mortgage Loans will be described on a schedule attached to the Pooling and Servicing Agreement (the "Schedule of Mortgage Loans").

      In connection with the sale of the Mortgage Loans on the Closing Date, the Unaffiliated Seller will be required to deliver to the Trustee the promissory notes evidencing the Loans, the related mortgages or deeds of trust or other documents evidencing a lien on the Mortgaged Property and certain other documents relating to the Loans. The Trustee will agree, for the benefit of the Owners of the related Offered Certificates, to review each such file within 60 days after the Closing Date to ascertain whether all required documents (or certified copies of documents) have been executed and received.

      In addition to the foregoing, the Servicer, is required to submit for recording, within 180 days of the Closing Date (or, if original recording information is unavailable, within such later period as is permitted by the Pooling and Servicing Agreement) assignments of the Mortgages to the Trustee in the appropriate jurisdictions.

      Under an agreement (the "Loan Purchase Agreement") between the Unaffiliated Seller and the Depositor for the sale of the Loans from the Unaffiliated Seller to the Depositor, the Unaffiliated Seller will agree that in the event of a breach of any representation or warranty made by it which materially and adversely affects the value of, or the interests of the Owners of the Offered Certificates in, any Mortgage Loan transferred by the Unaffiliated Seller (any such Loan being a "Defective Loan"), the Unaffiliated Seller will repurchase the Defective Loan at a price equal to the then outstanding principal balance of such Loan and accrued and unpaid interest thereon, together with any outstanding Advances (without duplication) (the "Repurchase Price").

      Under the Pooling and Servicing Agreement, the Depositor will assign all of its right, title and interest in such representations and warranties (including the Unaffiliated Seller's repurchase obligations) to the Trustee. Neither of the Depositor nor the Trustee will make any representations or warranties with respect to the Mortgage Loans and neither will have any obligations to repurchase, or make substitutions for Defective Loans.

Servicing of the Mortgage Loans

      Pursuant to the Pooling and Servicing Agreement, the Servicer will be required to service and administer the Mortgage Loans assigned to the Trust as more fully set forth below.

      Unless otherwise specified herein or in the Pooling and Servicing Agreement with respect to specific obligations of the Servicer, the Servicer shall service and administer the Mortgage Loans in accordance with the servicing, collection and investor reporting systems and procedures set forth in the Servicer's current servicing guide (the "Servicing Standards").

      The duties of the Servicer include, without limitation, collecting and posting of all payments, responding to inquiries by obligors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to obligors in accordance with its customary practices and all applicable law, accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions and making Delinquency Advances, Servicing Advances and Compensating Interest to the extent described herein.

      The Servicer (i) may execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Mortgaged Property, (ii) may consent to any modification of the terms of any Note not expressly prohibited hereby if the effect of any such modification will not materially and adversely affect the security afforded by the related Mortgaged Property or reduce the amount of, or slow (other than as permitted by the

Pooling and Servicing Agreement) the timing of receipt of, any payments required thereunder and (iii) may institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such Mortgaged Property, and to hold or cause to be held title to such Mortgaged Property, in the name of the Servicer on behalf of the Trust.

      The Pooling and Servicing Agreement permits the Servicer to modify and extend the maturity of a Balloon Loan which matures and which is not otherwise paid in full at such maturity date by the related Obligor; provided, that the rescheduled final maturity date of such Mortgage Loan is not one year beyond the original maturity date, the related Mortgage Rate is not decreased and the obligor does not receive any additional proceeds. Such modified and extended Balloon Loans will be permitted to remain in the Trust.

      The Servicer may perform any of its servicing responsibilities with respect to all or certain of the Mortgage Loans through a sub-servicer as it may from time to time designate, but no such designation of a sub-servicer shall serve to release the Servicer from any of its obligations under the Pooling and Servicing Agreement. The Mortgage Loans will initially be serviced by the Sub-Servicers pursuant to the Sub-Servicing Agreements with the Servicer.

      Upon removal or resignation of the Servicer, the Backup Servicer will be required to serve as successor servicer. If the Backup Servicer is prevented by law from acting as successor servicer, the Trustee may solicit bids for a successor servicer, and pending the appointment of a successor servicer as a result of soliciting such bids, the Trustee will be required to serve as successor servicer. If the Trustee is unable to obtain a qualifying bid, the Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any such successor servicer shall assume all of the related responsibilities, duties or liabilities of the Servicer on the date on which it becomes the Servicer, but shall not assume any of the liabilities incurred prior to such date.

      Collection of Certain Loan Payments. The Servicer shall, as required by the Servicing Standards, make all reasonable efforts to collect payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with the Pooling and Servicing Agreement, follow such collection procedures with respect to the Mortgage Loans as it follows with respect to comparable mortgage loans in its own servicing portfolio; provided, that the Servicer shall always at least follow collection procedures that are consistent with or better than the Servicing Standards. Consistent with the foregoing, the Servicer may in its discretion, generally (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or other fees which may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if an obligor is in default or if default is reasonably foreseeable because of an obligor's financial condition, arrange with the obligor a schedule for the payment of delinquent payments due on the Mortgage Loan; provided, however, the Servicer may not reschedule the payment of delinquent payments more than three times in any twelve consecutive months with respect to any obligor or (iii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Civil Relief Act, in accordance with the Servicer's general policies relating to comparable loans subject to the Civil Relief Act.

      The Servicer is required to establish and maintain an account in its name for the benefit of the Trust (such account, the "Lockbox Account") into which all collections (other than Delinquency Advances and amounts relating to Compensating Interest) are to be deposited by the close of business on the next business day following the business day on which such collections are received.

      The Servicer shall instruct, or cause any sub-servicer to instruct, all obligors to make payments only to the Lockbox Account, unless, due to special collection circumstances such payment must be made to the Servicer, in which event such amounts shall be deposited by the Servicer in the Lockbox Account. The Servicer shall instruct the Lockbox Bank to remit all amounts received for deposit in the Lockbox Account to the Principal and Interest Account on the next business day following receipt of such amounts.

      Not later than 9:00 a.m. Pacific time on the Determination Date, the Servicer shall deliver or cause to be delivered to the Trustee a monthly servicing report (the "Servicing Report") on computer readable magnetic tape or diskette. This report shall also contain (i) a summary report of Mortgage Loan payment activity for such month, (ii) exception payment reports for Mortgage Loans with respect to which scheduled payments due in such month were not made and (iii) a trial balance in the form of a computer tape.

      Delinquency Advances and Servicing Advances. If, at or prior to the end of each Remittance Period, the interest portion of any monthly payment due on any Mortgage Loan during such Remittance Period has not been received and transferred to the Principal and Interest Account, the Servicer shall, make an advance to the Principal and Interest Account (a "Delinquency Advance") by the related Servicer Remittance Date in an amount equal to the amount of the interest portion of such delinquent monthly payment not later than the related Servicer Remittance Date; provided, however, that if the Overcollateralization Amount is then equal to or greater than the Required Overcollateralization Amount, the aggregate amount of such Delinquency Advances shall be payable only to the extent that such Delinquency Advance is necessary to pay any shortfall in the Current Interest for the Offered Certificates arising because of the insufficiency of Available Funds; and provided further, however, that the Servicer will not be required to make any such Delinquency Advance if it determines in reasonable good faith that such Delinquency Advance would not be recoverable from collections with respect to such Mortgage Loan. For purposes of the Pooling and Servicing Agreement, the delinquent interest portion of such monthly payment shall be deemed to include an amount equal to the interest portion of such monthly payment that would have been due on a Mortgage Loan in respect of which the related Mortgage Property has been repossessed or foreclosed upon and which has not yet become a Liquidated Mortgage Loan.

      The Servicer will advance all "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations with respect to the Mortgage Loans, including, but not limited to, the cost of (i) preservation expenses on the Mortgaged Property Loan Collateral, (ii) any enforcement or judicial proceedings, including foreclosures, and any reasonable legal expenses in connection with the assertion by an obligor of any claim or defense that the obligor may have had against the originator in connection with the sale, financing or construction of such obligor's home and which the obligor asserts against the Servicer and (iii) the management and liquidation of "REO" property, but in each case shall only pay such costs and expenses to the extent the Servicer reasonably believes such costs and expenses will be recovered from the related Mortgage Loan and will increase Net Liquidation Proceeds on the related Mortgage Loan. Each such expenditure, exclusive of overhead, will constitute a "Servicing Advance."

      If, with respect to any Distribution Date and as a result of Prepayments in full received with respect to the Mortgage Loans held in the Trust during the related Remittance Period, the Servicer will be required to deposit into the Principal and Interest Account, out of its own funds without any right of reinbursement therefor, Compensating Interest. "Compensating Interest" is equal to the difference between (x) 30 days' interest at such Mortgage Loan's Mortgage Rate (less the Administrative Rate) on the principal balance of such Mortgage Loan as of the first day of the related Remittance Period and (y) to the extent not previously advanced, the interest (less an amount calculated at the Administrative Rate) paid by the Mortgagor with respect to such Mortgage Loan during such Remittance Period; provided, however, that the Servicer: (i) will pay Compensating Interest only to the extent that there is a shortfall in the amount of Available Funds necessary to pay the Current Interest for the Offered Certificates, if the Overcollateralization Amount is then equal to or greater than the Required Overcollateralization Amount, (ii) will not be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Servicer for such Remittance Period and (iii) will not be required to cover shortfalls in collections of interest due to curtailments or partial prepayments.

      Maintenance of Insurance. The Servicer shall cause to be maintained with respect to each Mortgage a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage, and which provides for a recovery by the Servicer on behalf of the Trustee and its assignees of insurance proceeds relating to such Mortgage Loan, in an amount not less than the least of
(i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and
(iii) the full insurable value of the improvements which are a part of the related Mortgage Property, but in any case not less than the amount necessary to avoid the application of any co-insurance clause.

      If the Mortgage Loan relates to Mortgaged Property located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and if such loan has been specifically identified as being in such an area in the Schedule of Mortgage Loans or other writing delivered to the Servicer by the Originator, the Servicer shall cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount that provides for coverage, and which provides for a recovery by the Servicer on behalf of the related Trust of insurance proceeds relating to such Mortgage Loan, in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to fully compensate for damage or loss to the improvements which are a part of the related Mortgaged Property on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, but in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy.

      In the event that the Servicer shall obtain and maintain a blanket policy insuring against fire, flood and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate principal balance of the Mortgage Loans without co-insurance, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire, flood and hazard insurance coverage. Such blanket policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall have been a loss which would have been covered by such policy, deposit in the Principal and Interest Account from the Servicer's own funds the difference, if any, between the amount that would have been payable under a policy described in the preceding paragraph and the amount paid under such blanket policy.

      Due-on-Sale Clauses; Assumption and Substitution Agreements. When any Mortgaged Property has been or is about to be conveyed by the obligor (whether by absolute conveyance or by contract of sale, and whether or not the obligor remains liable), the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise the related Trust's rights to accelerate the maturity of the related Loan under any "due-on-sale" clause contained in the related Mortgage Loan or Note; provided, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or if the Servicer is prohibited by law from doing so.

      The Servicer may also allow for an assumption agreement in the case of a defaulted Mortgage Loan, or a Mortgage Loan as to which a default is imminent, under the same standards as set forth above in the first paragraph under "Collection of Certain Mortgage Payments", and subject to certain limitations on the aggregate amount of Mortgage Loans subject to such assumptions, as set forth in the Agreement.

      Realization Upon Defaulted Loans. The Servicer shall, consistent with the Servicing Standards, foreclose upon or otherwise comparably effect the ownership in the name of the Servicer on behalf of the Trust of the Mortgaged Property relating to a defaulted Mortgage Loan as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall exercise such rights and powers vested in it hereunder, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs, including, but not limited to, advancing funds for the payment of taxes and insurance premiums. The foregoing is subject to the proviso that the Servicer shall not advance its own funds unless it shall reasonably believe in good faith that it is recoverable and doing so will increase Net Liquidation Proceeds on the Mortgage Loans. Notwithstanding the foregoing, with respect to any Mortgage Loan as to which the Servicer has received notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property (a "Potentially Hazardous Property"), the Servicer shall not, on behalf of the Trust, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trust would be considered to hold title to, be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") from time to time, or any comparable law. The Servicer shall not be required to make Advances with respect to a Mortgage Loan relating to a

Potentially Hazardous Property. In the event the Servicer requires any professional guidance with respect to CERCLA, the Servicer may, at its own expense, obtain an opinion of counsel experienced in CERCLA matters, and shall be fully protected in relying on any such opinion of counsel.

      The Servicer shall determine with respect to each defaulted Mortgage Loan when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts (other than from deficiency judgments) it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a "Liquidated Mortgage Loan".

      Optional Purchase of Defaulted Mortgage Loans. The Servicer or its designee has the option to purchase from the Trust Fund any Mortgage Loan which is more than 60 days delinquent, up to 20% by aggregate Principal Balance of the Original Aggregate Principal Balance of all Mortgage Loans, at a purchase price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such principal balance, computed at the Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances (without duplication) made by the Servicer with respect to such Mortgage Loan, in accordance with the provisions specified in the Pooling and Servicing Agreement.

      Servicing Compensation. As compensation for its activities the Servicer shall be entitled to the Servicing Fee and certain ancillary servicing income such as late charges, insufficient funds charges, modification and assumption fees, penalties, etc., from amounts available therefor in the Principal and Interest Account. The Servicer is also entitled to receive, monthly, the net investment earnings on amounts on deposit in the Principal and Interest Account, and is responsible for any losses on such investments without any right of reimbursement with respect to such losses.

      The right to receive the Servicing Fee may not be transferred (except to the Sub-Servicer) in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement.

Removal and Resignation of Servicer

      The Trustee, at the direction of the majority of the Owners of the Offered Certificates may, pursuant to the Pooling and Servicing Agreement, remove the Servicer upon the occurrence and continuation beyond the applicable cure period of any of the following events:

            (i) any failure by the Servicer (a) to deposit to the Principal and Interest Account all collections received by the Servicer directly within two Business Days following the Business Day on which such amounts are received and are determined by the Servicer to relate to the Mortgage Loans (unless not required by the terms of the Pooling and Servicing Agreement) or (b) to deposit to the Principal and Interest Account Delinquency Advances and Compensating Interest as required by the Pooling and Servicing Agreement by the related Servicer Remittance Date; or

            (ii) failure on the part of the Servicer to observe or perform any term, covenant or agreement in the Pooling and Servicing Agreement (other than those covered by clause (a) above), which materially adversely affects the rights of the Owners of the Certificates and which continues unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or the Owners of the Offered Certificates who hold Certificates evidencing in aggregate greater than 25% of the Certificate Principal Balance of the outstanding Offered Certificates; or

            (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations; or

            (iv) the Servicer shall fail to deliver a report expressly required by the Pooling and Servicing Agreement, and the continuance of such failure for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee (except that such three Business Day period shall be deemed not to run as to any portion of such report during such time as the Servicer's failure to provide such information is for cause or inability beyond its control and the Servicer provides the Trustee with an officer's certificate of the Servicer to such effect).

      The Servicer may not assign its obligations under the Pooling and Servicing Agreement nor resign from the obligations and duties thereby imposed on it except upon the determination that the Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

      Upon removal or resignation of the Servicer, the Trustee will be required to serve as successor servicer. If the Trustee is prevented by law from acting as successor servicer, the Trustee may solicit bids for a successor servicer, and pending the appointment of a successor servicer as a result of soliciting such bids, the Trustee will be required to serve as successor servicer. If the Trustee is unable to obtain a qualifying bid, the Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any such successor servicer shall assume all of the related responsibilities, duties or liabilities of the Servicer on the date on which it becomes the Servicer, but shall not assume any of the liabilities incurred prior to such date.

Governing Law

      The Pooling and Servicing Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

Termination of the Trust

      The Pooling and Servicing Agreement will provide that the Trust will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts required to be paid such

Owners upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) any time when a Qualified Liquidation (as defined in the Pooling and Servicing Agreement) of the Trust Estate is effected.

Optional Termination

      As Provided in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement provides that the Servicer, or an affiliate of the Servicer, at its option, acting directly or through one or more permitted designees, may determine to purchase from the Trust all of the Mortgage Loans and other property then held by the Trust, and thereby effect early retirement of the Certificates, on any Remittance Date when the aggregate outstanding principal balance of the Mortgage Loans has declined to 10% or less of the Original Aggregate Principal Balance.

      Auction Sale. The Pooling and Servicing Agreement requires that, within ninety days following the Optional Termination Date, if the Servicer, or an affiliate of the Servicer, has not exercised its optional termination right by such date, the Trustee will solicit bids for the purchase of all Mortgage Loans remaining in the Trust. In the event that satisfactory bids are received as described in the Pooling and Servicing Agreement, the net sale proceeds will be distributed to the Owners of the Certificates, in the same order of priority as collections received in respect of the Mortgage Loans. If satisfactory bids are not received, the Trustee shall decline to sell the Mortgage Loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans. If the Servicer or an affiliate of the Servicer has not exercised its optional termination right or the Trustee has received no satisfactory bids as a result of such Auction Sale by the fourth Distribution Date following the Optional Termination Date, the Class A Certificates shall bear interest at the applicable increased Pass-Through Rate (such date, the "Termination Step Up Date" ). Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of the REMIC established by the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days.

      Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service, or by a court of competent jurisdiction, in each case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken to the effect that any REMIC held by the Trust does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination, the Owners of a majority in Percentage Interest represented by the Class of Offered Certificates then outstanding may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code, and thereby effect the early retirement of the Certificates. The purchase price for any purchase of the property of the Trust Estate shall be equal to the sum of
(x) the greater of (i) 100% of the aggregate principal balance of the Mortgage Loans as of the Due Date which immediately follows the last day of the related Remittance Period immediately preceding the day of purchase minus amounts remitted from the Principal and Interest Account representing collections of principal on the Mortgage Loans during the related Remittance

Period, and (ii) the fair market value of such Mortgage Loans (disregarding accrued interest), (y) one month's interest on such amount computed at the weighted average Pass-Through Rate of the Offered Certificates and (z) the aggregate amount of any unreimbursed Delinquency Advances and any Delinquency Advances which the Servicer has theretofore failed to remit.

      Upon receipt of such notice or direction from the majority of the Owners of the Offered Certificates, the Trustee will be required to notify the Owners of the Class B Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Owners of a majority of the Percentage Interest of the Class B Certificates then outstanding may, within sixty (60) days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the aggregate principal balance of all Mortgage Loans as of the last day of the Remittance Period immediately preceding the date of such purchase, plus one month's interest on such amount at the weighted average Pass-Through Rate and plus the aggregate amount of any unreimbursed Delinquency Advances and any Delinquency Advances which the Servicer has theretofore failed to remit. If, during the Purchase Option Period, the Owners of the Class B Certificates have not exercised the option described in the immediately preceding sentence, then upon the expiration of the Purchase Option Period in the event that the Owners of the Offered Certificates have given the Trustee the direction described above, the Trustee will be required to sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the Trust Estate, the distribution of the proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the sixtieth (60th) day, or such later day as the Owners of the Offered Certificates permit or direct in writing, after the expiration of the Purchase Option Period. In connection with such purchase, the Servicer will be required to remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit will be deemed to have occurred immediately preceding such purchase.

      Following a Final Determination, the Owners of a majority of the Percentage Interest of the Class B Certificates then outstanding may, at their option and upon delivery to the Trustee of an opinion of counsel experienced in federal income tax matters which opinion shall be reasonably satisfactory in form and substance to the Owners of a majority of the Percentage Interests represented by the Offered Certificates then outstanding, to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the Trust will be subject to federal taxation, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Fund at a purchase price equal to the aggregate principal balance of all Mortgage Loans as of the Due Date which immediately follows the last day of the Remittance Period immediately preceding the date of such purchase, plus one month's interest on such amount computed at the weighted average Pass-Through Rate plus the aggregate amount of unreimbursed Delinquency Advances and any Delinquency Advances which the Servicer has theretofore failed to remit. In connection with such purchase, the Servicer will be required to remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The foregoing opinion shall be deemed satisfactory unless the Trustee, at the direction of the Owners of a majority of the Percentage Interest of the Offered Certificates, gives the Owners of a majority of the Percentage Interest of the Class B Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following discussion of certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates is to be considered only in connection with "Certain Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

REMIC Elections

      The Trustee will cause one or more elections to be made to treat the Trust as one or more REMICs for federal income tax purposes. Dewey Ballantine, special tax counsel, will advise that, in its opinion, for federal income tax purposes, assuming (i) the REMIC election is made and (ii) compliance with the Pooling and Servicing Agreement, the Trust will be treated as a REMIC, each Class of Offered Certificates and the Class B Certificates will be treated as "regular interests" in the REMIC and the Class R Certificates will be treated as the sole Class of "residual interests" in the REMIC. For federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of Offered Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Offered Certificates under an accrual method. The Offered Certificates may be issued with "original issue discount" for federal income tax purposes. The prepayment assumption to be used in determining whether any Class of Offered Certificates is issued with original issue discount and the rate of accrual of original issue discount is 27% CPR for the Offered Certificates (other than the Variable Rate Certificates) and 30% CPR for the Variable Rate Certificates. No representation is made that any of the Mortgage Loans will prepay at this rate or any other rate. See "Certain Federal Income Tax Consequences -- Taxation of Regular Certificates" in the Prospectus.

                              ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit "plan assets" of a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and Keogh Plans (each, a "Benefit Plan"), from being involved in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and Section 4975 of the Code for such persons, unless a statutory or administrative exemption is available.

      Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Benefit Plan if Certificates were acquired with "plan assets" of such Benefit Plan and assets of the Trust were deemed to be "plan assets" of such Benefit Plan. Purchasers of Certificates that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Saving Bank, 114 S. Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance Company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Accordingly, Certificates may not be acquired by a Benefit Plan or an investor using assets of a Benefit Plan, including, without limitation, insurance company general accounts (collectively referred to as "Benefit Plan Investors"). Each purchaser and each transferee of a Certificate will be deemed to have represented and warranted that it is not a Benefit Plan Investor.

      Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described above, subject to other applicable federal, state or local law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                                    RATINGS

      It is a condition of the original issuance of the Offered Certificates that the Class A Certificates that they receive ratings of Aaa by Moody's and AAA by Fitch and that the Class M-1 Certificates receive ratings of Aa2 from Moody's and AA from Fitch, the Class M-2 Certificates receive ratings of A2 from Moody's and A from Fitch and the Class M-3 Certificates receive ratings of Baa2 from Moody's and BBB from Fitch.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The security rating assigned to the Offered Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

      Explanations of the significance of such ratings may be obtained from Moody's Investors Service, Inc. at 99 Church Street, New York, New York, 10007 and Fitch IBCA, Inc. at One State Street Plaza, 31st Floor, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Offered Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

      The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Offered Certificates.

                                  UNDERWRITING

      Under the terms and subject to the conditions set forth in the Underwriting Agreement for the sale of the Offered Certificates, dated September 25, 1998, the Depositor has agreed to cause the Trust to sell and Prudential Securities Incorporated and First Union Capital Markets, a division of Wheat First Securities Corp. ("First Union", and together with Prudential Securities Incorporated, the "Underwriters") have agreed to purchase the Offered Certificates.

      In the Underwriting Agreement, each of the Underwriters has agreed, subject to the terms and conditions set forth therein, to purchase the entire principal amount of Offered Certificates.

      Each of The Underwriters has advised the Depositor that it proposes to offer the Offered Certificates purchased by the Underwriters for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriters may effect such transactions by selling such Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Offered Certificates for whom they may act as agent. Any dealers that participate with the Underwriters in the distribution of the Offered Certificates purchased by the Underwriters may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriters and any profit on the resale of Offered Certificates by them or the Underwriters may be deemed to be underwriting discounts or commissions under the Securities Act.

      Proceeds to the Depositor from the sale of the Offered Certificates will be approximately $175,501,000 before deducting expenses payable by the Depositor estimated to be $350,000 in the aggregate, and before adding accrued interest. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

      The Depositor has agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act.

      In connection with the offering of the Offered Certificates, the Underwriters and its affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Offered Certificates. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Offered Certificates for the purpose of stabilizing its market price. Any of the transactions described in this paragraph may result in the maintenance of the price of the Offered Certificates at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice.

      Prudential Securities Incorporated is an affiliate of the Depositor.

      Each of the Underwriters (i) has in the past and may in the future provide underwriting, financial advisory or other services to Wilshire Financial Services Group Inc., an affiliate of the Unaffiliated Seller, the Servicer and Wilshire Credit Corporation and (ii) does provide warehouse financing to the Unaffiliated Seller and its affiliates.

      For further information regarding any offer or sale of the Offered Certificates pursuant to this Prospectus Supplement and the Prospectus, see "Plan of Distribution" in the Prospectus.

                             CERTAIN LEGAL MATTERS

      Certain legal matters relating to the validity of the issuance of the Offered Certificates will be passed upon for the Unaffiliated Seller and the Servicer by Proskauer Rose LLP, New York, New York and for the Depositor and the Underwriters by Dewey Ballantine LLP, New York, New York.

             INDEX OF SIGNIFICANT PROSPECTUS SUPPLEMENT DEFINITIONS

Seller's Program,...................................................... 8, 9, 23
Adjustable Rate Group Available
     Funds Cap Rate, ..........................................................4
Adjustable Rate Group Certificates, ...  ...... ........... ...................2
Adjustable Rate Mortgage Loans, ...............................................9
Administrative Rate, .........................................................15
Advances........................................................................
Appraised Values,........................................................ 36, 47
Approved Guidelines, .........................................................52
Auction Sale, ................................................................18
Beneficial Owners,........................................................... 16
Benefit Plan,................................................................ 91
Book-Entry Certificates, .....................................................74
Cede, ........................................................................17
CEDEL,....................................................................... 17
CEDEL Participants, ..........................................................76
CERCLA,...................................................................... 85
Certificate Account, .........................................................62
Certificates, .................................................................2
Citibank, ....................................................................17
Civil Relief Act, .............................................................7
Civil Relief Act Interest Shortfall, .........................................27
Class A-1 Available Funds Pass-Through Rate, ..................................4
Class A-1 Certificates, .......................................................2
Class A-2 Certificates, 2.......................................................
Class A-2 Supplemental Interest Amount, .......................................4
Class A-3 Certificates, .......................................................2
Class A-4 Certificates, .......................................................2
Class A-4 Formula Pass-Through Rate, ..........................................3
Class A-4 Pass-Through Rate, ..................................................3
Class B Certificates, .........................................................2
Class R Certificates, .........................................................2
Closing Date, .................................................................6
CLTV, .........................................................................8
Compensating Interest, ...............................................26, 63, 84
Constant Prepayment Rate, ....................................................56
Cooperative, .................................................................77
CPR, .........................................................................56
Cut-Off Date, .................................................................6
Defective Loan, ..............................................................81
Definitive Certificate, ......................................................74
Delinquency Advance, .....................................................15, 83
Depositor, ....................................................................5
Distribution Date, ...........................................................10
DTC, .........................................................................17
Due Dates, ...................................................................63
Eligible Investments, ........................................................62
ERISA, .......................................................................91
ERISA Considerations, ........................................................19
Euroclear, ...................................................................17
Euroclear Operator,.......................................................... 77
Euroclear Participants,...................................................... 76
European Depositaries, ...................................................17, 74
FHLMC, .......................................................................24
Final Determination, .........................................................88
Financial Intermediary, ......................................................75
Fixed Rate Group Certificates,................................................ 2
Fixed Rate Mortgage Loans, .................................................8, 9
HEP, .........................................................................56
Home Equity Prepayment, ......................................................56
Independent Originator, .......................................................5
Liquidation Proceeds, ........................................................25
Loan Purchase Agreement, .....................................................81
Lockbox Account, .............................................................83
Master Loan Transfer Agreements, .............................................52
Monthly Remittance Amount, ...................................................62
Moody's, .....................................................................20
Mortgage Loans, ............................................................2, 6
Mortgage Rate, .............................................................8, 9
Mortgaged Properties, ......................................................2, 7
Mortgages, .................................................................2, 7
Notes, ...................................................................29, 38
Optional Termination, .........................................................4
Optional Termination Date, ...................................................18
Original Aggregate Principal Balance, .....................................6, 28
Overcollateralization Reduction Amount, ......................................13
Overcollateralization Reduction Amounts,   ...... ........... ................67
Participants, ................................................................74
Payment Delay Feature of the Certificates, ...................................54
Plan assets, .................................................................92
Pooling and Servicing Agreement,.............................................. 2
Potentially Hazardous Property, ..............................................85
Prepayment Assumption, .......................................................56
Principal and Interest Account, ..............................................16
Purchase Option Period, ......................................................89
Purchased Pool,............................................................... 5
Record Date, .................................................................10
REMIC, .......................................................................19
Remittance Date, .............................................................62
Repurchase Price, ............................................................81
Riegle Act, ..................................................................27
Schedule of Mortgage Loans, ..................................................80
Securities Act,............................................................... i
Senior Mortgage Loan, ........................................................51
Servicer, .................................................................5, 50
Servicer Event of Default, ...................................................16
Servicing Fee, ...............................................................17
Servicing Report, ............................................................83

Servicing Standards, .........................................................81
SMMEA, ...................................................................19, 93
Subordinate Certificates,..................................................... 2
Sub-Servicers,................................................................ 5
Sub-Servicing Agreement,...................................................... 5
Substitution Amounts, ........................................................63
Termination Notice, ..........................................................89
Termination Step Up Date,.................................................18, 88
Terms and Conditions,........................................................ 77
Trust,........................................................................ 2
Trust Fund, ...............................................................2, 80
Trustee, ......................................................................5
Unaffiliated Seller, ..........................................................5
Underwriters, ................................................................93
WCC, ..........................................................................5
WCC's Guidelines, ............................................................51

                                    ANNEX A

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Wilshire Mortgage Loan Trust 1998-3 Mortgage Pass-Through Certificates, Class A (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

      Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

      Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading  between DTC  Participants.  Secondary  market trading between DTC
Participants   will  be  settled  using  the  procedures   applicable  to  prior
asset-backed certificates issued in same-day funds.

      Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC, Seller and CEDEL or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

      CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their account one day later.

      As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between CEDEL or Euroclear, Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or a Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or the Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or the Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or the Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or the Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

      (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

      Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption  for Non-U.S.  Persons (Form W-8).  Beneficial  Owners of Global
Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

      Exemption for Non-U.S.  Persons with  effectively  connected  income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agents.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income or (iv) a trust other than a "foreign trust" as defined in Section

7701(a)(3) of the Internal Revenue Code of 1986, as amended. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities as well as the application of recently issued Treasury Regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 1999. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

--------------------------------------------------------------------------------
              Prudential Securities Secured Financing Corporation
                                  (Depositor)
                                  Pass-Through
                                  Certificates
                              (Issuable in Series)
--------------------------------------------------------------------------------

      Prudential Securities Secured Financing Corporation (the "Depositor") may sell from time to time under this Prospectus and related Prospectus Supplements Pass-Through Certificates or Notes (such Pass-Through Certificates or such Notes, together the "Certificates"), issuable in series (each, a "Series") consisting of one or more classes (each, a "Class") of Certificates on terms to be determined at the time of sale.

      The Certificates of a Series will evidence the beneficial ownership interests in a separate trust formed by the Depositor for the benefit of the holders of the related Series of Certificates (the "Certificateholders"). Unless otherwise specified in the applicable Prospectus Supplement, the property of each such trust (for each Series, the "Trust Fund") will consist of a segregated pool (the "Pool") of (i) promissory notes or other evidences of indebtedness secured by first, second or more junior liens on fee simple or leasehold interests in the Mortgaged Properties (as defined herein), including installment sale contracts with respect to any such properties, or participation in any of the foregoing (the "Mortgage Loans") or (ii) manufactured housing conditional sales contracts and installment agreements (the "Contracts"). The Mortgage Loans or Contracts included in a Trust Fund will have been acquired from one or more affiliates of the Depositor or from one or more Unaffiliated Sellers (as defined herein) by the Depositor and conveyed by the Depositor to such Trust Fund. The Mortgage Loans included in a Mortgage Pool or the Contracts included in a Contract Pool of a Series will be serviced by a servicer (the "Servicer") described in the applicable Prospectus Supplement.

      The Certificates of a Series will consist of (i) one or more Classes of Certificates representing fractional undivided interests in all the principal payments and the interest payments, to the extent of the related Net Mortgage Rates (as defined herein) or Net Contract Rates (as defined herein), on the related Mortgage Loans or Contracts ("Standard Certificates"), (ii) one or more Classes of Certificates ("Multi-Class Certificates") each of which will be assigned a principal balance (a "Stated Amount") based on the value of future cash flows from the related Trust Fund without distinction as to principal or interest or may have no principal amount but may instead be assigned a notional amount (a "Notional Amount") on which interest accrues, and each of which will bear interest on the Stated Amount or Notional Amount thereof at a fixed rate (which may be zero) specified in, or a variable rate determined as specified in, the applicable Prospectus Supplement (the "Interest Rate") or (iii) one or more Classes of Certificates representing fractional undivided interests in all or specified portions of the principal payments and/or interest payments, to the extent of the related Net Mortgage Interest Rate, on the related Mortgage Loans ("Stripped Certificates"). Any Class of Certificates may be divided into two or more subclasses (each, a "Subclass") and any Class of Standard Certificates may be divided into two or more Subclasses that consist of Multi-Class Certificates. In addition, a Series of Certificates for which a REMIC (as defined herein) election has been made will also include one Class or one Subclass of Residual Certificates (as defined herein).

                                                  (Cover continued on next page)

                                   ----------

THE ASSETS OF THE RELATED TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE RELATED SECURITIES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SERVICER OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE SELLER, THE SERVICER OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. SEE "RISK FACTORS" PAGE 13.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

      The Certificates may be sold from time to time by the Depositor through dealers or agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. See "Plan of Distribution." Affiliates of the Depositor may from time to time act as agents or underwriters in connection with the sale of Certificates. The terms of a particular offering will be set forth in the Prospectus Supplement related to such offering.

      Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Certificates unless accompanied by the Prospectus Supplement relating to the offering of such Certificates.

--------------------------------------------------------------------------------
                The date of this Prospectus is September 4, 1998

(Cover continued from previous page)

      Each Series of Certificates will include one or more classes. The Certificates of any particular class may represent beneficial ownership interests in the related Mortgage Loans held by the related Trust Fund, or may represent debt secured by such Mortgage Loans, as described herein and in the related Prospectus Supplement. Any Series of Certificates may include one or more Classes or Subclasses of Certificates (the "Subordinated Certificates") that are subordinate in right of distributions to such rights of one or more of other Classes or Subclasses of such Series (the "Senior Certificates"). If specified in the applicable Prospectus Supplement, the relative interests of the Senior Certificates and the Subordinated Certificates of a Series in the Trust Fund may be subject to adjustment from time to time on the basis of distributions received in respect thereof (the "Shifting Interest Certificates"). If so specified in the applicable Prospectus Supplement, credit support may also be provided for any Series of Certificates in the form of a guarantee, letter of credit, mortgage pool insurance policy or other form of credit enhancement as described herein.

      Neither the Mortgage Loans nor the Contracts will be guaranteed or insured by any governmental agency or instrumentality or, except as specified in the related Prospectus Supplement, by any other person. The only obligations of the Depositor with respect to a Series of Certificates will be pursuant to certain limited representations and warranties made by the Depositor, to the extent described herein and in the related Prospectus Supplement. The Servicer with respect to a Series of Certificates relating to Mortgage Loans or Contracts will be named in the related Prospectus Supplement. The principal obligations of a Servicer will be limited to certain obligations pursuant to certain representations and warranties and to its contractual servicing obligations.

      An election may be made to treat each Trust Fund (or one or more segregated pools of assets therein) underlying a Series which includes MultiClass Certificates as a "real estate mortgage investment conduit" (a "REMIC") or, on or after September 1, 1997, as a Financial Asset Securitization Investment Trust ("FASIT") for federal income tax purposes. Series of Certificates for which a REMIC election has been made will include one or more Classes or Subclasses which constitute "regular interests" in the REMIC ("Regular Certificates") and one Class or Subclass with respect to each REMIC which constitutes the "residual interest" therein (the "Residual Certificates"). Series of Certificates for which a FASIT election has been made will include one or more Classes or Subclasses which constitute "regular interests" ("FASIT Regular Securities") and/or "high-yield interests" ("FASIT High-Yield Securities") and one Class or Subclass with respect to each FASIT which constitutes the "ownership interest" therein (the "FASIT Ownership Interest"). Alternatively, a Trust Fund may be treated as a grantor trust or as a partnership for federal income tax purposes, or may be treated for federal income tax purposes as a mere security device which constitutes a collateral arrangement for the issuance of debt. See "Certain Federal Income--Tax Consequences."

      There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop, or that if such a market does develop, it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates.

                                    REPORTS

      In connection with each distribution and annually, Certificateholders will be furnished with statements containing information with respect to principal and interest payments and the related Trust Fund, as described herein and in the applicable Prospectus Supplement for such Series. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. See "Servicing of the Mortgage Loans and Contracts--Reports to Certificateholders." The Servicer for each Series relating to Mortgage Loans or Contracts will furnish periodic statements setting forth certain specified information to the related Trustee and, in addition, annually will furnish such Trustee with a statement from a firm of independent public accounts with respect to the examination of certain documents and records relating to the servicing of the Mortgage Loans or Contracts in the related Trust Fund. See "Servicing of the Mortgage Loans and Contracts--Reports to the Trustee" and "Evidence as to Compliance." Copies of the monthly and annual statements provided by the Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to Prudential
Securities Secured Financing Corporation, One New York Plaza, 15th Floor, New York, New York 10292, Attention: Joseph Donovan (212) 778-1000.

                             AVAILABLE INFORMATION

      The Depositor has filed a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Certificates offered pursuant to this Prospectus. This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and any amendments thereof and to the exhibits thereto. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at Room 1400, 75 Park Place, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Suite 400, Chicago, Illinois 60661-2511.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of any offering of Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, a list identifying, all filings with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since the Depositor's latest fiscal year covered by its annual report on Form 10-K and a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: Prudential Securities Secured Financing Corporation, One New York Plaza, 15th Floor, New York, New York 10292, telephone number (212) 778-1000, Attention: Joseph Donovan.

--------------------------------------------------------------------------------

                             SUMMARY OF PROSPECTUS

      The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus, and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement. Certain capitalized terms used and not otherwise defined herein shall have the meanings given elsewhere in this Prospectus. An index indicating where certain terms used herein are defined appear at the end of this Prospectus.

Title of Securities ............    Pass-Through   Certificates   (Issuable   in
                                    Series).

Depositor ......................    Prudential   Securities   Secured  Financing
                                    Corporation,  formerly  known as P-B Secured
                                    Financing  Corporation (the "Depositor"),  a
                                    Delaware  corporation,  is  a  wholly  owned
                                    limited   purpose   finance   subsidiary  of
                                    Prudential   Securities   Group   Inc.   The
                                    Depositor's  principal executive offices are
                                    located at One New York  Plaza,  15th Floor,
                                    New York, New York 10292,  and its telephone
                                    number   is   (212)   778-1000.   See   "The
                                    Depositor."

Unaffiliated Sellers ...........    The  Depositor  will  acquire  the  Mortgage
                                    Loans  and   Contracts   from  one  or  more
                                    institutions unaffiliated with the Depositor
                                    ("Unaffiliated Sellers").

Trustee ........................    The Trustee with respect to a Series will be
                                    specified   in   the   related    Prospectus
                                    Supplement.

Servicer .......................    The  Servicer  for each  Series  relating to
                                    Mortgage   Loans   or   Contracts   will  be
                                    specified  in  the   applicable   Prospectus
                                    Supplement.  The  Servicer  will service the
                                    Mortgage Loans or Contracts  comprising each
                                    Trust  Fund and  administer  each Trust Fund
                                    pursuant to a separate Pooling and Servicing
                                    Agreement  (each,  a "Pooling and  Servicing
                                    Agreement").  The Servicer  may  subcontract
                                    all or any  portion  of its  obligations  as
                                    Servicer  under each  Pooling and  Servicing
                                    Agreement to qualified subservicers (each, a
                                    "Sub-Servicer") but the Servicer will not be
                                    relieved   thereby  of  its  liability  with
                                    respect  thereto.   See  "Servicing  of  the
                                    Mortgage Loans and Contracts."

The Trust Funds ................    The   Trust   Fund   for  each   Series   of
                                    Certificates  may consist of any combination
                                    of Mortgage Pool and/or Contract Pools (each
                                    as defined herein) and certain other related
                                    property,  as  specified  herein  and in the
                                    applicable  Prospectus  Supplement.   Unless
                                    otherwise   specified   in  the   applicable
                                    Prospectus Supplement, each Mortgage Pool will be comprised of Mortgage Loans or Contracts or participations therein.

                                    Unless otherwise specified in the applicable
                                    Prospectus  Supplement,  each  Contract Pool
                                    will  consist  of fixed or  adjustable  rate
                                    manufactured   housing   installment   sale,
                                    contracts and installment  loan  agreements.
                                    Each Contract may be secured by a new or used Manufactured Home (as defined herein).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Neither  the   Certificates,   the  interest
                                    thereon,  nor the underlying  Mortgage Loans
                                    are  guaranteed  by the United States nor do
                                    they constitute  debts or obligations of the
                                    United    States    or   any    agency    or
                                    instrumentality of the United States.

                                    The particular characteristics of each Trust
                                    Fund  will be set  forth  in the  applicable
                                    Prospectus Supplement.

Description of the
Certificates ...................    The  Certificates  issued by any Trust  Fund
                                    may represent beneficial ownership interests
                                    in the  related  Mortgage  Loans held by the
                                    related Trust Fund,  or may  represent  debt
                                    secured by such Mortgage Loans, as described
                                    herein   and  in  the   related   Prospectus
                                    Supplement.   Certificates  which  represent
                                    beneficial   ownership   interests   in  the
                                    related  Trust Fund will be  referred  to as
                                    "Certificates"  in  the  related  Prospectus
                                    Supplement;   Certificates  which  represent
                                    debt issued by the related Trust Fund will be referred to as "Notes" in the related
                                    Prospectus Supplement.

                                    With  respect to Notes issued by the related
                                    Trust Fund, the related Trust Fund will enter into an indenture by and between such Trust Fund and the trustee named on such indenture, as set forth in the related Prospectus Supplement.

                                    Each Series of Certificates will be recourse
                                    to the  assets  of the  related  Trust  Fund
                                    only.  The sole  source of  payment  for any
                                    Series of Certificates will be the assets of
                                    the  related  Trust Fund.  The  Certificates
                                    will not be obligations,  either recourse or
                                    non-recourse     (except     for     certain
                                    non-recourse  debt described  under "Certain
                                    Federal  Income Tax  Consequences"),  of the
                                    Depositor,  the Servicer or any Person other
                                    than the related  Trust Fund. In the case of
                                    Certificates   that   represent   beneficial
                                    ownership  interest  in  the  related  Trust
                                    Fund, such  Certificates  will represent the
                                    ownership  of such Trust Fund;  with respect
                                    to Certificates  which are Notes, such Notes
                                    will be secured by the  related  Trust Fund.
                                    Notwithstanding the foregoing,  and as to be
                                    described   in   the   related    Prospectus
                                    Supplement,    certain   types   of   credit
                                    enhancement, such as a financial guaranty insurance policy or a letter of credit, may constitute a full recourse obligation of the issue of such credit enhancement.

                                    Each  Series  will  consist  of one or  more
                                    Classes  of  Certificates  which  may be (i)
                                    Standard   Certificates,   (ii)  Multi-Class
                                    Certificates or (iii) Stripped Certificates.
                                    Any  Class of  Certificates  may be  divided
                                    into two or more Subclasses and any Class of
                                    Standard  Certificates  may be divided  into
                                    Subclasses   which  consist  of  Multi-Class
                                    Certificates.  The Depositor will cause each
                                    Trust Fund (or one or more segregated  pools
                                    of assets  therein) with respect to a Series
                                    which   includes    Standard    Certificates
                                    redeemable    on   a   random   lot   basis,
                                    Multi-Class    Certificates    or   Shifting
                                    Interest Certificates to elect to be treated as a REMIC. In addition, any Series with respect to which an election has been made to treat the Trust Fund (or one or more segregated pools of assets

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                                       5
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                                    therein)  as a REMIC will  include one Class
                                    or one Subclass of Residual  Certificates as
                                    to each REMIC. The Residual  Certificates of
                                    a Series, if offered hereby,  will represent
                                    the  right  to  receive  distributions  with
                                    respect  to  the   related   Trust  Fund  as
                                    specified   in   the   related    Prospectus
                                    Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Certificates will be offered only in fully registered form.

A. Standard
     Certificates ..............    Unless otherwise  provided in the applicable
                                    Prospectus Supplement, Standard Certificates of a Series will each evidence a fractional undivided beneficial ownership interest in the related Trust Fund and will entitle the holder thereof to its proportionate share of a percentage of all of the payments and other receipts with respect to the principal of and interest (to the extent of the applicable Net Mortgage Rate or Net Contract
                                    Rate)  on  the  related  Mortgage  Loans  or
                                    Contracts.  If specified  in the  applicable
                                    Prospectus Supplement, with respect to any Class of Standard Certificates of a Series for which a REMIC election has been made, distributions of principal may be allocated among the Certificateholders of such Class on a pro rata, random lot or such other basis as is specified in such Prospectus
                                    Supplement.

B. Multi-Class
     Certificates ..............    Multi-Class  Certificates  of a Series  will
                                    consist  of   Certificates   each  of  which
                                    evidences a beneficial ownership interest in
                                    the related  Trust Fund and will be assigned
                                    a Stated  Amount,  which  may be based on an
                                    amount  of  principal   of  the   underlying
                                    Mortgage  Loans or Contracts or on the value
                                    of future cash flows from the related  Trust
                                    Fund without  distinction as to principal or
                                    interest and an Interest Rate which may be a
                                    fixed rate (which may be zero) or a variable
                                    rate or which will otherwise accrue interest
                                    as  specified in the  applicable  Prospectus
                                    Supplement.  The  holder  of  a  Multi-Class
                                    Certificate will be entitled to receive,  to
                                    the  extent  funds are  available  therefor,
                                    interest payments on the outstanding  Stated
                                    Amount  thereof at the  applicable  Interest
                                    Rate  or  as  otherwise   specified  in  the
                                    applicable    Prospectus    Supplement   and
                                    distributions  in  reduction  of such Stated
                                    Amount determined in the manner and applied in the priority set forth in the applicable
                                    Prospectus Supplement.

C. Stripped
     Certificates ..............    Stripped  Certificates will each evidence an
                                    undivided  beneficial  ownership interest in
                                    the related  Trust Fund and will entitle the
                                    holder thereof to its proportionate share of
                                    a specified  portion  (which may be zero) of
                                    principal   payments   and/or  a   specified
                                    portion (which may be zero) of interest payments (to the extent of the applicable
                                    Net Mortgage  Interest  Rate) on the related
                                    Mortgage Loans.

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                                       6
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Pooling and Servicing
Agreement ......................    The  Certificates  of  each  Series  will be
                                    issued  pursuant to a Pooling and  Servicing
                                    Agreement among the Depositor, the Servicer, if any, and the Trustee.

Cut-Off Date ...................    The  date   specified   in  the   applicable
                                    Prospectus Supplement.

Distribution Dates .............    Unless otherwise specified in the applicable
                                    Prospectus   Supplement,   distributions  on
                                    Standard     Certificates     or    Stripped
                                    Certificates  will be made on the  25th  day
                                    (or, if such day is not a business  day, the
                                    business day following the 25th day) of each
                                    month,  commencing  with the month following
                                    the  month in which the  applicable  Cut-Off
                                    Date occurs.  Distributions  on  Multi-Class
                                    Certificates    will   be   made    monthly,
                                    quarterly,  or  semiannually,  on the  dates
                                    specified  in  the   applicable   Prospectus
                                    Supplement.   The  dates   upon  which  such
                                    distributions   are  made  are  referred  to
                                    herein as the "Distribution Dates."

Record Dates ...................    Distributions   will   be   made   on   each
                                    Distribution   Date   set   forth   in   the
                                    Prospectus  Supplement to Certificateholders
                                    of record at the  close of  business  on the
                                    last business day of the month preceding the
                                    month in which such Distribution Date occurs
                                    or such  other  date as may be set  forth in
                                    the  Prospectus   Supplement   (the  "Record
                                    Date").

Interest .......................    With  respect  to a Series  of  Certificates
                                    consisting  of  Standard   Certificates   or
                                    Stripped   Certificates,   unless  otherwise
                                    specified  in  the   applicable   Prospectus
                                    Supplement, interest on the related Mortgage
                                    Loans, Mortgage Certificates or Contracts at
                                    the   applicable   pass-through   rate  (the
                                    "Pass-Through  Rate"),  as set  forth in the
                                    applicable  Prospectus  Supplement,  will be
                                    passed through monthly on each  Distribution
                                    Date to holders thereof,  in accordance with
                                    the   particular    terms   of   each   such
                                    Certificate.    Holders    of    Multi-Class
                                    Certificates  will receive  distributions of
                                    interest at the applicable Interest Rate, if
                                    any, on the Stated Amount or Notional Amount
                                    of  such   Certificates,   or  as  otherwise
                                    specified  in  the   applicable   Prospectus
                                    Supplement,   without   regard  to  the  Net
                                    Mortgage  Rates or Net Contract Rates on the
                                    underlying   Mortgage  Loans  or  Contracts.
                                    Unless otherwise specified in the applicable
                                    Prospectus  Supplement,  the  "Net  Mortgage
                                    Rate"  for  each  Mortgage  Loan  in a given
                                    period will equal the Mortgage Rate for such
                                    Mortgage Loan in such period (the  "Mortgage
                                    Rate") less any Fixed  Retained  Yield,  and
                                    less the Servicing Fee (as defined  herein).
                                    Unless otherwise specified in the applicable
                                    Prospectus  Supplement,  the  "Net  Contract
                                    Rate" for each  Contract  in a given  period
                                    will  equal  the  Contract   Rate  for  such
                                    Contract  in  such  period  (the   "Contract
                                    Rate") less any Fixed  Retained  Yield,  and
                                    less the Servicing Fee. The "Servicing  Fee"
                                    with  respect  to  each   Mortgage  Loan  or
                                    Contract is an amount reserved for servicing
                                    such   Mortgage   Loan   or   Contract   and
                                    administration of the related Trust Fund.

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                                       7
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Principal (including
prepayments) ...................    With  respect  to a Series  of  Certificates
                                    consisting  of  Standard   Certificates   or
                                    Stripped   Certificates,   unless  otherwise
                                    specified  in  the   applicable   Prospectus
                                    Supplement,  principal  payments  (including
                                    prepayments   received   on   each   related
                                    Mortgage  Loan or Contract  during the month
                                    preceding the month in which a  Distribution
                                    Date  occurs)  will  be  passed  through  to
                                    holders  on  such   Distribution   Date,  in
                                    accordance with the particular terms of each such Certificate.

Distributions in
Reduction of
Stated Amount ..................    With  respect to each Class and  Subclass of
                                    Multi-Class  Certificates,  distributions in
                                    reduction  of Stated  Amount will be made on
                                    each Distribution Date to the holders of the
                                    Certificates of such Class and Subclass then
                                    entitled to receive such distributions until
                                    the aggregate  amount of such  distributions
                                    have reduced the Stated  Amount of each such
                                    Class and Subclass of  Certificates to zero.
                                    Distributions  in reduction of Stated Amount
                                    will  be  allocated  among  the  Classes  or
                                    Subclasses  of  such   Certificates  in  the
                                    manner    specified   in   the    applicable
                                    Prospectus   Supplement.   Distributions  in
                                    reduction  of Stated  Amount with respect to
                                    any  Class  or   Subclass   of   Multi-Class
                                    Certificates  of a  Series  may be made on a
                                    pro rata or random lot or such  other  basis
                                    as is specified in the applicable Prospectus
                                    Supplement.    See   "Description   of   the
                                    Certificates--Distributions  to  Multi-Class
                                    Certificateholders."

Forward Commitments;
Pre-Funding ....................    A Trust  Fund may  enter  into an  agreement
                                    (each, a "Forward Purchase  Agreement") with
                                    the  Depositor  whereby the  Depositor  will
                                    agree to transfer  additional Mortgage Loans
                                    to such  Trust  Fund  following  the date on
                                    which such Trust Fund is established and the
                                    related Certificates are issued. Any Forward
                                    Purchase  Agreement  will  require  that any
                                    Mortgage  Loans  so  transferred  to a Trust
                                    Fund conform to the  requirements  specified
                                    in such  Forward  Purchase  Agreement.  If a
                                    Forward   Purchase   Agreement   is   to  be
                                    utilized,  and unless otherwise specified in
                                    the  related  Prospectus   Supplement,   the
                                    related  Trustee will be required to deposit
                                    in   a   segregated    account    (each,   a
                                    "Pre-Funding  Account")  all or a portion of
                                    the  proceeds  received  by the  Trustee  in
                                    connection  with  the  sale  of one or  more
                                    classes  of   Certificates  of  the  related
                                    Series;    subsequently,    the   additional
                                    Mortgage  Loans will be  transferred  to the
                                    related  Trust  Fund in  exchange  for money
                                    released to the  Depositor  from the related
                                    Pre-Funding   Account   in   one   or   more
                                    transfers.  Each Forward Purchase  Agreement
                                    will set a specified period during which any
                                    such  transfers  must  occur.   The  Forward
                                    Purchase  Agreement  or the related  Pooling
                                    and Servicing  Agreement  will require that,
                                    if all moneys  originally  deposited to such
                                    Pre-Funding  Account  are not so used by the
                                    end  of  such  specified  period,  then  any
                                    remaining   moneys  will  be  applied  as  a
                                    mandatory prepayment of the related class or classes of Certificates as specified in the related Prospectus Supplement.

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                                       8
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Credit Enhancement
  A. By Subordination ..........    A Series of Certificates  may include one or
                                    more   Classes  or   Subclasses   of  Senior
                                    Certificates  and  one or  more  Classes  or
                                    Subclasses of Subordinated Certificates. The
                                    rights  of  the   holders  of   Subordinated
                                    Certificates   of  a   Series   to   receive
                                    distributions  with  respect to the  related
                                    Mortgage   Loans   or   Contracts   will  be
                                    subordinated  to such  rights of the holders
                                    of  the  Senior  Certificates  of  the  same
                                    Series  to  the  extent  (the  "Subordinated
                                    Amount")   specified   herein   and  in  the
                                    applicable   Prospectus   Supplement.   This
                                    subordination  is  intended  to enhance  the
                                    likelihood  of  the  timely  receipt  by the
                                    Senior     Certificateholders    of    their
                                    proportionate  share  of  scheduled  monthly
                                    principal  and  interest   payments  on  the
                                    related  Mortgage  Loans or Contracts and to
                                    reduce  the   likelihood   that  the  Senior
                                    Certificateholders  will experience  losses.
                                    The  Prospectus  Supplement  for  Series  of
                                    Certificates   including   a   subordination
                                    feature may also specify the  allocation  of
                                    distributions  and  priority  of payments of
                                    principal,  or Stated  Amount,  and interest
                                    among one or more Classes or  Subclasses  of
                                    Senior  Certificates  of  such  Series.  The
                                    protection      afforded      to      Senior
                                    Certificateholders   of  a  Series  will  be
                                    effected  by  a   preferential   right,   as
                                    specified  in  the   applicable   Prospectus
                                    Supplement,       of       such       Senior
                                    Certificateholders   to   receive,   on  any
                                    Distribution Date, current  distributions on
                                    the related  Mortgage Loans or Contracts and
                                    (if   so   specified   in   the   applicable
                                    Prospectus  Supplement) by the establishment
                                    of  a  reserve   fund  (the   "Subordination
                                    Reserve   Fund")   for  such   Series.   Any
                                    Subordination  Reserve  Fund  may be  funded
                                    initially    with   a   deposit   of   cash,
                                    instruments   or  securities  in  an  amount
                                    specified  in  the   applicable   Prospectus
                                    Supplement  and,  if  so  specified  in  the
                                    related   Prospectus   Supplement,   may  be
                                    augmented by the retention of  distributions
                                    which  otherwise  would have been  available
                                    for   distribution   to   the   Subordinated
                                    Certificateholders  in the manner and to the
                                    extent    specified   in   the    applicable
                                    Prospectus  Supplement.   The  Subordination
                                    Reserve  Fund for a Series may be funded and
                                    maintained   in  such  other  manner  as  is
                                    specified   in   the   related    Prospectus
                                    Supplement.    The    maintenance   of   any
                                    Subordination Reserve Fund would be intended
                                    to   preserve   the   availability   of  the
                                    subordination  provided by the  Subordinated
                                    Certificates and to provide  liquidity,  but
                                    in certain  circumstances  the Subordination
                                    Reserve Fund could be depleted and, if other
                                    amounts   available  for   distribution  are
                                    insufficient, shortfalls in distributions to
                                    the Senior  Certificateholders could result.
                                    Unless  otherwise  specified  in the related
                                    Prospectus     Supplement,     until     the
                                    Subordinated  Amount  is  reduced  to  zero,
                                    Senior  Certificateholders  will be entitled
                                    to receive the amount of any such shortfall,
                                    together  with  interest  at the  applicable
                                    Pass-Through Rate, Interest Rate, or at such
                                    other  rate   specified  in  the  applicable
                                    Prospectus  Supplement,  as the case may be,
                                    on  the  next   Distribution   Date.  Senior
                                    Certificateholders  will bear their pro rata
                                    share of any losses  realized on the related
                                    Mortgage Loans or Contracts in excess of the
                                    applicable   Subordinated   Amount.   If  so
                                    specified  in  the   applicable   Prospectus
                                    Supplement,   the  protection   afforded  to

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                                       9
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                                    holders of Senior  Certificates  of a Series
                                    by the  subordination  of certain  rights of
                                    holders of Subordinated Certificates of such
                                    Series  to   distributions  on  the  related
                                    Mortgage  Loans or Contracts may be effected
                                    by a method other than that described above,
                                    such as,  in the event  that the  applicable
                                    Trust Fund (or one or more segregated  pools
                                    of assets therein) elects to be treated as a
                                    REMIC, the  reallocation  from time to time,
                                    on the  basis  of  distributions  previously
                                    received,   of  the  respective   percentage
                                    interests of the Senior Certificates and the
                                    Subordinated  Certificates  in  the  related
                                    Trust   Fund.   See   "Description   of  the
                                    Certificates--Distributions   to  Percentage
                                    Certificateholders--Shifting        Interest
                                    Certificates."

  B. By Other Methods ..........    The  Certificates of any Series,  or any one
                                    or more Classes thereof,  may be entitled to
                                    the  benefits  of  a  guarantee,  letter  of
                                    credit,   mortgage  pool  insurance  policy,
                                    surety bond,  reserve fund,  spread account,
                                    application of excess  interest to principal
                                    or  other  form  of  credit  enhancement  as
                                    specified  in  the   applicable   Prospectus
                                    Supplement.    See   "Description   of   the
                                    Certificates" and "Credit Support."

Advances .......................    Under the  Pooling and  Servicing  Agreement
                                    for each Series  relating to Mortgage  Loans
                                    or Contracts,  unless otherwise  provided in
                                    the applicable  Prospectus  Supplement,  the
                                    related  Servicer  will be obligated to make
                                    advances   of  cash   ("Advances")   to  the
                                    Certificate  Account (as defined  herein) in
                                    the event of  delinquencies  in  payments on
                                    the  Mortgage  Loans  or  Contracts  to  the
                                    extent   described   herein   and   in   the
                                    applicable Prospectus Supplement and only to
                                    the extent that the Servicer determines such
                                    Advances  would be  recoverable  from future
                                    payments  and  collections  on the  Mortgage
                                    Loans or Contracts. Any Advances made by the
                                    Servicer will  ultimately be reimbursable to
                                    the Servicer from the  Certificate  Account.
                                    See  "Servicing  of the  Mortgage  Loans and
                                    Contracts--Advances      and     Limitations
                                    Thereon."

Early Termination ..............    If so  specified  in the related  Prospectus
                                    Supplement,  a Series of Certificates may be
                                    subject  to early  termination  through  the
                                    repurchase  of the  assets  in  the  related
                                    Trust Fund by the person or  persons,  under
                                    the   circumstances   and  in   the   manner
                                    specified in such Prospectus Supplement. See
                                    "Prepayment and Yield Considerations."

Legal Investment ...............    If   so   specified   in   the    Prospectus
                                    Supplement,   one   or   more   classes   of
                                    Certificates   offered   pursuant   to  this
                                    Prospectus will constitute "mortgage related
                                    securities"  under  the  Secondary  Mortgage
                                    Market Enhancement Act of 1984 ("SMMEA"), so
                                    long as  they  are  rated  in one of the two
                                    highest  rating  categories  by at least one
                                    "nationally  recognized  statistical  rating
                                    organization."    As    "mortgage    related
                                    securities,"   such   Certificates   offered
                                    pursuant to this  Prospectus will constitute
                                    legal   investments  for  certain  types  of
                                    institutional   investors   to  the   extent
                                    provided in SMMEA  subject,  in any case, to
                                    any  other   regulations  which  may  govern
                                    investments by such institutional investors.
                                    Since certain other classes of Certificates offered pursuant to this Prospectus will not either

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                                       10
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                                    represent  interests  in, or be secured  by,
                                    qualifying mortgage loans, such Certificates
                                    will  not   constitute   "mortgage   related
                                    securities"  under SMMEA. No  representation
                                    is    made    as    to    the    appropriate
                                    characterization  of any Certificates  under
                                    any    laws     relating    to    investment
                                    restrictions, as to which investors should consult their legal advisors. See "Legal Investment".

ERISA Limitations ..............    A fiduciary  of any  employee  benefit  plan
                                    subject  to  the  fiduciary   responsibility
                                    provisions of the Employee Retirement Income
                                    Security Act of 1974, as amended  ("ERISA"),
                                    including the prohibited  transaction  rules
                                    thereunder,   and   to   the   corresponding
                                    provisions  of the Internal  Revenue Code of
                                    1986,  as  amended  (the   "Code"),   should
                                    carefully review with its own legal advisors
                                    whether   the   purchase   or   holding   of
                                    Certificates    could   give   rise   to   a
                                    transaction    prohibited    or    otherwise
                                    impermissible  under ERISA or the Code.  See
                                    "ERISA Considerations."

Certain Federal Income
Tax Consequences ...............    Securities  of each  series  offered  hereby
                                    will,   for  federal  income  tax  purposes,
                                    constitute  either (i)  interests  ("Grantor
                                    Trust  Securities")  in a Trust treated as a
                                    grantor trust under applicable provisions of
                                    the Code, (ii) "regular  interests"  ("REMIC
                                    Regular Securities") or "residual interests"
                                    ("REMIC  Residual  Securities")  in a  Trust
                                    treated   as  a  REMIC   (or,   in   certain
                                    instances,  containing  one or more REMIC's)
                                    under  Sections  860A  through  860G  of the
                                    Code,  (iii) debt  issued by a Trust  ("Debt
                                    Securities") (iv) interests in a Trust which
                                    is  treated as a  partnership  ("Partnership
                                    Interests"),  or, (v) on or after  September
                                    1, 1997, "regular interests" ("FASIT Regular
                                    Securities"), "high-yield interests" ("FASIT
                                    High-Yield   Securities")  or  an  ownership
                                    interest in a Trust treated as a FASIT (or, in certain circumstances containing one or more FASITs under Sections 860H through 860L of the Code).

                                    Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

Rating .........................    At the date of  issuance  of each  Series of
                                    Certificates,   the   Certificates   offered
                                    pursuant   to   the    related    Prospectus
                                    Supplement  will be rated in one of the four
                                    highest  rating  categories  by at least one
                                    statistical  rating  organization  that  has
                                    been requested by the Depositor to rate such
                                    Certificates  (a  "Rating   Agency").   Such
                                    ratings will address, in the opinion of such
                                    Rating  Agency,   the  likelihood  that  the
                                    related  Trust  Fund  will  be  able to make
                                    timely  payment  of all  amounts  due on the
                                    related Series of Certificates in accordance
                                    with the terms  thereof.  Such  ratings will
                                    neither  address  any  prepayment  or  yield
                                    considerations     applicable     to     any
                                    Certificates nor constitute a recommendation to buy, sell or hold any Certificates.

                                    The ratings expected to be received with respect to any Certificates will be set forth in the related Prospectus Supplement.

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                                       11

                                  RISK FACTORS

      Investors should consider, among other things, the following factors in connection with the purchase of the Certificates.

      Limited Liquidity. There can be no assurance that a secondary market for the Certificates of any series or class will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of any series. The Prospectus Supplement for any series of Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Certificates; however, no underwriter will be obligated to do so. Unless otherwise specified in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

      Limited Obligations. The Certificates will not represent an interest in or obligation, either recourse or non-recourse (except for certain non-recourse debt described under "Certain Federal Income Tax Consequences"), of the Depositor, the Servicer or any person other than the related Trust. The only obligations of the foregoing entities with respect to the Certificates or the Mortgage Loans will be the obligations (if any) of the Depositor and the Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Servicer's servicing obligations under the related Pooling and Servicing Agreement (including its limited obligation, if any, to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Depositor, Servicer, applicable Sub-Servicer, or another party in connection with a purchase obligation ("Purchase Obligation") or an agreement to purchase or act as remarketing agent with respect to a Convertible Mortgage Loan upon conversion to a fixed rate. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of Credit Enhancement, such as a financial guaranty insurance policy or a letter of credit, may constitute a full recourse obligation of the issuer of such Credit Enhancement. Except as described in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Certificates (including the Mortgage Loans and any form of Credit Enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

      Limitations, Reduction and Substitution of Credit Enhancement. With respect to each series of Certificates, Credit Enhancement will be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit Enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: a letter of credit; a Purchase Obligation; a mortgage pool insurance policy; a special hazard insurance policy; a bankruptcy bond; a reserve fund; a financial guaranty insurance policy or other type of Credit Enhancement to provide partial coverage for certain defaults and losses relating to the Mortgage Loans. Credit Enhancement also may be provided in the form of the related class of Certificates, subordination of one or more classes of Certificates in a series under which losses in excess of those absorbed by any related class of Certificates are first allocated to any Subordinate Certificates up to a specified limit, cross-support among Trust Fund Assets and/or overcollateralization. See "Credit Support--Subordination" and "Other Credit Enhancement." Regardless of the form of Credit Enhancement provided, the coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such Credit Enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. Generally, Credit Enhancements do not directly or indirectly guarantee to the investors any specified rate of prepayments. The Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the Credit Enhancement for any series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the

Prospectus Supplement relating to a series of Certificates. See "Credit Support--Subordination" and "Other Credit Enhancement."

Risks of the Mortgage Loans

      Risk of the Losses Associated with Junior Liens. Certain of the Mortgage Loans will be secured by junior Liens subordinate to the rights of the mortgagee or beneficiary under each related senior mortgage or deed of trust. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a mortgage loan only to the extent that the claims, if any, of each such senior mortgagee or beneficiary are satisfied in full, including any related foreclosure costs. In addition, a mortgagee secured by a junior Lien may not foreclose on the related mortgaged property unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing junior lien loans in its portfolio, it has been the practice of the Servicer to satisfy each such senior mortgage at or prior to the foreclosure sale only to the extent that it determines any amounts so paid will be recoverable from future payments and collections on such junior Lien loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of Mortgage Loans and Contracts--Foreclosure."

      Risk of Losses Associated with Declining Real Estate Values. An investment in securities such as the Certificates that generally represent beneficial ownership interests in the Mortgage Loans or debt secured by such Mortgage Loans may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of any senior Liens, the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the nonconforming credit mortgage lending industry. Such a decline could extinguish the interest of the related Trust in the Mortgaged Properties before having any effect on the interest of the related senior mortgagee. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of deferred interest ("Deferred Interest"), the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable Credit Enhancement, holders of Certificates of the series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans.

      Risk of Losses Associated with Certain Non-Conforming and Non-Traditional Loans. The Depositor's underwriting standards consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the value of the property; however, the Depositor's Mortgage Loan program generally provides for the origination of Mortgage Loans relating to non-conforming credits. Certain of the types of loans that may be included in the Pools may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans may provide for escalating or variable payments by the borrower under the Mortgage Loan (the "Mortgagor"), as to which the Mortgagor is generally qualified on the basis of the initial payment amount. In some instances the Mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase. For a more detailed discussion, see "Underwriting Guidelines."

      Risk of Losses Associated with Balloon Loans. Certain of the Mortgage Loans may constitute "Balloon Loans." Balloon Loans are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. Consequently, upon the maturity of a Balloon Loan, the

Mortgagor   will  be  required  to  make  a  "balloon"   payment  that  will  be
significantly larger than such Mortgagor's previous monthly payments. The ability of such a Mortgagor to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the Mortgage Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related Mortgaged Property, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, the tax laws and general economic conditions at the time.

      Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Certificateholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Depositor, the Servicer, any Sub-Servicer or the Trustee will be obligated to provide funds to refinance any Mortgage Loan, including Balloon Loans.

      Risk of Losses Associated with ARM Loans. ARM Loans may be underwritten on the basis of an assessment that Mortgagors will have the ability to make payments in higher amounts after relatively short periods of time. In some instances, Mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase.

      Risk of Losses Associated with Bankruptcy of Mortgagors. General economic conditions have an impact on the ability of borrowers to repay Mortgage Loans. Loss of earnings, illness and other similar factors also may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan thereby either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such Mortgage Loan may not be recoverable.

      Risk of Losses Associated with Foreclosure of Mortgaged Properties. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Certificateholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Mortgaged Property or to obtain liquidation proceeds (net of expenses) ("Liquidation Proceeds") sufficient to repay all amounts due on the related Mortgage Loan. The Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated Mortgage Loan ("Liquidated Mortgage Loan") and not yet repaid, including payments to prior lienholders, accrued Servicing Fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and insufficient funds are available from any applicable Credit Enhancement, Certificateholders could experience a loss on their investment.

      Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

      Under environmental legislation and judicial decisions applicable in various states, a secured party that takes a deed in lieu of foreclosure, or acquires at a foreclosure sale a mortgaged property that, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a property, may be liable for the costs of cleaning up the purportedly contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a mortgage note (such as a Trust) which, under the terms of the Pooling and Servicing Agreement, is not required to take an active role in operating the Mortgaged Properties. See "Certain Legal Aspects of Mortgage Loans and Contracts--Environmental Risks."

      Certain of the Mortgaged Properties relating to Mortgage Loans may not be owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on Mortgage Loans secured by nonowner occupied properties could be higher than for loans secured by the primary residence of the borrower.

      Litigation. Any material litigation relating to the Depositor or the Servicer will be specified in the related Prospectus Supplement.

      Geographic Concentration of Mortgaged Properties. Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. The Mortgage Loans underlying certain series of Certificates may be concentrated in such regions, and such concentrations may present risk considerations in addition to those generally present for similar mortgage loan asset-backed securities without such concentrations. Information with respect to geographic concentration of Mortgaged Properties will be specified in the related Prospectus Supplement or related current report on Form 8-K.

      Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Depositor and the Servicer and Sub-Servicers. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices that may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Servicer to damages and administrative sanctions. See "Certain Legal Aspects of Mortgage Loans and Contracts."

      The Mortgage Loans may also be subject to federal laws, including: (i) the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder and the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and general principles of equity may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to rescind the loan or to a refund of amounts previously paid and, in addition, could subject the Servicer to damages and administrative sanctions. If the Servicer is unable to collect all or part of the principal or interest on the Mortgage Loans because of a violation of the aforementioned laws, public policies or general principles of equity then the Trust may be delayed or unable to repay all amounts owed to Investors. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer or the Depositor, such violations may materially impact the financial ability of the Depositor to continue to act as Servicer or the ability of the Depositor to repurchase or replace Mortgage Loans if such violation breaches a representation or warranty contained in a Pooling and Servicing Agreement.

      Collections on the Mortgage Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of borrowers.

      Book-Entry Registration. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain definitive physical securities representing such Certificateholders' interests, except in certain circumstances described in the related Prospectus Supplement.

      Since transactions in Certificates will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct or Indirect Participants") and certain banks, the ability of a Certificateholder to pledge a Certificate to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Certificates.

      Certificateholders may experience some delay in their receipt of distributions of interest on and principal of the Certificates since distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Certificateholders either directly or indirectly through Indirect Participants. See "Description of the Certificates."

      The Status of the Mortgage Loans in the Event of Bankruptcy of the Depositor. In the event of the bankruptcy of the Depositor at a time when it or any affiliate thereof holds a Certificate, a trustee in bankruptcy of the Depositor, or its creditors could attempt to recharacterize the sale of the Mortgage Loans to the related Trust as a borrowing by the Depositor or such affiliate with the result, if such recharacterization is upheld, that the Certificateholders would be deemed creditors of the Depositor or such affiliate, secured by a pledge of the Mortgage Loans. If such an attempt were successful, it could prevent timely payments of amounts due to the Trust.

      Limitations on Interest Payments and Foreclosures. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

      Certificate Rating. The rating of Certificates credit enhanced through external Credit Enhancement such as a letter of credit, financial guaranty insurance policy or mortgage pool insurance will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer below the rating initially given to the Certificates would likely result in a reduction in the rating of the Certificates. See "Ratings" in the Prospectus Supplement.

                                THE TRUST FUNDS

General

      The Trust Fund for each Series of Certificates will consist primarily of a Pool of Mortgage Loans (a "Mortgage Pool") and/or Contracts (a "Contract Pool"). In addition, a Trust Fund will also include (i) amounts held from time to time in the related Certificate Account, (ii) the Depositor's interest in any primary mortgage insurance, hazard insurance, title insurance and/or other insurance policies relating to a Mortgage Loan or Contract, (iii) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or trustee's sale or deed in lieu of foreclosure or trustee's sale, (iv) any Manufactured Home which initially secured a Contract and which is acquired by repossession, (v) if applicable, and to the extent set forth in the applicable Prospectus Supplement, any Subordination Reserve Fund and/or any other reserve fund, (vi) if applicable, and to the extent set forth in the applicable Prospectus Supplement, one or more guarantees, letters of credit, insurance policies, or any other credit enhancement arrangement, and (vii) such other assets as may be specified in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Trust Fund will not include, however, the portion of interest on the Mortgage Loans or Contracts which constitutes the Fixed Retained Yield, if any. See "Fixed Retained Yield" below. If specified in the related Prospectus Supplement, certain Certificates will evidence the entire fractional undivided ownership interest in the related Mortgage Loans held by the related Trust Fund or may represent debt secured by the related Mortgage Loans.

The Mortgage Loans

      Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool will consist of Mortgage Loans evidenced by promissory notes or other evidences of indebtedness (the "Mortgage Notes") that provide for an original term to maturity of not more than 40 years, for monthly payments and for interest on the outstanding principal amounts thereof at a rate that is either fixed or subject to adjustment as described in the related Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the adjustable interest rate on certain of the Mortgage Loans will be convertible into a fixed interest rate at the option of the mortgagor at the times and upon the conditions specified therein ("Convertible Mortgage Loans"). The Mortgage Loans may provide for fixed level payments or be GPM Loans, GEM Loans, Balloon Loans or Buy-Down Loans (each as defined herein) or Mortgage Loans with other payment characteristics as described in the related Prospectus Supplement. In addition, the Mortgage Pools may include participation interests in Mortgage Loans, in which event references herein to payments on Mortgage Loans underlying, such participations shall mean payments thereon allocable to such participation interests, and the meaning of other terms relating to Mortgage Loans will be similarly adjusted. Similarly, the Mortgage Pools may include Mortgage Loans with respect to which a Fixed Retained Yield has been retained, in which event references herein to Mortgage Loans and payments thereon shall mean the Mortgage Loans exclusive of such Fixed Retained Yield. A "Fixed Retained Yield" in a Mortgage Loan or Contract represents a specified portion of the interest payable thereon. The Prospectus Supplement for a Series will specify whether there will be any Fixed Retained Yield in any Mortgage Loan or Contract and, if so, the owner thereof. See "Servicing of the Mortgage Loans and Contracts--Fixed Retained Yield." Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will be secured by promissory notes or other evidences of indebtedness (the "Mortgages") creating first, second or more junior liens on conventional one-to four-family residential properties (which may include mixed-use or vacation properties), all of which will be located in any of the fifty states or the District of Columbia. The Mortgage Loans may also consist of installment contracts for the sale of real estate. If so provided in the applicable Prospectus Supplement, a Mortgage Pool may also contain cooperative apartment loans (the "Cooperative Loans") evidenced by promissory notes (the "Cooperative Notes") secured by security interests in shares issued by private, non-profit, cooperative housing corporations (the "cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Dwellings in such cooperatives' buildings. In the case of a Cooperative Loan, the proprietary lease or occupancy agreement securing such Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or the underlying land. Additionally, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by such tenant-stockholder.

      Mortgage Loans may be entitled to the benefit of external credit enhancement. Residential Mortgage Loans may be insured by the Federal Housing Administration or its successors against defaults by the borrower in the payment of principal and interest thereon, have a portion of principal and interest payments guaranteed by the Department of Veterans Affairs or its successors or be subject to other payment guarantees, including guarantees under the National Housing Act.

      Unless otherwise specified in the Prospectus Supplement for a Series, each Mortgage Loan must have an original term of maturity of not less than 5 years and not more than 40 years. Unless otherwise specified in the Prospectus Supplement for a Series, no Mortgage Loan for residential property will have had, at origination, a principal balance in excess of $5,000,000 or a Loan-to-Value Ratio in excess of 95%, and Mortgage Loans having Loan-to-Value Ratios at the time of origination exceeding 80% will be supported by external credit enhancement or be covered by primary mortgage insurance providing, coverage on at least the amount of each such mortgage loan in excess of 75% of the original fair market value of the mortgaged property and remaining in force until the principal balance of such Mortgage Loan is reduced to 80% of such original fair market value. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan outstanding at the origination of such loan divided by the fair market value of the Mortgaged Property. The fair market value of the Mortgaged Property securing any Mortgage Loan is, unless otherwise specified in the applicable Prospectus Supplement, the lesser of (x) the appraised value of the related Mortgaged Property determined in an appraisal obtained by the originator at origination (or, in the case of a refinancing, an appraisal obtained at the origination of the refinanced mortgage loan) and (y) the sale price for such property.

      No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels which existed on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Trust Fund become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein, they will be borne by holders of the Certificates of the Series evidencing interests in such Trust Fund. Furthermore, in a declining real estate market a new appraisal could render the Cut-Off Date Loan-to-Value Ratios as unreliable measures of leverage.

      The Prospectus Supplement for each Series will set forth certain characteristics of the related Mortgage Loans, which may include the aggregate principal balance of the Mortgage Loans in the Mortgage Pool underlying such Series as of the Cut-Off Date for such Series (the "Cut-Off Date Aggregate Principal Balance"), the range of original terms to maturity of the Mortgage Loans in the Mortgage Pool, the weighted average remaining term to stated maturity at the Cut-Off Date of such Mortgage Loans, the earliest and latest origination dates of such Mortgage Loans, the range of Mortgage Rates and Net Mortgage Rates borne by such Mortgage Loans, the weighted average Net Mortgage Rate at the Cut-Off Date of such Mortgage Loans, the percentage of such Mortgage Loans which had Loan-to-Value Ratios at the time of origination of 80% or less, the percentage of such Mortgage Loans that had Loan-to-Value Ratios at origination in excess of 80% and the highest outstanding, principal balance at origination of any such Mortgage Loan.

      Unless otherwise specified in the applicable Prospectus Supplement, all of the Mortgage Loans in a Trust Fund will have monthly payments due on a specified day of each month (each, a "Due Date") and will, with respect to Mortgage Loans secured by residential properties, require at least monthly payments of interest on any outstanding balance. If so specified in the applicable Prospectus Supplement, the Mortgage Pools may include adjustable rate Mortgage Loans that provide for payment adjustments to be made less frequently than adjustments in the Mortgage Rates. Each adjustment in the Mortgage Rate which is not made at the time of a corresponding adjustment in payments (and which adjusted amount of interest is not paid currently on a voluntary basis by the mortgagor) will result in a decrease (if the

Mortgage Rate rises) or an increase (if the Mortgage Rate declines) in the rate of amortization of the Mortgage Loan. Moreover, such payment adjustments on the Mortgage Loans may be subject to certain limitations, as specified in the Prospectus Supplement, which may also affect the rate of amortization on the Mortgage Loan. As a result of such provisions, or in accordance with the payment schedules of certain GPM Loans and other Mortgage Loans, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the Mortgage Loan. In any such month, no principal would be payable on the Mortgage Loan, and if the accrued interest exceeded the scheduled monthly payment, such excess interest due would become "Deferred Interest" that is added to the principal balance of the Mortgage Loan. Deferred Interest will bear interest at the Mortgage Rate until paid. If such limitations prevent the payments from being sufficient to amortize fully the Mortgage Loan by its stated maturity dare, a lump sum payment equal to the remaining unpaid principal balance will be due on such stated maturity date. See "Prepayment and Yield Considerations."

      Unless otherwise specified in the applicable Prospectus Supplement, the Mortgage Loans in each Mortgage Pool will be permanent loans (as opposed to construction and land development loans) secured by Mortgages on Mortgaged Properties. The Mortgaged Properties will consist of residential properties only, including detached homes, townhouses, units in planned unit developments, condominium units, mixed-use properties, vacation homes and small scale multifamily properties, all of which constitute a "dwelling or mixed residential and commercial structure" within the meaning of Section 3(a)(41)(A)(i) of the Securities Exchange Act of 1934, as amended (the "Mortgaged Properties"). The Mortgage Loans will be secured by liens on fee simple or leasehold interests (in those states in which long-term ground leases are used as an alternative to fee interests) in such Mortgaged Properties, or liens on shares issued by cooperatives and the related proprietary leases or occupancy agreements occupy specified units in such cooperatives' buildings. The geographic distribution of Mortgaged Properties will be set forth in the Prospectus Supplement. Each Prospectus Supplement will also set forth the percentage of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Pool representing the refinancing of existing mortgage indebtedness and the types of Mortgaged Properties.

      If so specified in the applicable Prospectus Supplement, a Trust Fund may contain Mortgage Loans subject to temporary buy-down plans (the "Buy-Down Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related
Mortgaged Property or another source and, if so specified in the related Prospectus Supplement, placed in a custodial account (the "Buy-Down Account") by the Servicer. If the mortgagor on a Buy-Down Loan prepays such Mortgage Loan in its entirety, or defaults on such Mortgage Loan and the Mortgaged Property is sold in liquidation thereof, during the period when the mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the unpaid principal balance of such Buy-Down Loan will be reduced by the amounts remaining in the Buy-Down Account with respect to such Buy-Down Loan, and such amounts shall be deposited in the Certificate Account (as defined herein), net of any amounts paid with respect to such Buy-Down Loan by any insurer, guarantor or other person pursuant to a credit enhancement arrangement described in the applicable Prospectus Supplement.

      If so specified in the applicable Prospectus Supplement, a Trust Fund may include Mortgage Loans which are amortized over 30 years or some other term, or which do not provide for amortization prior to maturity, but which have a shorter term (each such Mortgage Loan, a "Balloon Loan") that causes the outstanding principal balance of such Mortgage Loan to be due and payable at the end of a certain specified period (the "Balloon Period"). If specified in the applicable Prospectus Supplement, the originator of such Balloon Loan will be obligated to refinance each such Balloon Loan at the end of its Balloon Period at a new interest rate determined prior to the end of such Balloon Period by reference to an index plus a margin specified in the related Mortgage Note. The mortgagor is not, however, obligated to refinance the Balloon Loan through such originator. In the event a mortgagor refinances a Balloon Loan, the new loan will not be included in the Trust Fund. See "Prepayment and Yield Considerations."

      If specified in the Prospectus Supplement for any Series, the Mortgage Loans included in the Trust Fund for such Series may be what are commonly referred to as "home equity revolving lines of credit" ("Home Equity Lines"). Home Equity Lines are generally evidenced by a loan agreement ("Loan Agreement") rather than a note. Home Equity Lines generally may be drawn down from time to time by the borrower writing a check against the account, or acknowledging the advance in a supplement to the Loan Agreement (the amount of such drawn down, an "Additional Balance"). A Home Equity Line will establish a maximum credit limit with respect to the related borrower, and will permit the borrower to draw down Additional Balances, and repay the aggregate balance outstanding in each case from time to time in such a manner so that the aggregate balance outstanding does not exceed the maximum credit limit. A Home Equity Line will be secured by either a senior or a junior lien Mortgage, and will bear interest at either a fixed or an adjustable rate.

      In certain states the borrower must, on the opening of an account, draw an initial advance of not less than a specified amount. Home Equity Lines generally amortize according to an amortization basis established at the time of the initial advance. The "amortization basis" is the length of time in which the initial advance plus interest will be repaid in full. The amortization bases of the Home Equity Lines generally range from 60 months (5 years) to 180 months (15 years) depending on the credit limit assigned. Generally, the amortization basis will be longer the higher the credit limit. The minimum monthly payment on a Home Equity Line will generally be equal to the sum of the following: (i) an amount necessary to completely repay the then-outstanding balance and the applicable finance charge in equal installments over the assigned amortization basis ("Basic Monthly Amount"); (ii) any monthly escrow charges; (iii) any delinquency or other similar charges; and (iv) any past due amounts, including past due finance charges. The Basic Monthly Amount typically is recomputed each time the related Mortgage Rate adjusts and whenever an Additional Balance is advanced; such recomputation in the case of an Additional Advance may also reset the amortization schedule. The effect of each such advance on the related Home Equity Line is to reset the commencement date of the original maturity term to the date of the later advance. For example, a Home Equity Line made originally with a 15-year maturity from date of origination changes at the time of the next adjustment or advance to a Home Equity Line with a maturity of 15 years from the date of such advance. For certain Home Equity Lines, the same type of recomputation exists for adjustments of the related Mortgage Rate.

      Prior to the expiration of a specified period, the reduction of the account to a zero balance and the closing of a Home Equity Line account may result in a prepayment penalty. A prepayment penalty also may be assessed against the borrower if a Home Equity Line account is closed by the Servicer due to a default by the borrower under the Loan Agreement.

      Each Loan Agreement will provide that the Servicer has the right to require the borrower to pay the entire balance plus all other accrued but unpaid charges immediately, and to cancel the borrower's credit privileges under the Loan Agreement if, among other things, the borrower fails to make any minimum payment when due under the Loan Agreement, if there is a material change in the borrower's ability to repay the Home Equity Line, or if the borrower sells any interest in the property securing the Loan Agreement, thereby causing the "due-on-sale" clause in the trust deed or mortgage to become effective.

      Mortgage Loans which are secured by junior mortgages are subordinate to the rights of the mortgagees under the related senior mortgage or mortgages. Accordingly, liquidation, insurance and condemnation proceeds received with respect to the related mortgaged property will be available to satisfy the outstanding balance of such a Mortgage Loan only to the extent that the claims of the senior mortgages have been satisfied in full, including any related liquidation and foreclosure costs. In addition, a junior mortgagee foreclosing on its mort,age may be required to purchase the related mortgaged property for a price sufficient to satisfy the claims of the holders of any senior mortgages which are also being foreclosed. In the alternative, a junior mortgagee which acquires title to a related mortgaged property, through foreclosure, deed-in-lieu of foreclosure or otherwise may take the property subject to any senior mortgages and continue to perform with respect to any senior mortgages, in which case the junior mortgagee must comply with the terms of any senior mortgages or risk foreclosure by the senior mortgagee.

      If so specified in the applicable Prospectus Supplement, a loan pool may include graduated equity mortgage loans ("GEM Loans"). GEM Loans are fixed rate, fully amortizing mortgage loans which provide for monthly payments based on a 10-to 30-year amortization schedule, and which provide for scheduled annual payment increases for a number of years and level payments thereafter. The full amount of the scheduled payment increases during the early years is applied to reduce the outstanding principal balance of such loans.

      If so specified in the applicable Prospectus Supplement, a Mortgage Pool may include graduated payment mortgage loans ("GPM Mortgage Loans"). GPM Mortgage Loans provide for payments of monthly installments which increase annually in each of a specified number of initial years and level monthly payments thereafter. Payments during the early years are required in amounts lower than the amounts which would be payable on a level debt service basis due to the deferral of a portion of the interest accrued on the mortgage loan. Such deferred interest is added to the principal balance of the mortgage loan and is paid, together with interest thereon, in the later years of the obligation. Because the monthly payments during the early years of such a GPM Mortgage Loan are not sufficient to pay the full interest accruing on the GPM Mortgage Loan, the interest payments on such GPM Mortgage Loan may not be sufficient in its early years to meet its proportionate share of the distributions expected to be made on the related Certificates. Thus, if the Mortgage Loans include GPM Mortgage Loans, the Servicer will, unless otherwise specified in the Prospectus Supplement, establish a reserve fund (the "GPM Fund") which (together with, if specified in the related Prospectus Supplement, reinvestment income thereon) will be sufficient to cover the amount by which payments of interest on such GPM Mortgage Loan assumed in calculating, distributions expected to be made on the Certificates of such Series exceed scheduled interest payments according to the relevant graduated payment mortgage plan for the period during which excess occurs.

      If so specified in the applicable Prospectus Supplement, a Trust Fund may contain ARM buy-out loans ("ARM Buy-Outs") which are automatically repurchased by the Depositor upon the occurrence of either(i) a switch from a fixed-rate mortgage to an adjustable rate mortgage pursuant to the terms of the underlying note or (ii) a switch from an adjustable rate to a fixed rate mortgage pursuant to the terms of the underlying note.

      If specific information respecting the Mortgage Loans to be included in a Trust Fund is not known to the Depositor at the time the Certificates of a Series are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Commission promptly after the initial issuance of such Certificates.

The Contracts

      Unless otherwise specified in the applicable Prospectus Supplement, each Contract Pool will consist of conventional manufactured housing installment sales contracts and installment loan agreements (collectively, the "Contracts") originated by a manufactured housing dealer in the ordinary course of business and purchased by the Unaffiliated Seller. Unless otherwise specified in the applicable Prospectus Supplement, each Contract will be secured by Manufactured Homes (as defined below), each of which will be located in any of the fifty states or the District of Columbia. Unless otherwise specified in the applicable Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate (the "APR" or "Contract Rate"). The Contract Pool may include Contracts with respect to which a Fixed Retained Yield has been retained, in which event references herein to Contracts and payments thereon shall mean the Contracts exclusive of such Fixed Retained Yield. The Prospectus Supplement for a Series will specify whether there will be any Fixed Retained Yield in any Contract, and if so, the owner thereof. See "Fixed Retained Yield" below.

      The Unaffiliated Seller of the Contracts will represent that the Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Unless otherwise specified in the Prospectus Supplement for a Series, each Contract must have an original term to maturity of not less than 1 year and not more than 40 years. Unless otherwise specified in the Prospectus Supplement for a Series, no Contract will have had, at origination, a principal balance in excess of $5,000,000 or a Loan-to-Value Ratio in excess of 95%. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Contract outstanding at the origination of such loan divided by the fair market value of the Manufactured Home. The fair market value of the Manufactured Home securing any Contract is, unless otherwise specified in the applicable Prospectus Supplement, either (x) the appraised value of the related Manufactured Home determined in an appraisal obtained by the originator at origination and (y) the sale price for such property, plus, in either case, sales and other taxes and, to the extent financed, filing and recording fees imposed by law, premiums for related insurance and prepaid finance charges.

      Manufactured Homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home may be lower than the principal amount outstanding under the related Contract.

      The Prospectus Supplement for each Series will set forth certain characteristics of the related Contracts, which may include the aggregate principal balance of the Contracts in the Contract Pool underlying such Series as of the Cut-Off Date for such Series (the "Cut-Off Date Aggregate Principal Balance"), the range of original terms to maturity of the Contracts in the Contract Pool, the weighted average remaining term to stated maturity at the Cut-Off Date of such Contracts, the earliest and latest origination dates of such Contracts, the range of Contract Rates and Net Contract Rates borne by such Contracts, the weighted average Net Contract Rate at the Cut-Off Date of such Contracts, the percentage of such Contracts which had Loan-to-Value Ratios at the time of origination of 80% or less, the percentage of such Contracts that had Loan-to-Value Ratios at origination in excess of 80% and the highest outstanding principal balance at origination of any such Contract.

      Unless otherwise specified in the applicable Prospectus Supplement, all of the Contracts in a Trust Fund will have monthly payments due on the first of each month (each, a "Due Date") and will be fully-amortizing Contracts. If so specified in the applicable Prospectus Supplement, Contracts may have Due Dates which occur on a date other than the first of each month. If so specified in the applicable Prospectus Supplement, the Contract Pools may include adjustable rate Contracts that provide for payment adjustments to be made less frequently than adjustments in the Contract Rates. Each adjustment in the Contract Rate which is not made at the time of a corresponding adjustment in payments (and which adjusted amount of interest is not paid currently on a voluntary basis by the obligor) will result in a decrease (if the Contract Rate rises) or an increase (if the Contract Rate declines) in the rate of amortization of the Contract. Moreover, such payment adjustments on the Contracts may be subject to certain limitations, as specified in the Prospectus Supplement, which may also affect the rate of amortization on the Contract. As a result of such provisions, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the Contract. In any such month, no principal would be payable on the Contract, and if the accrued interest exceeded the scheduled monthly payment, such excess interest due would become "Deferred Interest" that is added to the principal balance of the Contract. Deferred Interest will bear interest at the Contract Rate until paid. If such limitations prevent the payments from being sufficient to amortize fully the Contract by its stated maturity date, a lump sum payment equal to the remaining unpaid principal balance will be due on such stated maturity date. See "Prepayment and Yield Considerations."

      The geographic distribution of Manufactured Homes will be set forth in the Prospectus Supplement. Each Prospectus Supplement will set forth the percentage of the Cut-Off Date Aggregate Principal Balance of any Contracts in the Contract Pool which are secured by Manufactured Homes which have become permanently affixed to real estate. Each Prospectus Supplement will also set forth the percentage of the Cut-Off Date Aggregate Principal Balance of the Contracts in the related Contract Pool representing the refinancing of existing mortgage indebtedness. Unless otherwise specified in a Prospectus Supplement, no Contract in the Contract Pool will be more than 30 days past due as of the Cut-Off Date.

      If specific information respecting the Contracts to be included in a Trust Fund is not known to the Depositor at the time the Certificates of a Series are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Commission promptly after the initial issuance of such Certificates.

Fixed Retained Yield

      Fixed Retained Yield with respect to any Mortgage Loan or Contract is that portion, if any, of interest at the Mortgage Rate or Contract Rate that is retained by the Depositor or other owner thereof and not included in the related Trust Fund. The Prospectus Supplement for a Series will specify whether a Fixed Retained Yield has been retained with respect to the Mortgage Loans or Contracts of such Series, and, if so, the owner thereof. If so, the Fixed Retained Yield will be established on a loan-by-loan basis with respect to the Mortgage Loans or Contracts and will be specified in the schedule of Mortgage Loans or Contracts attached as an exhibit to the applicable Pooling and Servicing Agreement. The Servicer, with respect to Mortgage Loans or Contracts, may deduct the Fixed Retained Yield from payments as received and prior to deposit of such payments in the Certificate Account for such Series or may (unless an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC) withdraw the Fixed Retained Yield from the Certificate Account after the entire payment has been deposited in the Certificate Account. Notwithstanding the foregoing, any partial payment or recovery of interest received by the Servicer relating to a Mortgage Loan or Contract (whether paid by the mortgagor or obligor or received as Liquidation Proceeds, Insurance Proceeds or otherwise), after deduction of all applicable servicing fees, will be allocated between Fixed Retained Yield (if any) and interest at the Net Mortgage Rate or Net Contract Rate on a pari passu basis.

Insurance Policies

      Unless otherwise specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will require the Servicer to cause to be maintained for each Mortgage Loan or Contract an insurance policy issued by a generally acceptable insurer insuring the Mortgaged Property underlying such Mortgage Loan or the Manufactured Home underlying such Contract against loss by fire, with extended coverage (a "Standard Hazard Insurance Policy"). Unless otherwise specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will require that such Standard Hazard Insurance Policy be in an amount at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such Mortgaged Property or Manufactured Home or the principal balance of such Mortgage Loan or Contract; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. The Servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, and on any Manufactured Home acquired by repossession a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such property or the insurable value of such Manufactured Home or the principal balance of the related Mortgage Loan or Contract plus, if required by the applicable Pooling and Servicing Agreement, accrued interest and liquidation expenses; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. Any amounts collected under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home or released to the borrower in accordance with normal servicing procedures) will be deposited in the Certificate Account.

      The Standard Hazard Insurance Policies covering the Mortgaged Properties generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      The Standard Hazard Insurance Policies covering the Contracts will provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing in the state in which the Manufactured Home is located.

      The Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties or Manufactured Homes in lieu of maintaining the required Standard Hazard Insurance Policies. The Servicer will be liable for the amount of any deductible under a blanket policy if such amount would have been covered by a required Standard Hazard Insurance Policy, had it been maintained.

      In general, if a Mortgaged Property or Manufactured Home is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Pooling and Servicing Agreement will require the Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier. Generally, the Pooling and Servicing Agreement will require that such flood insurance be in an amount not less than the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of insurance which is available under the federal flood insurance program.

      Any losses incurred with respect to Mortgage Loans or Contracts due to uninsured risks (including earthquakes, mudflows, floods, hazardous wastes and hazardous substances) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

      The Servicer will maintain or cause to be maintained with respect to each Mortgage Loan a primary mortgage insurance policy in accordance with the standards described in the "Mortgage Loans" above.

      The Servicer shall obtain and maintain at its own expense and keep in full force and effect a blanket fidelity bond and an error and omissions insurance policy covering the Servicer's officers and employees as well as office persons acting on behalf of the Servicer in connection with the servicing of the Mortgage Loans.

      Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted Mortgage Loan (plus accrued and unpaid interest thereon and certain approved expenses) over a specified percentage of the value of the related Mortgage Property.

      As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the mortgagor, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the

Mortgaged Property restored to at least its condition at the effective date of the primary mortgage insurance policy (ordinary wear and tear excepted); and
(iii) if the insurer pays the entire amount of the loss or damage, tender to the insurer good and merchantable title to, and possession of, the Mortgaged Property.

      Any mortgage insurance relating to the Contracts underlying a Series of Certificates will be described in the related Prospectus Supplement.

Acquisition of the Mortgage Loans and Contracts From Unaffiliated Sellers

      The Mortgage Loans or Contracts underlying a Series of Certificates will be purchased by the Depositor, either directly or through affiliates, from Unaffiliated Sellers pursuant to a separate agreement (a "Loan Sale Agreement") between the Depositor or such affiliate and each such Unaffiliated Seller. The Depositor expects that, unless otherwise specified in the applicable Prospectus Supplement, each Mortgage Loan or Contract so acquired will have been originated by the originator thereof in accordance with the underwriting criteria specified under "Underwriting Guidelines." Unless otherwise specified in the applicable Prospectus Supplement, each Unaffiliated Seller must be an institution experienced in originating and servicing conventional mortgage loans or manufactured housing contracts in accordance with accepted practices and prudent guidelines, and must maintain facilities to originate and service those loans satisfactory to the Depositor. In addition, each Unaffiliated Seller must satisfy certain criteria as to financial stability evaluated on a case by case basis by the Depositor. Unless otherwise provided in the applicable Prospectus Supplement, each Unaffiliated Seller pursuant to the related Loan Sale Agreement will make certain representations and warranties to the Depositor in respect of the Mortgage Loans or Contracts sold by such Unaffiliated Seller to the Depositor as described herein under "Representations and Warranties" below. Unless otherwise provided in the applicable Prospectus Supplement with respect to each Series, the Depositor will assign all of its rights (except certain rights of indemnification) and interest in the related Loan Sale Agreement to the related Trustee for the benefit of the Certificateholders of such Series, and the Unaffiliated Seller shall thereupon be liable to the Trustee for defective Mortgage Loan or Contract documents or an uncured breach of such Unaffiliated Seller's representations or warranties, to the extent described below under "Assignment of the Mortgage Loans and Contracts" and "Representations and Warranties."

Assignment of the Mortgage Loans and Contracts

      At the time of the issuance of the Certificates of a Series, the Depositor will cause the Mortgage Loans comprising the Mortgage Pool (including any related rights to, or security interests in, leases, rents and personal property) or the Contracts comprising the Contract Pool included in the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Loans or Contracts after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date and other than any Fixed Retained Yield. The Trustee or its accent will, concurrently with such assignment, authenticate and deliver the Certificates evidencing such Series to the Depositor in exchange for the Mortgage Loans or Contracts. Each Mortgage Loan or Contract will be identified in a schedule appearing as an exhibit to the applicable Pooling and Servicing, Agreement. Each such schedule will include, among other things, the unpaid principal balance as of the close of business on the applicable Cut-Off Date, the scheduled monthly payment of principal, if any, and interest, the maturity date and the Mortgage Rate or Contract Rate for each Mortgage Loan or Contract in the related Trust Fund.

      With respect to each Mortgage Loan in a Trust Fund, the mortgage or other promissory note, any assumption, modification or conversion to fixed interest rate agreement, a copy of any recorded UCC-1 financing statements and related continuation statements, together with original executed UCC-2 or UCC-3 financing statements disclosing an assignment of a security interest in any personal property constituting security for repayment of the Mortgage Loan to the Trustee, an executed re-assignment of assignment of leases, rents and profits to the Trustee if the assignment of leases, rents and profits is separate from the Mortgage, a mortgage assignment in recordable form and the recorded Mortgage (or other documents as are required under applicable law to create a perfected security interest in the Mortgaged Property in favor of the Trustee) will be delivered to the Trustee (or to a designated custodian);

provided that, in instances where recorded documents cannot be delivered due to delays in connection with recording, copies thereof, certified by the Depositor to be true and complete copies of such documents, sent for recording, may be delivered and the original recorded documents will be delivered promptly upon receipt. As to each Mortgage Loan for which there is primary mortgage insurance, the certificate of primary mortgage insurance will be delivered to the Trustee. The assignment of each Mortgage will be recorded promptly after the initial issuance of Certificates for the related Trust Fund, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, any affiliate of the Depositor or the originator of such Mortgage Loan.

      With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee (or to a designated custodian) the related original Cooperative Note, the security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will cause to be filed in the appropriate office an assignment and a refinancing statement evidencing the Trustee's security interest in each Cooperative Loan.

      With respect to each Contract, there will be delivered to the Trustee (or to a designated Custodian) the original Contract and copies of documents and instruments related to each Contract and the security interest in the property securing each Contract. In order to give notice of the right, title and interest of Certificateholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Unaffiliated Seller identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of Certificateholders in the Contracts could be defeated. See "Certain Legal Aspects of the Mortgage Loans and Contracts."

      The Trustee (or the custodian hereinafter referred to) will hold such documents relating to Mortgage Loans or Contracts in trust for the benefit of Certificateholders of the related Series and will review such documents within 45 days of the date of the applicable Pooling and Servicing Agreement. Unless otherwise provided in the applicable Prospectus Supplement, if any document is not delivered or is found to be defective in any material respect or has not been recorded as required by the applicable Loan Sale Agreement, the Trustee (or such custodian) shall immediately notify the Servicer and the Depositor, and the Servicer shall immediately notify the related Unaffiliated Seller. If the Unaffiliated Seller cannot cure such omission or defect within 60 days after receipt of such notice, the Unaffiliated Seller will be obligated, pursuant to the related Loan Sale Agreement, either to repurchase the related Mortgage Loan or Contract from the Trustee within 60 days after receipt of such notice, at a price (the "Purchase Price") equal to the then unpaid principal balance thereof, plus accrued and unpaid interest at the applicable Mortgage Rate or Contract Rate (less any Fixed Retained Yield with respect to such Mortgage Loan or Contract and less the rate, if any, of servicing compensation payable to the Unaffiliated Seller with respect to such Mortgage Loan or Contract) through the last day of the month in which such repurchase takes place or to substitute one or more new Mortgage Loans or Contracts for such Mortgage Loan or Contract. In the case of a Mortgage Loan or Contract so repurchased by an Unaffiliated Seller, the Purchase Price will be deposited in the related Certificate Account. In the case of a substitution, such substitution will be made in accordance with the standards described in "Representations and Warranties" below.

      There can be no assurance that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. The Servicer will be obligated to enforce such obligation to the same extent as it must enforce the obligation of an Unaffiliated Seller for a breach of representation or warranty as described below under "Representations and Warranties." However, as in the case of an uncured breach of such a representation or warranty, neither the Servicer (unless the Servicer is the Unaffiliated Seller) nor the Depositor will be obligated to purchase or substitute for such Mortgage Loan or Contract if the Unaffiliated Seller defaults on its repurchase or substitution obligation, unless such breach also constitutes a breach of the representations or warranties of the Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this repurchase or
substitution   obligation   constitutes   the
sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

      The Trustee will be authorized to appoint a custodian to maintain possession of the documents relating to the Mortgage Loans or Contracts. The custodian will keep such documents as the Trustee's agent under a custodial agreement.

Representations and Warranties

      Each Unaffiliated Seller, pursuant to the related Loan Sale Agreement, will have made representations and warranties in respect of the Mortgage Loans sold by such Unaffiliated Seller. Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller of Mortgage Loans will have represented, among other things, substantially to the effect that (i)
immediately prior to the sale and transfer of such Mortgage Loans, the Unaffiliated Seller had good title to, and was the sole owner of, each such Mortgage Loan and there had been no other assignment or pledge thereof, (ii) as of the date of such transfer, such Mortgage Loans are subject to no offsets, defenses or counterclaims, (iii) each Mortgage Loan at the tune it was made complied in all material respects with applicable state and federal laws, including, usury, equal credit opportunity and disclosure laws, (iv) a lender's policy of title insurance was issued on the date of the origination of each Mortgage Loan and each such policy is valid and remains in full force and effect, (v) as of the date of such transfer, each related Mortgage is a valid lien on the related Mortgaged Property (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record and either being acceptable to mortgage lending institutions generally or specifically reflected in the lender's policy of title insurance issued on the date of origination and either (A) specifically referred to in the appraisal made in connection with the origination of the related Mortgage Loan or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage and (d) in the case of second or more junior loans any senior loans of record as of the date of recording of the Equity Loan) and such property is free of material damage and is in good repair, (vi) as of the date of such transfer, no Mortgage Loan is 30 days or more delinquent in payment and there are no delinquent tax or assessment liens against the related Mortgaged Property that would permit taxing authority to initiate foreclosure proceedings, and (vii) with respect to each Mortgage Loan, if the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards and subject in certain circumstances to the availability of flood insurance under the federal flood insurance program, such Mortgaged Property is covered by flood insurance meeting the requirements of the applicable Pooling and Servicing Agreement.

      Each Unaffiliated Seller, pursuant to the related Loan Sale Agreement, will have made representations and warranties in respect of the Contracts sold by such Unaffiliated Seller. Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller of Contracts will have represented, among other digs, substantially to the effect that (i) immediately prior to the sale and transfer of such Contracts, the Unaffiliated Seller had good title to, and was the sole owner of, each such Contract and there had been no other assignment or pledge thereof, (ii) as of the date of such transfer, such Contracts are subject to no offsets, defenses or counterclaims, (iii) each Contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws, (iv) as of the date of such transfer, each related Contract is a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in good repair, (v) as of the date of such transfer, no Contract is 30 days or more delinquent in payment and there are no delinquent tax or assessment liens against the related Manufactured Home, and
(vi) with respect to each Contract, the Manufactured Home securing the Contract is covered by a Standard Hazard Insurance Policy in the amount required by the Pooling and Servicing Agreement and all premiums then due on such insurance have been paid in full.

      All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan or Contract will have been made as of the date on which such Unaffiliated Seller sold the

Mortgage Loan or Contract to the Depositor. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related Series of Certificates. Since the representations and warranties referred to in the preceding paragraphs are the only representations and warranties that will be made by an Unaffiliated Seller, the Unaffiliated Seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan or Contract by the Unaffiliated Seller to the Depositor, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan or Contract. However, the Depositor will not include any Mortgage Loan or Contract in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan or Contract as of the date of initial issuance of the related Series of Certificates.

      The Depositor will, unless otherwise provided in the applicable Prospectus Supplement, assign all of its rights (except certain rights to indemnification) with respect to such representations and warranties pursuant to any related Loan Sale Agreement to the Trustee for the benefit of the Certificateholders of the related Series. The Servicer, or the Trustee if the Servicer is the Unaffiliated Seller, will promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a Mortgage Loan or Contract which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan or Contract. Unless otherwise specified in the related Prospectus Supplement, if such Unaffiliated Seller cannot cure such breach within 60 days after notice from the Servicer or the Trustee, as the case may be, then such Unaffiliated Seller will be obligated either (i) to repurchase such Mortgage Loan or Contract from the Trust Fund at the applicable Purchase Price or (ii) subject to the Trustee's approval and to the extent permitted by the Pooling and Servicing Agreement, to substitute for such
Mortgage Loan or Contract (a "Deleted Loan") one or more Mortgage Loans or Contracts, as the case may be (each, a "Substitute Loan"), but only if (i) with respect to a Trust Fund (or one or more segregated pools of assets therein) for which a REMIC election is to be made, such substitution is effected within two years of the date of initial issuance of the Certificates or (ii) with respect to a Trust Fund for which no REMIC election is to be made, such substitution is effected within 120 days of the date of initial issuance of the Certificates. Except as otherwise provided in the related Prospectus Supplement, any Substitute Loan will, on the date of substitution, (i) have a Loan-to-Value Ratio no greater than that of the Deleted Loan, (ii) have a Mortgage Rate or Contract Rate not less than (and not more than 1% greater than) the Mortgage Rate or Contract Rate of the Deleted Loan, (iii) have a Net Mortgage Rate or Net Contract Rate not less than (and not more than 1% greater than) the Net Mortgage Rate or Net Contract Rate of the Deleted Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Loan and (v) comply with all of the representations and warranties set forth in the related Loan Sale Agreement as of the date of substitution. If substitution is to be made for a Deleted Loan with an adjustable Mortgage Rate or Contract Rate, the Substitute Loan will also bear interest based on the same index, margin, frequency and month of adjustment as the Deleted Loan. In the event that one Substitute Loan is substituted for more than one Deleted Loan, or more than one Substitute Loan is substituted for one or more Deleted Loans, then the amount described in clause (i) will be determined on the basis of aggregate principal balances (provided that in all events the tests for a "qualified mortgage" as described in the second paragraph under the heading "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Qualification as a REMIC" are met as to each Substituted Loan), the rates described in clauses (ii) and (iii) with respect to Deleted Loans will be determined on the basis of weighted average Mortgage Rates and Net Mortgage Rates or Contract Rates and Net Contract Rates, as the case may be, and the terms described in clause (iv) will be determined on the basis of weighted average remaining terms to maturity. In the case of a Substitute Loan, the mortgage file relating, thereto will be delivered to the Trustee (or the custodian) and the Unaffiliated Seller will pay an amount equal to the excess of
(i) the unpaid principal balance of the Deleted Loan, over (ii) the unpaid principal balance of the Substitute Loan or Loans, together with interest on such excess at the Mortgage Rate or Contract Rate to the next scheduled Due Date of the Deleted Loan. Such amount will be deposited in the Certificate Account for distribution to Certificateholders. Except in those cases in which the Servicer is the Unaffiliated Seller, the Servicer will be required under the applicable Pooling and Servicing Agreement to enforce this repurchase or substitution obligation for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan or Contract. This repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by an Unaffiliated Seller.

      Neither the Depositor nor the Servicer (unless the Servicer is the Unaffiliated Seller) will be obligated to purchase or substitute for a Mortgage Loan or Contract if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that Unaffiliated Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans or Contracts.

      If so specified in the applicable Prospectus Supplement, the Depositor, the Servicer or another entity specified in the applicable Prospectus Supplement, will make such representations and warranties as to the types and geographical concentration of the Mortgage Loans or Contracts in the related Mortgage Pool or Contract Pool and as to such other matters concerning such Mortgage Loans or Contracts as may be described therein. Upon a breach of any such representation or warranty which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan or Contract, the entity making such representation or warranty will be obligated either to cure the breach in all material respects, repurchase the Mortgage Loan or Contract at the Purchase Price or substitute for such Mortgage Loan or Contract in the manner, and subject to the conditions, described above regarding the obligations of Unaffiliated Sellers with respect to missing or defective loan documents or the breach of such Unaffiliated Sellers' representations and warranties. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of a representation or warranty by the Depositor, the Servicer or such other party, respectively.

                        DESCRIPTION OF THE CERTIFICATES

General

      Each Series of Certificates will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, the Servicer, if the Series relates to Mortgage Loans or Contracts, and the Trustee named in the related Prospectus Supplement. The provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. Forms of the Pooling and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions of the Certificates and the Pooling and Servicing Agreements; however, the summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each Series of Certificates and the applicable Prospectus Supplement. Each Pooling and Servicing Agreement executed and delivered with respect to each Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K promptly after issuance of the Certificates of such Series. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Certificate of such Series addressed to Prudential Securities Secured Financing Corporation, One New York Plaza, 15th Floor, New York, New York 10292, Attention: Joseph Donovan.

      Each Series of Certificates will evidence the beneficial ownership interest in the related Trust Fund created by the Depositor pursuant to the related Pooling and Servicing Agreement. Each Series of Certificates will consist of one or more Classes of Standard Certificates, Stripped Certificates or Multi-Class Certificates. Any Class of Certificates may be divided into two or more Subclasses and any Class of Standard Certificates may be divided into two or more Subclasses that consist of Multi-Class Certificates. Any Class or Subclass of Multi-Class Certificates may be Compound Interest Certificates. In addition, each Series for which the Depositor has caused the related Trust Fund (or one or more segregated pools of assets therein) to elect to be treated as a REMIC will include one Class or one Subclass of Residual Certificates with respect to each such REMIC which, if offered hereby, will represent the right to receive distributions with respect to such Trust Fund as specified in the related Prospectus Supplement.

      Each Series of Certificates may include one or more Classes or Subclasses of Certificates (the "Subordinated Certificates") that are subordinate in right of distributions to one or more other Classes or Subclasses of Certificates (the "Senior Certificates"). Two types of subordination arrangements for a Series which consists of two Classes of Standard Certificates are described herein. See "Distributions to Standard Certificateholders." Any other type of subordination arrangement for Standard Certificates, or any subordination arrangement for any Class of Multi-Class Certificates or Stripped Certificates, will be described in the applicable Prospectus Supplement. Certain Series or Classes of Certificates may be covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement.

      Except as described in the related Prospectus Supplement, the Mortgage Loans or Contracts included in a Trust Fund will not be guaranteed or insured by any governmental agency or instrumentality or any other insurer.

      The Depositor will cause each Trust Fund (or one or more segregated pools of assets therein) with respect to a Series which includes Standard Certificates redeemable on a random lot basis, Multi-Class Certificates or Shifting Interest Certificates to elect to be treated as a REMIC. The Depositor may cause any other Trust Fund (or segregated pool of assets therein) to elect to be treated as a REMIC. If such an election is made, such Series will consist of one or more Classes or Subclasses of Certificates that will represent "regular interests" within the meaning of Code Section 860G(a)(1) (such Certificates collectively referred to as the "Regular Certificates") and one Class or one Subclass of Certificates that will be designated as the "residual interest" with respect to each REMIC within the meaning of Code Section 860G(a)(2) (the "Residual Certificates") representing the right to receive distributions as specified in the Prospectus Supplement for such Series. See "Certain Federal Income Tax Consequences" herein. The related Prospectus Supplement will specify whether one or more REMIC elections are to be made. Alternatively, the Pooling and Servicing Agreement for a Series may provide that a REMIC election is to be made at the discretion of the Depositor or the Servicer and may only be made if certain conditions are satisfied. As to each Series with respect to which a REMIC election is to be made, the Servicer and the Trustee will be obligated to take certain actions in order to comply with applicable REMIC laws and regulations, and no Certificateholder other than a holder of a Residual Certificate will be liable for any prohibited transaction taxes under applicable REMIC laws and regulations.

      The Depositor may sell certain Classes or Subclasses of the Certificates of a Series, including one or more Classes or Subclasses of Subordinated Certificates or one Class or one Subclass of Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act. Alternatively, if so specified in the applicable Prospectus Supplement, the Depositor may offer one or more Classes or Subclasses of the Subordinated Certificates or the one Class or one Subclass of Residual Certificates of a Series by means of this Prospectus and such Prospectus Supplement.

      Unless otherwise specified in the applicable Prospectus Supplement with respect to a Series of Certificates, each Certificate offered hereby and by the applicable Prospectus Supplement will be issued in fully registered form (each, a "Definitive Certificate") and will be issued in the authorized denominations as specified in the applicable Prospectus Supplement. The Certificates of a Series offered hereby and by means of the applicable Prospectus Supplement will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the related
Prospectus Supplement. No service charge will be made for any transfer or exchange of Certificates, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange. In the event that an election is made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, no legal or beneficial interest in all or any portion of the "Residual Certificates" thereof may be transferred without the receipt by the transferor of any affidavit signed by the transferee stating that the transferee is not a "Disqualified Organization" within the meaning of Code Section 860E(e)(5) or an agent (including a broker, nominee, or other middleman) thereof. The Prospectus Supplement with respect to a Series may specify additional transfer restrictions with respect to the Residual Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates." If so specified in the related

Prospectus Supplement, the Certificates of specified Classes or Subclasses of a Series may be issued in the form of book entries on the records of The Depository Trust Company ("DTC") and participating members thereof.

      Distributions will be made on each of the Distribution Dates specified in the applicable Prospectus Supplement for a Series to persons in whose name the Certificates of such Series are registered at the close of business on the related Record Date. Unless otherwise specified in the applicable Prospectus Supplement, distributions to Certificateholders of all Series (other than the final distribution in retirement of the Certificates) will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register, except that, with respect to any holder of a Certificate evidencing not less than the specified fractional undivided interest, notional amount or Stated Amount set forth in such Prospectus Supplement, distributions will be made by wire transfer in immediately available funds, provided that the Trustee shall have been furnished with appropriate wiring instructions not less than three business days (or such longer period as may be specified in the related Prospectus Supplement) prior to the related Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency maintained by the Trustee or such other entity for such purpose, as specified in the final distribution notice to Certificateholders.

      A Series of Certificates will consist of one or more Classes of Standard Certificates or Stripped Certificates (referred to hereinafter sometimes collectively as "Percentage Certificates") or two or more Classes of Multi-Class Certificates (each as described below).

Percentage Certificates

      Each Series of Percentage Certificates may include one or more Classes of Standard Certificates or Stripped Certificates, any Class of which may be divided into two or more Subclasses. The Standard Certificates of each Class will evidence fractional undivided interests in all of the principal and interest (to the extent of the Net Mortgage Interest Rate) payments on the Mortgage Loans comprising the Trust Fund related to such Series. Each holder of a Standard Certificate of a Class will be entitled to receive its Certificate's percentage interest of the portion of the Pool Distribution Amount (as defined below) allocated to such Class. The percentage interest of each Standard Certificate will be equal to the percentage obtained by dividing the aggregate unpaid principal balance of the Mortgage Loans represented by such Standard Certificate as of the Cut-Off Date by the aggregate unpaid principal balance of the Mortgage Loans represented by all the Standard Certificates of the same Class as of the Cut-Off Date.

      The Stripped Certificates of each Class will evidence fractional undivided interests in specified portions of the principal and/or interest payments on the Mortgage Loans comprising the Trust Fund related to such Series. The holders of the Stripped Certificates of each Class will be entitled to receive a portion (which may be zero) as specified in the applicable Prospectus Supplement of the principal distributions comprising the Pool Distribution Amount, and a portion (which may be zero) as specified in the applicable Prospectus Supplement of the interest distributions comprising the Pool Distribution Amount on each Distribution Date.

      In the case of Classes of Stripped Certificates representing interests in interest distributions on the Mortgage Loans and not in principal distributions on the Mortgage Loans, such Certificates will be denominated in notional amounts. The aggregate original notional amount for a Class of such Certificates will be equal to the aggregate unpaid principal balance (or a specified portion thereof) of the Mortgage Loans as of the Cut-Off Date specified in the applicable Prospectus Supplement. The notional amount of each such Stripped Certificate will be used to calculate the holder's pro rata share of the interest distributions on the Mortgage Loans allocated to that Class and for the determination of certain other rights of holders of such Class of Stripped Certificates and will not represent an interest in, or entitle any such holder to any distribution with respect to, any principal distributions on the Mortgage Loans. Each such Certificate's pro rata share of the interest distribution on the Mortgage Loans on each Distribution Date will be calculated by multiplying the interest distributions on the Mortgage Loans allocated to its Class by a fraction, the numerator of which is the original notional amount of such Stripped

Certificates and the denominator of which is the aggregate original notional amount of all the Stripped Certificates of its Class.

      The interest of a Class of Percentage Certificates representing an interest in a Trust Fund (or a segregated pool of assets therein) with respect to which an election to be treated as a REMIC has been made may be fixed as described above or may vary over time as a result of prepayments received and losses realized on the underlying Mortgage Loans. A Series of Percentage Certificates comprised of Classes whose percentage interests in the Trust Fund may vary is referred to herein as a Series of "Shifting Interest Certificates." Distributions on, and subordination arrangements with respect to, Shifting Interest Certificates are discussed below under the headings "Description of the Certificates--Distributions to Percentage Certificateholders--Shifting Interest Certificates" and "Credit Support--Subordination--Shifting Interest Certificates."

Multi-Class Certificates

      Each Series may include one or more Classes or Subclasses of Multi-Class Certificates. Each Multi-Class Certificate will be assigned a Stated Amount or Notional Amount. The Stated Amount may be based on an amount of principal of the underlying Mortgage Loans or Contracts or on the value of future cash flows from the related Trust Fund, without distinction as to principal and interest received on the Mortgage Loans or Contracts. Interest on the Classes or Subclasses of Multi-Class Certificates will be paid at rates specified in or determined as specified in the applicable Prospectus Supplement, and will accrue in the manner specified therein. Any Class or Subclass of Multi-Class Certificates may consist of Certificates on which interest accrues but is not payable until such time as specified in the applicable Prospectus Supplement ("Compound Interest Certificates"), and interest accrued on any such Certificate will be added to the Stated Amount thereof in the manner described therein.

      The Stated Amount of a Multi-Class Certificate of a Series at any time will represent the maximum specified dollar amount (exclusive of interest at the related Interest Rate, if any) to which the holder thereof is entitled from the cash flow on the Mortgage Loans or Contracts and other assets in the Trust Fund for such Series and will decline to the extent distributions in reduction of Stated Amount are received by such holder. The initial Stated Amount of each Class within a Series of Multi-Class Certificates will be specified in the applicable Prospectus Supplement.

Forward Commitments; Pre-Funding

      A Trust Fund may enter into an agreement (each, a "Forward Purchase Agreement") with the Depositor whereby the Depositor will agree to transfer additional Mortgage Loans to such Trust Fund following the date on which such Trust Fund is established and the related Certificates are issued. The Trust Fund may enter into Forward Purchase Agreements to permit the acquisition of additional Mortgage Loans that could not be delivered by the Depositor or have not formally completed the origination process, in each case prior to the date on which the Certificates are delivered to the Certificateholders (the "Closing Date"). Any Forward Purchase Agreement will require that any Mortgage Loans so transferred to the Trust Fund conform to the requirements specified in such Forward Purchase Agreement.

      If a Forward Purchase Agreement is to be utilized, and unless otherwise specified in the related Prospectus Supplement, the related Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") up to 100% of the net proceeds received by the Trustee in connection with the sale of one or more classes of Certificates of the related Series; the additional Mortgage Loans will be transferred to the related Trust Fund in exchange for money released to the Depositor from the related Pre-Funding Account. Each Forward Purchase Agreement will set a specified period (the "Funding Period") during which any such transfers must occur; for a Trust Fund which elects federal income treatment as REMIC or as a grantor trust, the related Funding
Period will be limited to three months from the date such Trust Fund is established; for a Trust Fund which is treated as a mere security device for federal income tax purposes, the related Funding Period will be limited to nine months from the date such Trust Fund is established. The Forward Purchase Agreement or the related Pooling and Servicing Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of the related Funding Period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Certificates as specified in the related Prospectus Supplement.

      During the Funding Period the moneys deposited to the Pre-Funding Account will either (i) be held uninvested or (ii) will be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization and which will either mature prior to the end of the Funding Period, or will be drawable on demand and in any event, will not constitute the type of investment which would require registration of the related Trust Funds as an "investment company" under the Investment Company Act of 1940, as amended.

Distributions to Percentage Certificateholders

      Except as otherwise specified in the applicable Prospectus Supplement, on or about the 15th day of each month in which a Distribution Date occurs (the "Determination Date"), the Servicer will determine the amount of the payments or other receipts on account of principal and interest on the Mortgage Loans or Contracts which have been received and which will be distributable to holders of Certificates on the next Distribution Date (as further described below, the "Pool Distribution Amount"). The Pool Distribution Amount will be allocated among the Classes or Subclasses of Percentage Certificates of such Series in the manner described herein under "Description of the Certificates--Standard Certificates"; however, if such Certificates are also composed of Senior Certificates and Subordinated Certificates, then the Pool Distribution Amount will be allocated in accordance with the terms of the applicable subordination arrangement. Two types of subordination arrangements are described below for a Series which consists of two Classes of Standard Certificates. Any other type of subordination arrangement employed for Certificates of a Series will be described in the related Prospectus Supplement.

      Unless otherwise specified in the applicable Prospectus Supplement, the "Pool Distribution Amount" for a Distribution Date with respect to a Series of Certificates as to which the relevant Trust Fund consists of Mortgage Loans or Contracts will be the sum of all previously undistributed payments or other receipts on account of principal (including principal prepayments, Net Liquidation Proceeds (as defined herein), and Net Insurance Proceeds (as defined herein), if any) and interest on the related Mortgage Loans or Contracts received by the Servicer after the related Cut-Off Date (except for amounts due on or prior to such Cut-Off Date), or received by the Servicer on or prior to the Cut-Off Date but due after the Cut-Off Date, in either case received on or prior to the Determination Date in the month in which such Distribution Date occurs, plus (i) all Advances made by the Servicer, (ii) all withdrawals from any Buy-Down Fund or other fund described in the related Prospectus Supplement, if applicable, and (iii) all proceeds of Mortgage Loans or Contracts or property acquired in respect thereof purchased or repurchased from the Trust Fund as provided in the Pooling and Servicing Agreement ("Repurchase Proceeds"), but excluding the following:

            (a) amounts received as late payments of principal or interest respecting which the Servicer previously has made one or more unreimbursed Advances;

            (b) any unreimbursed Advances with respect to Liquidated Mortgage Loans (as defined herein) or Liquidated Contracts (as defined herein);

            (c) those portions of each payment of interest on a particular Mortgage Loan or Contract which represents (i) the Fixed Retained Yield, if any, and (ii) the applicable Servicing Fee, as adjusted in respect of Prepayment Interest Shortfalls as described in "Servicing of the Mortgage Loans and Contracts--Adjustment to Servicing Compensation in Connection with Prepaid and Liquidated Mortgage Loans and Contracts";

            (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all principal prepayments and all proceeds (including Liquidation Proceeds, Insurance Proceeds and Repurchase Proceeds) of any Mortgage Loans or Contracts, or property acquired in respect thereof, liquidated, foreclosed, purchased or repurchased pursuant to the applicable Pooling and Servicing Agreement, received on or after the Due Date occurring in the month in which such Distribution Date occurs, and all related payments of interest on such amounts;

            (f) where permitted by the related Pooling and Servicing  Agreement, that portion of Liquidation Proceeds or Insurance Proceeds which represents Fixed Retained Yield, if any, or any unpaid Servicing Fee to which the Servicer is entitled;

            (g) all amounts representing certain expenses reimbursable to the Servicer and other amounts pertained to be withdrawn by the Servicer from the Certificate Account, in each case pursuant to the applicable Pooling and Servicing Agreement;

            (h) all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees which the Servicer is entitled to retain pursuant to the applicable Pooling and Servicing Agreement; and

            (i)  where  permitted  by  the  applicable   Pooling  and  Servicing
      Agreement, reinvestment earnings on payments received in respect of the Mortgage Loans or Contracts.

Certificates other than Shifting Interest Certificates

      With respect to a Series of Certificates which is comprised of one Class of Standard Certificates which are Senior Certificates and one Class of Standard Certificates which are Subordinated Certificates, the Servicer shall determine the aggregate amount which would have been distributable to such Class of Senior Certificates (the "Senior Class Distributable Amount") and the aggregate amount which would have been distributable to such Class of Subordinated Certificates (the "Subordinated Class Distributable Amount") assuming, among other things, no delinquencies or losses on the Mortgage Loans or Contracts preceding such
Distribution Date and, based on the Pool Distribution Amount and such Distributable Amounts, will determine the amount actually to be distributed to each Class and Subclass.

      Calculation of Distributable Amounts. If a Series of Certificates includes one Class of Standard Certificates which are Senior Certificates and one Class of Standard Certificates which are Subordinated Certificates, unless otherwise specified in the applicable Prospectus Supplement, the Senior Class Distributable Amount with respect to such Senior Certificates on a Distribution Date will be an amount equal to the sum of:

            (i) the aggregate undivided interest, expressed as a percentage and specified in the applicable Prospectus Supplement, evidenced by such Class of Senior Certificates (the "Senior Class Principal Portion") of:

                  (a) all  scheduled  payments of principal on each  outstanding
            Mortgage Loan or Contract that became due on the Due Date immediately preceding such Distribution Date in accordance with the amortization schedules of the related Mortgage Loans or Contracts (as adjusted to give effect to any previous prepayments), whether or not such payments were actually received by the Servicer (the aggregate of such scheduled payments due on any such Due Date being referred to herein as "Scheduled Principal");

                  (b) all principal  prepayments received by the Servicer in the month preceding the month in which such Distribution Date occurs;

                  (c) the  Scheduled  Principal  Balance (as defined  herein) of each  Mortgage Loan or Contract  which was purchased  from the Trust
            Fund  as  provided  in  the  Pooling  and  Servicing  Agreement  (as described in "The Trust Funds" and "The Pooling and Servicing Agreement"), and of each Mortgage Loan or Contract as to which the Servicer has determined that all recoveries of Liquidation Proceeds and Insurance Proceeds have been received (a "Liquidated Mortgage Loan" or "Liquidated Contract"), in each case during the month preceding the month in which such Distribution Date occurs, calculated as of the date each such Mortgage Loan or Contract was purchased or calculated as of the date each such Mortgage Loan or Contract became a Liquidated Mortgage Loan or Liquidated Contract, as the case may be; and

                  (d) with respect to (1) the disposition of the Mortgaged Property or Manufactured Home in connection with any Liquidated Mortgage Loan or Contract, the amount by which Net Liquidation
            Proceeds and Net Insurance Proceeds exceed the unpaid principal balance of such Mortgage Loan or Contract and accrued but unpaid interest on such Mortgage Loan or Contract at the Mortgage Rate or Contract Rate to the Due Date next succeeding the last date of receipt of the Liquidation Proceeds and Insurance Proceeds, and (2) the repurchase of Mortgage Loans or Contracts in connection with an early termination of the Trust Fund (see "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans and Contracts"), the amount by which the repurchase price exceeds the aggregate unpaid principal balances of the Mortgage Loans or Contracts in the related Trust Fund and accrued but unpaid interest at the weighted average Mortgage Rate or Contract Rate through the end of the month in which such repurchase occurs (collectively, "Gain From Acquired Property"); and

            (ii) interest at the Pass-Through Rate for the Class of Senior Certificates from the second preceding Due Date (or the Cut-Off Date in the case of the first Distribution Date) to the Due Date immediately preceding such Distribution Date on the Senior Class Principal Portion of the aggregate Scheduled Principal Balance of the Mortgage Loans or Contracts as of the second preceding Due Date (or as of the Cut-Off Date in the case of the first Distribution Date) whether or not such interest was actually received by the Servicer; provided that Prepayment Interest Shortfall is included only to the extent that funds for such purposes are available out of Servicing Compensation; less

            (iii) the Senior Class Principal Portion of any indemnification payments made to the Servicer, the Depositor, or any officer, director, employee or agent of either the Servicer or the Depositor since the preceding Distribution Date as described under "Servicing of the Mortgage Loans and Contracts--Certain Matters Regarding the Servicer and the Depositor" below (the "Indemnification Payments").

      Unless otherwise specified in the applicable Prospectus Supplement, the Subordinated Class Distributable Amount with respect to a Distribution Date for Percentage Certificates which are Subordinated Certificates will be an amount equal to the sum of:

            (i) the aggregate undivided interest, expressed as a percentage and specified in the applicable Prospectus Supplement, evidenced by such Subordinated Certificates (the "Subordinated Class Principal Portion") of:

                  (a) all Scheduled Principal;

                  (b) all principal  prepayments received by the Servicer during the month preceding the month in which such Distribution Date occurs;

                  (c) the Scheduled  Principal  Balance of each Mortgage Loan or
            Contract which was purchased from the Trust Fund as provided in the Pooling and Servicing Agreement (as described in "The Trust Funds" and "The Pooling and Servicing

            Agreement"), and of each Mortgage Loan or Contract which became a Liquidated Mortgage Loan or Liquidated Contract, in each case during the month preceding the month in which such Distribution Date occurs, determined as of the date each such Mortgage Loan or Contract was purchased, or as of the date each such Mortgage Loan or Contract became a Liquidated Mortgage Loan or Liquidated Contract, as the case may be; and

                  (d) Gain From Acquired Property; and

            (ii) interest at the Pass-Through Rate for the Class of Subordinated Certificates from the second preceding Due Date (or from the Cut-Off Date in the case of the first Distribution Date) to the Due Date immediately preceding such Distribution Date on the Subordinated Class Principal Portion of the Scheduled Principal Balance of the Mortgage Loans or
      Contracts as of the second preceding Due Date (or as of the Cut-Off Date in the case of the first Distribution Date), whether or not such interest was actually received with respect to the Mortgage Loans or Contracts; provided that Prepayment Interest Shortfall is included only to the extent that funds for such purposes are available out of Servicing Compensation; less

            (iii)   the   Subordinated    Class   Principal   Portion   of   any
      Indemnification Payments.

      The foregoing is subject to the proviso that if one or more REMIC elections are made with respect to a Series of Certificates, any Gain From Acquired Property will not be included in the Distributable Amount of the Class of such Series which consist of Regular Interests, but shall instead be paid in full to the holders of the Residual Certificates of such Series.

      Calculation of Amounts To Be Distributed. The Servicer will calculate, on the related Determination Date, the portion of the Distributable Amount for each Class of the Series that is actually available to be paid out of the Pool Distribution Amount on the Distribution Date prior to any adjustments with respect to subordination. The portion so available on a Distribution Date to the Senior Certificateholders and to the Subordinated Certificateholders (respectively, the "Senior Class Pro Rata Share" and the "Subordinated Class Pro Rata Share") will, unless otherwise specified in the applicable Prospectus Supplement, be the amount equal to the product of the Pool Distribution Amount for such Distribution Date and a fraction, the numerator of which is the Distributable Amount for such Class on such Distribution Date and the denominator of which is the sum of the Distributable Amounts for such Series on such Distribution Date.

      So long as the Subordinated Amount is greater than zero, the holders of Senior Certificates will be entitled to receive on any Distribution Date the lesser of (a) the sum of the Senior Class Distributable Amount and the Senior Class Carryover Shortfall (as defined below) and (b) the Senior Class Pro Rata Share on such Distribution Date (the "Basic Senior Class Distribution"). In addition, to the extent Senior Class Credit Enhancement is available, the holders of Senior Certificates will be entitled to receive the amount, if any, by which the Senior Class Distributable Amount plus any Senior Class Carryover Shortfall (as defined below) on such Distribution Date exceeds the Basic Senior Class Distribution on such Distribution Date (such excess being referred to herein as the "Senior Class Shortfall"). "Senior Class Credit Enhancement" includes: (a) amounts otherwise distributable to the holders of Subordinated Certificates on such Distribution Date and amounts available for such purpose in any Subordination Reserve Fund pursuant to any subordination of the rights of any holders of Subordinated Certificates as described below; and (b) any other credit enhancement arrangement which shall be specified in the related Prospectus Supplement. See "Credit Support". The "Senior Class Carryover
Shortfall" on any Distribution Date means the amount the holders of Senior Certificates were entitled to receive on the prior Distribution Date over the amount the holders of Senior Certificates actually received on such prior Distribution Date, together with interest on the difference at Pass-Through Rate for the Senior Certificates from such prior Distribution Date through the current Distribution Date.

      At the time the Subordinated Amount, if any, is reduced to zero, Senior Certificateholders will be entitled to the Senior Class Pro Rata Share on each Distribution Date. In such event any remaining

Senior Class Shortfall will cease to be payable from available sources of credit enhancement, except that the portion of such Senior Class Shortfall which is attributable to the account of interest on any previous Senior Class Carryover Shortfall (the "Senior Class Shortfall Accruals") shall continue to bear interest at the Pass-Through Rate for the Senior Certificates, and the holders of Senior Certificates shall continue to have a preferential right to be paid such amount from distributions otherwise available for distribution to any holders of Subordinated Certificates, until such amount (including interest thereon at the Pass-Through Rate for the Senior Certificates) is paid in full. See "Credit Support--Subordination."

      So long as the Subordinated Amount is greater than zero, the holders of Subordinated Certificates will be entitled to receive on any Distribution Date an amount equal to the excess of (a) the sum of (i) the Pool Distribution Amount and (ii) all amounts released from the Subordination Reserve Fund for distribution to the holders of Subordinated Certificates on such Distribution Date over (b) the sum of (i) the Basic Senior Class Distribution, (ii) any amounts required to be distributed to the holders of Senior Certificates pursuant to the subordination of the rights of the holders of Subordinated Certificates and (iii) amounts required to be deposited in the Subordination Reserve Fund. See "Credit Support." At the time the Subordinated Amount, if any, is reduced to zero, Subordinated Certificateholders will be entitled to the Subordinated Class Pro Rata Share on each Distribution Date; provided, however, that such amount to be distributed to the holders of Subordinated Certificates shall be decreased to give effect to the preferential right of the holders of Senior Certificates to receive Senior Class Shortfall Accruals as provided herein.

      The foregoing is subject to the proviso that if a REMIC election has been made with respect to a Trust Fund (or a segregated pool of assets therein), the Subordinated Certificateholders of the related Series will be entitled to the sum of (a) the Subordinated Class Pro Rata Share, (b) all amounts in the Subordination Reserve Fund (net of any amount required to be maintained as liquidity for Advances) and (c) such other amounts, if any, as may be specified in the related Prospectus Supplement (including, if such Certificates are Residual Certificates, any Gain From Acquired Property).

Shifting Interest Certificates

      On each Distribution Date for a Series which is comprised of two Classes of Standard Certificates which are Shifting Interest Certificates, the holders of record on the Record Date of the Senior Certificates thereof will be entitled to receive, to the extent of the Pool Distribution Amount with respect to such Distribution Date and prior to any distribution being made on the related Subordinated Certificates, an amount equal to the Senior Class Distribution Amount. The Senior Class Distribution Amount will (except as otherwise set forth in the applicable Prospectus Supplement) be calculated for any Distribution Date as the lesser of (x) the Pool Distribution Amount for such Distribution Date and
(y) the sum of:

            (i) one month's interest at the applicable Pass-Through Rate on such Class's outstanding principal balance (less, if specified in the applicable Prospectus Supplement, (a) the amount of such interest constituting Deferred Interest, if any, not then payable on the Mortgage Loans or Contracts and (b) the amount by which the Prepayment Interest Shortfall with respect to the preceding month exceeds the aggregate
      Servicing Fees relating to mortgagor or obligor payments or other recoveries distributed on such Distribution Date, in each case allocated to such Class on the basis set forth in the related Prospectus Supplement);

            (ii) if distribution of the amount of interest calculated pursuant to clause (i) above on prior Distribution Dates was not made in full on such prior Distribution Dates, an amount equal to (a) the difference between (x) the amount of interest which the holders of such Certificates would have received on such prior Distribution Dates if there had been sufficient funds available in the Certificate Account and (y) the amount of interest actually distributed to such holders on such prior Distribution Dates, together with interest on such difference (to the extent permitted by applicable law) at the applicable Pass-Through Rate of such Class (the "Unpaid Interest Shortfall") less (b) the aggregate amount distributed on Distribution Dates subsequent to such prior Distribution Dates with respect to the Unpaid Interest Shortfall;

            (iii) such Class's percentage, calculated as provided in the related Prospectus Supplement, of (a) all scheduled payments of principal due on each outstanding Mortgage Loan or Contract that became due on the Due Date occurring in the month in which such Distribution Date occurs, (b) all partial principal prepayments received in the month preceding the month in which such Distribution Date occurs and (c) except for Special Hazard Mortgage Loans or Special Hazard Contracts covered by clause (iv) below, the Scheduled Principal Balance of each Mortgage Loan or Contract which, during the month preceding the month in which such Distribution Date occurs, (i) was the subject of a principal prepayment in full, (ii) became a Liquidated Mortgage Loan or Liquidated Contract or (iii) was purchased from the Trust Fund as provided in the Pooling and Servicing Agreement (as described in "The Trust Funds" and "The Pooling and Servicing Agreement"); and

            (iv) if the Special Hazard Termination Date (as defined below) has occurred as a result of cumulative net losses on Special Hazard Mortgage Loans or Special Hazard Contracts exceeding the applicable Special Hazard Loss Amount (as defined below), such Class's specified percentage of the Net Liquidation Proceeds and Net Insurance Proceeds from any Mortgage Loan or Contract that became a Special Hazard Mortgage Loan or Special Hazard Contract during the month preceding the month in which such Distribution Date occurs, less the total amount of delinquent installments of principal in respect of such Special Hazard Mortgage Loan or Special Hazard Contract that were previously the subject of distributions to the holders of such Class of Certificates out of amounts otherwise distributable to the holders of the related Subordinated Certificates and less the portion of such Net Liquidation Proceeds and Net Insurance Proceeds allocable to interest on the Senior Certificates;

provided that, if such Distribution Date falls on or after the Cross-Over Date (i.e., the date on which the amount of principal payments on the Mortgage Loans or Contracts to which the holders of the related Subordinated Certificates are entitled has been reduced to zero as a result of the allocation of losses to the Subordinated Certificates), then the Senior Class Distribution Amount will instead equal the lesser of (x) the Pool Distribution Amount and (y) the sum of the items referred to above plus the amount by which such Senior Certificates' outstanding principal balance as of such Distribution Date exceeds the Pool
Scheduled Principal Balance as of such Distribution Date. The "Scheduled Principal Balance" of a Mortgage Loan or Contract for any Distribution Date is the unpaid principal balance of such Mortgage Loan or Contract as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy, moratorium or similar waiver or grace period) as of the first day of the month preceding the month in which such Distribution Date occurs after giving effect to the payment of principal due on such first day of the month, any partial prepayments applied on or prior to such first day of the month, the addition to the principal of such Mortgage Loan or Contract on or prior to such first day of the month of any Deferred Interest, and irrespective of any delinquency in payment by the mortgagor or obligor. The "Pool Scheduled Principal Balance" as of any Distribution Date is the aggregate of the Scheduled Principal Balances of all Mortgage Loans or Contracts in a Trust Fund for such Distribution Date.

      If so provided in the applicable Prospectus Supplement, the Class of Senior Certificates will also be entitled to receive its specified percentage, referred to in clauses (y)(iii)(b) and (y)(iii)(c)(i) above, of all partial principal prepayments and all principal prepayments in full on the Mortgage Loans or Contracts in the related Trust Fund under the circumstances or for the period of time specified therein, which will have the effect of accelerating the amortization of the Class of Senior Certificates while increasing the respective interest evidenced by the Class of Subordinated Certificates in the related Trust Fund. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

      If the Special Hazard Termination Date would occur on any Distribution Date under the circumstances referred to in "Credit Support--Subordination," the Senior Class Distribution Amount for each Class and Subclass of Senior Certificates of such Series calculated as set forth in the two preceding paragraphs will be modified to the extent described in such section.

      Amounts distributed to the Class of Senior Certificates on a Distribution Date will be deemed to be applied first to the payment of current interest, if any, due on such Certificates (i.e., the amount calculated pursuant to clause
(y)(i) of the third preceding paragraph), second to the payment of any Unpaid Interest Shortfall (i.e., the amount calculated pursuant to clause (y)(ii) of such paragraph) and third to the payment of principal, if any, due on such Certificates (i.e., the aggregate of the amounts calculated pursuant to clauses
(y)(iii) and (y)(iv) of such paragraph).

      As indicated above, in the event that the Pool Distribution Amount on any Distribution Date is not sufficient to make the full distribution of current interest to the holders of Senior Certificates entitled to payments of interest, the difference between the amount of current interest which the holders of such Certificates would have received on such Distribution Date if there had been sufficient funds available and the amount actually distributed will be added to the amount of interest which the holders of such Certificates are entitled to receive on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such interest shortfall so carried forward will bear interest (to the extent permitted by applicable law) at the Pass-Through Rate applicable to such Certificates or at such other rate as specified in the applicable Prospectus Supplement.

      If the Pool Distribution Amount is insufficient on any Distribution Date to make the full distribution of principal due to the holders of Senior Certificates, the percentage of principal payments to which the holders of the Senior Certificates would be entitled on the immediately succeeding Distribution Date will be increased, as more fully described below under "Credit Support--Subordination--Shifting Interest Certificates." This increase will have the effect of reducing, as a relative matter, the respective interest of the holders of the related Subordinated Certificates in future payments of principal on the related Mortgage Loans or Contracts. If the Pool Distribution Amount is not sufficient to make full distribution described above to the holders of the Class of Senior Certificates on any Distribution Date, unless otherwise provided in the applicable Prospectus Supplement, the holders of such Class will share in the funds actually available in proportion to the respective amounts that such Class would have received had the Pool Distribution Amount been sufficient to make the full distribution of interest and principal due to such Class.

      Unless otherwise provided in the related Prospectus Supplement, on each Distribution Date the holders of the related Class of Subordinated Certificates of a Series will be entitled to receive, out of the Pool Distribution Amount, all amounts remaining and available for distribution to them after deduction of the amounts required to be distributed to the holders of all Senior Certificates of such Series.

Example of Distribution to Standard Certificateholders

      The following chart sets forth an example of the application of the foregoing provisions to the first two months of the related Trust Fund's existence, assuming the Certificates are issued in the month of January, with a Distribution Date on the 25th of each month and a Determination Date on the 15th of each month:

January 1(A) ....................   Cut-Off Date.
January 2 - January 31(B) .......   The   Servicer    receives   any   principal
                                    prepayments,  Net Liquidation Proceeds,  Net
                                    Insurance Proceeds and Repurchase Proceeds.
January 31(C) ...................   Record Date.
February 1 - February 15(D) .....   The Servicer receives  scheduled payments of
                                    principal and interest due on February 1.
February 15(E) ..................   Determination Date.
February 25(F)...................   Distribution Date.

Succeeding monthly periods follow the pattern of (B) through (F), except that the period in (B) begins on the first of the month.

(A) The initial unpaid principal balance of the Mortgage Loans or Contracts in a Trust Fund would be the aggregate unpaid principal balance of the Mortgage Loans or Contracts at the close of business on January 1, after deducting principal payments due on or before such date. Those principal payments due on or before January 1 and the related interest payments would not be part of the Trust Fund and would be remitted by the Servicer to the Depositor when received.

(B) Principal prepayments, Net Liquidation Proceeds, Net Insurance Proceeds and Repurchase Proceeds received during this period would be credited to the Certificate Account for distribution to Certificateholders on the February 25 Distribution Date. To the extent funds are available from the aggregate Servicing Fees relating to mortgagor payments or other recoveries distributed on the related Distribution Date, the Servicer would make an additional payment to Certificateholders with respect to any Prepayment Interest Shortfall realized during this period.

(C) Distributions in the month of February will be made to Certificateholders of record at the close of business on this date.

(D) Scheduled monthly payments on the Mortgage Loans or Contracts due on February 1 will be deposited in the Certificate Account as received by the Servicer. Principal prepayments, Net Liquidation Proceeds, Net Insurance Proceeds and Repurchase Proceeds received during this period, will be deposited in the Certificate Account but will not be distributed to Certificateholders on the February 25 Distribution Date. Instead, such amounts will be credited to the Certificate Account for distribution to Certificateholders on the March 25 Distribution Date.

(E) As of the close of business on February 15, a determination will be made of the amounts of Advances and the amounts of principal and interest which will be distributed to the Certificateholders. Those scheduled payments due on or before February 1 which have been received on or before February 15 and those principal prepayments, Net Liquidation Proceeds, Net Insurance Proceeds and Repurchase Proceeds received during the period commencing January 2 and ending on January 31 will be distributed to Certificateholders on the February 25 Distribution Date. In addition, the amounts payable in respect of any form of credit enhancement will be calculated in accordance with the related Pooling and Servicing Agreement.

(F) Unless otherwise so specified in the related Prospectus Supplement, the Servicer or the Paying Agent, will make distributions to Certificateholders on the 25th day of each month, or if such 25th day is not a business day, on the next business day.

Distributions to Multi-Class Certificateholders

      Valuation of Mortgage Loans and Contracts

      If specified in the Prospectus Supplement relating to a Series of Certificates having one or more Classes or Subclasses of Multi-Class
Certificates, for purposes of establishing the principal amount of Mortgage Loans or Contracts that will be included in a Trust Fund for such Series, each Mortgage Loan or Contract to be included in such Trust Fund will be assigned an initial "Pool Value." Unless otherwise specified in the applicable Prospectus Supplement, the Pool Value of each Mortgage Loan or Contract in the Trust Fund for such Series will be the Stated Amount of Certificates of such Series which, based upon certain assumptions and regardless of any prepayments on such Mortgage Loans or Contracts, can be supported by the scheduled payments of principal and interest on such Mortgage Loans or Contracts (net of the Fixed Retained Yield on such Mortgage Loans or Contracts, if any, and the applicable Servicing Fee), together with reinvestment earnings thereon, if any, at the Assumed Reinvestment Rate for the period specified in the related Prospectus Supplement and amounts available to be withdrawn (if applicable) from any reserve fund for such Series, all as specified in the applicable Prospectus Supplement. In calculating the Pool Value of a Mortgage Loan or Contract included in the Trust Fund, future distributions on such Mortgage Loan or Contract will be determined based on scheduled payments on such Mortgage Loan or Contract. Any similar Mortgage Loans or Contracts may be aggregated into one or more groups (each, a "Pool Value Group") each of which will be assigned an aggregate Pool Value calculated as if all such

Mortgage Loans or Contracts in the Pool Value Group constituted a single loan having the highest interest rate and the longest maturity of any such loan for such Pool Value Group. There are a number of alternative means of determining the Pool Value of a Mortgage Loan, Contract or Pool Value Group, including determinations based on the discounted present value of the remaining scheduled payments of principal and interest thereon and determinations based on the relationship between the Mortgage Rates or Contract Rates borne thereby and the Interest Rates of the Multi-Class Certificates of the related Series. The Prospectus Supplement for each Series will describe the method or methods (and related assumptions) used to determine the Pool Values of the Mortgage Loans or Contracts or the Pool Value Groups for such Series.

      The "Assumed Reinvestment Rate" for a Series of Multi-Class Certificates will be the highest rate permitted by the nationally recognized statistical rating agency or agencies rating such Series of Multi-Class Certificates or a rate insured by means of a surety bond, guaranteed investment contract or similar arrangement satisfactory to such rating agency or agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

      Distributions of Interest

      The Trustee will make distributions of interest on each Class of the Multi-Class Certificates from the date and at the rates per annum (calculated on the Stated Amount or Notional Amount of such Class) specified in, or as otherwise determined in the manner set forth in, the related Prospectus Supplement (and unless otherwise specified in such Prospectus Supplement, calculated on the basis of a 360-day year of twelve 30-day months) and in accordance with the priorities set forth in the related Prospectus Supplement. Interest on all Classes of Multi-Class Certificates of a Series, other than Compound Interest Certificates, will be distributed on the Distribution Dates for such Series specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, distributions of interest on each Class of Compound Interest Certificates will be made on each Distribution Date after the Stated Amount of all Multi-Class Certificates of such Series having a Last Scheduled Distribution Date prior to the Last Scheduled Distribution Date of such Class of Compound Interest Certificates has been reduced to zero. Prior to that time, interest on such Class of Compound Interest Certificates will be added to the Stated Amount thereof on each Distribution Date. Such Class of Compound Interest Certificates will thereafter receive distributions of interest on the Stated Amount thereof as so adjusted.

      Distributions in Reduction of Stated Amount for a Series of Multi-Class Certificates not including a Subordination Feature

      The Stated Amount of a Multi-Class Certificate of a Series at any time will represent the maximum specified dollar amount (excluding interest distributions, but including, in the case of Compound Interest Certificates, interest which has not been distributed and which has been added to the Stated Amount thereof) to which the holder thereof is entitled from the cash flow on the assets included in the Trust Fund for such Series and will decline to the extent distributions in reduction of Stated Amount are received by such holder. The initial Stated Amount of each Class of Multi-Class Certificates will be specified in the applicable Prospectus Supplement. On each Distribution Date, distributions in reduction of Stated Amount of the Classes of Multi-Class Certificates will be made, to the extent funds are available, to the holders of the Multi-Class Certificates of such Series then entitled to receive such distributions, in the order and in the amounts specified in the related Prospectus Supplement. Distributions in reduction of Stated Amount may be allocated among Classes of Multi-Class Certificates in order to provide limited protection to certain Classes against an increase in the weighted average life of such Classes as a result of a slower than expected or scheduled rate of principal prepayments on the Mortgage Loans ("extension protection"). In addition, distributions in reduction of Stated Amount may be allocated among Classes of Multi-Class Certificates in order to provide limited protection to certain Classes against a reduction in the weighted average life of such Classes as a result of a faster than expected or scheduled rate or principal prepayments on the Mortgage Loans ("call protection"). By virtue of such allocations of distributions in reduction of Stated Amount to provide extension protection and call protection to some Classes, the weighted average lives of certain other Classes may be more greatly affected by a faster or slower than expected or scheduled rate of principal prepayments on the Mortgage Loans. See "Prepayment and Yield Considerations--Weighted Average Life of Certificates." Distributions in reduction of Stated Amount with respect to any Class or Subclass of Multi-Class Certificates will be made on a pro rata or random lot or such other basis as is specified in the applicable Prospectus Supplement.

      Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the aggregate amount that will be distributed in reduction of Stated Amount to holders of Multi-Class Certificates of a Series then entitled thereto on any Distribution Date for such Series will equal, to the extent funds are available, the sum of (i) the Multi-Class Certificate Distribution Amount (as defined herein) and (ii) if and to the extent specified in the related Prospectus Supplement, the applicable percentage of the Spread specified in such Prospectus Supplement.

      Unless otherwise specified in the applicable Prospectus Supplement, the "Multi-Class Certificate Distribution Amount" with respect to a Distribution Date for a Series of Multi-Class Certificates will equal the amount, if any, by which the Stated Amount of the Multi-Class Certificates of such Series (after taking into account the amount of interest to be added to the Stated Amount of any Class of Compound Interest Certificates on such Distribution Date and before giving effect to any distributions in reduction of Stated Amount on such Distribution Date) exceeds the Pool Value (as defined herein) of the Mortgage Loans or Contracts included in the Trust Fund for such Series as of the end of the period (a "Due Period") specified in the related Prospectus Supplement. For purposes of determining the Multi-Class Certificate Distribution Amount with respect to a Distribution Date for a Series of Certificates having one or more Classes of Multi-Class Certificates, the Pool Value of the Mortgage Loans or Contracts included in the Trust Fund for such Certificates will be reduced to take into account all distributions thereon received by the Trustee during the applicable Due Period.

      Unless otherwise specified in the applicable Prospectus Supplement, "Spread" with respect to a Distribution Date for a Series of Multi-Class Certificates will be the excess of (a) the sum of (i) all payments of principal and interest received on the related Mortgage Loans or Contracts (net of the Fixed Retained Yield, if any, and the applicable Servicing Fee, if any, with respect to such Mortgage Loans or Contracts) in the Due Period applicable to such Distribution Date and, in the case of the first Due Period, any amount deposited by the Depositor in the Certificate Account on the Closing Date, (ii) income from reinvestment thereof, if any, and (iii) to the extent specified in the applicable Prospectus Supplement, the amount of cash withdrawn from any reserve fund or available under any other form of credit enhancement for such Series since the prior Distribution Date (or since the Closing Date, in the case of the first Distribution Date) and required to be deposited in the Certificate Account for such Series, over (b) the sum of (i) all required to be deposited on the Multi-Class Certificates of such Series on such Distribution Date, (ii) the Multi-Class Certificate Distribution Amount for such Distribution Date, (iii) if applicable, any Special Distributions (as described below) in reduction of the Stated Amount of the Multi-Class Certificates of such Series made since the preceding Distribution Date (or since the Closing Date in the case of the first Distribution Date), including any accrued interest distributed with such Special Distributions, (iv) all administrative and other expenses relating to the Trust Fund payable during the Due Period preceding such Distribution Date, other than such expenses which are payable by the Servicer, if any, and (v) any amount required to be deposited into any reserve fund. Reinvestment income on any reserve fund will not be included in Spread except to the extent that reinvestment income is taken into account in calculating the initial amount required to be deposited in such reserve fund, if any.

      Subordination

      The Prospectus Supplement relating to a Series which includes one or more Classes or Subclasses of Multi-Class Certificates may specify that the rights of one or more of such Classes or Subclasses (or the related Residual Certificates of such Series) will be Senior to, or subordinated to, the rights of one or more other Classes of Certificates of such Series.

      If a Series which includes one or more Classes or Subclasses of Multi-Class Certificates includes a subordination feature, on each Distribution Date, distributions of interest, if any, will be made in accordance with the preferential priorities specified in the related Prospectus Supplement and from the date and at the Interest Rates specified therein or as otherwise specified therein and distributions in reduction of Stated Amount, if any, will be made to the holders of the Multi-Class Certificates in the amount and in the manner specified in and in accordance with the preferential distribution provisions described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement the Subordinated Amount will be reduced as the pool experiences losses, as well as through seasoning and prepayment of the Mortgage Loans or Contracts included in the Trust Fund.

      Special Distributions

      To the extent specified in the Prospectus Supplement relating to a Series which includes Multi-Class Certificates which have less frequent than monthly Distribution Dates, any such Class or Subclass having Stated Amounts may receive special distributions in reduction of Stated Amount, together with accrued interest on the amount of such reduction ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Mortgage Loans or Contracts, the Trustee determines, based on assumptions specified in the applicable Pooling and Servicing Agreement, that the amount of cash anticipated to be available on the next Distribution Date for such Series to be distributed to the holders of such Multi-Class Certificates may be less than the sum of (i) the interest scheduled to be distributed to such holders and (ii) the amount to be distributed in reduction of Stated Amount of such Multi-Class Certificates on such Distribution Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Amount would be made on the next Distribution Date.

      To the extent specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series may be subject to special distributions in reduction of the Stated Amount thereof at the option of the holders of such Certificates, or to mandatory distributions by the Servicer. Any such distributions with respect to a Series will be described in the applicable Prospectus Supplement and will be on such terms and conditions as described therein and specified in the Pooling and Servicing Agreement for such Series.

      Last Scheduled Distribution Date

      The "Last Scheduled Distribution Date" for each Class of Multi-Class Certificates of a Series having a Stated Amount, to the extent Last Scheduled Distribution Dates are specified in the applicable Prospectus Supplement, is the latest date on which (based upon the assumptions set forth in the applicable Prospectus Supplement) the Stated Amount of such Class is expected to be reduced to zero. Since the rate of distributions in reduction of Stated Amount of each such Class of Multi-Class Certificates will depend upon, among other things, the rate of payment (including prepayments) of the principal of the Mortgage Loans or Contracts, the actual last Distribution Date for any such Class may occur significantly earlier than its Last Scheduled Distribution Date. To the extent of any delays in receipt of any payments, insurance proceeds or liquidation proceeds with respect to the Mortgage Loans or Contracts included in any Trust Fund, the last Distribution Date for any such Class may occur later than its Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans or Contracts in the Trust Fund for any Series of Certificates will depend upon their particular characteristics, as well as on the prevailing level of Interest Rates from time to time and other economic factors, and no assurance can be given as to the actual prepayment experience of the Mortgage Loans or Contracts. See "Prepayment and Yield Considerations."

                                 CREDIT SUPPORT

Subordination

      Certificates other than Shifting Interest Certificates

      If so specified in the Prospectus Supplement relating to a Series of Certificates as to which the related Trust Fund consists of Mortgage Loans or Contracts, other than a Series of Shifting

Interest Certificates, the rights of the holders of a Class of Subordinated Certificates to receive distributions will be subordinated to the rights of the holders of a Class of Senior Certificates, to the extent of the Subordinated Amount specified in such Prospectus Supplement. The Subordinated Amount will be reduced by an amount equal to Aggregate Losses and will be further reduced in accordance with a schedule described in the applicable Prospectus Supplement. Aggregate Losses as defined in the applicable Pooling and Servicing Agreement for any given period will equal the aggregate amount of delinquencies, losses and other deficiencies in the amounts due to the Senior Certificateholders paid or borne by the Subordinated Certificateholders (but excluding any payments of Senior Class Shortfall Accruals or interest thereon) ("Payment Deficiencies") during such period, whether such aggregate amount results by way of withdrawals from the Subordination Reserve Fund (including, prior to the time that the Subordinated Amount is reduced to zero, any such withdrawal of amounts attributable to the Initial Deposit, if any), reductions in amounts that would otherwise have been distributable to the Subordinated Certificateholders on any Distribution Date, or otherwise; less the aggregate amount of previous Payment Deficiencies recovered by the related Trust Fund during such period in respect of the Mortgage Loans or Contracts giving rise to such Previous Payment Deficiencies, including, without limitation, such recoveries resulting from the receipt of delinquent principal or interest payments, Liquidation Proceeds and insurance proceeds (net, in each case, of any applicable Fixed Retained Yield and any unpaid Servicing Fee to which the Servicer is entitled, foreclosure costs and other servicing costs, expenses and advances relating to such Mortgage Loans or Contracts).

      The protection afforded to the Senior Certificateholders by the subordination feature described above will be effected both by the preferential right, to the extent specified in the applicable Prospectus Supplement, of such Senior Certificateholders to receive current distributions on the related Mortgage Loans or Contracts that, but for such subordination, would otherwise have been distributable to the Subordinated Certificateholders from the related Trust Fund (to the extent of the Subordinated Amount for such Series) and (unless otherwise specified in the applicable Prospectus Supplement) by the establishment and maintenance of a Subordination Reserve Fund for such Series. Unless otherwise specified in the applicable Prospectus Supplement, the
Subordination  Reserve  Fund  will  not  be  a  part  of  the  Trust  Fund.  The
Subordination Reserve Fund may be funded initially with an initial deposit by the Depositor (the "Initial Deposit") in an amount set forth in the applicable Prospectus Supplement. Following the initial issuance of the Certificates of a Series and until the balance of the Subordination Reserve Fund (without taking into account the amount of any Initial Deposit) first equals or exceeds the Specified Subordination Reserve Fund Balance set forth in the applicable Prospectus Supplement, the Servicer will withhold all amounts that would otherwise have been distributable to the Subordinated Certificateholders and deposit such amounts (less any portions thereof required to be distributed to Senior Certificateholders as described below) in the Subordination Reserve Fund. The time necessary for the Subordination Reserve Fund of a Series to reach the applicable Specified Subordination Reserve Fund Balance for such Series after the initial issuance of the Certificates, and the period for which such balance is maintained, will be affected by the prepayment, delinquency and foreclosure or repossession experience of the Mortgage Loans or Contracts in the related Trust Fund and cannot be accurately predicted. Unless otherwise specified in the applicable Prospectus Supplement, after the amount in the Subordination Reserve Fund (without taking into account the amount of any Initial Deposit) for a Series first equals or exceeds the applicable Specified Subordination Reserve Fund Balance, the Servicer will withhold from the Subordinated Certificateholders and will deposit in the Subordination Reserve Fund such portion of the principal payments on the Mortgage Loans or Contracts otherwise distributable to the Subordinated Certificateholders as may be necessary to maintain the Subordination Reserve Fund (without taking into account the amount of any Initial Deposit) at the Specified Subordination Reserve Fund Balance. The Prospectus Supplement for each Series will set forth the amount of the Specified Subordination Reserve Fund Balance applicable from time to time and the extent, if any, to which the Specified Subordination Reserve Fund Balance may be reduced. Unless otherwise specified in the applicable Prospectus Supplement, the Specified Subordination Reserve Fund Balance for a Series will not be required to exceed the Subordinated Amount.

      If on any Distribution Date while the Subordinated Amount exceeds zero, there is a Senior Class Shortfall, the Senior Class Certificateholders will be entitled to receive from current payments on the Mortgage Loans or Contracts that would otherwise have been distributable to Subordinated

Certificateholders the amount of such Senior Class Shortfall. If such current payments are insufficient, an amount equal to the lesser of: (i) the entire amount on deposit in the Subordination Reserve Fund available for such purpose; or (ii) the amount necessary to cover the Senior Class Shortfall will be withdrawn from the Subordination Reserve Fund. Amounts representing investment earnings on amounts held in the Subordination Reserve Fund will not be available to make payments to the Senior Certificateholders. If current payments on the Mortgage Loans or Contracts and amounts available in the Subordination Reserve Fund are insufficient to pay the entire Senior Class Shortfall, then amounts held in the Certificate Account for future distributions will be distributed as necessary to the Senior Certificateholders.

      In the event the Subordination Reserve Fund is depleted before the Subordinated Amount is reduced to zero, the Senior Certificateholders will continue to have a preferential right, to the extent specified in the applicable Prospectus Supplement, to receive current distributions of amounts that would otherwise have been distributable to the Subordinated Certificateholders to the extent of the then Subordinated Amount.

      After the Subordinated Amount is reduced to zero, the Senior Certificateholders of a Series will, unless otherwise specified in the applicable Prospectus Supplement, nonetheless have a preferential right to receive payment of Senior Class Shortfall Accruals and interest which has accrued thereon from amounts that would otherwise have been distributable to the Subordinated Certificateholders. The Senior Certificateholders will otherwise bear their proportionate share of any losses realized on the Trust Fund in excess of the Subordinated Amount.

      Unless otherwise specified in the related Prospectus Supplement, amounts held from time to time in the Subordination Reserve Fund for a Series will be held for the benefit of the Senior Certificateholders and Subordinated Certificateholders of such Series until withdrawn from the Subordination Reserve Fund as described below; provided, however, that the portion of the Initial Deposit, if any, which has not been recovered by the Servicer and any undistributed investment earnings attributable thereto will continue to be the property of the Servicer and will ultimately be recoverable by the Servicer.

      Amounts withdrawn from the Subordination Reserve Fund for a Series and deposited in the Certificate Account for such Series will be charged first against amounts in the Subordination Reserve Fund other than the Initial Deposit, if any, for such Series, and thereafter against such Initial Deposit.

      If so specified in the related Prospectus Supplement, if the Subordinated Amount for a Series is reduced to zero and funds remain in the Subordination Reserve Fund, an amount (the "Advance Reserve") equal to the lesser of (i) the amount of the Initial Deposit and (ii) such funds remaining in the Subordination Reserve Fund at the time the Subordinated Amount is reduced to zero, will remain in the Subordination Reserve Fund and be available in certain circumstances for withdrawal to make Advances.

      Any amounts in the Subordination Reserve Fund for a Series on a Distribution Date in excess of the Specified Subordination Reserve Fund Balance on such date prior to the time the Subordinated Amount for such Series is reduced to zero, and any amounts remaining in the Subordination Reserve Fund for such Series upon termination of the trust created by the applicable Pooling and Servicing Agreement, will be paid, unless otherwise specified in the applicable Prospectus Supplement, to the Subordinated Certificateholders of such Series in accordance with their pro rata ownership thereof, or, in the case of a Series with respect to which an election has been made to treat the Trust Fund as a REMIC, first to the Residual Certificateholders (to the extent of any portion of the Initial Deposit, if any, and undistributed reinvestment earnings attributable thereto), and second to the Subordinated Certificateholders of such Series, in each case in accordance with their pro rata ownership thereof. Amounts permitted to be distributed from the Subordination Reserve Fund for a Series will no longer be subject to any claims or rights of the Senior Certificateholders of such Series.

      Funds in the Subordination Reserve Fund for a Series will be invested as provided in the applicable Pooling and Servicing Agreement in certain types of eligible investments ("Eligible Investments"). If an election has been made to treat the Trust Fund (or one or more pools of segregated assets therein) as a REMIC, no more than 30% of the income or gain of the Subordination Reserve Fund in any taxable year may be derived from the sale or other disposition of investments held for less than three months in the Subordination Reserve Fund. The earnings on such investments will be withdrawn and paid to the Subordinated Certificateholders of such Series or to the holders of the Residual Certificates, in the event that an election has been made to treat the Trust Fund (or a pool of segregated assets therein) with respect to such Series as a REMIC, in accordance with their respective interests. Investment income earned on amounts held in the Subordination Reserve Fund will not be available for distribution to the Senior Certificateholders or otherwise subject to any claims or rights of the Senior Certificateholders.

      Eligible Investments for monies deposited in the Subordination Reserve Fund will be specified in the applicable Pooling and Servicing Agreement and, unless otherwise provided in the applicable Prospectus Supplement, will mature no later than the next Distribution Date.

      Holders of Subordinated Certificates of a Series will not be required to refund any amounts which have been properly distributed to them, regardless of whether there are sufficient funds to distribute to Senior Certificateholders the amounts to which they are entitled.

      If specified in the related Prospectus Supplement, the Subordination Reserve Fund may be funded in any other manner acceptable to each Rating Agency and consistent with an election, if any, to treat the Trust Fund (or one or more pools of segregated assets therein) for such Series as a REMIC, as will be more fully described in such Prospectus Supplement.

      Shifting Interest Certificates

      If specified in the applicable Prospectus Supplement, the rights of the holders of the Subordinated Certificates of a Series of Shifting Interest
Certificates to receive distributions with respect to the Mortgage Loans or Contracts in the related Trust Fund will be subordinated to such rights of the holders of the Senior Certificates of such Series to the extent described below, except as otherwise set forth in such Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor or obligor defaults.

      The protection afforded to the holders of Senior Certificates of such a Series by the subordination feature described above will be effected by the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates, current distributions on the related Mortgage Loans or Contracts of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account and, to the extent described below, by the right of such holders to receive future distributions on the Mortgage Loans or Contracts that would otherwise have been payable to the holders of Subordinated Certificates.

      Losses realized on Liquidated Mortgage Loans or Liquidated Contracts (other than certain Liquidated Mortgage Loans that are Special Hazard Mortgage Loans or Liquidated Contracts that are Special Hazard Contracts as described below) will be allocated to the holders of Subordinated Certificates through a reduction of the amount of principal payments on the Mortgage Loans or Contracts to which such holders are entitled. Prior to the Cross-Over Date, holders of Senior Certificates of each Class entitled to a percentage of principal payments on the related Mortgage Loans or Contracts will be entitled to receive, as part of their respective Senior Class Distribution Amounts payable on each Distribution Date in respect of each Mortgage Loan or Contract that became a Liquidated Mortgage Loan or Liquidated Contract in the preceding month (subject to the additional limitation described below applicable to Liquidated Mortgage Loans that are Special Hazard Mortgage Loans or Liquidated Contracts that are Special Hazard Contracts), their respective shares of the Scheduled Principal Balance of each such Liquidated Mortgage Loan or Liquidated Contract, together with interest accrued at the Pass-Through Rate for such Class, irrespective of whether Net Liquidation Proceeds and Net Insurance Proceeds realized thereon are sufficient to cover such amount. For a description of the full Senior Class Distribution Amount payable to holders of Senior Certificates of each Series, see "Description of the Certificates--Distributions to Standard Certificateholders--Shifting Interest Certificates."

      On each Distribution Date occurring on or after the Cross-Over Date, holders of Senior Certificates of each Class entitled to a percentage of principal payments will generally receive, as part of their respective Senior Class Distribution Amounts, only their respective shares of the Net Liquidation Proceeds and Net Insurance Proceeds actually realized in respect of the applicable Liquidated Mortgage Loans or Liquidated Contracts after reimbursement to the Servicer of any previously reimbursed Advances made in respect of such Liquidated Mortgage Loans or Liquidated Contracts. See "Description of the Certificates--Distributions to Standard Certificateholders--Shifting Interest Certificates."

      In the event that a Mortgage Loan becomes a Liquidated Mortgage Loan or a Contract becomes a Liquidated Contract as a result of a hazard not insured against under a Standard Hazard Insurance Policy (a "Special Hazard Mortgage Loan" or "Special Hazard Contract"), the holders of Senior Certificates of each Class entitled to a percentage of principal payments on the related Mortgage Loans or Contracts will be entitled to receive in respect of each Mortgage Loan or Contract which became a Special Hazard Mortgage Loan or Special Hazard Contract in the preceding month, as part of their respective Senior Class Distribution Amounts payable on each Distribution Date prior to the Special Hazard Termination Date, their respective shares of the Scheduled Principal Balance of such Mortgage Loan or Contract, together with interest accrued at the applicable Pass-Through Rate, rather than their respective shares of Net Liquidation Proceeds and Net Insurance Proceeds actually realized. The Special Hazard Termination Date for a Series of Certificates will be the earlier to occur of (i) the date on which cumulative net losses in respect of Special Hazard Mortgage Loans or Special Hazard Contracts exceed the Special Hazard Loss Amount specified in the applicable Prospectus Supplement or (ii) the Cross-Over Date. Since the amount of the Special Hazard Loss Amount for a Series of Certificates is expected to be significantly less than the amount of principal payments on the Mortgage Loans or Contracts to which the holders of the Subordinated Certificates of such Series are initially entitled (such amount being subject to reduction, as described above, as a result of allocation of losses on other Liquidated Mortgage Loans or Liquidated Contracts as well as Special Hazard Mortgage Loans or Special Hazard Contracts), the holders of Subordinated Certificates of such Series will bear the risk of losses in the case of Special Hazard Mortgage Loans or Special Hazard Contracts to a lesser extent than they will bear losses on other Liquidated Mortgage Loans or Liquidated Contracts. Once the Special Hazard Termination Date has occurred, holders of Senior Certificates of each Class entitled to payments of principal will be entitled to receive, as part of their respective Senior Class Distribution Amounts, only their respective shares of Net Liquidation Proceeds and Net Insurance Proceeds realized on Special Hazard Mortgage Loans or Special Hazard Contracts (less the total amount of delinquent installments in respect of each Special Hazard Mortgage Loan or Special Hazard Contract that were previously the subject of distributions to the holders of the Senior Certificates and less the portion of such Net Liquidation Proceeds and Net Insurance Proceeds allocable to interest). The outstanding principal balance or notional amount of each such Class will, however, be reduced by such Class's specified percentage of the Scheduled Principal Balance of each such Special Hazard Mortgage Loan or Special Hazard Contract. See "Description of the Certificates--Distributions to Standard Certificateholders--Shifting Interest Certificates."

      If the cumulative net losses on all Mortgage Loans or Contracts in a Trust Fund that have become Special Hazard Mortgage Loans or Special Hazard Contracts in the months prior to the month in which a Distribution Date occurs would exceed the Special Hazard Loss Amount for a Series of Certificates, that portion of the Senior Class Distribution Amount as of such Distribution Date for each Class of Senior Certificates of such Series entitled to a percentage of principal payments on the Mortgage Loans or Contracts in the related Trust Fund attributable to Mortgage Loans or Contracts which became Special Hazard Mortgage Loans or Special Hazard Contracts in the month preceding the month of such Distribution Date will be calculated not on the basis of the Scheduled Principal Balances of such Special Hazard Mortgage Loans or Special Hazard Contracts but rather will be computed as an amount equal to the lesser of (a) such Class's percentage, calculated as provided in the related Prospectus Supplement, of the Scheduled Principal Balance of such Special Hazard Mortgage Loans or Special Hazard Contracts and (b) the sum of (i) the excess of the Special Hazard Loss Amount over the cumulative net losses on all Mortgage Loans or Contracts that became Special Hazard Mortgage Loans or Special Hazard Contracts in months prior to the month of such Distribution Date and (ii) the excess of (a) the product of the percentage of principal payments to which such Class is entitled multiplied by the aggregate Net Liquidation Proceeds and Net Insurance Proceeds (net of the portion of each thereof allocable to interest) of the Mortgage Loans or Contracts which became Special Hazard Mortgage Loans or Special Hazard Contracts in the month preceding the month of such Distribution Date over (b) the total amount of delinquent installments in respect of such Special Hazard Mortgage Loans or Special Hazard Contracts that were previously the subject of distributions to such Class paid out of amounts otherwise distributable to the holders of the related Subordinated Certificates.

      Although the subordination feature described above is intended to enhance the likelihood of timely payment of principal and interest to the holders of Senior Certificates, shortfalls could result in certain circumstances. For example, a shortfall in the payment of principal otherwise due the holders of Senior Certificates could occur if losses realized on the Mortgage Loans or Contracts in a Trust Fund were exceptionally high and were concentrated in a particular month. See "Description of the Certificates--Distributions to Standard Certificateholders--Shifting Interest Certificates" for a description of the consequences of any shortfall of principal or interest.

      The holders of Subordinated Certificates will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of each Class of Senior Certificates of the same Series.

Other Credit Enhancement

      In addition to subordination as discussed above, credit enhancement may be provided with respect to any Series of Certificates in any other manner which may be described in the applicable Prospectus Supplement, including, but not limited to, credit enhancement through an alternative form of subordination and/or one or more of the methods described below.

      Limited Guarantee

      If so specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

      Letter of Credit

      Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a Series of Certificates will be set forth in the Prospectus Supplement relating to such Series.

      Pool Insurance Policies

      If so specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor will obtain a pool insurance policy for the Mortgage Loans or Contracts in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default to the extent a related Mortgage Loan or Contract is not covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

      Special Hazard Insurance Policies or Other Forms of Support for Special Hazard Losses

      If so specified in the applicable Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Depositor will also obtain a special hazard insurance policy for the related Trust Fund in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties or Manufactured Homes caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties or Manufactured Homes are located. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

      Surety Bonds

      If so specified in the Prospectus Supplement relating to a Series of Certificates, credit support with respect to one or more Classes of Certificates of a Series may be provided by the issuance of a surety bond issued by a financial guarantee insurance company specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a surety bond will be set forth in the Prospectus Supplement relating to such Series.

      Fraud Coverage

      If so specified in the applicable Prospectus Supplement, losses resulting fraud, dishonesty or misrepresentation in connection with the origination or sale of the Mortgage Loans or Contracts may be covered to a limited extent by representations and warranties to the effect that no such fraud, dishonesty or misrepresentation had occurred, by a reserve fund, letter of credit, or other method. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

      Mortgagor Bankruptcy Bond

      If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor or obligor affecting the Mortgage Loans or Contracts in a Trust Fund with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the Rating Agency that rated such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency rating the Certificates of the related Series, which amount will be set forth in the related Prospectus Supplement. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

      Other Insurance, Guarantees and Similar Instruments or Agreements

      If specified in the related Prospectus Supplement, a Trust Fund may include in lieu of some or all of the foregoing or in addition thereto third party guarantees, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust Fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any Class of Certificates has a floating interest rate, or if any of the Mortgage Loans or Contracts in the related Trust Fund has a floating interest rate, the Trust Fund may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

                      PREPAYMENT AND YIELD CONSIDERATIONS

Pass-Through Rates and Interest Rates

      Any Class of Certificates of a Series may have a fixed Pass-Through Rate or Interest Rate, or a Pass-Through Rate or Interest Rate which varies based on changes in an index or based on changes with respect to the underlying Mortgage Loans or Contracts (such as, for example, varying on the basis of changes in the weighted average Net Mortgage Rate or Net Contract Rate of the underlying

Mortgage Loans or Contracts) or may receive interest payments with respect to the underlying Mortgage Loans or Contracts in such other manner specified in the applicable Prospectus Supplement.

      The Prospectus Supplement for each Series will specify the range and the weighted average of the Mortgage Rates or Contract Rates and Net Mortgage Rates or Net Contract Rates for the Mortgage Loans or Contracts underlying such Series as of the Cut-Off Date. Unless otherwise specified in the related Prospectus Supplement, each monthly interest payment on a Mortgage Loan or Contract will generally be calculated as the product of one-twelfth of the applicable Mortgage Rate or Contract Rate at the time of such calculation and the then unpaid principal balance on such Mortgage Loan or Contract. The Net Mortgage Rate or Net Contract Rate with respect to each Mortgage Loan or Contract will be similarly calculated on a loan-by-loan basis, by subtracting from the applicable Mortgage Rate or Contract Rate, the Fixed Retained Yield, if any, payable to the Depositor or other person or entity specified in the Prospectus Supplement and any Servicing Fee applicable to each Mortgage Loan or Contract. If the Trust Fund includes adjustable-rate Mortgage Loans or Contracts or includes Mortgage Loans or Contracts with different Net Mortgage Rates or Net Contract Rates, the weighted average Net Mortgage Rate or Net Contract Rate may vary from time to time as set forth below. See "The Trust Funds." The Prospectus Supplement for a Series will also specify the initial Pass-Through Rate or Interest Rate for each Class of Certificates of such Series having a Pass-Through Rate or Interest Rate and will specify whether each such Pass-Through Rate or Interest Rate is fixed or is variable.

      The Net Mortgage Rate or Net Contract Rate for any adjustable rate Mortgage Loan or Contract will change with any changes in the index specified in the related Prospectus Supplement on which such Mortgage Rate or Contract Rate adjustments are based, subject to any applicable periodic or aggregate caps or floors on the related Mortgage Rate or Contract Rate or other limitations described in the related Prospectus Supplement. The weighted average Net Mortgage Rate or Net Contract Rate with respect to any Series may vary due to changes in the Net Mortgage Rates or Net Contract Rates of adjustable rate Mortgage Loans or Contracts, to the timing of the Mortgage Rate or Contract Rate readjustments of such Mortgage Loans or Contracts and to different rates of payment of principal of fixed or adjustable rate Mortgage Loans or Contracts bearing different Mortgage Rates or Contract Rates.

      If the Trust Fund for a Series includes adjustable rate Mortgage Loans or Contracts, any limitations on the periodic changes in a mortgagor's or obligor's monthly payment, any limitations on the adjustments to the Net Mortgage Rates or Mortgage Rates or to the Net Contract Rates or Contract Rates, any provision that could result in Deferred Interest and the effects, if any, thereof on the yield on Certificates of the related Series will be discussed in the related Prospectus Supplement.

      Unless otherwise specified in the related Prospectus Supplement, no distribution of principal and only a partial distribution of interest will be made to Certificateholders with respect to a negatively amortizing Mortgage Loan or Contract. Distribution of the portion of scheduled interest at the applicable Net Mortgage Rate or Net Contract Rate representing Deferred Interest with respect to such Mortgage Loan or Contract will be passed through to the Certificateholders on the Distribution Date following the Due Date on which it is received. Such Deferred Interest will bear interest at the Net Mortgage Rate or Net Contract Rate for such Mortgage Loan or Contract. For federal income tax purposes, Deferred Interest may constitute interest income to the Trust Fund and to Certificateholders at the time that it accrues, rather than at the time that it is paid. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made--Deferred Interest," "-- Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Deferred Interest" and "-- Taxation of Residual Certificates--Deferred Interest."

Scheduled Delays in Distributions

      At the date of initial issuance of the Certificates of each Series offered hereby, the initial purchasers of a Class of Certificates (other than certain Classes of Residual Certificates) will be required to pay accrued interest at the applicable Pass-Through Rate or Interest Rate for such Class from the Cut-Off Date for such Series to, but not including the date of issuance. With respect to Standard Certificates, the effective yield to Certificateholders will be below the yield otherwise produced by the applicable Pass-

Through Rate because while interest will accrue at such Pass-Through Rate from the first day of each month through the last day of such month (unless otherwise specified in the related Prospectus Supplement), principal and interest distributions with respect to such month will not be made until the 25th day (or if such 25th day is not a business day, the business day immediately following such 25th day) of the month following the month of accrual (or until such other Distribution Date specified in the applicable Prospectus Supplement). If so specified in the related Prospectus Supplement, a Class of Multi-Class Certificates may be entitled to distributions on each Distribution Date of interest accrued during a period (an "Interest Accrual Period" specified in such Prospectus Supplement ending on such Distribution Date or ending on a date preceding such Distribution Date. In the latter case the effective yield to such Certificateholders will be below the yield otherwise produced by the applicable initial public offering prices and Interest Rates because (i) on the first Distribution Date the time period upon which interest payable is calculated will be less than the time elapsed since the commencement of accrual of interest,
(ii) the interest that accrues during the Interest Accrual Period will not be paid until a date following such Interest Accrual Period specified in the related Prospectus Supplement, and (iii) during each Interest Accrual Period following the first Interest Accrual Period, in the case of a Class of Multi-Class Certificates currently receiving distributions in reduction of Stated Amount, interest is based upon a Stated Amount which is less than the Stated Amount of such Certificates actually outstanding, since the distribution in reduction of Stated Amount made on the following Distribution Date is deemed to have been made, for interest accrual purposes only, at the end of the preceding Interest Accrual Period. The Prospectus Supplement for each Series of Certificates will set forth the nature of any scheduled delays in distribution and the impact on the yield of such Certificates.

Interest Shortfalls Due to Principal Prepayments

      When a Mortgage Loan or Contract is prepaid in full, the mortgagor or obligor pays interest on the amount prepaid only to the date of prepayment and not thereafter. Similarly, Liquidation Proceeds and Insurance Proceeds are also likely to include interest only to the time of payment. When a Mortgage Loan or Contract is prepaid in part, and such prepayment is applied as of a date other than the Due Date occurring in the month of receipt or the Due Date occurring in the month following the month of receipt, the mortgagor or obligor pays interest on the amount prepaid only to the date of prepayment and not thereafter. The effect of the foregoing is to reduce the aggregate amount of interest which would otherwise be passed through to Certificateholders if such Mortgage Loan or Contract were outstanding, or if such partial prepayment were applied, on the succeeding Due Date. To mitigate this reduction in yield, the Pooling and Servicing Agreement relating to a Series will provide, unless otherwise specified in the applicable Prospectus Supplement, that with respect to any principal prepayment or liquidation of any Mortgage Loan or Contract underlying the Certificates of such Series, the Servicer will pay into the Certificate Account for such Series to the extent funds are available for such purpose from the related aggregate Servicing Fees (or portion thereof as specified in the related Prospectus Supplement) which the Servicer is entitled to receive relating to mortgagor or obligor payments or other recoveries distributed on the related Distribution Date, such amount, if any, as may be necessary to assure that the amount paid into the Certificate Account with respect to such Mortgage Loan or Contract includes an amount equal to interest at the Net Mortgage Rate or Net Contract Rate for such Mortgage Loan or Contract for the period from the date of such prepayment or liquidation to but not including the next Due Date. See "Servicing of the Mortgage Loans and Contracts--Adjustment to Servicing Compensation in Connection with Prepaid and Liquidated Mortgage Loans and Contracts."

Weighted Average Life of Certificates

      Weighted average life of a Certificate refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of the principal amount or Stated Amount of such Certificate is distributed to the investor. The weighted average life and the yield to maturity of any Class of the Certificates of a Series will be influenced by, among other things, the rate at which principal on the Mortgage Loans or Contracts included in the Mortgage Pool or Contract Pool for such Certificate is paid, which is determined by scheduled amortization and prepayments (for this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like).

      The Mortgage Loans or Contracts may be prepaid in full or in part at any time. Unless otherwise specified in the applicable Prospectus Supplement or as described in the following paragraph, no Mortgage Loan or Contract will provide for a prepayment penalty and all fixed rate Mortgage Loans or Contracts will contain due-on-sale clauses permitting the holder to accelerate the maturity of the Mortgage Loan or Contract upon conveyance of the Mortgaged Property or Manufactured Home.

      Some of the Mortgage Loans may call for Balloon Payments. Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally.

      Some of the Mortgage Loans included in the Trust Fund may, in the event one or more are required to be repurchased or otherwise removed from the Trust Fund, require the payment of a release premium.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The Prospectus Supplement for each Series which includes more than one Class or Subclass of Multi-Class Certificates will describe one or more such prepayment standards or models and will contain tables setting forth the weighted average life of each such Class or Subclass and the percentage of the original aggregate Stated Amount of each such Class or Subclass that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans or Contracts are made at rates corresponding to various percentages of the prepayment standard or model specified in the related Prospectus Supplement.

      There is, however, no assurance that prepayment of the Mortgage Loans or Contracts underlying a Series of Certificates will conform to any level of the prepayment standard or model specified in the related Prospectus Supplement. A number of economic, geographic, social and other factors may affect prepayment experience. These factors may include homeowner mobility, economic conditions, changes in mortgagor's or obligor's housing needs, job transfers, unemployment, mortgagor's or obligor's net equity in the properties securing the mortgages or contracts, servicing decisions, enforceability of due-on-sale clauses , market interest rates, the magnitude of related taxes, and the availability of funds for refinancing. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates or Contract Rates on the Mortgage Loans or Contracts underlying a Series of Certificates, the prepayment rates of such Mortgage Loans or Contracts are likely to be higher than if prevailing rates remain at or above the rates borne by such Mortgage Loans or Contracts. It should be noted that Certificates of a Series may evidence an interest in a Trust Fund with different Mortgage Rates or Contract Rates. Accordingly, the prepayment experience of such Certificates will to some extent be a function of the mix of Mortgage Rates or Contract Rates of the Mortgage Loans or Contracts. In addition, the terms of the Pooling and Servicing Agreement will require the Servicer to enforce any due-on-sale clause to the extent specified therein. See "Servicing of the Mortgage Loans and Contracts--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans and Contracts" and "Certain Legal Aspects of the Mortgage Loans and Contracts--Due-On-Sale Clauses" for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans or Contracts.

      A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a Series that are offered at a discount to their principal amount or, if applicable, their parity price, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a Series that are offered at a premium to their principal amount or, if applicable, their parity price. Parity price is the price at which a Certificate will yield its coupon, after giving effect to any payment delay. In addition, the yield to investors in a Class of Certificates which bears interest at a variable Interest Rate or at a variable Pass-Through Rate, will also be affected by changes in the index on which any such variable Interest Rate, or variable Pass-Through Rate is based. Changes in the index may not correlate with changes in prevailing mortgage interest rates or financing rates for manufactured housing, and the effect, if any, thereof on the yield of the Certificates will be discussed in the related Prospectus Supplement. The yield on certain types of Certificates may be particularly sensitive to prepayment rates, and further information with respect to yield on such Certificates will be included in the applicable Prospectus Supplement.

      At the request of the mortgagor or obligor, the Servicer may refinance the Mortgage Loans or Contracts in any Trust Fund by accepting prepayments thereon and making new loans secured by a Mortgage on the same property or a security interest in the same Manufactured Home. Upon such refinancing, the new loans will not be included in the Trust Fund. A mortgagor or obligor may be legally entitled to require the Servicer to allow such a refinancing. Any such refinancing will have the same effect as a prepayment in full of the related Mortgage Loan or Contract.

      The Depositor may be obligated and the applicable Unaffiliated Seller will be obligated, under certain circumstances, to repurchase certain of the Mortgage Loans or Contracts. In addition, the terms of certain insurance policies relating to the Mortgage Loans or Contracts may permit the applicable insurer to purchase delinquent Mortgage Loans or Contracts. The proceeds of any such repurchase will be deposited in the related Certificate Account and such repurchase will have the same effect as a prepayment in full of the related Mortgage Loan or Contract. See "The Trust Funds--Assignment of the Mortgage Loans and Contracts." In addition, if so specified in the applicable Prospectus Supplement, the Servicer will have the option to purchase all, but not less than all, of the Mortgage Loans or Contracts in any Trust Fund under the limited conditions specified in such Prospectus Supplement. For any Series of Certificates for which an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, any such purchase may be effected only pursuant to a "qualified liquidation," as defined in Code Section 86OF(a)(4)(A). See "The Pooling and Servicing Agreement--Termination; Purchase or other Disposition of Mortgage Loans and Contracts."

                                USE OF PROCEEDS

      Unless otherwise specified in the applicable Prospectus Supplement, substantially all of the net proceeds from the sale of each Series of Certificates will be used by the Depositor for the purchase of the Mortgage Loans or Contracts represented by the Certificates of such Series or to reimburse amounts previously used to effect such a purchase, the costs of carrying the related Mortgage Loans or Contracts until the sale of the Certificates and other expenses connected with pooling the related Mortgage Loans or Contracts and issuing the Certificates.

                                 THE DEPOSITOR

      Prudential Securities Secured Financing Corporation, formerly known as P-B Secured Financing Corporation (the "Depositor"), was incorporated in the State of Delaware on August 26, 1988 as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Group Inc. (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The Depositor's principal executive offices are located at One New York Plaza, 15th Floor, New York, New York 10292. Its telephone number is (212) 778-1000.

      As described herein under "The Trust Funds--Assignment of the Mortgage Loans and Contracts" and "-- Representations and Warranties", the only obligations, if any, of the Depositor with respect to a Series of Certificates may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Mortgage Loans or Contracts under certain circumstances. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor will have no servicing obligations or responsibilities with respect to any Mortgage Pool, Contract Pool or Trust Fund. The Depositor does not have, nor is it expected in the future to have, any significant assets.

      As specified in the related Prospectus Supplement the Servicer with respect to any Series of Certificates relating to Mortgage Loans or Contracts may be an affiliate of the Depositor. As described under "The Trust Funds," the Depositor anticipates that it may acquire Mortgage Loans and Contracts through or from an affiliate.

      Neither the Depositor nor Prudential Securities Group Inc. nor any of its affiliates, including The Prudential Insurance Company of America, will insure or guarantee the Certificates of any Series.

                            UNDERWRITING GUIDELINES

Mortgage Loans Secured by Residential Properties

      The Depositor expects that all Mortgage Loans included in a Mortgage Pool will have been originated in accordance with the underwriting procedures described herein, subject to such variations as are specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, all or a representative sample of the Mortgage Loans comprising the Mortgage Pool for a Series will be reviewed by or on behalf of the Depositor to determine compliance with such underwriting procedures and standards and compliance with other requirements for inclusion in the related Mortgage Pool.

      Except as otherwise set forth in the related Prospectus Supplement, it is expected that each originator of Mortgage Loans will have applied, in a standard procedure which complies with applicable federal and state law and regulations, underwriting procedures that are intended to evaluate the mortgagor's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. A prospective mortgagor will have been required to fill out an application designed to provide to the original lender pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor will have been required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification will have been obtained in the case of individual borrowers which reports the mortgagor's current salary, length of such employment and whether it was expected that the mortgagor will continue such employment in the future. If a prospective borrower was self-employed, the mortgagor will have been required to submit copies of signed tax returns. The mortgagor may also have been required to authorize verification of deposits at financial institutions where the mortgagor has demand or savings accounts.

      In determining the adequacy of the Mortgaged Property as collateral, except in the instance of certain small second loan applications, an appraisal will have been made of each Mortgaged Property considered for financing. Each appraiser will have been selected in accordance with predetermined guidelines established by or acceptable to the Unaffiliated Seller for appraisers. The appraiser will have been required to inspect the Mortgaged Property and verify that it was in good condition and that construction, if new, has been completed. The appraisal is based on the market value of the comparable properties, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the Mortgaged Property.

      In determining the adequacy of the Mortgaged Property as collateral, the originator shall, in the case of second or more junior loans, look at the combined Loan-to-Value Ratio in determining whether the Mortgage Loan exceeds lending guidelines. Furthermore, when considering such second or more junior loans, confirm that payment has been timely made on the senior liens.

      Once all applicable employment, credit and property information was received, a determination would have been made as to whether the prospective mortgagor had sufficient monthly income available (i) to meet its monthly obligations on the Mortgage Loan (determined on the basis of the monthly payments due in the year of origination and taking into consideration, payments due on any senior liens) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) in the case of individual mortgagors, to meet monthly housing expenses and other financial obligations and monthly living expenses. When two individuals cosign loan documents, the income and expenses of both individuals may be included in the computation. Underwriting guidelines generally similar to traditional underwriting guidelines used by FNMA and FHLMC which were in effect at the time of origination of each Mortgage Loan will generally have been used, except that the ratios at origination of the amounts described in clauses (i) and (ii) above to the applicant's stable monthly gross income may exceed in certain cases the then applicable FNMA and FHLMC guidelines. With respect to a vacation or second home, no income derived from the property will have been considered for underwriting purposes.

      Other credit considerations may cause departure from the traditional guidelines. If the Loan-to-Value Ratio and/or term of the Mortgage Loan is less than a percentage specified in the related Prospectus Supplement, certain aspects of review relating to monthly income assets may be foregone and standard ratios of monthly or total expenses to gross income may not be applied. The
Depositor may permit an Unaffiliated Seller's underwriting standards to otherwise vary in certain cases to the extent specified in the related Prospectus Supplement.

      The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The Depositor will require that the Unaffiliated Sellers represent and warrant that underwriting standards applied to each Mortgage Loan purchased by the Depositor from such Unaffiliated Seller (including Mortgage Loans secured by Mortgaged Properties located in anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding principal balance of such Mortgage Loan.

      Certain of the types of loans which may be included in the Mortgage Pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors will have the ability to make larger monthly payments in subsequent years. In some instances, however, a mortgagor's income may not be sufficient to make loan payments as such payments increase.

      No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. To the extent that such losses are not covered by subordination provisions, insurance policies or other credit support, such losses will be borne, at least in part, by the holders of the Certificates of the related series.

Contracts

      The underwriting guidelines utilized in connection with the origination of the Contracts underlying a Series of Certificates will be described in the related Prospectus Supplement.

                 SERVICING OF THE MORTGAGE LOANS AND CONTRACTS

      The following summaries describe certain provisions of the Pooling and Servicing Agreements which relate to Trust Funds comprised of Mortgage Loans or Contracts. The summaries do not purport to be complete and are subject to and are qualified in their entirety by reference to, all the provisions of the Pooling and Servicing
Agreement for each Series and the related Prospectus Supplement, which may further modify the provisions summarized below. The provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. Each Pooling and Servicing Agreement executed and delivered with respect to each Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K promptly after issuance of the Certificates of such Series.

The Servicer

      The Servicer under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The entity serving as Servicer may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. The Servicer with respect to each Series will service the Mortgage Loans or Contracts contained in the Trust Fund for such Series. For Trust Funds comprised of Mortgage Loans, the Servicer will be a seller/servicer approved by FNMA or FHLMC. Any Servicer may delegate its servicing responsibilities to one or more sub-servicers (each a "Sub-Servicer"), but will not be relieved of its liabilities with respect thereto.

      The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Pooling and Servicing Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Certificateholders will constitute an Event of Default by the Servicer under the related Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Events of Default--Mortgage Loans or Contracts" and "--Rights Upon Event of Default--Mortgage Loans or Contracts."

Payments on Mortgage Loans and Contracts

      The Servicer or the Trustee will, as to each Series of Certificates, establish and maintain, or cause to be established and maintained, a separate trust account or accounts in the name of the Trustee (collectively, the "Certificate Account"), which must be maintained with a depository institution (the "Certificate Account Depository") acceptable to the Rating Agency rating the Certificates of such Series. Such account or accounts will be maintained with a Certificate Account Depository (i) whose long-term debt obligations at the time of any deposit therein are rated not lower than the rating on the related Series of Certificates at the time of the initial issuance thereof, (ii) the deposits in which are insured by the Federal Deposit Insurance Corporation (the "FDIC") through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an opinion of counsel, the Trustee for the benefit of the Certificateholders of the related Series has a claim with respect to funds in the Certificate Account for such Series, or a perfected security interest in any collateral (which shall be limited to Eligible Investments) securing such funds, that is superior to the claims of any other depositor or general creditor of the Certificate Account Depository with which the Certificate Account is maintained or (iii) which is otherwise acceptable to the Rating Agency or Agencies.

      A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, or the funds held therein may be invested pending each succeeding Distribution Date in certain Eligible Investments. Any such Eligible Investments shall mature not later than the business day preceding the next Distribution Date and no such investment shall be sold or disposed of prior to the maturity date of such Eligible Investment; however, in the event that an election has been made to treat the Trust Fund (or a segregated pool of assets therein) with respect to a Series as a REMIC, no such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Servicer has received an opinion of counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Fund (or segregated pool of assets) to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1), otherwise subject the Trust Fund (or segregated pool of assets) to tax, or cause the Trust Fund (or segregated pool of assets) to fail to qualify as a REMIC. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to the Servicer or its designee as additional servicing compensation. All losses from any such investment will be deposited by the Servicer into the Certificate Account immediately as realized. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one Series of Certificates.

      Each Sub-Servicer servicing a Mortgage Loan or Contract will be required by the Servicer to establish and maintain one or more separate accounts which may be interest bearing and which comply with the standards with respect to Certificate Accounts set forth above (collectively, the "Sub-Servicing Account"). Each Sub-Servicer will be required to credit to the related Sub-Servicing Account on a daily basis the amount of all proceeds of Mortgage Loans or Contracts received by the Sub-Servicer, less its servicing compensation. The Sub-Servicer shall remit to the Servicer by wire transfer of immediately available funds all funds held in the Sub-Servicing Account with respect to each Mortgage Loan or Contract on a monthly remittance date which shall occur on or before two business days preceding the Determination Date occurring in such month.

      The Servicer will deposit in the Certificate Account for each Series of Certificates any amounts representing scheduled payments of principal and interest on the Mortgage Loans or Contracts due after the applicable Cut-Off Date but received prior thereto, and, on a dally basis, the following payments and collections received or made by it with respect to the Mortgage Loans or Contracts subsequent to the applicable Cut-Off Date (other than payments due on or before the Cut-Off Date):

            (i) all payments on account of principal, including prepayments, and interest, net of any portion thereof retained by a Sub-Servicer as its servicing compensation and net of any Fixed Retained Yield;

            (ii) all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or Contracts or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage Loans or Contracts received from the mortgagor or obligor other than amounts required to be paid to the mortgagor or obligor pursuant to the terms of the applicable Mortgage Loan or Contract or otherwise pursuant to law ("Liquidation Proceeds"), and further reduced by expenses incurred in connection with such liquidation, other reimbursed servicing costs associated with such liquidation, certain amounts applied to the restoration, preservation or repair of the Mortgaged Property or Manufactured Home, any unreimbursed Advances with respect to such Mortgage Loan or Contract and, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Certificate Account, any unpaid Servicing Fees, in respect of the related Mortgage Loans or Contracts or the related Mortgaged Properties or Manufactured Homes ("Net Liquidation Proceeds");

            (iii) all proceeds received by the Servicer under any title, hazard or other insurance policy covering any such Mortgage Loan or Contract ("Insurance Proceeds"), other than proceeds to be applied to the restoration or repair of the related Mortgaged Property or Manufactured Home or released to the mortgagor or obligor in accordance with the applicable Pooling and Servicing Agreement, and further reduced by expenses incurred in connection with collecting on related insurance policies, any unreimbursed Advances with respect to such Mortgage Loan or Contract and in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Certificate Account, any unpaid Servicing Fees, in respect of such Mortgage Loan or Contract ("Net Insurance Proceeds");

            (iv) all amounts required to be deposited therein from any related reserve fund, and amounts available under any other form of credit enhancement applicable to such Series;

            (v) all Advances made by the Servicer;

            (vi) all amounts withdrawn from Buy-Down Funds or other funds described in the related Prospectus Supplement, if any, with respect to the Mortgage Loans or Contracts, in accordance with the terms of the respective agreements applicable thereto;

            (vii) all Repurchase Proceeds; and

            (viii) all other amounts required to be deposited therein pursuant to the applicable Pooling and Servicing Agreement.

      Notwithstanding the foregoing, the Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee and/or to withhold and pay to the owner thereof any Fixed Retained Yield from any payment or other recovery on account of interest as received and prior to deposit in the Certificate Account or (b) to withdraw the applicable Servicing Fee and/or any Fixed Retained Yield from the Certificate Account after the entire payment or recovery has been deposited therein; however, with respect to each Trust Fund (or a segregated pool of assets therein) as to which a REMIC election has been made, the Servicer will, in each instance, withhold and pay to the owner thereof the Fixed Retained Yield prior to deposit of the related payment or recovery in the Certificate Account.

      Advances, amounts withdrawn from any reserve fund, and amounts available under any other form of credit enhancement will be deposited in the Certificate Account not later than the business day preceding the Distribution Date on which such amounts are required to be distributed. All other amounts will be deposited in the Certificate Account not later than the business day next following the day of receipt and posting by the Servicer.

      If the Servicer deposits in the Certificate Account for a Series any amount not required to be deposited therein, it may at any time withdraw such amount from such Certificate Account.

      The Servicer is permitted, from time to time, to make withdrawals from the Certificate Account for the following purposes, to the extent permitted in the applicable Pooling and Servicing Agreement:

            (i) to reimburse itself for Advances;

            (ii) to reimburse itself from Liquidation Proceeds for expenses incurred by the Servicer in connection with the liquidation of any defaulted Mortgage Loan or Contract or property acquired in respect thereof and for amounts expended in good faith in connection with the restoration of damaged property, to reimburse itself from Insurance Proceeds for expenses incurred by the Servicer in connection with the restoration, preservation or repair of the related Mortgage Properties or Manufactured Homes and expenses incurred in connection with collecting on the related insurance policies and, to the extent that Liquidation Proceeds or Insurance Proceeds after such reimbursement are in excess of the unpaid principal balance of the related Mortgage Loans or Contracts together with accrued and unpaid interest thereon at the applicable Net Mortgage Rate or Net Contract Rate through the last day of the month in which such Liquidation Proceeds or Insurance Proceeds were received, to pay to itself out of such excess the amount of any unpaid Servicing Fees and any assumption fees, late payment charges or other mortgagor or obligor charges on the related Mortgage Loans or Contracts;

            (iii) to pay to itself the applicable Servicing Fee and/or pay the owner thereof any Fixed Retained Yield, in the event the Servicer is not required, and has elected not, to withhold such amounts out of any payment or other recovery with respect to a particular Mortgage Loan or Contract prior to the deposit of such payment or recovery in the Certificate Account;

            (iv) to reimburse itself and the Depositor for certain expenses (including taxes paid on behalf of the Trust Fund) incurred by and recoverable by or reimbursable to it or the Depositor, as the case may be;

            (v) to pay to the Depositor or the Unaffiliated Seller with respect to each Mortgage Loan or Contract or property acquired in respect thereof that has been repurchased by the Depositor or the Unaffiliated Seller, as the case may be, all amounts received thereon and not distributed as of the date as of which the purchase price of such Mortgage Loan or Contract was determined;

            (vi) to pay itself any interest earned on or investment income earned with respect to funds in the Certificate Account (all such interest or income to be withdrawn not later than the next Distribution Date);

            (vii) to make withdrawals from the Certificate Account in order to make distributions to Certificateholders; and

            (viii) to clear and terminate the Certificate Account.

      The Servicer will be authorized to appoint a paying agent (the "Paying Agent") to make distributions, as agent for the Servicer, to Certificateholders of a Series. If the Paying Agent for a Series is the Trustee of such Series, such Paying Agent will be authorized to make withdrawals from the Certificate Account in order to make distributions to Certificateholders. If the Paying Agent for a Series is not the Trustee for such Series, the Servicer will, prior to each Distribution Date, deposit in immediately available funds in an account designated by the Paying Agent the amount required to be distributed to the Certificateholders on such Distribution Date.

      The Servicer will cause any Paying Agent which is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent will:

            (1) hold all amounts deposited with it by the Servicer for distribution to Certificateholders in trust for the benefit of
      Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable Pooling and Servicing Agreement;

            (2) give the Trustee notice of any default by the Servicer in the making of such deposit; and

            (3) at any time during the continuance of any such default, upon written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

Advances and Limitations Thereon

      Unless otherwise provided in the applicable Prospectus Supplement, the Servicer will advance on or before the business day preceding each Distribution Date its own funds (an "Advance") or funds held in the Certificate Account for future distribution or withdrawal and which are not included in the Pool Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal and interest which were due during the related Due Period, that were delinquent on the Determination Date and were not advanced by any Sub-Servicer, to the extent that the Servicer determines that such advances will be reimbursable from late collections, Insurance Proceeds, Liquidation Proceeds or otherwise.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the applicable Prospectus Supplement, advances of the Servicer's funds will be reimbursable only out of related recoveries on the Mortgage Loans or Contracts respecting which such amounts were advanced, or from any amounts in the Certificate Account to the extent that the Servicer shall determine that any such advances previously made are not ultimately recoverable from late collections, Insurance Proceeds, Liquidation Proceeds or otherwise. If advances have been made by the Servicer from excess funds in the Certificate Account, the Servicer will replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate

Account on such Distribution Date are less than payments required to be made to Certificateholders on such date.

Adjustment to Servicing Compensation in Connection with Prepaid and Liquidated Mortgage Loans and Contracts

      When a mortgagor or obligor prepays a Mortgage Loan or Contract in full, the mortgagor or obligor pays interest on the amount prepaid only to the date on which such principal prepayment is made. Similarly, Liquidation Proceeds from a Mortgaged Property or Manufactured Home will not include interest for any period after the date on which the liquidation took place, and Insurance Proceeds may include interest only to the date of settlement of the related claims. Further, when a Mortgage Loan or Contract is prepaid in part, and such prepayment is applied as of a date other than a Due Date, the mortgagor or obligor pays interest on the amount prepaid only to the date of prepayment and not thereafter. The effect of the foregoing is to reduce the aggregate amount of interest which would otherwise be passed through to Certificateholders if such Mortgage Loan or Contract were outstanding, or if such partial prepayment were applied, on the succeeding Due Date. Unless otherwise specified in the applicable Prospectus Supplement, in order to mitigate the adverse effect to Certificateholders of a Series resulting from the prepayment or liquidation of a Mortgage Loan or Contract or settlement of an insurance claim with respect thereto, the amount of the aggregate Servicing Fees will be reduced by an amount equal to the accrual of interest on any prepaid or liquidated Mortgage Loan or Contract at the Net Mortgage Rate for such Mortgage Loan or the Net Contract Rate for such Contract from the date of its prepayment or liquidation or the date of such insurance settlement to the next Due Date (the "Prepayment Interest Shortfall"). Such reductions in the aggregate Servicing Fees will be made by the Servicer with respect to the Mortgage Loans or Contracts under the applicable Pooling and Servicing Agreement, but only to the extent that the aggregate Prepayment Interest Shortfall does not exceed the aggregate Servicing Fees relating to mortgagor or obligor payments or other recoveries distributed on the related Distribution Date. The amount of the offset against the aggregate Servicing Fees will be included in the scheduled distributions to Certificateholders on the Distribution Date on which the related principal prepayments, Liquidation Proceeds or Insurance Proceeds are passed through to Certificateholders. See "Prepayment and Yield Considerations." Payments with respect to any Prepayment Interest Shortfall will not be obtained by means of any subordination of the rights of Subordinated Certificateholders or any other credit enhancement arrangement (except to the extent such credit enhancement pays interest with respect to a Mortgage Loan or Contract in excess of the related Net Mortgage Rate or Net Contract Rate and such excess would otherwise be paid to the Servicer as a Servicing Fee).

Reports to Certificateholders

      Unless otherwise specified or modified in the related Pooling and Servicing Agreement for each Series, a statement setting forth the following information, if applicable, will be included with each distribution to Certificateholders of record of such Series:

            (i) to each holder of a Certificate other than a Multi-Class Certificate, the amount of such distribution allocable to principal of the related Mortgage Loans or Contracts, separately identifying the aggregate amount of any principal prepayments included therein, the amount of such distribution allocable to interest on the related Mortgage Loans or Contracts, and the aggregate unpaid principal balance of the Mortgage Loans or Contracts after giving effect to the principal distributions on such Distribution Date;

            (ii) to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of Stated Amount are then being made, the amount of such interest distribution and distribution in reduction of Stated Amount, and the Stated Amount of each Class after giving effect to the distribution in reduction of Stated Amount made on such Distribution Date;

            (iii) to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Amount of Certificates outstanding of each Class after giving effect to the distribution in reduction of Stated Amount made on such Distribution Date and on any Special Distribution Date occurring subsequent to the last such report and after including in the aggregate Stated Amount the Stated Amount of the Compound Interest Certificates, if any, outstanding and the amount of any accrued interest added to the Stated Amount of such Compound Interest Certificates on such Distribution Date;

            (iv) to each holder of a Multi-Class Certificate which is a Compound Interest Certificate (but only if such holder shall not have received a distribution of interest equal to the entire amount of interest accrued on such Certificate with respect to such Distribution Date),

                  (a) the information contained in the report delivered pursuant to clause (ii) above;

                  (b) the  interest  accrued on such Class of Compound  Interest
            Certificates with respect to such Distribution Date and added to the Stated Amount of such Compound Interest Certificate; and

                  (c) the  Stated  Amount  of such  Class of  Compound  Interest
            Certificates after giving effect to the addition thereto of all interest accrued thereon;

            (v) to each holder of a Certificate, the aggregate amount of the Servicing Fees paid with respect to such Distribution Date;

            (vi) to each holder of a Certificate, the amount by which the Servicing Fee has been reduced by the aggregate Prepayment Interest Shortfall for the related Distribution Date;

            (vii) the aggregate amount of any Advances by the Servicer included in the amounts actually distributed to the Certificateholders;

            (viii) to each holder of each Senior Certificate (other than a Shifting Interest Certificate):

                  (a) the amount of funds, if any,  otherwise  distributable  to
            Subordinated Certificateholders and the amount of any withdrawal from the Subordination Reserve Fund, if any, included in amounts actually distributed to Senior Certificateholders;

                  (b) the  Subordinated  Amount remaining and the balance in the
            Subordination Reserve Fund, if any, following such distribution; and

                  (c) the amount of any Senior Class  Shortfall with respect to, and the amount of any Senior Class Carryover Shortfall outstanding prior to, such Distribution Date;

            (ix) to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement or from any reserve fund other than the Subordination Reserve Fund:

                  (a) the amounts so  distributed  under any such form of credit enhancement or from any such reserve fund on the applicable Distribution Date; and

                  (b) the amount of  coverage  remaining  under any such form of credit enhancement and the balance in any such fund, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

            (x) in the case of a Series of Certificates with a variable Pass-Through Rate, such Pass-Through Rate;

            (xi) the book value of any collateral acquired by the Trust Fund through foreclosure or otherwise; and

            (xii) the number and aggregate principal amount of Mortgage Loans or Contracts one month and two or more months delinquent.

      In addition, within a reasonable period of time after the end of each calendar year, a report will be furnished to each Certificateholder of record at any time during such calendar year (a) as to the aggregate of amounts reported pursuant to clauses (i) through (xii) above, as applicable, for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other information as required to enable Certificateholders to prepare their tax returns. In the event that an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, the Trustee with respect to a Series will be required to sign the federal income tax returns with respect to such REMIC. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Administrative Matters."

Reports to the Trustee

      No later than 15 days after each Distribution Date for a Series, the Servicer will provide the Trustee of such Series with a report setting forth the status of the related Certificate Account and the related Subordination Reserve Fund, if any, and any other reserve fund as of the close of business on such Distribution Date, stating that all distributions required to be made by the Servicer under the applicable Pooling and Servicing Agreement have been made (or if any required distribution has not been made by the Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits to and withdrawals from the Certificate Account for each category of deposits and withdrawals specified in the Pooling and Servicing Agreement. Such statement shall also include information as to (i) the aggregate unpaid principal balances of all the Mortgage Loans or Contracts as of the close of business on the last day of the month preceding the month in which such Distribution Date occurs (or such other day as may be specified in the applicable Pooling and Servicing Agreement); and (ii) the amount of any Subordination Reserve Fund and any other reserve fund, as of such Distribution Date (after giving effect to the distributions on such Distribution Date). Copies of such reports may be obtained by Certificateholders upon request in writing addressed to the related Trustee at its mailing address provided in the related Prospectus Supplement.

Collection and Other Servicing Procedures

      The Servicer, directly or through Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans or Contracts and will, consistent with the applicable Pooling and Servicing Agreement and any applicable agreement governing any form of credit enhancement, follow such collection procedures as it follows with respect to mortgage loans or manufactured housing contracts serviced by it that are comparable to the Mortgage Loans or Contracts, as the case may be. Consistent with the above, the Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan or Contract and (ii) arrange with a mortgagor or obligor a schedule for the liquidation of deficiencies running for not more than six months after the applicable Due Date.

      Pursuant to the Pooling and Servicing Agreement, the Servicer, to the extent permitted by law, will establish and maintain or will cause to be established and maintained one or more escrow accounts (collectively, the "Servicing Account") in which the Servicer will be required to deposit or cause to be deposited payments by mortgagors or obligors, as applicable, for taxes, assessments, mortgage and hazard insurance premiums and other comparable items. Withdrawals from the Servicing Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors or obligors amounts determined to be overages, to pay interest to mortgagors or obligors on balances in the Servicing Account, if required, to repair or otherwise protect the Mortgaged Properties or Manufactured Homes and to clear and terminate such account. The Servicer will be responsible for the


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administration  of each  Servicing  Account.  The Servicer  will be obligated to advance certain amounts which are not timely paid by mortgagors or obligors, to the extent that the Servicer determines that such amounts will be recoverable out of Insurance Proceeds, Liquidation Proceeds, or otherwise. Alternatively, if specified in the applicable Pooling and Servicing Agreement, in lieu of establishing a Servicing Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related Series of Certificates, covering loss occasioned by the failure to escrow such amounts.

Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans and Contracts

      Each Pooling and Servicing Agreement will provide that, when any Mortgaged Property or Manufactured Home is conveyed by the mortgagor or obligor, the Servicer will exercise its rights to accelerate the maturity of such Mortgage Loan or Contract under any "due-on-sale" clause applicable thereto, if any, unless (a) it is not exercisable under applicable law or (b) such exercise would result in loss of insurance coverage with respect to such Mortgage Loan or Contract. In any such case, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property or Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note or Contract and, unless prohibited by applicable state law, the mortgagor or obligor remains liable thereon, provided that the Mortgage Loan or Contract will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy, and the Mortgage Rate or Contract Rate with respect to such Mortgage Loan or Contract and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of any pool insurer and any primary mortgage insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor or obligor is released from liability and such person is substituted as mortgagor or obligor and becomes liable under the Mortgage Note or Contract.

      The Servicer is obligated under the Pooling and Servicing Agreement for each Series to realize upon defaulted Mortgage Loans or Contracts to the extent provided therein. However, in the case of foreclosure or of damage to a Mortgaged Property or Manufactured Home from an uninsured cause, the Servicer is not required to expend its own funds to foreclose, repossess or restore any damaged property, unless it reasonably determines (i) that such foreclosure, repossession or restoration will increase the proceeds to Certificateholders of such Series of liquidation of the Mortgage Loan or Contract after reimbursement of the Servicer for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or Insurance Proceeds. In the event that the Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to charge the Certificate Account for such Series an amount equal to all costs and expenses incurred by it.

      The Servicer may foreclose against property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments against any mortgagor or obligor, and the Servicer is not required under the Pooling and Servicing Agreement to seek deficiency judgments.

      With respect to a Trust Fund (or one or more segregated pools of assets therein) as to which a REMIC election has been made, if the Trustee acquires ownership of any Mortgaged Property or Manufactured Home as a result of a default or imminent default of any Mortgage Loan or Contract secured by such Mortgaged Property or Manufactured Home, the Trustee generally will be required to dispose of such property with two years following its acquisition by the Trust Fund. The Servicer also will be required to administer the Mortgaged
Property or  Manufactured  Home in a manner  which does not cause the  Mortgaged
Property or Manufactured Home to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Fund of any "net income from foreclosure property" within the meaning of Code Section 860G(c). In general, this would preclude the


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

holding of the Mortgaged Property or Manufactured Home as a dealer in such property or the receipt of rental income based on the profits of the lessee.

      The Servicer may modify, waive or amend the terms of any Mortgage Loan or Contract without the consent of the Trustee or any Certificateholder. Such modification, waiver or amendment shall only be given if the Servicer determines that it is in the best interests of Certificateholders and, generally, only if the Mortgage Loan is in default or the Service has determined that default is reasonably foreseeable.

Servicing Compensation and Payment of Expenses

      For each Series of Certificates, the Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans or Contracts until termination of the applicable Pooling and Servicing Agreement, subject, unless otherwise specified in the applicable Prospectus Supplement, to adjustment as described under "Adjustment to Servicing Compensation in Connection with Prepaid and Liquidated Mortgage Loans and Contracts" above. The Servicer, at its election, will pay itself the Servicing Fee for a Series with respect to each Mortgage Loan or Contract by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of such payment in the Certificate Account for such Series or (b) withdrawing the Servicing Fee from the Certificate Account after the entire interest payment has been deposited in the Certificate Account. The Servicer may also pay itself out of the Liquidation Proceeds or Insurance Proceeds with respect to a Mortgage Loan or Contract, or withdraw from the Certificate Account, the Servicing Fee in respect of such Mortgage Loan or Contract or other recoveries with respect thereto to the extent provided in the applicable Pooling and Servicing Agreement. The Servicing Fee with respect to the Mortgage Loans or Contracts underlying the Certificates of a Series will be specified in the applicable Prospectus Supplement. Any additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise will be retained by the Servicer to the extent not required to be deposited in the Certificate Account.

      In addition to amounts payable to any Sub-Servicer, the Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans or Contracts underlying a Series, including, without limitation, payment of the hazard insurance policy premiums and fees or other amounts payable pursuant to any applicable agreement for the provision of credit enhancement for such Series, payment of the fees and disbursements of the Trustee and any custodian, fees due to the independent accountants and expenses incurred in connection with distributions and reports to Certificateholders. However, certain of these expenses may be reimbursable to the Servicer pursuant to the terms of the applicable Pooling and Servicing Agreement. In addition, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans or Contracts. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related Trust Fund will suffer a loss to the extent that Net Liquidation Proceeds and Net Insurance Proceeds are less than the principal balance of the related Mortgage Loan or Contract, plus accrued interest thereon at the Net Mortgage Rate or Net Contract Rate. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of any Mortgaged Property or Manufactured Home, such right of reimbursement being prior to the rights of the Certificateholders to receive Liquidation Proceeds and Insurance Proceeds. The Servicer is also entitled to reimbursement from the Certificate Account of Advances, of advances made by it to pay taxes or insurance premiums with respect to any Mortgaged Property or Manufactured Home and of certain losses against which it is indemnified by the Trust Fund.

Evidence as to Compliance

      The Mortgage Loans

      Each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning with the first such date occurring at least six months after the related Cut-Off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the


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servicing  by or on behalf of the Servicer of mortgage  loans under  pooling and servicing agreements substantially similar to each other (including the related Pooling and Servicing Agreement) was conducted in compliance with the terms of such agreements other than exceptions that are immaterial and any significant exceptions of errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

      The Contracts

      Each Pooling and Servicing Agreement relating to a Series of Certificates representing interests in a Contract Pool will provide that on or before a specified date in each year, beginning with the first such date after the related Cut-Off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm is of the opinion that the system of internal accounting controls in effect on the date of such statement relating to the servicing procedures performed by the Servicer under the Pooling and Servicing Agreement, taken as a whole, was sufficient for the prevention and detection of errors and irregularities which would be material to the assets of the Trust Fund and that nothing has come to their attention that would cause them to believe that such servicing has not been conducted in compliance with the provisions of the Pooling and Servicing Agreement, other than such exceptions as shall be set forth in such report.

      Each Pooling and Servicing Agreement will also provide for delivery to the Trustee annually on or before the specified date therein, a statement signed by two officers of the Servicer to the effect that the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligation, describing each such default.

      Copies of the annual accountants' statement and the statement of officers of the Servicer may be obtained by Certificateholders without charge upon written request to the Servicer at the address of the Servicer set forth in the related Prospectus Supplement.

Certain Matters Regarding the Servicer and the Depositor

      The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement for each Series (other than its duties as Certificate Registrar for such Series, if it is acting as such), except upon its determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it. No such resignation will become effective until the Trustee for such Series or a successor Servicer has assumed the Servicer's obligations and duties under the Pooling and Servicing Agreement. If the Servicer resigns for any of the foregoing reasons and the Trustee is unable or unwilling to assume responsibility for servicing the Mortgage Loans or Contracts, it may appoint another institution as Servicer, as described under "The Pooling and Servicing Agreement--Rights Upon Event of Default--Mortgage Loans or Contracts" below.

      The Pooling and Servicing Agreement will provide that neither the Depositor, the Servicer (if the Series of Certificates relates to Mortgage Loans or Mortgage Contracts) nor any director, officer, employee or agent of either of them will be under any liability to the Trust Fund or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that none of the Depositor, the Servicer or any director, officer, employee or agent of the Depositor or Servicer will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the


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

Depositor, the Servicer and any director, officer, employee or agent of either of them shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that the Depositor and the Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. The Depositor and the Servicer may, however, in its discretion, undertake any such action deemed by it necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Servicer will be entitled to be reimbursed therefor out of the Certificate Account, and any loss to the Trust Fund arising from such right of reimbursement will be allocated pro rata among the various Classes of Certificates unless otherwise specified in the applicable Pooling and Servicing Agreement.

      Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets, or otherwise, of the Servicer will be the successor of the Servicer under the Pooling and Servicing Agreement for each Series provided that such successor or resulting entity is qualified to service mortgage loans for FNMA or FHLMC and that the applicable Rating Agency's rating of any Certificates for such Series in effect immediately prior to such event is not adversely affected thereby.

      The Servicer also has the right to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement for each Series
(A) in connection with a sale or transfer of a substantial portion of its mortgage or manufactured housing servicing portfolio; provided that (i) in the case of a transfer by a Servicer of Mortgage Loans, the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, (ii) the purchaser or transferee is reasonably satisfactory to the Depositor and the Trustee for such Series and executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor and the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the Pooling and Servicing Agreement from and after the date of such agreement; and (iii) the applicable Rating Agency's rating of any Certificates for such Series in effect immediately prior to such assignment, sale or transfer is not qualified, downgraded or withdrawn as a result of such assignment, sale or transfer or (B) to any affiliate of the Servicer, provided that the conditions contained in clauses (i) through (iii) above are met. In the case of any such assignment or delegation, the Servicer will be released from its obligations under the Pooling and Servicing Agreement except for liabilities and obligations incurred prior to such assignment and delegation.

                      THE POOLING AND SERVICING AGREEMENT

Events of Default

      Mortgage Loans or Contracts

      Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Mortgage Loans or Contracts include (i) any failure by the Servicer to remit to the Trustee or to any Paying Agent for distribution to Certificateholders any required payment which continues unremedied for 5 days; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 30 days (or 10 days in the case of a failure to maintain any pool insurance policy required to be maintained pursuant to the Pooling and Servicing Agreement) after the giving of written notice of


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

such failure to the Servicer by the Trustee, or to the Servicer and Trustee by the holders of Certificates of such Series having voting rights allocated to such Certificates ("Voting Interests") aggregating not less than 25% of the Voting Interests represented by all Certificates for such Series; (iii) any breach of representation or warranty of the Servicer relating to such Servicer's authority to enter into, and its ability to perform its obligations under, such Pooling and Servicing Agreement; (iv) certain events of insolvency, readjustments of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to any its obligations and (v) if specified in the applicable Pooling and Servicing Agreement, any failure by the Servicer to remit to the Trustee the amount of any Advance by the business day preceding the applicable Distribution Date.

Rights Upon Event of Default

      Mortgage Loans or Contracts

      So long as Event of Default remains unremedied under the Pooling and Servicing Agreement for a Series of Certificates relating to Mortgage Loans or Contracts, the Trustee for such Series or holders of Certificates of such Series evidencing not less than 25% of the Voting Interests in the Trust Fund for such Series may terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans or Contracts (other than the Servicer's right to recovery of any Initial Deposit for such Series and other expenses and amounts advanced pursuant to the terms of the Pooling and Servicing Agreement, which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement and will be entitled to monthly servicing compensation not to exceed the aggregate Servicing Fees, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Pooling and Servicing Agreement. In the event that the Trustee is unwilling or unable so to act, it may select, pursuant to the private or public bid procedure described in the applicable Pooling and Servicing Agreement, or petition a court of competent jurisdiction to appoint, (i) in the case of a Servicer of Mortgage Loans, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 and which is a FNMA- and FHLMC-approved seller/servicer or (ii) in the case of a Servicer of Contracts, an institution with a net worth of at least $15,000,000 which has serviced for at least one year immediately prior thereto a portfolio of manufactured housing loans of not less than $100,000,000, to act as successor to the Servicer under the provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans or Contracts. In the event such public bid procedure is utilized, the successor Servicer would be entitled to servicing compensation in an amount equal to the aggregate Servicing Fees, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Pooling and Servicing Agreement, and the Servicer would be entitled to receive the net profits, if any, received from the sale of its servicing rights and obligations under the Pooling and Servicing Agreement.

      During the continuance of any Event of Default under the Pooling and Servicing Agreement for a Series of Certificates relating to Mortgage Loans or Contracts, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and holders of Certificates evidencing not less than 25% of the Voting Interests for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would be unjustly prejudicial to the nonassenting Certificateholders or if, under certain circumstances, the Trustee receives conflicting directions from different groups of Certificateholders.

      No Certificateholders of a Series, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for such Series to


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

institute any proceeding with respect to the Pooling and Servicing Agreement, unless such holder previously has given to the Trustee for such Series written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Interests for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Amendment

      Each Pooling and Servicing Agreement may be amended by the Depositor, the Servicer (with respect to a Series of Certificates relating, to the Mortgage Loans or Contracts) and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any over provision therein,
(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund (or one or more segregated pools of assets therein) as a REMIC at all times that any Certificates are outstanding or to avoid or modify the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and such action will not, as evidenced by such opinion of counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account, provided that such change will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder and that such change will not adversely affect the then current rating assigned to any Certificates, as evidenced by a letter from each Rating Agency to such effect, (v) to add to, modify or eliminate any provisions therein restricting transfers of certain Certificates, which are inserted in response to the Code provisions described below under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates," or
(vi) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders of the related Series. The Pooling and Servicing Agreement may also be amended by the Depositor, the Servicer, where applicable, and the Trustee with the consent of the holders of Certificates evidencing interests aggregating not less than 66 2/3% of the Voting Interests evidenced by the Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating, any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to Mortgage Loans or Contracts that are required to be distributed on any Certificates, without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of a Class or Subclass of Certificates of a Series in a manner other than that set forth in clause (i) above without the consent of the holders of Certificates aggregating not less than 66-2/3% of the Voting Interests evidenced by such Class or Subclass, or (iii) reduce the aforesaid percentage of the Certificates, the holders of which are required to consent to such amendment, without the consent of the holders of all Certificates of the Class or Subclass affected then outstanding. Notwithstanding the foregoing, the Pooling and Servicing Agreement may be amended by the Depositor, the Servicer, where applicable, and the Trustee provided that such action is approved by holders of Certificates evidencing 100% of the Percentage Interest of each Class that, as evidenced by an opinion of counsel, is adversely affected in any material respect by such action. For purposes of giving any such consent (other than a consent to an action which would adversely affect in any material respect the interests of the Certificateholders of any Class, while the Servicer or any affiliate thereof is the holder of Certificates aggregating not less than 66-2/3% of the Percentage Interest of such Class), any Certificates registered in the name of the Servicer or any affiliate thereof shall be deemed not to be outstanding. Notwithstanding the foregoing, the Trustee will not consent to any such amendment if such amendment would subject the Trust Fund to tax or cause the Trust Fund (or one or more segregated pools of assets therein) to fail to qualify as a REMIC.


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

Termination; Purchase or Other Disposition of Mortgage Loans and Contracts

      The obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate upon the earlier of (i) the later of the final payment or other liquidation of the last Mortgage Loan or Contract subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan or Contract and (ii) any purchase or disposition described in the following paragraph. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the late survivor of certain persons named in such Pooling and Servicing Agreement. For each Series of Certificates, the Trustee will give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Depositor and specified in the notice of termination.

      If so provided in the related Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates will permit, but not require, the person or persons specified in such Prospectus Supplement to purchase from the Trust Fund for such Series, or will require the Trust Fund to sell, all remaining Mortgage Loans or Contracts at the time subject to the Pooling and Servicing Agreement at a price specified in such Prospectus Supplement. In the event that an election has been made to treat the related Trust Fund (or one or more segregated pools of assets therein) as a REMIC, any such purchase or disposition will be effected only upon receipt by the Trustee of an opinion of counsel that such purchase (i) will be part of a "qualified liquidation" or other evidence as defined in Code Section 860F(a)(4)(A), (ii) will not otherwise subject the Trust Fund (or segregated asset pool) to tax, or
(iii) will not cause the Trust Fund (or segregated asset pool) to fail to qualify as a REMIC. The exercise of such right or such disposition will effect early retirement of the Certificates of that Series, but the right so to purchase may be exercised, or the obligation to sell will arise, only after the aggregate principal balance of the Mortgage Loans or Contracts for such Series at the time of purchase is less than a specified percentage of the aggregate principal balance at the Cut-Off Date for the Series, or after the date set forth in the related Prospectus Supplement. See "Prepayment and Yield Considerations."

The Trustee

      The Trustee under each Pooling and Servicing Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Servicer or any of their respective affiliates.

      With respect to a Series of Certificates relating to Mortgage Loans or Contracts, the Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer (with respect to a Series of Certificates relating to Mortgage Loans or Contracts) may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement, if the Trustee becomes insolvent or in order to change the situs of the Trust Fund for state-tax reasons. Upon becoming aware of such circumstances, the Servicer or Depositor, as the case may be, will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the Voting Interest in the Trust Fund, except that, any Certificate registered in the name of the Depositor, the Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interest in the Trust Fund necessary to effect any such removal has been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor trustee. The Trustee, and any successor trustee, will have a combined capital and surplus, or shall be a member of a bank holding system with an aggregate combined capital and surplus, of at least $50,000,000 and will be subject to supervision or examination by federal or state authorities.

            CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

      The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts which are general in nature. Because such legal aspects are governed


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

by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans or Contracts.

The Mortgage Loans

   General

      The Mortgage Loans will, in general, be secured by either first, second or more junior mortgages, deeds of trust, or other similar security agreements depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower; and the mortgagee, who is the lender. In a mortgage state instrument, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: a borrower called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grant the property, irrevocably until the debt is paid,, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgage's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

      The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.

   Foreclosure

      Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state be laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

      In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person


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

having, a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

      In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

   Foreclosure on Shares of Cooperatives

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease of occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale


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

conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

   Rights of Redemption

      In some states, after sale pursuant to a deed of trust and/or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

   Junior Mortgages; Rights of Senior Mortgages

      The Mortgage Loans are secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure such default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary and junior mortgagees or junior beneficiaries are seldom given notice of defaults or senior mortgages. In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors. It is standard practice of the Sellers to protect their interest by attending any sale of which they have notice or appearing and bidding for, or redeeming, the property if it is in their best interest to do so.

      The standard form of the mortgage or deed of trust used by most institutional lenders, (including the sellers) confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under any underlying senior mortgages will have the prior right to collect and apply any insurance proceeds payable under a hazard insurance policy to restore or repair the property if feasible, and to collect any remaining insurance proceeds or any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or trust deed.


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

      The form of mortgage or deed of trust used by most institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" cause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

      Another provision sometimes included in the form of the mortgage or deed of trust used by institutional lenders (and included in some of the forms used by the Sellers) obligates the mortgagor or trustor to pay, before delinquency, all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligations itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

   Anti-Deficiency Legislation and Other Limitations on Lenders

      Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgage under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

      Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

      Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

      In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.


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

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be such shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding under the Federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

      The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage of deed of trust. Certain environmental protection laws may also impose liability for cleanup expenses on owners by foreclosure on real property, which liability may exceed the value of the property involved. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

   "Due-on-Sale" Clauses

      The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Act") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing among other matters, that "due-on-sale" clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Act are enforceable, within certain limitations as set forth in the Act and the regulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision ("OTS"), as successor to the Federal Home Loan Bank Board ("FHLBB"), which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The  Act  created  a  limited   exemption   from  its   general   rule  of
enforceability for "due-on-sale" clauses in certain mortgage loans ("Window Period Loans") which were originated by non-federal lenders and made or assumed in certain states ("Window Period States") during the period, prior to October 15, 1982, in which that state prohibited the enforcement of "due-on-sale" clauses by constitutional provision, statute or statewide court decision (the "Window Period"). Though neither the Act nor the


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FHLBB  regulations  promulgated  thereunder  actually  names the  Window  Period
States, FHLMC has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were: Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. Under the Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of "due-on-sale" clauses in Window Period Loans, "due-on-sale" clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of "due-on-sale" clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states.

      By virtue of the Act, the Servicer may generally be permitted to accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children becomes an owner of the property in each case where the transferee(s) will occupy the property, (iii) a number resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) other transfers as set forth in the Act and the regulations thereunder. The extent of the effect of the Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Prepayment and Yield Considerations."

   Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS (as successor to the FHLBB) is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose Stated Rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to impose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

      Unless otherwise specified in the applicable Prospectus Supplement, each Unaffiliated Seller will represent and warrant in the related Loan Sale Agreement that all Mortgage Loans sold by such Unaffiliated Seller to the Depositor were originated in full compliance with applicable state laws, including usury laws. See "The Trust Funds--Representations and Warranties."

   Adjustable Rate Loans

      The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the Uniform Commercial Code. In such event, the Trustee will not be deemed to be a "holder in due course" within the meaning of the Uniform Commercial Code and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.

   Enforceability of Certain Provisions

      Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states,


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there are or may be specific  limitations  upon late charges  which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Pooling and Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

      Courts have Unposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have sustained their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

The Contracts

   General

      As a result of the assignment of the Contracts to the Trustee, the Trust Fund will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume the obligations of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

      The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Pooling and Servicing Agreement, the Servicer will transfer physical possession of the Contracts to the Trustee or a designated custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in Contracts could be defeated.

   Security Interests in the Manufactured Homes

      The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection pursuant to the provisions of the UCC is required. The Servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Servicer fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few


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states), the  Certificateholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Unaffiliated Seller and transferred to the Depositor. With respect to a Series of Certificates and if so described in the related Prospectus Supplement, the Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Servicer will represent that at the date of the initial issuance of the related Certificates it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

      The Depositor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor nor the Trustee will amend the certificates of title to identify the Trustee or the Trust Fund as the new secured party, and neither the Depositor nor the Servicer will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee. Accordingly, the Servicer (or the Unaffiliated Seller) which continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In many states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest in the Manufactured Home might not be effective or perfected or that, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home might not be effective against creditors of the Servicer (or the Unaffiliated Seller) or a trustee in bankruptcy of the Servicer (or the Unaffiliated Seller).

      In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Servicer (or the Unaffiliated Seller) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Certificateholders could be released.

      In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the
Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a


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certificate  of title to  re-register  a  Manufactured  Home;  accordingly,  the
Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Servicer takes steps to effect such re-perfection upon receipt of notice of registration or information from the obligor as to relocation.
Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the Trustee (or its custodian) must surrender possession of the certificate of title or the Servicer will receive notice as a result of its lien noted thereon and accordingly will have an
opportunity  to  require   satisfaction  of  the  related  manufactured  housing
conditional sales contract before release of the lien. Under the Pooling and Servicing Agreement, the Servicer is obligated to take steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

      Under the laws of most states, liens for repairs performed on a Manufacturer Home and liens for personal property taxes take priority over a perfected security interest. The Unaffiliated Seller will represent in the Pooling and Servicing Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

   Enforcement of Security Interests in Manufactured Homes

      The Servicer on behalf of the Trustee, to the extent required by the related Pooling and Servicing Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

   Consumer Protection Laws

      The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debted thereunder. The effect of this rule is to subject the assignee of such a contract to all


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claims and defenses  which the debtor could assert  against the seller of goods.
Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to asset the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

   Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

      The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to.

      In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

   Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, and state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The Unaffiliated Seller will represent that all of the Contracts comply with applicable usury law.

   Formaldehyde Litigation with Respect to Contracts

      A number of lawsuits have been brought in the United States alleging personal injury from exposure to the chemical formaldehyde, which is preset in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits were brought against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

      The holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the person specified in the related Prospectus Supplement, and the Certificateholders would suffer a loss only to the extent that (i) such person breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) such person, the Servicer or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Certificateholders against the


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manufacturer  or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Installment Contracts

   Mortgage Loans and Contracts

      The Mortgage Loan and Contracts may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower" for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclosure in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statute, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

   Environmental Risks

      Real property pledged for a Mortgaged Loan or Contract as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which have been the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any Mortgage Loan or the inability to foreclose against such property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan.

      Under the laws of certain states, failure to perform the remediation required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the public health or welfare or the environment, (ii) may result in a release or threatened release of any Hazardous Material, or (iii) may give rise to any environmental claim or demand (each such condition or circumstance, or "Environmental Condition") may give rise to a lien on the property to ensure the


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reimbursement  of remedial costs  incurred by the state.  In several states such lien has priority over the lien of an existing mortgage against such property. The value of a Mortgaged Property as collateral for a Mortgage Loan could therefore be adversely affected by the existence of any such Environmental Condition.

      The state of the law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, could be Unposed on a secured lender such as the Trust Fund. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

      A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly contained CERCLA's secured-creditor exemption. The court held that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility is broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., disagreeing with the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender. On April 29, 1992, the United States Environmental Protection Agency (the "EPA") issued a final rule interpreting and delineating CERCLA's secured-creditor exemption. The final rule defines a specific the range of permissible actions that may be undertaken by a holder of a contaminated facility without exceeding the bounds of the secured-creditor exemption. Issuance of this rule by the EPA under CERCLA would not necessarily affect the potential for liability in actions by either a state or a private party under CERCLA or in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the second-creditor exemption.

      If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the documents in the Mortgage Document File. Similarly, in some states anti-deficiency legislation and other statues requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "Anti-Deficiency Legislation and Other Limitations on Lenders" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities by the lender.

Soldiers' and Sailors' Civil Relief Act

      Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan or Contract (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan or Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an


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effect,  for an indeterminate  period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans or Contracts in a Trust Fund. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates of the related Series. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan or Contract during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan or Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property or Manufactured Home in a timely fashion.

Type of Mortgaged Property

      The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the Borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties. Finally, Mortgaged Properties which are financed in the installment sales contract method may leave the holder of the note exposed to tort and other claims as the true owner of the property which could impact the availability of cash to pass through to investors.

Certain Matters Relating to Insolvency

      The Unaffiliated Seller of the Mortgage Loans or Contracts and the Depositor intend that the transfer of such Mortgage Loans or Contracts to the Trust Fund constitute a sale rather for a pledge of the Mortgage Loans or Contracts to secure indebtedness of the seller of the Mortgage Loans or Contracts. However, if the Unaffiliated Seller were to become a debtor under the federal bankruptcy code or be placed in a conservatorship or receivership under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), as the case may be, it is possible that a creditor, receiver, conservator or trustee-in-bankruptcy of such seller may argue that the sale of the Mortgage Loans or Contracts by the Unaffiliated Seller is a pledge of the Mortgage Loans or Contracts rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions to the related Certificateholders.

      Under FIRREA the FDIC as receiver or conservator of a Servicer subject to its jurisdiction may enforce a contract notwithstanding any provision of the contract providing for termination thereof by reason of the insolvency of, or appointment of a receiver or conservator for, the Servicer. Consequently, provisions in a Pooling and Servicing Agreement providing for an Event of Default upon certain events of insolvency, receivership or conservatorship of the Servicer may not be enforceable against the FDIC as receiver or conservator to the extent that the exercise of such rights is based solely upon the insolvency of or appointment of a receiver or conservator for the Servicer. In addition, the FDIC may transfer the assets and liabilities of an institution in receivership or conservatorship to another institution.

Bankruptcy Laws

      Numerous statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and the


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consequences  thereof  caused by or on behalf  of a junior  lienor  may stay the senior lender from taking action to foreclose out such junior lien. In a case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on the debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even
though  the  lender   accelerated  the  mortgage  loan  and  final  judgment  of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

      Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a mortgagor of rent and leases related to the Mortgaged Property if the related mortgagor is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, or (iii) to the extent other collateral may be substituted for the rents.

      To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the federal bankruptcy laws, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

      In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a bankruptcy or reorganization case under the Bankruptcy Code may, subject to approval of the court (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the mortgagor must release the mortgage property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited by a formula.

      In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer to the Trust Fund of any payments made by the mortgagor under the related Mortgage Loan. Moreover, some recent court decisions suggest that even a non-collusive, regularly conducted foreclosure sale may be challenged in a bankruptcy proceeding as a "fraudulent conveyance," regardless of


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the  parties'  intent,  if a  bankruptcy  court  determines  that the  mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent and within one year (or within any longer state statutes of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the Securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities. For purposes of this discussion, references to a "Securityholder" or a "Holder" are to the beneficial owner of a Security.

      The following discussion addresses securities of three general types: (i) securities ("Grantor Trust Securities") representing interests in a Trust Estate (a "Grantor Trust Estate") which the Sponsor will covenant not to elect to have treated as a real estate mortgage investment conduit ("REMIC"); (ii) securities ("REMIC Securities") representing interests in a Trust Estate, or a portion thereof, which the Sponsor will covenant to elect to have treated as a REMIC under sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"); and (iii) securities ("Debt Securities") that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Mortgage Loans. This Prospectus does not address the tax treatment of partnership interests or interests in a FASIT. Such a discussion will be set forth in the related Prospectus Supplement for any Trust issuing Securities characterized as partnership interests or interests in a FASIT. The Prospectus Supplement for each series of Securities will indicate whether a REMIC or FASIT election (or elections) will be made for the related Trust Estate and, if a REMIC or FASIT election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or all "regular interests," "high-yield interests" or "ownership interest" in the FASIT. Pursuant to the Small Business Job Protection Act of 1996, enacted on August 20, 1996 (the "1996 Act"), a FASIT election can be made on or after September 1, 1997.

Grantor Trust Securities

      With respect to each series of Grantor Trust Securities, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (unless otherwise limited in the related Prospectus Supplement) the related Grantor Trust Estate will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. Accordingly, each Holder of a Grantor Trust Security will generally be treated as the owner of an interest in the Mortgage Loans included in the Grant or Trust Estate.

      For purposes of the following discussion, a Grantor Trust Security representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Estate, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Security." A Grantor Trust Security representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Estate and interest paid to the Holders of Grantor Trust Fractional Interest Securities issued with respect to such Grantor Trust Estate will be referred to as a "Grantor Trust Strip Security."

   Special Tax Attributes

      Unless otherwise disclosed in a related Prospectus Supplement, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (a) Grantor Trust Fractional Interest Securities will


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represent interests in (i) "loans . . . secured by an interest in real property"
within  the  meaning  of  section   7701(a)(19)(C)(v)  of  the  Code;  and  (ii)
"obligations (including any participation or certificate of beneficial ownership therein) which . . . are principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and (b) interest on Grantor Trust Fractional Interest Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. In addition,
the  Grantor  Trust  Strip  Securities  will  be  "obligations   (including  any
participation or certificate of beneficial ownership therein) . . . principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

      The 1996 Act repeals the bad debt reserve method of accounting for mutual savings banks and domestic building and loan associations for tax years beginning after December 31, 1995. As a result, section 593(d) of the Code is no longer applicable to treat the Certificates as "qualifying real property loans."

   Taxation of Holders of Grantor Trust Securities

      Holders of Grantor Trust Fractional Interest Securities generally will be required to report on their federal income tax returns their respective shares of the income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to Holders of any corresponding Grantor Trust Strip Securities) and, subject to the limitations described below, will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. If a Holder acquires a Grantor Trust Fractional Interest Security for an amount that differs from its outstanding principal amount, the amount includible in income on a Grantor Trust Fractional Interest Security may differ from the amount of interest distributable thereon. See "--Discount and Premium," below. Individuals holding a Grantor Trust Fractional Interest Security directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such Holder's miscellaneous itemized deductions exceeds 2% of such Holder's adjusted gross income. Further, Holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

      Holders of Grantor Trust Strip Securities generally will be required to treat such Securities as "stripped coupons" under section 1286 of the Code.
Accordingly, such a Holder will be required to treat the excess of the total amount of payments on such a Security over the amount paid for such Security as original issue discount and to include such discount in income as it accrues over the life of such Security. See "--Discount and Premium," below.

      Grantor Trust Fractional Interest Securities may also be subject to the coupon stripping rules if a class of Grantor Trust Strip Securities is issued as part of the same series of Securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of such a Security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the Holder's income as it accrues (regardless of the Holder's method of accounting), as described below under "--Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying Mortgage Loans and
(ii) the difference between the outstanding principal balance on the Security and the amount paid for such Security is less than 0.25% of such principal balance times the weighted average remaining maturity of the Security.

   Sales of Grantor Trust Securities

      Any gain or loss recognized on the sale of a Grantor Trust Security (equal to the difference between the amount realized on the sale and the adjusted basis of such Grantor Trust Security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a Grantor Trust Security will generally equal its cost, increased by any income reported by the seller (including original issue discount and market discount


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income) and reduced (but not below zero) by any previously  reported losses, any amortized premium and by any distributions of principal.

   Grantor Trust Reporting

      The Trustee will furnish to each Holder of a Grantor Trust Fractional Interest Security with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Master Servicer, the Trustee will furnish to each Holder during such year such customary factual information as the Master Servicer deems necessary or desirable to enable Holders of Grantor Trust Securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

REMIC Securities

      If provided in a related Prospectus Supplement, an election will be made to treat a Trust Estate as a REMIC under the Code. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of Securities for which such an election is made, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (unless otherwise limited in the related Prospectus Supplement), assuming compliance with the Pooling and Servicing Agreement, the Trust Estate will be treated as a REMIC for federal income tax purposes. A Trust Estate for which a REMIC election is made will be referred to herein as a "REMIC Trust." The Securities of each class will be designated as "regular interests" in the REMIC Trust except that a separate class will be designated as the "residual interest" in the REMIC Trust. The Prospectus Supplement for each series of Securities will state whether Securities of each class will constitute a regular interest (a "REMIC Regular Security") or a residual interest (a "REMIC Residual Security").

      A REMIC Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances described below. See "--Taxes on a REMIC Trust." Generally, the total income from the Mortgage Loans in a REMIC Trust will be taxable to the Holders of the Securities of that series, as described below.

      Regulations issued by the Treasury Department (the "REMIC Regulations") provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC Securities. While certain material provisions of the REMIC Regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC Regulations in their specific circumstances.

Special Tax Attributes

      REMIC Regular Securities and REMIC Residual Securities will be "regular or residual interests in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code and "real estate assets" within the meaning of section 856(c)(5)(A) of the Code. If at any time during a calendar year less than 95% of the assets of a REMIC Trust consist of "qualified mortgages" (within the meaning of section 860G(a)(3) of the Code) then the portion of the REMIC Regular Securities and REMIC Residual Securities that are qualifying assets under those sections during such calendar year may be limited to the portion of the assets of such REMIC Trust that are qualified mortgages. Similarly, income on the REMIC Regular Securities and REMIC Residual Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence. For purposes of applying this limitation, a REMIC Trust should be treated as owning the assets represented by the qualified mortgages. The assets of the Trust Estate will include, in addition to the Mortgage Loans, payments on the Mortgage Loans held pending distribution on the REMIC Regular Securities and REMIC Residual Securities and any reinvestment income thereon. REMIC Regular Securities and REMIC Residual Securities held by a financial institution to which section 585, 586 or 593 of the Code applies will be treated as evidences of indebtedness for purposes of section


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

582(c)(1) of the Code. REMIC Regular Securities will also be qualified mortgages with respect to other REMICs.

      The 1996 Act repeals the bad debt reserve method of accounting for mutual savings banks and domestic building and loan associations for tax years beginning after December 31, 1995. As a result, section 593(d) of the Code is no longer applicable to treat the Certificates as "qualifying real property loans."

   Taxation of Holders of REMIC Regular Securities

      Except as indicated below in this federal income tax discussion, the REMIC Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC Trust on the date such Securities are first sold to the public (the "Settlement Date") and not as ownership interests in the REMIC Trust or its assets. Holders of REMIC Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to such Securities under an accrual method. For additional tax consequences relating to REMIC Regular Securities purchased at a discount or with premium, see "--Discount and Premium," below.

   Taxation of Holders of REMIC Residual Securities

      Daily Portions. Except as indicated below, a Holder of a REMIC Residual Security for a REMIC Trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC Trust for each day during a calendar quarter that the Holder owned such REMIC Residual Security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC Trust for such quarter and by allocating the amount so allocated among the Residual Holders (on such day) in accordance with their percentage interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Holder by virtue of this paragraph will be treated as ordinary income or loss.

      The requirement that each Holder of a REMIC Residual Security report its daily portion of the taxable income or net loss of the REMIC Trust will continue until there are no Securities of any class outstanding, even though the Holder of the REMIC Residual Security may have received full payment of the stated interest and principal on its REMIC Residual Security.

      The Trustee will provide to Holders of REMIC Residual Securities of each series of Securities (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Securities of such series that may be required under the Code.

      Taxable Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC Trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC Trust. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d) of the Code) on the REMIC Regular Securities (but not the REMIC Residual Securities), even though REMIC Regular Securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC Trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC Trust therein generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC Trust as it accrues under a constant yield method, taking into account the "Prepayment Assumption" (as defined in the Related Prospectus Supplement, see "--Discount and Premium--Original Issue Discount," below). The basis to a REMIC Trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC Regular Securities and REMIC Residual Securities in the REMIC Trust on the Settlement Date. If, however, a substantial amount of a class of REMIC Regular Securities or REMIC Residual Securities has not been sold to the public, then the


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

fair market value of all the REMIC Regular Securities or REMIC Residual Securities in that class as of the date of the Prospectus Supplement should be substituted for the issue price.

      Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Taxes on a REMIC Trust--Prohibited Transactions" below) will be taken into account. Fourth, a REMIC Trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2) of the Code. Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC Trust level to any servicing and guaranty fees. (See, however, "--Pass-Through of Servicing and Guaranty Fees to Individuals" below.) In addition, under the REMIC Regulations, any expenses that are incurred in connection with the formation of a REMIC Trust and the issuance of the REMIC Regular Securities and REMIC Residual Securities are not treated as expenses of the REMIC Trust for which a deduction is allowed. If the deductions allowed to a REMIC Trust exceed its gross income for a calendar quarter, such excess will be a net loss for the REMIC Trust for that calendar quarter. The REMIC Regulations also provide that any gain or loss to a REMIC Trust from the disposition of any asset, including a qualified mortgage or "permitted investment" (as defined in section 860G(a)(5) of the Code) will be treated as ordinary gain or loss.

      A Holder of a REMIC Residual Security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC Trust at a discount, some or all of the REMIC Regular Securities are issued at a discount, and the discount included as a result of a prepayment on a Mortgage Loan that is used to pay principal on the REMIC Regular Securities exceeds the REMIC Trust's deduction for unaccrued original issue discount relating to such REMIC Regular Securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Securities, may increase over time as the earlier classes of REMIC Regular Securities are paid, whereas interest income with respect to any given Mortgage Loan expressed as a percentage of the outstanding principal amount of that Mortgage Loan, will remain constant over time.

      Basis Rules and Distributions. A Holder of a REMIC Residual Security has an initial basis in its Security equal to the amount paid for such REMIC Residual Security. Such basis is increased by amounts included in the income of the Holder and decreased by distributions and by any net loss taken into account with respect to such REMIC Residual Security. A distribution on a REMIC Residual Security to a Holder is not included in gross income to the extent it does not exceed such Holder's basis in the REMIC Residual Security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC Residual Security, shall be treated as gain from the sale of the REMIC Residual Security.

      A Holder of a REMIC Residual Security is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Holder's adjusted basis in its REMIC Residual Security as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Security.

      Excess Inclusions. Any excess inclusions with respect to a REMIC Residual Security are subject to certain special tax rules. With respect to a Holder of a REMIC Residual Security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Security was held by such Holder. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Security at the beginning of the calendar quarter and 120% of the "federal long-term rate" in effect on the Settlement Date, based on quarterly compounding, and properly adjusted for the length of such quarter. For this purpose, the adjusted issue price of a REMIC Residual Security as of the beginning of any calendar quarter is equal to the issue price of the REMIC Residual Security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Security before the


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

beginning of such quarter. The issue price of a REMIC Residual Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC Residual Securities was sold. The federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

      In general, Holders of REMIC Residual Securities with excess inclusion income cannot offset such income by losses from other activities. For Holders that are subject to tax only on unrelated business taxable income (as defined in section 511 of the Code), an excess inclusion of such Holder is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817 of the Code), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC Regulations indicate that if a Holder of a REMIC Residual Security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICS held by members of the affiliated group. For a discussion of the effect of excess inclusions on certain foreign investors that own REMIC Residual Securities, see "--Foreign Investors" below.

      The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC Trust as excess inclusions if the REMIC Residual Security does not have "significant value." Although the Treasury Department did not exercise this authority in the REMIC Regulations, future regulations may contain such a rule. If such a rule were adopted, it is unclear how significant value would be determined for these purposes. If no such rule is applicable, excess inclusions should be calculated as discussed above.

      In the case of any REMIC Residual Securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain) will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Security as if held directly by such shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and certain cooperatives that hold a REMIC Residual Security.

      Pass-Through of Servicing and Guaranty Fees to Individuals. A Holder of a REMIC Residual Security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for such fees will be allowed to such Holder only to the extent that such fees, along with certain of such Holder's other miscellaneous itemized deductions exceed 2% of such Holder's adjusted gross income. In addition, a Holder of a REMIC Residual Security may not be able to deduct any portion of such fees in computing such Holder's alternative minimum tax liability. A Holder's share of such fees will generally be determined by (i) allocating the amount of such expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and
(ii) allocating the daily amount among the Holders in proportion to their respective holdings on such day.

   Taxes on a REMIC Trust

      Prohibited Transactions. The Code imposes a tax on a REMIC equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

      Contributions to a REMIC after the Startup Day. The Code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the "startup day" (generally the same as the Settlement Date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a Holder of a


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

residual interest, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury regulations.

      Net Income from Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

   Sales of REMIC Securities

      General. Except as provided below, if a Regular or REMIC Residual Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Security. The adjusted basis of a REMIC Regular Security generally will equal the cost of such Security to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such Security and reduced by distributions on such Security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income with respect to such Security. See "--Discount and Premium." The adjusted basis of a REMIC Residual Security is determined as described above under "--Taxation of Holders of REMIC Residual Securities--Basis Rules and Distributions." Except as provided in the following paragraph or under section 582(c) of the Code, any such gain or loss will be capital gain or loss, provided such Security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code.

      Gain from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the Holder of a REMIC Regular Security had income accrued at a rate equal to 110% of the "applicable federal rate" (generally, an average of current yields on Treasury securities) as of the date of purchase over (ii) the amount actually includible in such Holder's income. In addition, gain recognized on such a sale by a Holder of a REMIC Regular Security who purchased such a Security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Security was held by such Holder, reduced by any market discount includible in income under the rules described below under "--Discount and Premium."

      If a Holder of a REMIC Residual Security sells its REMIC Residual Security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Security, such Holder purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by Treasury regulations, no such regulations have yet been published.

      Transfers of REMIC Residual Securities. Section 860E(e) of the Code imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent) upon any transfer of a REMIC Residual Security to a disqualified organization and upon a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, certain cooperatives, and nominees) that owns a REMIC Residual Security if such pass-through entity has a disqualified organization as a record-holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether pursuant to a purchase, a default under a secured lending agreement or otherwise.


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

      The term "disqualified organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless such organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of a REMIC Residual Security and certain other provisions that are intended to meet this requirement are described in the Pooling and Servicing Agreement, and will be discussed more fully in the related Prospectus Supplement relating to the offering of any REMIC Residual Security. In addition, a pass-through entity (including a nominee) that holds a REMIC Residual Security may be subject to additional taxes if a disqualified organization is a record-holder therein. A transferor of a REMIC Residual Security (or an agent of a transferee of a REMIC Residual Security, as the case may be) will be relieved of such tax liability if (i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no such tax will be imposed on a pass-through entity for a period with respect to an interest therein owned by a disqualified organization if (i) the record-holder of such interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and
(ii) during such period, the pass-through entity has no actual knowledge that the affidavit is false.

      Under the REMIC Regulations, a transfer of a "noneconomic residual interest" to a U.S. Person (as defined below in "--Foreign Investors--Grantor Trust Securities and REMIC Regular Securities") will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC Residual Security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC Residual Security is no less than the product of the present value of the "anticipated excess inclusions" with respect to such Security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC Trust in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when such liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a REMIC Residual Security, determined as of the date such Security is transferred and based on events that have occurred as of that date and on the Prepayment Assumption. See "--Discount and Premium" and "--Taxation of Holders of REMIC Residual Securities-- Excess Inclusions."

      The REMIC Regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC Residual Security has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC Trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee makes certain representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a REMIC Residual Security should consult with their own tax advisors for further information regarding such transfers.

      Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code, each REMIC Trust will be treated as a partnership and the Holders of REMIC Residual Securities will be treated as partners. The Trustee will prepare, sign and file federal income tax returns for each REMIC Trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the Trustee will furnish to each Holder that received a distribution during such year a statement setting forth the portions of any such distributions that constitute interest distributions, original issue discount, and such other information as is required by Treasury


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

regulations and, with respect to Holders of REMIC Residual Securities in a REMIC Trust, information necessary to compute the daily portions of the taxable income (or net loss) of such REMIC Trust for each day during such year. The Trustee will also act as the tax matters partner for each REMIC Trust, either in its capacity as a Holder of a REMIC Residual Security or in a fiduciary capacity. Each Holder of a REMIC Residual Security, by the acceptance of its REMIC Residual Security, agrees that the Trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

      Each Holder of a REMIC Residual Security is required to treat items on its return consistently with the treatment on the return of the REMIC Trust, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Trust level. Unless otherwise specified in the related Prospectus Supplement, the Trustee does not intend to register any REMIC Trust as a tax shelter pursuant to section 6111 of the Code.

   Termination

      In general, no special tax consequences will apply to a Holder of a REMIC Regular Security upon the termination of a REMIC Trust by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the Trust Estate. If a Holder of a REMIC Residual Security's adjusted basis in its REMIC Residual Security at the time such termination occurs exceeds the amount of cash distributed to such Holder in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the Holder of the REMIC Residual Security is entitled to a loss equal to the amount of such excess.

Debt Securities

   General

      With respect to each series of Debt Securities, Dewey Ballantine, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (unless otherwise limited in the related Prospectus Supplement) the Securities will be classified as debt of the Sponsor secured by the related Mortgage Loans. Consequently, the Debt Securities will not be treated as ownership interests in the Mortgage Loans or the Trust. Holders will be required to report income received with respect to the Debt Securities in accordance with their normal method of accounting. For additional tax consequences relating to Debt
Securities purchased at a discount or with premium, see "--Discount and Premium," below.

   Special Tax Attributes

      As described above, Grantor Trust Securities will possess certain special tax attributes by virtue of their being ownership interests in the underlying Mortgage Loans. Similarly, REMIC Securities will possess similar attributes by virtue of the REMIC provisions of the Code. In general, Debt Securities will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Debt Securities.

   Sale or Exchange

      If a Holder of a Debt Security sells or exchanges such Security, the Holder will recognize gain or loss equal to the difference, if any, between the amount received and the Holder's adjusted basis in the Security. The adjusted basis in the Security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Security and reduced by the payments previously received on the Security, other than payments of qualified stated interest, and by any amortized premium.


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

      In general (except as described in "--Discount and Premium--Market Discount," below), except for certain financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a Debt Security recognized by an investor who holds the Security as a capital asset (within the meaning of section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on whether the Security has been held for more than one year.

Discount and Premium

      A Security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all Grantor Trust Strip Securities and certain Grantor Trust Fractional Interest Securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a Holder's income as it accrues (regardless of the Holder's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a Holder's income as principal payments are made on the Security (or upon a sale of a Security); and (iii) if a Holder so elects, premium may be amortized over the life of the Security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

   Original Issue Discount

      In general, a Security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the Securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first Remittance Period and the Settlement Date. The stated redemption price at maturity of a Security that has a notional principal amount or receives principal only or that is or may be an Accrual Security is equal to the sum of all distributions to be made under such Security. The stated redemption price at maturity of any other Security is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Payment Date over the interest that accrues for the period from the Settlement Date to the first Payment Date.

      Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a Security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Settlement Date until the date on which each such distribution is expected to be made under the assumption that the Mortgage Loans prepay at the rate specified in the related Prospectus Supplement (the "Prepayment Assumption") by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

      Section 1272(a)(6) of the Code contains special original issue discount rules directly applicable to REMIC Securities and Debt Securities and applicable by analogy to Grantor Trust Securities. Investors in Grantor Trust Securities should be aware that there can be no assurance that the rules described below will be applied to such Securities. Under these rules (described in greater detail below), (i) the amount and rate of accrual of original issue discount on each series of Securities will be based on (x) the Prepayment Assumption, and
(y) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains equal to the value of that rate on the Settlement Date, and (ii) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.


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

      Section 1272(a)(6)(B)(iii) of the Code requires that the Prepayment Assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Sponsor anticipates that the Prepayment Assumption for each series of Securities will be consistent with this standard. The Sponsor makes no representation, however, that the Mortgage Loans for a given series will prepay at the rate reflected in the Prepayment Assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Securities.

      Each Securityholder must include in gross income the sum of the "daily portions" of original issue discount on its Security for each day during its taxable year on which it held such Security. For this purpose, in the case of an original Holder, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The Trustee will supply, at the time and in the manner required by the IRS, to Securityholders, brokers and middlemen information with respect to the original issue discount accruing on the Securities. Unless otherwise disclosed in the related Prospectus Supplement, the Trustee will report original issue discount based on accrual periods of one month, each beginning on a payment date (or, in the case of the first such period, the Settlement Date) and ending on the day before the next payment date.

      Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Security, if any, as of the end of the accrual period and (B) the distribution made on such Security during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Security, calculated as of the Settlement Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Settlement Date over the entire life of such Security. The adjusted issue price of a Security at any time will equal the issue price of such Security, increased by the aggregate amount of previously accrued original issue discount with respect to such Security, and reduced by the amount of any distributions made on such Security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

      In the case of Grantor Trust Strip Securities and certain REMIC Securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of such negative amounts. The legislative history to section 1272(a)(6) indicates that such negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Holders of such Securities should consult their own tax advisors concerning the treatment of such negative accruals.

      A subsequent purchaser of a Security that purchases such Security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Security, the daily portion of original issue discount with respect to such Security (but reduced, if the cost of such Security to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Security for all days on or after the day of purchase).


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

   Market Discount

      A Holder that purchases a Security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Security (or, in the case of a Security with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Security, and recognize ordinary income to the extent such distribution does not exceed the aggregate amount of accrued market discount on such Security not previously included in income. With respect to Securities that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A Holder that incurs or continues indebtedness to acquire a Security at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Security may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Security, in any case taking into account the Prepayment Assumption. The Trustee will make available, as required by the IRS, to Holders of Securities information necessary to compute the accrual of market discount.

      Notwithstanding the above rules, market discount on a Security will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such Security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Security by the subsequent purchaser. If market discount on a Security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

   Securities Purchased at a Premium

      A purchaser of a Security that purchases such Security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Security (a "Premium Security") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a Holder makes such an election, the amount of any interest payment that must be included in such Holder's income for each period ending on a Payment Date will be reduced by the portion of the premium allocable to such period based on the Premium Security's yield to maturity. The legislative history of the Tax Reform Act of 1986 states that such premium amortization should be made under principles analogous to those governing the accrual of market discount (as discussed above under "--Market Discount"). If such election is made by the Holder, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the Holder at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a Holder must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Security and, when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Security.

      Some Securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding such Securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that such a Security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In such event, section 1272(a)(6) of the Code would govern the accrual of such original issue discount, but a Holder would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2) of the Code. Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of such Securities, the Trustee intends to furnish tax information to Holders of such Securities in accordance with the rules described in the preceding paragraph.

   Special Election

      A Holder may elect to include in gross income all "interest" that accrues on the Security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A Holder should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding

      Distributions of interest and principal, as well as distributions of proceeds from the sale of Securities, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

Foreign Investors

   Grantor Trust, REMIC Regular and Debt Securities

      Interest, including original issue discount, distributable on Grantor Trust, REMIC Regular or Debt Securities received by a Holder who or which is not a United States person, as defined below (other than a foreign bank and certain other persons), generally will not be subject to the normal 30 percent United States withholding tax (or lower treaty rate) imposed with respect to such payments, provided that such Holder fulfills certain certification requirements. Under such requirements, the Holder must certify, under penalties of perjury, that it is not a "United States person" and provide its name and address. If income or gain with respect to a security is effectively connected with a United States trade or business carried on by a Holder who or which is not a United States person, the 30 percent withholding tax will not apply but such Holder will be subject to United States federal income tax at graduated rates applicable to United States persons.

      For this purpose, "United States person" means a person who or which is for United States federal income tax purposes a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to United States federal income tax, regardless of the source of its income. Proposed Treasury regulations, which would be effective for payments made after December 31, 1997, if adopted in their current form, would provide alternative certification requirements and means for claiming the exemption from federal income and withholding tax.
Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Grantor Trust, REMIC Regular or Debt Security.

   REMIC Residual Securities

      Amounts distributed to a Holder of a REMIC Residual Security that is a not a U.S. Person generally will be treated as interest for purposes of applying the 30% (or lower treaty rate) withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC Residual Security to a Holder that is not a U.S. Person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions as described above, but only to the extent that the obligations directly underlying the REMIC Trust that issued the REMIC Residual Security (e.g., Mortgage Loans or regular interests in another REMIC) were issued after July 18, 1984. In no case will any portion of REMIC income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "--REMIC Securities--Taxation of Holders of REMIC Residual Securities--Excess Inclusions."

      THE FEDERAL INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON AN INVESTOR'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on those employee benefit plans to which they apply ("Plans") and on those persons who are fiduciaries with respect to such Plans. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements.

      Before purchasing any Certificates, a Plan fiduciary should determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether prohibited transaction exemptions such as PTE 83-1 or any individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

Certain Requirements Under ERISA

   General

      In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including prepayments) on the Mortgage Loans or Contracts, as discussed in the related Prospectus Supplement and in "Prepayment and Yield Considerations" herein.

      Parties in Interest/Disqualified Persons. Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Depositor, the Servicer (if any) or the Trustee or certain affiliates thereof might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

      Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Servicer (if any) or the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such Plan; or

(b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

   Delegation of Fiduciary Duty

      Further, if the assets included in a Trust Fund were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code.

      The U.S. Department of Labor (the "Department") has published final regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such entity.

      Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Fund. However, it cannot be predicted in advance nor can there be any continuing assurance whether such exceptions may be met. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if, immediately after the most recent acquisition of any equity interest in the entity, whether or not from the issuer or an underwriter, less than 25% of the value of each class of equity interest is held by "benefit plan investors," which are defined as Plans, individual retirement accounts, and employee benefit plans not subject to ERISA (for example, governmental plans), but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Administrative Exemptions

      Individual    Administrative    Exemptions.    Several   underwriters   of
mortgage-backed securities have applied for and obtained ERISA prohibited transaction exemptions (each, an "Individual Exemption") which are in some respects broader than Prohibited Transaction Class Exemption 83-1 (described below). Such exemptions can only apply to mortgage-backed securities which among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Individual Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility. An Individual Exemption does not apply to Plans sponsored by the Restricted Group (as defined below) or the Trustee.

      Some of the conditions that must be satisfied for an Individual Exemption to apply are the following:

            (1) The rights and interests evidenced by Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Fund;

            (2) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from any of Standard & Poor's Structural Ratings Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co., or Fitch Investors Service, L.P. ("National Credit Rating Agencies");

            (3) The Trustee is not an  affiliate  of any of the  Depositor,  the underwriter specified in the applicable Prospectus Supplement, the Servicer (if any), any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group"); and

            (4) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

            (5) The sum of all payments made to and retained by such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the obligations or receivables to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Servicer and any Sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection there with;

            (6) (i) the investment pool consists only of assets of the type enumerated in the exemption and which have bene included in other investment pools; (ii) certificates evidencing interests in such other investment pools have been rated in one of the three highest generic rating categories by one of the National Credit Rating agencies for at least one year prior to a Plan's acquisition of certificates; and (iii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates; and

            (7) The acquisition of Certificates by certain Plans must be on terms that are at least as favorable to the Plan as they would be in any arm's length transaction with an unrelated party.

      If the conditions to an Individual Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in a Mortgage Pool, the acquisition, holding and resale of the Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

      Moreover, an Individual Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions, only if, among other requirements, (i) a Plan's investment in Certificates of any class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisition and (ii) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in Certificates representing an interest in one or more trusts containing assets sold or served by the same person.

      PTE 83-1. Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts ("PTE 83-1") permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in the mortgage pool, and whether or not such transactions would otherwise be prohibited under ERISA.

      The term "mortgage pool pass-through certificate" is defined in PTE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single Class or in multiple classes that evidence a beneficial undivided fractional interest in a mortgage pool of one- to four-family residential mortgage loans and entitle the holder thereof to both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments.

      However, it appears that PTE 83-1 does or might not apply to the purchase and holding of (a) Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) on a Trust Fund or only of a specified percentage of future principal payments on a Trust Fund, (b) Residual Certificates, (c) Certificates evidencing ownership interests in a Trust Fund which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations, or
(d) Certificates which are subordinated to other classes of Certificates of such Series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any such Certificates.

      PTE 83-1 sets forth certain "general conditions" and "specific conditions" to its applicability. Section 11 of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments;
(ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of 1% of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the Department did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

Exempt Plans

      Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements and assets of such plans may be invested in Senior Certificates without regard to the ERISA considerations described above, subject to the provisions of other applicable federal and state law.

Unrelated Business Taxable Income--Residual Certificates

      The purchase of a Residual Certificate by such plans, or by most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not a "Disqualified Organization" which term includes certain tax-exempt entities not subject to Code Section 511, including certain governmental plans, as discussed herein under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates."

      Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries carefully consider the consequences under ERISA of their acquisition and ownership of Certificates.

      The sale of Certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by Plan generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

      If specified in the related Prospectus Supplement, the Certificates of one or more classes offered pursuant to this Prospectus will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As "mortgage related securities," such Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extends the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review National Credit Union Administration (the "NCUA") Letter to Credit Unions No. 96, as modified by Letter No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, Classes or Subclasses of Certificates), except under limited circumstances.

      All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance
Corporation, the Comptroller of the Currency and the Office of Thrift Supervision, effective February 10, 1992, and by the NCUA (with certain modifications), effective June 26, 1992, prohibits depository institutions from investing in certain "high-risk" mortgage securities (including securities such as certain series, Classes or Subclasses of Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

      Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain series, Classes or Subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

      The  foregoing  does not take  into  consideration  the  applicability  of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying" and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investment in securities which are issued in book-entry form.

      Other classes of Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA because they will not represent beneficial ownership interests in qualifying mortgage loans under SMMEA. The appropriate characterization of those Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Certificates will constitute legal investments for them.

      No representation is made as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above may (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates adversely affect the liquidity of the non-SMMEA Certificates.

      Investors should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                              PLAN OF DISTRIBUTION

      The Depositor may sell the Certificates offered hereby in Series either directly or through underwriters. The related Prospectus Supplement or Prospectus Supplements for each Series will describe the terms of the offering for that Series and will state the public offering or purchase price of each Class of Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Depositor from such sale.

      If the sale of any Certificates is made pursuant to an underwriting agreement pursuant to which one or more underwriters agree to act in such capacity, such Certificates will be acquired by such underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement related to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. Unless otherwise provided in the related Prospectus Supplement, the underwriters with respect to a sale of any Class of Certificates will be obligated to purchase all such Certificates if any are purchased. Pursuant to each such underwriting agreement, the Depositor will indemnity the related underwriters against certain civil liabilities, including liabilities under the Securities Act.

      If any Certificates are offered other than through underwriters pursuant to such underwriting agreements, the related Prospectus Supplement or Prospectus Supplements will contain information regarding the terms of such offering and any agreements to be entered into in connection with such offering.

      Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer and sale.

      If specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor, any affiliate thereof or any other person or persons specified therein may purchase some or all of one or more Classes of Certificates of such Series from the underwriter or underwriters or such other person or persons specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus and the related Prospectus Supplement, some or all of such Certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of such Certificates, through dealers acting as agent and/or principal as in such other manner as may be specified in the related Prospectus Supplement. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in such purchaser's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

                                  LEGAL MATTERS

      Certain legal matters and certain tax matters will be passed upon for the Depositor by Dewey Ballantine, New York, New York and/or such other counsel as will be named on the related Prospectus Supplement.

                                     RATING

      At the date of issuance of each Series of Certificates, the Certificates offered hereby will be rated in one of the four highest categories by at least one Rating Agency. See "Ratings" in the related Prospectus Supplement. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each securities rating should be evaluated independently of any other rating.

                             ADDITIONAL INFORMATION

      Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Commission in Washington, D.C. Copies may be obtained at rates prescribed by the Commission upon request to the Commission, and may be inspected, without charge, at the offices of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. See "Available Information."

      Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMCs Information Statement and the most recent Supplement to such Information Statement and any quarterly report made available by FHLMC can be obtained by writing or calling the Investor Inquiry Department at FHLMC at 8200 Jones Branch Drive, McLean Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-FMPC; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor has not and will not participate in the preparation of FHLMC's Offering Circulars, Information Statements or Supplements.

      Copies of FNMA's most recent Prospectus for FNMA Certificates and FNMA's annual report and quarterly financial statements as well as other financial information are available from the Senior Vice President for Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor has not and will not participate in the preparation of FNMA's Prospectuses.

                        INDEX OF SIGNIFICANT DEFINITIONS

Term                                                                        Page

1996 Act......................................................................84
Act...........................................................................74
Additional Balance............................................................20
Advance.......................................................................59
Advance Reserve...............................................................45
Advances......................................................................10
APR...........................................................................21
ARM Buy-Outs..................................................................21
Balloon Loan..................................................................19
Balloon Period................................................................19
Basic Monthly Amount..........................................................20
Basic Senior Class Distribution...............................................36
Buy-Down Account..............................................................19
Buy-Down Loans................................................................19
CERCLA........................................................................81
Certificate Account...........................................................56
Certificate Account Depository................................................56
Certificateholders.............................................................1
Class..........................................................................1
Closing Date..................................................................32
Code......................................................................11, 84
Commission.....................................................................3
Compound Interest Certificates................................................32
Contract Pool.................................................................17
Contract Rate..............................................................7, 21
Contracts..................................................................1, 21
Convertible Mortgage Loans....................................................17
Cooperative Loans.............................................................17
Cooperative Notes.............................................................17
cooperatives..................................................................17
Credit Enhancer...............................................................16
Cut-Off Date Aggregate Principal Balance..................................18, 22
Debt Securities...........................................................11, 84
Deferred Interest.....................................................13, 19, 22
Definitive Certificate........................................................30
Deleted Loan..................................................................28
Depositor...............................................................1, 4, 53
Determination Date............................................................33
Direct or Indirect Participants...............................................16
Disqualified Organization.....................................................30
DTC...........................................................................31
Due Date..................................................................18, 22
Due Period....................................................................42
Eligible Investments..........................................................45
Environmental Condition.......................................................80
EPA...........................................................................81
ERISA.....................................................................11, 97
FASIT..........................................................................2
FASIT High-Yield Securities................................................2, 11

FASIT Ownership Interest.......................................................2
FASIT Regular Securities...................................................2, 11
FDIC..........................................................................56
FHLBB.........................................................................74
FIRREA........................................................................82
Fixed Retained Yield..........................................................17
Forward Purchase Agreement.................................................8, 32
Funding Period................................................................32
Gain From Acquired Property...................................................35
GEM Loans.....................................................................20
GPM Fund......................................................................21
GPM Mortgage Loans............................................................21
Grantor Trust Estate..........................................................84
Grantor Trust Securities..................................................11, 84
Home Equity Lines.............................................................20
Indemnification Payments......................................................35
Individual Exemption..........................................................98
Initial Deposit...............................................................44
Insurance Proceeds............................................................57
Interest Accrual Period.......................................................51
Interest Rate..................................................................1
IRS...........................................................................86
Liquidated Contract...........................................................35
Liquidated Mortgage Loan..................................................14, 35
Liquidation Proceeds......................................................14, 57
Loan Agreement................................................................20
Loan Sale Agreement...........................................................25
Loan-to-Value Ratio.......................................................18, 22
Mortgage Loans.............................................................1, 24
Mortgage Notes................................................................17
Mortgage Pool.................................................................17
Mortgage Rate..................................................................7
Mortgaged Properties..........................................................19
Mortgages.....................................................................17
Mortgagor.....................................................................13
Multi-Class Certificates.......................................................1
National Credit Rating Agencies...............................................98
NCUA.........................................................................101
Net Insurance Proceeds........................................................57
Net Liquidation Proceeds......................................................57
Notional Amount................................................................1
OTS...........................................................................74
Partnership Interests.........................................................11
Pass-Through Rate..............................................................7
Paying Agent..................................................................59
Payment Deficiencies..........................................................44
Percentage Certificates.......................................................31
Plans.........................................................................97
Policy Statement.............................................................101
Pool...........................................................................1
Pool Distribution Amount......................................................33
Pool Value Group..............................................................40
Pool Value....................................................................40
Pre-Funding Account........................................................8, 32
Premium Security..............................................................95
Prepayment Assumption.........................................................93

Prepayment Interest Shortfall.................................................60
PTE 83-1......................................................................99
Purchase Obligation...........................................................12
Purchase Price................................................................26
Rating Agency.................................................................11
Record Date....................................................................7
Registration Statement.........................................................3
Regular Certificates.......................................................2, 30
Relief Act................................................................16, 81
REMIC......................................................................2, 84
REMIC Regular Securities......................................................11
REMIC Regular Security........................................................86
REMIC Regulations.............................................................86
REMIC Residual Securities.....................................................11
REMIC Residual Security.......................................................86
REMIC Securities..............................................................84
Repurchase Proceeds...........................................................33
Residual Certificates......................................................2, 30
Restricted Group..............................................................99
Scheduled Principal...........................................................34
Securities Act.................................................................3
Senior Certificates........................................................2, 30
Senior Class Distributable Amount.............................................34
Senior Class Principal Portion................................................34
Senior Class Pro Rata Share...................................................36
Senior Class Shortfall........................................................36
Senior Class Shortfall Accruals...............................................37
Series.........................................................................1
Servicer.......................................................................1
Servicing Account.............................................................62
Settlement Date...............................................................87
Shifting Interest Certificates.................................................2
Shifting Interest Certificates................................................32
SMMEA....................................................................10, 101
Special Distributions.........................................................43
Special Hazard Contract.......................................................47
Special Hazard Mortgage Loan..................................................47
Standard Certificates..........................................................1
Standard Hazard Insurance Policy..............................................23
Stated Amount..................................................................1
Stripped Certificates..........................................................1
Subclass.......................................................................1
Subordinated Amount............................................................9
Subordinated Certificates..................................................2, 30
Subordinated Class Distributable Amount.......................................34
Subordinated Class Principal Portion..........................................35
Subordinated Class Pro Rata Share.............................................36
Subordination Reserve Fund.....................................................9
Sub-Servicer...............................................................4, 56
Sub-Servicing Account.........................................................57
Substitute Loan...............................................................28
The Pooling and Servicing Agreement...................................35, 36, 38
The Trust Funds...........................................................35, 38
Title V...................................................................75, 79
Trust Fund.....................................................................1
UCC.......................................................................71, 76

Unaffiliated Sellers...........................................................4
Underwriting Guidelines.......................................................25
Unpaid Interest Shortfall.....................................................37
Voting Interests..............................................................67
Window Period.................................................................74
Window Period Loans...........................................................74
Window Period States..........................................................74

================================================================================

   No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Unaffiliated Seller or by the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it its unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                                 -------------

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
                              PROSPECTUS SUPPLEMENT

AVAILABLE INFORMATION......................................................  S-i
REPORTS TO OWNERS..........................................................  S-i
SUMMARY....................................................................  S-1
RISK FACTORS............................................................... S-20
THE MORTGAGE LOAN POOL..................................................... S-27
THE UNAFFILIATED SELLER.................................................... S-47
THE SERVICER............................................................... S-48
USE OF PROCEEDS............................................................ S-52
PREPAYMENT AND YIELD CONSIDERATIONS........................................ S-52
ADDITIONAL INFORMATION..................................................... S-58
DESCRIPTION OF THE OFFERED CERTIFICATES.................................... S-59
THE POOLING AND SERVICING AGREEMENT........................................ S-77
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................... S-87
ERISA CONSIDERATIONS....................................................... S-87
RATINGS.................................................................... S-88
LEGAL INVESTMENT CONSIDERATIONS............................................ S-89
UNDERWRITING............................................................... S-89
CERTAIN LEGAL MATTERS...................................................... S-90
GLOBAL CLEARANCE, SETTLEMENT
   AND TAX DOCUMENTATION PROCEDURES..................................... Annex 1


                                   PROSPECTUS

Reports....................................................................    3
Available Information......................................................    3
Incorporation of Certain Information by Reference..........................    3
Summary of Prospectus......................................................    4
Risk Factors...............................................................   12
The Trust Funds............................................................   17
Description of the Certificates............................................   29
Credit Support.............................................................   43
Prepayment and Yield Considerations........................................   49
Use of Proceeds............................................................   53
The Depositor..............................................................   53
Underwriting Guidelines....................................................   54
Servicing of the Mortgage Loans and Contracts..............................   55
The Pooling and Servicing Agreement........................................   66
Certain Legal Aspects of the Mortgage
  Loans and Contacts.......................................................   69
Certain Federal Income Tax Consequences....................................   84
ERISA Considerations.......................................................   91
Legal Investment...........................................................  101
Plan of Distribution.......................................................  102
Legal Matters..............................................................  103
Rating.....................................................................  103
Additional Information.....................................................  103
Index of Significant Definitions...........................................  104

================================================================================

================================================================================

                                  $175,951,000


                         Wilshire Servicing Corporation
                                    Servicer


                              Prudential Securities
                          Secured Financing Corporation
                                    Depositor


                                  Mortgage Loan
                            Pass-Through Certificates
                                  Series 1998-3


                             ---------------------
                              PROSPECTUS SUPPLEMENT
                             ---------------------


                       Prudential Securities Incorporated

                           First Union Capital Markets




                               September 25, 1998

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